Exhibit 4.10

EXECUTION VERSION

SECOND LIEN CREDIT AGREEMENT

dated as of March 11, 2013

among

TRAVELPORT LLC,

as Borrower,

TRAVELPORT LIMITED,

as Holdings,

WALTONVILLE LIMITED,

as Intermediate Parent,

TDS INVESTOR (LUXEMBOURG) S.À R.L.,

as TDS Intermediate Parent,

CREDIT SUISSE AG,

as Administrative Agent and Collateral Agent,

and

THE LENDERS PARTY HERETO

CREDIT SUISSE SECURITIES (USA) LLC

and

UBS SECURITIES LLC,

as Joint Lead Arrangers and Joint Bookrunners,

and

UBS SECURITIES LLC,

as Syndication Agent

THE LOANS ARE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME. BEGINNING NO LATER THAN 10 DAYS AFTER THE CLOSING DATE, A LENDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH LOANS BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE FOLLOWING ADDRESS: 300 GALLERIA PARKWAY, ATLANTA, GA 30339, ATTENTION OF CHIEF FINANCIAL OFFICER (FAX NO. (770) 563-7878)

i

SCHEDULES

1.01B	Unrestricted Subsidiaries
2.01A	Tranche 1 Initial Lenders, Tranche 1 Commitments
2.01B	Tranche 2 Initial Lenders, Tranche 2 Commitments
4.01(a)	Certain Security Interests and Guarantees
5.05	Certain Liabilities
5.11(a)	ERISA Compliance
5.12	Subsidiaries and Other Equity Investments
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.04(f)	Permitted Subsidiary Fundamental Changes
7.05(k)	Dispositions
7.05(m)	Permitted Subsidiary Dispositions
7.08	Transactions with Affiliates
7.09	Existing Restrictions
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B-1	Tranche 1 Loans Note
B-2	Tranche 2 Loans Note
C	Compliance Certificate
D	Assignment and Assumption
E	Guaranty
F	Security Agreement
G	Intellectual Property Security Agreement
H	First Lien Intercreditor Agreement
I	Pari Passu Lien Intercreditor Agreement
J	Joinder Agreement

v

SECOND LIEN CREDIT AGREEMENT, dated as of March 11, 2013, among TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), CREDIT SUISSE AG, as Administrative Agent and Collateral Agent, and each Lender from time to time party hereto.

PRELIMINARY STATEMENTS

WHEREAS, capitalized terms used in these preliminary statements shall have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, the Tranche 1 Initial Lender has agreed to extend the Tranche 1 Loans to the Borrower on the Closing Date, on the terms and subject to the conditions set forth herein, in an aggregate principal amount of up to $630,000,000;

WHEREAS, each Tranche 2 Initial Lender that becomes a party to this Agreement by executing and delivering a Joinder in accordance with Section 10.24 will agree to extend Tranche 2 Loans to the Borrower by delivering its Existing Second Lien Notes in exchange for Tranche 2 Loans in the principal amount set forth on Schedule 2.01B opposite the name of such Tranche 2 Initial Lender, on the terms and subject to the conditions set forth herein and in the applicable Exchange Offer offering memorandum, in an aggregate principal amount for all of the Tranche 2 Initial Lenders of up to $229,000,000 plus such additional principal amount of Tranche 2 Loans issued as payment for accrued interest (including any and all uncapitalized paid-in-kind interest) on the Existing Second Lien Notes so exchanged;

WHEREAS, the Borrower and the Guarantors have agreed to satisfy, and to cause their respective Subsidiaries to satisfy, the Collateral and Guarantee Requirement, as applicable;

WHEREAS, the proceeds of the Tranche 1 Loans made on the Closing Date are to be used solely (i) to refinance in full amounts outstanding under the 1.5 Lien Credit Agreement, (ii) to finance the cash portion of the Exchange Offers, (iii) to pay the consent fees in connection with the Exchange Offers and the Consent Solicitations, (iv) to pay fees and expenses related to the foregoing and (v) to the extent of any remaining proceeds, for general corporate purposes; provided that no proceeds from the Tranche 1 Loans made on the Closing Date will be used to repay or refinance Existing Second Lien Notes (other than for the payment of fees and expenses relating to any such repayment or refinancing);

WHEREAS, the Loans to be incurred hereunder on the Closing Date constitute “Junior Lien Indebtedness” under the First Lien Credit Agreement; and

WHEREAS, the Obligations hereunder will be secured by the Collateral (i) on a junior priority basis to the “Obligations” under the First Lien Debt Documents and (ii) on a pari passu basis to the “Obligations” under the Existing Second Lien Notes.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“1.5 Lien Credit Agreement” means the Credit Agreement dated as of May 8, 2012, among the Borrower, Holdings, Intermediate Parent, TDS Intermediate Parent, Credit Suisse AG, as administrative agent and collateral agent and each lender from time to time party thereto.

“2016 Senior Notes” means $250,000,000 in aggregate principal amount of the Borrower’s 9% senior notes due 2016.

“2016 Senior Notes Indenture” means the Indenture for the 2016 Senior Notes, dated as of August 18, 2010.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to Holdings, Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Adjusted Excess Cash Flow” has the meaning specified in Section 2.05(b)(i).

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Rate Loan for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves; provided that if the “Adjusted LIBO Rate” as calculated above with respect to any Eurocurrency Rate Loan would be lower than 1.50% per annum at any time, the “Adjusted LIBO Rate” shall be deemed to be 1.50% per annum at such time.

“Administrative Agent” means Credit Suisse AG, in its capacity as administrative agent under the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, partners, members, trustees, employees, agents, administrators, managers, representatives, advisors and attorneys-in-fact of such Persons and Affiliates (including any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.02).

“Agents” means, collectively, the Administrative Agent, the Syndication Agent, the Arrangers, the Collateral Agent and the Supplemental Administrative Agents (if any).

“Agreement” means this Second Lien Credit Agreement.

“Agreement Currency” has the meaning specified in Section 10.19.

“Applicable Premium Amount” means:

(a) with respect to any Tranche 1 Loan (or portion thereof) prepaid on any date, (i) if such Tranche 1 Loan (or portion thereof) is prepaid pursuant to Section 2.05(a), 2.05(b)(ii) or 2.05(b)(iii) at any time prior to August 23, 2014, an amount equal to the sum of (x) 2.00% of the principal amount of such Tranche 1 Loan (or portion thereof) being prepaid plus (y) the then present value of the required interest payments not yet made (assuming for this purpose an interest rate equal to the Adjusted LIBO Rate for a Eurocurrency Loan with a one-month Interest Period made on the date of such prepayment plus the Applicable Rate with respect thereto) on the principal amount of such Tranche 1 Loan (or portion thereof) being prepaid that but for such prepayment would have been payable through August 23, 2014, calculated using a discount rate equal to the Treasury Rate as of the date of such prepayment plus 50 basis points, and (ii) if such Tranche 1 Loan (or portion thereof) is prepaid pursuant to Section 2.05(b)(i) prior to August 23, 2014 or is prepaid pursuant to any Section of this Agreement on or after August 23, 2014, 2.00% of the principal amount of such Tranche 1 Loan (or portion thereof); and

(b) with respect to any Tranche 2 Loan (or portion thereof) prepaid pursuant to Section 2.05(a), 2.05(b)(ii) or 2.05(b)(iii) at any time prior to August 23, 2014, an amount equal to the then present value of the required interest payments not yet made on the principal amount of such Tranche 2 Loan (or portion thereof) being prepaid that but for such prepayment would have been payable through August 23, 2014, calculated using a discount rate equal to the Treasury Rate as of the date of such prepayment plus 50 basis points.

“Applicable Rate” means (a) with respect to any Base Rate Loan that is a Tranche 1 Loan, 7.00% per annum and (b) with respect to any Eurocurrency Rate Loan that is a Tranche 1 Loan, 8.00% per annum.

“Approved Bank” has the meaning specified in clause (c) of the definition of “Cash Equivalents.”

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arrangers” means Credit Suisse Securities (USA) LLC and UBS Securities LLC, each in its capacity as a Joint Bookrunner and Joint Lead Arranger under this Agreement.

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited combined balance sheet of Holdings and its Subsidiaries as of December 31, 2012, and the related audited consolidated statements of income, stockholders’ equity and cash flows for Holdings and its Subsidiaries for the fiscal year ended December 31, 2012.

“Bankruptcy Case” has the meaning specified in Section 10.25(f).

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate on such day for a one month Interest Period commencing on the second Business Day after such day plus 1%; provided that if the “Base Rate” as calculated above would be lower than 2.50% per annum at any time, the “Base Rate” shall be deemed to be 2.50% at such time. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate or the Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Rate, the Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or the Adjusted LIBO Rate, as the case may be.

“Base Rate Loan” means a Tranche 1 Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 10.02(a).

“Borrowing” means a borrowing consisting of Loans of the same Type and Class and, in the case of Eurocurrency Rate Loans, having the same Interest Period.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to remain closed under the Laws of, or are in fact closed in, the State of New York and, if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means, for any period, the aggregate of (a) all expenditures (whether paid in cash or accrued as liabilities) by Holdings, the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries, (b) all Capitalized Software Expenditures for such period and (c) the value of all assets under Capitalized Leases incurred by Holdings, the Borrower and the Restricted Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment or software to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay (x) any Senior Lien Indebtedness, (y) any Pari Passu Lien Indebtedness or (z) any Loans pursuant to Section 2.05(b), (iv) expenditures that constitute any part of Consolidated Lease Expense, (v) expenditures that are accounted for as capital expenditures by Holdings, the Borrower or any Restricted Subsidiary and that actually are paid for by a Person other than Holdings, the Borrower or any Restricted Subsidiary and for which none of Holdings, the Borrower or any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (vi) the book value of any asset owned by Holdings, the Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired or (vii) expenditures that constitute Permitted Acquisitions.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by Holdings, the Borrower or any Restricted Subsidiary:

(a) Dollars, Euros or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union, in each case having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States or a member nation of the European Union is pledged in support thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development, and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(e) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(f) securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(g) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(h) instruments equivalent to those referred to in clauses (a) through (g) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

(i) Investments, classified in accordance with GAAP as current assets of Holdings, the Borrower or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (h) of this definition.

“Casualty Event” means any event that gives rise to the receipt by Holdings, the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Law” means the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other Law, (b) any change in any rule, regulation, treaty or other Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i)

the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued.

“Change of Control” means the earliest to occur of:

(a) the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if:

(i) any time prior to the consummation of a Qualifying IPO, and for any reason whatsoever, (A) the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of Holdings at such time or (B) the Permitted Holders own a majority of the outstanding voting Equity Interests of Holdings at such time, or

(ii) at any time upon or after the consummation of a Qualifying IPO, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the then issued and outstanding voting shares of Holdings and (y) the percentage of the then issued and outstanding voting shares of Holdings owned, directly or indirectly, beneficially by the Permitted Holders, and (B) during each period of twelve (12) consecutive months, the board of directors of Holdings shall consist of a majority of the Continuing Directors; or

(b) any “Change of Control” (or any comparable term) in the First Lien Credit Agreement or any document pertaining to any Senior Lien Indebtedness, Junior Lien Indebtedness, any Pari Passu Lien Indebtedness, the High Yield Notes (or any Permitted Refinancing thereof), the 2016 Senior Notes (or any Permitted Refinancing thereof), any Subordinated Financing or any Permitted Refinancing Indebtedness with an aggregate outstanding principal amount in excess of the Threshold Amount; or

(c) at any time prior to a Qualifying IPO of the Borrower, the Borrower ceasing to be a directly or indirectly wholly owned Subsidiary of Holdings.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Tranche 1 Lenders or Tranche 2 Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Tranche 1 Commitments or Tranche 2 Commitments, and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Tranche 1 Loans or Tranche 2 Loans.

“Closing Date” means the date on which the Loans are made to the Borrower in accordance with Section 2.01.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and rules and regulations related thereto.

“Collateral” means all of the “Collateral,” or terms of similar import, as defined in any Collateral Document, including the Mortgaged Properties.

“Collateral Agent” means Credit Suisse AG, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered (i) on the Closing Date pursuant to Section 4.01(a) or (ii) pursuant to Section 6.11 or 6.17 at such time, duly executed by each Loan Party thereto;

(b) all Obligations shall have been unconditionally guaranteed pursuant to the Guaranty by Holdings, Intermediate Parent, TDS Intermediate Parent, any other Intermediate Holding Company that is not an Excluded Subsidiary and each Restricted Subsidiary of Holdings that is a Domestic Subsidiary and not an Excluded Subsidiary;

(c) all guarantees issued or to be issued in respect of the Senior Subordinated Notes (i) shall be subordinated to the Guaranties to the same extent that the Senior Subordinated Notes are subordinated to the Obligations and (ii) shall provide for their automatic release upon a release of the corresponding Guaranty;

(d) the Obligations and the Guaranties shall have been secured by a security interest in: (i) all of the Equity Interests of the Borrower, (ii) all Equity Interests (other than Equity Interests of Unrestricted Subsidiaries and any Equity Interest of any Restricted Subsidiary pledged to secure Indebtedness permitted under Section 7.03(g)) of each wholly owned direct Subsidiary of Holdings, Intermediate Parent, TDS Intermediate Parent, any other Intermediate Holding Company, the Borrower or a Domestic Subsidiary of Holdings that is or is required hereunder to be a Guarantor and (iii) 65% of the issued and outstanding Equity Interests of each wholly owned Foreign Subsidiary that is directly owned by Holdings, an Intermediate Holding Company, the Borrower or any Domestic Subsidiary of Holdings that is or is required hereunder to be a Guarantor;

(e) except to the extent otherwise permitted hereunder or under any Collateral Document, the Obligations and the Guaranties shall have been secured by a perfected security interest in, and mortgages on, substantially all tangible and intangible assets of Holdings, the Borrower and each other Domestic Guarantor (including accounts (other than deposit accounts or other bank or securities accounts, which are the subject of clause

(f) below), inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, owned (but not leased) real property and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents; provided that security interests in real property shall be limited to the Mortgaged Properties;

(f) with respect to each domestic deposit account and other domestic bank and securities accounts (other than (i) the First Lien Tranche S Collateral Account and (ii) other Excluded Accounts), maintained by the Borrower or any Domestic Guarantor with any depositary bank or securities intermediary, the Collateral Agent shall have received a counterpart, duly executed and delivered by the Borrower or the applicable Domestic Guarantor and such depositary bank or securities intermediary, as the case may be, of a control agreement; provided, that prior to the Senior Lien Indebtedness being paid in full and there being no commitments or letters of credit outstanding under the definitive documentation for any Senior Lien Indebtedness (other than letters of credit that have been cash collateralized), the Borrower and the Domestic Guarantors shall only be required to use commercially reasonable efforts to deliver any such control agreement with respect to any such domestic deposit account or other domestic bank and securities account;

(g) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01;

(h) subject to Section 6.17, the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to (A) the owned real property of the Loan Parties located at 5350 South Valentia Way, Greenwood Village, Colorado and (B) each owned property required to be delivered pursuant to Section 6.11 or 6.13 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens except as expressly permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, and (iii) such existing surveys, existing abstracts, existing appraisals, legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property;

(i) subject to Section 6.17 and clause (k) below, to the extent permitted by Law and subject to no material adverse tax, regulatory or legal consequences (as determined by Holdings in good faith after consultation with the Administrative Agent), the Obligations shall be unconditionally guaranteed in full by each Restricted Subsidiary of Holdings (other than an Excluded Subsidiary) that is not required to provide a guarantee pursuant to clause (b) above, and upon the actual execution and delivery of each such guarantee pursuant to this Agreement, such guarantee will also be considered a Guaranty and such guarantor will also be considered a Guarantor for all purposes of this Agreement and the other Loan Documents;

(j) subject to Section 6.17 and clause (k) below, to the extent permitted by Law and subject to no material adverse tax, regulatory or legal consequences (as determined by Holdings in good faith after consultation with the Administrative Agent), the Obligations and the Guaranties shall have been secured by a security interest in 100% of the Equity Interests of each wholly owned direct and indirect Foreign Subsidiary of Holdings (to the extent not already subject to a 100% pledge pursuant to clause (d) above);

(k) no Restricted Subsidiary shall be required to provide a guarantee pursuant to clause (i) above (and any such Restricted Subsidiary shall be automatically released from its obligations under a Guaranty) or have its Equity Interests pledged pursuant to clause (j) above (and any such Equity Interest pledged shall be automatically released) if it is determined by Holdings acting in good faith that (i) the total assets of such Restricted Subsidiary on a consolidated basis have a value of less than $2,500,000 as of the date of the most recent financial information prepared for such Restricted Subsidiary (or, if such financial information has not been prepared within the prior 12 months, as of a reasonably recent date determined by such Restricted Subsidiary) or (ii) there are holders of minority interests in such Restricted Subsidiary or pledges or Liens on the assets of such Restricted Subsidiary or any other arrangement that would prevent the economic value of such Restricted Subsidiary from being available to the Secured Parties in an Insolvency Proceeding (as defined in the First Lien Intercreditor Agreement) of Holdings (any such Restricted Subsidiary, an “Immaterial Subsidiary”); and

(l) notwithstanding anything to the contrary contained herein, including clause (k) immediately above, but subject to Section 6.17, (i) the Obligations and the Guaranties shall be secured by a Lien on any asset or property that is subject to a Lien permitted pursuant to Sections 7.01(r), (aa), (bb), (cc) or (dd) and guaranteed by all Restricted Subsidiaries that guarantee the Senior Lien Indebtedness, the Pari Passu Lien Indebtedness, the Junior Lien Indebtedness, the High Yield Notes (and any Permitted Refinancing thereof), the 2016 Senior Notes (and any Permitted Refinancing thereof) and any Permitted Refinancing Indebtedness and (ii) if Consolidated EBITDA as of the end of the most recent four fiscal quarter period for which financial statements have been (or were required to have been) delivered pursuant to Section 6.01 that is attributable to Holdings, the Borrower and the Restricted Subsidiaries that are Guarantors does not collectively represent on a non-consolidated basis at least 95% of Consolidated EBITDA for such four fiscal quarter period, then (x) the Borrower shall within 10 Business Days after the delivery of such financial statements designate one or more additional Restricted Subsidiaries to become Guarantors so that immediately after giving effect to such designation such requirement shall be satisfied and (y) any Restricted Subsidiary so designated shall, and Holdings and the Borrower shall cause each such Restricted Subsidiary to, satisfy the Collateral and Guaranty Requirement that would be applicable to a Guarantor of the same type (e.g., Domestic Guarantor or Foreign Guarantor) within 30 days of such designation or such longer period as may be agreed upon by the Administrative Agent.

For purposes of clauses (i) and (j) above, commercially reasonable best efforts shall include appropriate amendments to charters and/or the interposition of intermediate holding companies in furtherance of the requirements of this definition.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) with respect to leases of real property entered into by the Borrower or any other Domestic Guarantor, the Borrower shall not be required to take any action with respect to creation or perfection of security interests with respect to such leases, (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents as in effect on the Closing Date and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Borrower and (c) Orbitz TopCo and its Subsidiaries shall not be subject to the Collateral and Guarantee Requirement other than pursuant to Section 6.16.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements, control agreements or other similar agreements delivered to the Collateral Agent for the benefit of the Lenders pursuant to Section 4.01, 6.11, 6.13 or 6.17, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent or the Collateral Agent, as the case may be, for the benefit of the Secured Parties.

“Commitment” means a Tranche 1 Commitment or a Tranche 2 Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Tranche 1 Loans from one Type to the other or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A.

“Communications” has the meaning specified in Section 10.02(a).

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Conforming Plan of Reorganization” means any Plan of Reorganization that is not a Non-Conforming Plan of Reorganization.

“Consent Solicitations” means, collectively, (a) the consent solicitation of eligible holders of Senior Notes, (b) the consent solicitation of eligible holders of 2016 Senior Notes, (c) the consent solicitation of eligible holders of Senior Subordinated Notes, (d) the consent solicitation of eligible holders of Existing Second Lien Notes, (e) the consent solicitation of eligible holders of tranche A and tranche B loans under the PIK Credit Agreement and (f) the consent solicitation of shareholders of Worldwide to amend the shareholder agreement of Worldwide dated October 3, 2011, in each case pursuant to the applicable offering memorandum dated the date hereof or the applicable consent solicitation statement dated the date hereof.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities;

(ii) provision for taxes based on income, profits or capital of Holdings, the Borrower and the Restricted Subsidiaries, including state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes paid or accrued during such period;

(iii) depreciation and amortization including amortization of Capitalized Software Expenditures;

(iv) Non-Cash Charges;

(v) extraordinary losses and unusual or non-recurring charges, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans (other than any amounts that could be added back to Consolidated EBITDA pursuant to clause (vi) or (ix) below, but for the cap contained therein);

(vi) restructuring charges or reserves (including restructuring costs related to acquisitions after the First Lien Original Closing Date and to closure/consolidation of facilities), which amount, when combined with the amounts added pursuant to clause (ix) below, shall not exceed $35,000,000 for any period consisting of four consecutive fiscal quarters;

(vii) any deductions attributable to minority interests;

(viii) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsor to the extent permitted hereunder;

(ix) the amount of any restructuring charges, integration costs or other business optimization expenses or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the First Lien Original Closing Date and costs related to the closure and/or consolidation of facilities, the separation from Cendant Corporation and the business-to-consumer platform, which amount, when combined with the amounts added pursuant to clause (vi) above, shall not exceed $35,000,000 for any period consisting of four consecutive fiscal quarters;

(x) any costs or expenses incurred by Holdings, the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings, the Borrower or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests); and

(xi) any payments with respect to the FASA Credits; less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary gains and unusual or non-recurring gains;

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period);

(iii) gains on asset sales (other than asset sales in the ordinary course of business);

(iv) any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments;

(v) all gains from investments recorded using the equity method; provided that Consolidated EBITDA shall be increased by the amount of dividends or distributions or other payments from such investment to a Loan Party or the Restricted Subsidiary which made the investment that are actually paid in cash during such period (or to the extent converted into cash during such period); and

(vi) United EBITDA;

in each case, as determined on a consolidated basis for Holdings, the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,

(i) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses (after any offset) related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Swap Contracts for currency exchange risk);

(ii) there shall be excluded in determining Consolidated EBITDA for any period any adjustments (after any offset) resulting from the application of Statement of Financial Accounting Standards No. 133; and

(iii) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by Holdings, Intermediate Parent, TDS Intermediate Parent, the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by Holdings, Intermediate Parent, TDS Intermediate Parent, the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition), (B) for the purposes of the definition of the term “Permitted Acquisition,” Section 7.11 and Section 7.12 an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent and (C) for purposes of determining the Total Leverage Ratio and the Senior Secured Leverage Ratio only, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of by Holdings, the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

For the purpose of the definition of Consolidated EBITDA, “Non-Cash Charges” means (a) non-cash losses on discontinued operations and asset sales, disposals or abandonments (including, without limitation, the Travel 2 Travel 4 operations being disposed), (b) any impairment charge or asset write-off including, without limitation, those related to intangible assets, long-lived assets, and investments in debt and equity securities, in each case, pursuant to

GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges including, without limitation, the amortization of up-front bonuses in connection with the supplier services business (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Consolidated Lease Expense” means, for any period, all rental expenses of Holdings, the Borrower and the Restricted Subsidiaries during such period under operating leases for real or personal property (including in connection with sale-leaseback transactions permitted by Section 7.05(f)), excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income, other than (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to a Permitted Acquisition to the extent such rental expenses relate to operating leases in effect at the time of (and immediately prior to) such acquisition and related to periods prior to such acquisition and (c) all obligations under Capitalized Leases, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of Holdings, the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) the net income of any Restricted Subsidiary of Holdings (other than any Guarantors) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its organizational documents or any agreement, instrument or requirement of Law or regulation applicable to that Restricted Subsidiary during such period unless such restriction has been legally waived, (b) extraordinary items for such period, (c) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (d) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or integration or non-recurring merger costs incurred during such period as a result of any such transaction (including, without limitation, (i) bonuses paid in connection with the Gullivers Travel Associates Acquisition and (ii) any adjustments to liabilities owing to former owners of Orbitz under a tax sharing agreement), (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness and (f) accruals and reserves that are established within twelve months after the Worldspan Closing Date that are so required to be established as a result of the Worldspan Transactions in accordance with GAAP; provided that, for the avoidance of doubt, any net income attributable to a Restricted Subsidiary shall only constitute Consolidated Net Income after deducting for any minority interests in such Restricted Subsidiary. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to property and equipment, software and other intangible assets, deferred revenue and debt line items in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings, the

Borrower and the Restricted Subsidiaries), as a result of the First Lien Original Closing Date Transaction, any acquisition consummated prior to the First Lien Original Closing Date, any Permitted Acquisitions, or the amortization or write-off of any amounts thereof, net of taxes (other than the impact of unfavorable contract liabilities and commission agreements under purchase accounting). In addition, FASA Credits provided by Worldspan, L.P. to Northwest or Delta shall reduce consolidated net income in the period in which such credit was provided regardless of accounting treatment in accordance with GAAP, except to the extent FASA Credits have been prepaid with the proceeds of debt issuances by Worldspan Technologies Inc.

“Consolidated Total Debt” means, as of any date of determination, (a)(i) the aggregate principal amount of Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, plus (ii) the present value of all remaining payments due under the FASA Credits at an assumed 11% discount rate (unless remaining payments under the FASA Credits are classified as a liability on the consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, in which case, the amount under this clause (ii) shall be the amount of such liability), minus (b) without duplication, the aggregate amount of cash and Cash Equivalents credited to the First Lien Tranche S Collateral Account as of such date and the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(l), Section 7.01(r), Section 7.01(s), clauses (i) and (ii) of Section 7.01(u), Section 7.01(aa), Section 7.01(bb), Section 7.01(cc) and Section 7.01(dd)) included in the consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries as of such date; provided that Consolidated Total Debt shall not include the First Lien Synthetic L/C Facilities or the First Lien Credit-Linked Deposits, except to the extent of First Lien Unreimbursed Amounts thereunder and outstanding First Lien Tranche S Term Loans and First Lien Non-Extended Synthetic L/C Loans.

“Consolidated Total Senior Secured Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money and debt obligations evidenced by promissory notes or similar instruments that, in each case as of such date, is outstanding under the Loan Documents or is secured by a first priority Lien, Senior Lien or a Pari Passu Lien on any asset or property of Holdings, the Borrower or any of its Restricted Subsidiaries.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans, Senior Lien Indebtedness (including First Lien Loans and L/C Obligations), Pari Passu Lien Indebtedness and Junior Lien Indebtedness to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes.

“Continuing Directors” means the directors of Holdings on the Closing Date and each other director, if, in each case, such other directors’ nomination for election to the board of directors of Holdings (or the Borrower after a Qualifying IPO of the Borrower) is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the shareholders of Holdings (or the Borrower after a Qualifying IPO of the Borrower).

“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Credit Suisse” means Credit Suisse AG (acting through such branches or affiliates as it deems appropriate) and its successors and permitted assignees.

“Dealer Manager” means Credit Suisse Securities (USA) LLC, in its capacity as the dealer manager for the Exchange Offers.

“Debt Affiliate” means any of the following: (i) Holdings, any Affiliate of Holdings or any Subsidiary of Holdings; (ii)(a) any Person that owns or holds (or has Affiliates that own or hold, when taken together with any Equity Interest held by such Person), directly or indirectly, more than 5% of the Equity Interests in Holdings and/or its Subsidiaries in the aggregate and all of such Person’s Affiliates, or (b) any Person that has designated or has the right to designate one or more individuals to serve on the board of directors (or equivalent governing body) of Holdings, any Affiliate of Holdings or any Subsidiary of Holdings; (iii) all partnerships, funds and accounts managed, advised or controlled by any of the Persons described in clauses (i) or (ii) immediately above and/or any Person that is administered or managed by, or administers or manages, any of the Persons described in clauses (i) or (ii) immediately above; or (iv) any Lender that has sold a participation in, or entered into a Swap Contract with respect to, all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Loans) to any Person described in any of clauses (i), (ii) or (iii) immediately above.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.00% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws; provided, further, that with respect to a Tranche 2 Loan, the Default Rate shall be an interest rate equal to the interest rate otherwise applicable to such Loan plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Delta” means Delta Air Lines, Inc., a Delaware corporation.

“Delta FASA” means the Delta Founder Airline Services Agreement, dated as June 30, 2003, between Delta and the Borrower.

“Deposit Account” has the meaning specified in the Security Agreement.

“Deposit Account Control Agreement” has the meaning specified in the Security Agreement.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Holdings, the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“DIP Financing” has the meaning specified in Section 10.25(f).

“DIP Financing Liens” has the meaning specified in Section 10.25(f).

“DIP Lenders” has the meaning specified in Section 10.25(f).

“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to Holdings, the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, event of loss or asset disposition so long as any rights of the holders thereof upon the occurrence of a change of control, event of loss or asset disposition event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time such Equity Interest is issued.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Amount” means, at any time:

(a) with respect to any Loan denominated in Dollars, the principal amount thereof then outstanding; and

(b) with respect to any amount not denominated in Dollars, the amount thereof converted to Dollars in accordance with Section 1.08.

“Domestic Guarantor” means any Guarantor that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Domestic Loan Parties” means, collectively, the Borrower and each Domestic Guarantor.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Effective Date” has the meaning specified in Section 10.18.

“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to

Hazardous Materials, human health or to the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Investors” means the Sponsor, the Other Sponsor and the Management Stockholders.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“Euro” and “EUR” means the lawful currency of the Participating Member States introduced in accordance with EMU Legislation.

“Eurocurrency Rate” means, when used in reference to any Loan or Borrowing, a reference to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurocurrency Rate Loan” means a Tranche 1 Loan that bears interest at a rate based on the Adjusted LIBO Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital and long-term account receivables for such period (other than any such decreases arising from acquisitions (other than acquisitions of inventory in the ordinary course of business) by Holdings, the Borrower and the Restricted Subsidiaries completed during such period), and

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by Holdings, the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; over

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (f) of the definition of Consolidated Net Income,

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures made in cash, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness of Holdings, the Borrower or the Restricted Subsidiaries,

(iii) the aggregate amount of all principal payments of Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Loans pursuant to Section 2.05(b)(ii) or any mandatory prepayment of Indebtedness under any First Lien Debt Documents or any Pari Passu Lien Indebtedness (including as a result of any mandatory offer to repurchase, redeem or prepay Indebtedness under any First Lien Debt Documents or any Pari Passu Lien Indebtedness), in each case to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding all other prepayments of Loans, any Indebtedness under any First Lien Debt Documents or any Pari Passu Lien Indebtedness) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of Holdings, the Borrower or the Restricted Subsidiaries,

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by Holdings, the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital and long-term account receivables for such period (other than any such increases arising from acquisitions by Holdings, the Borrower and the Restricted Subsidiaries during such period),

(vi) cash payments by Holdings, the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of Holdings, the Borrower and the Restricted Subsidiaries other than Indebtedness,

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made during such period pursuant to Section 7.02(b), (i) or (n) to the extent that such Investments and acquisitions were financed with internally generated cash flow of Holdings, the Borrower and the Restricted Subsidiaries,

(viii) [Reserved],

(ix) the aggregate amount of expenditures actually made by Holdings, the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings, the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by Holdings, the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and

(xii) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Offers” means, collectively, (a) the exchange of Senior Notes for New Senior Notes, (b) the exchange of 2016 Senior Notes for New Senior Notes, (c) the exchange of Existing Second Lien Notes for Tranche 2 Loans hereunder and (d) the exchange of loans under the PIK Credit Agreement for consideration including equity of Worldwide, in each case pursuant to the applicable offering memorandum dated the date hereof.

“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Accounts” means (a) each Deposit Account the funds in which are specially and exclusively used for payroll, payroll taxes and other employee wage benefit payments to or for the benefit of any Loan Party’s employees, (b) each Deposit Account that holds funds not owned by any Loan Party, (c) Deposit Accounts or Securities Accounts not located in the United States or any of its States or territories, (d) tax withholding accounts (to the extent maintained by the Borrower and its Subsidiaries exclusively for the purpose of maintaining or holding tax withholding amounts payable to applicable Governmental Authorities), in each case, entered into in the ordinary course of business and consistent with prudent business conduct, (e) segregated Deposit Accounts constituting zero balance accounts, in each case to the extent such zero balance accounts are swept on a daily basis to a Deposit Account that is subject to a Deposit Account Control Agreement, (f) the First Lien Tranche S Collateral Account and (g) any Deposit Accounts or Securities Accounts, the average daily balance of which has not, for any period of twenty (20) consecutive Business Days after the Closing Date, exceeded $5,000,000 for any such account.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of Holdings, (b) any Subsidiary that is prohibited by applicable Law from guaranteeing the Obligations, (c) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 7.03(g) and each Restricted Subsidiary thereof that guarantees such Indebtedness; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (c) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, and (d) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Existing Second Lien Indenture” means that certain indenture dated as of November 30, 2011, for the Existing Second Lien Notes, among the Loan Parties and Wells Fargo Bank, National Association, as trustee and collateral agent.

“Existing Second Lien Indenture Collateral Documents” has the meaning assigned to the term “Collateral Documents” in the Existing Second Lien Indenture.

“Existing Second Lien Notes” means the Borrower’s Series B second priority senior notes due 2016 issued on November 30, 2011.

“FASA Credits” means the Delta FASA Credits and the Northwest FASA Credits, as defined in the Delta FASA and the Northwest FASA, respectively.

“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date hereof, and any amended or successor version that is substantively comparable and not materially more onerous to comply with, and any current or future Treasury regulations or other official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the Internal Revenue Service) and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the weighted average of the per annum rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain fee letter dated as of the date hereof between the Borrower, Credit Suisse AG and Credit Suisse Securities (USA) LLC.

“First Lien Cash Management Obligations” means “Cash Management Obligations” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“First Lien Collateral Documents” has the meaning assigned to the term “Collateral Documents” in the First Lien Credit Agreement.

“First Lien Credit Agreement” means the Fifth Amended and Restated Credit Agreement, dated as of August 23, 2006, as amended and restated on December 11, 2012, among the Borrower, Holdings, UBS AG, Stamford Branch, as administrative agent, UBS AG, Stamford Branch, as collateral agent, UBS AG, Stamford Branch, as L/C issuer and as swing line lender, each lender from time to time party thereto and the other agents and arrangers named therein, and as further amended, amended and restated, supplemented or otherwise modified from time to time; provided that the term First Lien Credit Agreement shall also include any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original lenders or with an administrative agent or agents or other lenders, whether provided under the original First Lien Credit Agreement or any other credit or other agreement or indenture and whether entered into concurrently with or subsequent to the termination of the prior First Lien Credit Agreement). Any reference to the First Lien Credit Agreement herein shall be deemed a reference to any First Lien Credit Agreement then in existence.

“First Lien Credit Agreement Permitted Refinancing Indebtedness” means “Permitted Refinancing Indebtedness” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“First Lien Credit Agreement Permitted Refinancing Indebtedness Documentation” means “Permitted Refinancing Indebtedness Documentation” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“First Lien Credit-Linked Deposit” means “Credit-Linked Deposit” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“First Lien Debt Documents” means each First Lien Credit Agreement, the First Lien Collateral Documents and the other “Loan Documents” (or the equivalent thereof) as defined in any First Lien Credit Agreement, including each mortgage and other security documents, guaranties and the notes, if any, issued thereunder.

“First Lien Fourth Amended and Restated Effective Date” means September 30, 2011.

“First Lien Intercreditor Agreement” means the Intercreditor Agreement described in clause (a) of the definition of Senior Lien Intercreditor Agreement.

“First Lien Loans” means the senior secured first lien loans under the First Lien Credit Agreement (or any other Indebtedness under the First Lien Credit Agreement that refinances such senior secured first lien loans).

“First Lien Non-Extended Synthetic L/C Loans” means “Non-Extended Synthetic L/C Loans” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“First Lien Original Closing Date” means August 23, 2006.

“First Lien Original Closing Date Transactions” means “Original Closing Date Transactions” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“First Lien Revolving Credit Commitments” means “Revolving Credit Commitments” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“First Lien Secured Hedge Agreements” means “Secured Hedge Agreements” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“First Lien Synthetic L/C Facilities” means “Synthetic L/C Facilities” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“First Lien Tranche S Collateral Account” means “Tranche S Collateral Account” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“First Lien Tranche S Term Loans” means “Tranche S Term Loans” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“First Lien Transaction” means “Transaction” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“First Lien Unreimbursed Amount” means “Unreimbursed Amount” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“First Priority Administrative Agent” has the meaning assigned to such term in the Senior Lien Intercreditor Agreement.

“First Priority Collateral Agent” has the meaning assigned to such term in the Senior Lien Intercreditor Agreement.

“Foreign Guarantor” means any Guarantor that is not a Domestic Guarantor.

“Foreign Lender” has the meaning specified in Section 10.15(a)(i).

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, any Loan Party or any Subsidiary with respect to employees employed outside the United States.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of Holdings which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans, the First Lien Loans, any Junior Lien Indebtedness, any Pari Passu Lien Indebtedness, any High Yield Notes (and any Permitted Refinancing thereof), any 2016 Senior Notes (and any Permitted Refinancing thereof), any Subordinated Financing and any Permitted Refinancing Indebtedness.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or monetary other obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the date hereof or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).

The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means each Person that has unconditionally guaranteed all Obligations to the extent set forth in the definition of “Collateral and Guarantee Requirement” or as required by the terms of any Intercreditor Agreement.

“Guaranty” means (a) the second lien guaranty made by Holdings and the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit E and (b) each other second lien guaranty and second lien guaranty supplement delivered pursuant to Section 6.11 or otherwise.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“High Yield Notes” means the Senior Notes, the Senior Subordinated Notes and the New Senior Notes.

“High Yield Notes Documentation” means the High Yield Notes, and all documents executed and delivered with respect to the High Yield Notes, including the Senior Notes Indenture, the Senior Subordinated Notes Indenture and the New Senior Notes Indenture.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Holdings Annual Report” means the Annual Report of Holdings on Form 10-K filed with the SEC for the fiscal year ended December 31, 2012.

“Immaterial Subsidiary” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Impairment” has the meaning specified in Section 10.25(a).

“Incremental Amendment” means an amendment to this Agreement pursuant to which Commitments in respect of Incremental Loans shall become Commitments under this Agreement.

“Incremental Loan Amount” means, at any time, the excess, if any, of (a) $889,500,000 less, without duplication, the aggregate principal amount of Loans, Existing Second Lien Notes, Permitted Refinancing Indebtedness and Indebtedness incurred pursuant to Sections 7.03(y) and 7.03(z) outstanding at such time, over (b) the aggregate principal amount of all Incremental Loans incurred prior to such time pursuant to Section 2.14.

“Incremental Loans” has the meaning specified in Section 2.14.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) in the case of Holdings and its Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary of business consistent with past practice. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Initial Lenders” means, collectively, the Tranche 1 Initial Lender and the Tranche 2 Initial Lenders.

“Insolvency or Liquidation Proceeding” means: (a) any voluntary or involuntary case or proceeding under any Debtor Relief Law with respect to any Loan Party, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding or private or judicial foreclosure with respect to any Loan Party or with respect to all or any material part of its assets (other than any liquidation, dissolution, reorganization, winding up or similar organizational change of any Subsidiary of Holdings not prohibited by this Agreement), (c) any liquidation, dissolution, reorganization or winding up of any Loan Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than any liquidation, dissolution, reorganization or winding up of any Subsidiary of Holdings not prohibited by this Agreement) or (d) any material assignment for the benefit of creditors or any other marshalling of all or any material part of the assets and liabilities of any Loan Party.

“Intellectual Property Security Agreement” means the Second Lien Intellectual Property Security Agreement, substantially in the form attached as Exhibit G.

“Intercreditor Agreements” means the Senior Lien Intercreditor Agreements, the Pari Passu Lien Intercreditor Agreements and the Junior Lien Intercreditor Agreements.

“Interest Payment Date” means (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Tranche 1 Loan and the Maturity Date; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds six months, the respective dates that fall every six months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, the first Business Day of each April and October and the Maturity Date and (c) as to any Tranche 2 Loan, the first Business Day of each April and October and the Maturity Date.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent available to each Lender of such Eurocurrency Rate Loan, nine or twelve months or less than one month thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the first Business Day of the next succeeding calendar month at the end of such Interest Period;

(iii) no Interest Period shall extend beyond the Maturity Date; and

(iv) the initial Interest Period elected on the Closing Date for Eurocurrency Rate Loans may be a period beginning on the Closing Date and ending on the first Business Day of October 2013.

“Intermediate Holding Company” means any Subsidiary of Holdings that, directly or indirectly, owns any of the issued and outstanding Equity Interests of the Borrower.

“Intermediate Parent” has the meaning specified in the introductory paragraph to this Agreement.

“Intervening Creditor” has the meaning specified in Section 10.25(a).

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of Holdings and its Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Fund” means an Affiliate of Holdings that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and with respect to which Holdings does not, directly or indirectly, actually direct or cause the direction of the investment policies of such entity.

“Investment Transaction” means (a) the contribution of the Second Lien Series A Notes to the Travelport Guarantor as a capital contribution, (b) the guaranty by the Travelport Guarantor of certain obligations under the PIK Credit Agreement and the pledge of the Second Lien Series A Notes to secure the Travelport Guarantor’s obligations under such guaranty, and the escrow arrangements related thereto, (c) the consummation of any other transactions incidental to any of the foregoing, and (d) the payment of fees and expenses in connection with any of the foregoing.

“IP Collateral” means all “Intellectual Property Collateral” referred to in the Collateral Documents and all of the other IP Rights that are or are required by the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“IP Rights” has the meaning specified in Section 5.15.

“IRS” means the United States Internal Revenue Service.

“Joinder” means a Joinder Agreement substantially in the form of Exhibit J, or such other form that is reasonably acceptable to the Borrower and the Administrative Agent.

“Judgment Currency” has the meaning specified in Section 10.19.

“Junior Lien” means a Lien on all or a portion of the Collateral (and on no asset or property that is not Collateral) securing Indebtedness permitted by Section 7.03(z) (and related obligations under the documents evidencing such Indebtedness), which Lien is junior in priority to the Liens securing the Obligations; provided that such Lien shall be subject to, and the administrative agent, collateral agent, trustee and/or any similar representative (in each case, as determined by the Administrative Agent) acting on behalf of the holders of such Indebtedness (and related obligations) shall have become party to, a Junior Lien Intercreditor Agreement (and such Junior Lien Intercreditor Agreement shall have been executed by the Loan Parties).

“Junior Lien Indebtedness” means any Indebtedness secured by a Junior Lien, including any Indebtedness incurred or outstanding pursuant to Section 7.03(z) (and any Permitted Refinancing thereof) that is secured by a Junior Lien shall be deemed to be Junior Lien Indebtedness.

“Junior Lien Intercreditor Agreement” means any intercreditor agreement in form and substance satisfactory to the Administrative Agent providing for any Liens securing any Indebtedness or other obligations to be junior in priority to the Liens securing the Obligations and setting forth the relative creditor rights; provided that the terms thereof are no less favorable in any material respect to the Secured Parties as the terms applicable to the “First Priority Secured Parties” as defined in and under the First Lien Intercreditor Agreement in the form attached as Exhibit H, as though the Secured Parties were the “First Priority Secured Parties” thereunder and the secured parties holding such Indebtedness or other obligations secured by Liens junior in priority to those securing the Obligations were the “Second Priority Secured Parties” thereunder, as amended, restated, supplemented or otherwise modified from time to time (or replaced in connection with a Permitted Refinancing).

“L/C Obligations” has the meaning assigned to such term in the First Lien Credit Agreement as in effect on the date hereof.

“Latest Maturity Date” means, at any date of determination, the latest date that is a Maturity Date applicable to any Loan or Commitment hereunder at such time, determined after giving effect to any extension of the Maturity Dates hereunder.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any

Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means the Initial Lenders and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Amendment, in any such case, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” means, as to any Lender, the office or offices of such Lender, described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“LIBO Rate” means, with respect to any Eurocurrency Rate Loan for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit made by a Lender to the Borrower under Article II in the form of a Tranche 1 Loan, a Tranche 2 Loan or an Incremental Loan, as the context may require.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) each Incremental Amendment, (iv) the Guaranty, (v) the Collateral Documents, (vi) the Intercreditor Agreements and (vii) the Fee Letter.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Management Stockholders” means the members of management of Holdings or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders or the Agents under any Loan Document.

“Maturity Date” means (a) with respect to the Tranche 1 Loans, January 31, 2016 and (b) with respect to the Tranche 2 Loans, December 1, 2016.

“Maximum Rate” has the meaning specified in Section 10.10.

“Minimum Amount” means (a) on any date prior to September 30, 2013, $62,500,000, and (b) on September 30, 2013, and any date thereafter, $37,500,000.

“Minimum Cash” means, on any date, the Dollar Amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(l), Section 7.01(r), Section 7.01(s), clauses (i) and (ii) of Section 7.01(u), Section 7.01(aa), Section 7.01(bb), Section 7.01(cc) and Section 7.01(dd)) included in the consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries as of such date, minus the aggregate amount of cash and Cash Equivalents credited to the First Lien Tranche S Collateral Account as of such date.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage document in form and substance satisfactory to the Administrative Agent, it being understood and agreed that a mortgage document in form and substance substantially similar to the Mortgage (as defined in and delivered pursuant to the First Lien Credit Agreement and as in effect as of the date hereof) is satisfactory to the Administrative Agent.

“Mortgage Policies” has the meaning specified in Section 6.13(b)(ii).

“Mortgaged Properties” has the meaning specified in clause (h) of the definition of the term “Collateral and Guarantee Requirement.”

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions or, during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by Holdings, the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and

Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of Holdings, the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents, the First Lien Debt Documents, any Permitted Refinancing Indebtedness, any Junior Lien Indebtedness and any Pari Passu Lien Indebtedness), (B) the out-of-pocket expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by Holdings, the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, and (D) any reserves for adjustment in respect of (x) the sale price of such assets or assets established in accordance with GAAP, including working capital adjustments, (y) any liabilities associated with such asset or assets and retained by Holdings, the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters, and (z) any indemnification obligations associated with such asset or assets or such transaction, it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by Holdings, the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or, if such liabilities have not been satisfied in cash and such reserve is not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $7,250,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $21,750,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and

(b) with respect to the incurrence or issuance of any Indebtedness by Holdings, the Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses incurred by Holdings, the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance.

“New Senior Notes” means, collectively, the Borrower’s (a) 13 7/8% fixed rate senior notes due 2016 and (b) floating rate senior notes due 2016, in each case issued pursuant to the Exchange Offers.

“New Senior Notes Indenture” means the Indenture for the New Senior Notes.

“Non-Cash Charges” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Non-Conforming Plan of Reorganization” any Plan of Reorganization the provisions of which are inconsistent with or in contravention of the provisions hereof, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Sections 2.12, 2.13 and 8.04.

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Northwest” means Northwest Airlines, Inc., a Minnesota corporation.

“Northwest FASA” means the Northwest Founder Airline Services Agreement, dated as of June 30, 2003, between Northwest and the Borrower.

“Not Otherwise Applied” means, with reference to any amount of Net Cash Proceeds of any transaction or event that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to be applied to prepay the First Lien Loans or the Loans, and (b) was not previously applied, or is not simultaneously being applied, to any Investment, Restricted Payment or prepayment, redemption, purchase, defeasance or other payment in respect of any Subordinated Financing pursuant to Section 7.02(n), 7.06(g)(i), 7.06(i) or 7.14(a).

“Note” means any promissory note of the Borrower payable to a Lender (or its registered assigns) evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from extensions of credit made by such Lender hereunder of the same Class, which shall be in substantially the form set forth in (a) with respect to any Tranche 1 Loans, Exhibit B-1, (b) with respect to any Tranche 2 Loans, Exhibit B-2, or (c) in such other form reasonably satisfactory to the Borrower, the Administrative Agent and the applicable Lender.

“Notice of Intent to Cure” has the meaning specified in Section 6.02(b).

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (i) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or its Subsidiaries under any Loan Document and (ii) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.

“Orbitz Business” means the Persons whose assets and operations comprise the former Orbitz Worldwide Business division of Holdings (as such division was comprised on the First Lien Original Closing Date).

“Orbitz IPO” means the initial public offering of common Equity Interests of Orbitz Worldwide, Inc., completed on July 25, 2007.

“Orbitz TopCo” means Orbitz Worldwide, Inc. or any other Person that owns any and all of the other Persons comprising the Orbitz Business.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Sponsor” means another financial sponsor identified to the Administrative Agent that purchased Equity Interests in Holdings on or prior to December 4, 2008.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Pari Passu Lien Indebtedness” means any Indebtedness secured by a Pari Passu Lien.

“Pari Passu Lien Intercreditor Agreement” means (i) the Intercreditor Agreement, dated as of the Closing Date, substantially in the form of Exhibit I, among the Collateral Agent, Wells Fargo Bank, National Association, as the collateral agent for the holders of the Existing Second Lien Notes, and the Loan Parties, or (ii) any other intercreditor agreement in form and substance satisfactory to the Administrative Agent (x) that provides for any Liens securing any Pari Passu Indebtedness or other Indebtedness (such Indebtedness, the “Additional Pari Passu Indebtedness”) to be pari passu in priority to the Liens securing the Obligations, (y) that sets forth the relative creditor rights in respect of the Collateral among the Secured Parties and the holders of the Additional Pari Passu Indebtedness and (z) (A) if either no Tranche 1

Loans are outstanding or the terms and conditions applicable to the Additional Pari Passu Indebtedness with respect to the voting rights of Debt Affiliates are at least as restrictive as those set forth in this Agreement, that includes provisions relating to the ratable sharing of the proceeds of Collateral, exercise of remedies, releases of Collateral and other intercreditor matters on the basis that the applicable agent(s) or other representative(s) for the majority in aggregate principal amount of total credit exposure under the Second Priority Credit Agreement and the Additional Pari Passu Indebtedness controls or (B) with respect to any Additional Pari Passu Indebtedness that does not satisfy the requirements set forth in clause (ii)(z)(A) above that is incurred when any Tranche 1 Loans are outstanding, the terms of which are no less favorable in any material respect to the Tranche 1 Lenders or any other Secured Parties and substantially the same as those contained in the form attached as Exhibit I, in each case, as amended, restated, supplemented or otherwise modified from time to time (or replaced in connection with a Permitted Refinancing).

“Pari Passu Liens” means, collectively, Liens on all or a portion of the Collateral (and on no asset or property that is not Collateral) to secure Permitted Refinancing Indebtedness or Indebtedness incurred pursuant to Section 7.03(v) or 7.03(y) (and related obligations under the documents evidencing such Indebtedness), which Liens are pari passu in priority to the Liens securing the Obligations; provided that such Liens shall be subject to, and the administrative agent, collateral agent, trustee and/or any similar representative (in each case, as determined by the Administrative Agent) acting on behalf of the holders of such Indebtedness (and related obligations) shall have become party to, a Pari Passu Lien Intercreditor Agreement (and such Pari Passu Lien Intercreditor Agreement shall have been executed by the Loan Parties).

“Participant” has the meaning specified in Section 10.07(e).

“Participant Register” has the meaning specified in Section 10.07(f).

“Participating Member State” means each state so described in any EMU Legislation.

“Patriot Act” has the meaning specified in Section 4.01(g).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II to the Security Agreement or in such other form reasonably satisfactory to the Collateral Agent, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by the chief financial officer and the chief legal officer of the Borrower (or such other officers of the Borrower that are reasonably acceptable to the Collateral Agent).

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of Holdings (and, after a Qualifying IPO, of the Borrower or an Intermediate Holding Company) to the extent permitted hereunder.

“Permitted Holders” means each of (i) the Sponsor, (ii) the Management Stockholders, (iii) the Other Sponsor, (iv) the holders of Existing Second Lien Notes, (v) the holders of Senior Notes, (vi) the holders of 2016 Senior Notes, (vii) the holders of Senior Subordinated Notes and (viii) the holders of loans under the PIK Credit Agreement immediately prior to the Closing Date; provided that if the Management Stockholders own beneficially or of record more than fifteen percent (15%) of the outstanding voting stock of Holdings in the aggregate, they shall be treated as Permitted Holders of only fifteen percent (15%) of the issued and outstanding voting shares of Holdings at such time; provided further that if the Other Sponsor owns beneficially or of record more than fifteen percent (15%) of the issued and outstanding voting shares of Holdings in the aggregate, it shall be treated as a Permitted Holder of only fifteen percent (15%) of the outstanding voting stock of Holdings at such time; provided further that the holders of loans under the PIK Credit Agreement, the holders of Existing Second Lien Notes, the Tranche 2 Lenders party to this Agreement on or prior to the Closing Date, the holders of Senior Notes, the holders of 2016 Senior Notes and the holders of Senior Subordinated Notes shall be treated as Permitted Holders solely with respect to issued and outstanding voting shares of Holdings or any of its direct or indirect parents acquired as a result of the exchange or conversion of outstanding loans under the PIK Credit Agreement, outstanding notes under the Existing Second Lien Indenture (including by the Tranche 2 Lenders party to this Agreement on or prior to the Closing Date), outstanding Senior Notes under the Senior Notes Indenture, outstanding 2016 Senior Notes under the 2016 Senior Notes Indenture and outstanding Senior Subordinated Notes under the Senior Subordinated Notes Indenture, as the case may be, for or into issued and outstanding voting shares of Holdings or any of its direct or indirect parents.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e) or 7.03(v), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e) or 7.03(x), at the time thereof, no Event of Default shall have occurred and be continuing, and (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(b), 7.03(u), 7.03(v), 7.03(y) or 7.03(z), (i) to the extent such

Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended.

“Permitted Refinancing Indebtedness” means (a) Indebtedness of the Borrower and any Guarantees thereof by the Guarantors incurred to refinance the Loans or any Class of Loans; provided that (i) the stated final maturity of such Indebtedness is not earlier than 91 days after the Latest Maturity Date in effect on the date of incurrence thereof (or, in the case of a particular Class of Loans being refinanced, the applicable Maturity Date of such Class of Loans being refinanced), and such stated final maturity is not subject to any conditions that could result in such stated final maturity occurring on a date that precedes such 91st day (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Indebtedness upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof), (ii) such Indebtedness is not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition) prior to the date that is 91 days after the Latest Maturity Date in effect on the date of incurrence thereof (or, in the case of a particular Class of Loans being refinanced, the applicable Maturity Date of such Class of Loans being refinanced); provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Indebtedness shall be permitted so long as the Weighted Average Life to Maturity of such Indebtedness shall be longer than the remaining Weighted Average Life to Maturity of the Loans (or applicable Class of Loans being refinanced) outstanding as of the date of incurrence thereof, (iii) such Indebtedness shall not be an obligation (including pursuant to a Guarantee) of any Person other than the Borrower and the Guarantors, (iv) 100% of the Net Cash Proceeds of such Indebtedness shall be applied, on the date of the incurrence thereof, to repay or prepay all or any portion of the outstanding Loans (or applicable Class of Loans being refinanced), (v) such Indebtedness shall not be secured by any Lien on any property or assets of Holdings or any Subsidiary, provided that any such Indebtedness 100% of the Net Cash Proceeds of which are applied in accordance with clause (iv) above may be secured by such property and assets of Holdings and the Loan Parties as secure the Obligations so long as such Lien is pari passu with or junior to the Liens securing the Obligations and the holders of such Indebtedness are bound by the terms of a Pari Passu Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable, (vi) both immediately prior and after giving effect thereto, no Default exists or would result therefrom, (vii) the terms and conditions (including, if applicable, as to collateral but excluding as to interest rate and redemption premium) of any such Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders (other than any Class of Lenders that is being refinanced in full) than the terms and conditions set forth herein and in the other Loan Documents; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), and (viii) if the initial yield on such Indebtedness (as determined by the Administrative Agent) exceeds the yield in effect for the Loans (or applicable Class of Loans being refinanced or in the case of a refinancing of the Tranche 2 Loans, the Tranche 1 Loans) as determined by the Administrative Agent (the amount of such excess being referred to herein as the “Yield Differential”), then the interest rate then in effect for the Loans (or applicable Class of Loans being refinanced or in the case of a refinancing of the Tranche 2 Loans, the Tranche 1 Loans) shall automatically be increased by the Yield Differential, effective upon the incurrence of such Indebtedness, and (b) any Permitted Refinancing in respect of the Indebtedness referred to in clause (a) above.

“Permitted Refinancing Indebtedness Documentation” means any documentation governing any Permitted Refinancing Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Credit Agreement” means the Amended and Restated Credit Agreement dated as of October 3, 2011, among Travelport Holdings, Wells Fargo Bank, National Association, as administrative agent, each lender from time to time party thereto and the other agents and arrangers named therein.

“PIK Interest” has the meaning specified in Section 2.08(b).

“PIK Payment” has the meaning specified in Section 2.08(b).

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Platform” has the meaning specified in Section 10.02(a).

“Post-Acquisition Period” means, with respect to the acquisition of an Acquired Entity or Business, the period beginning on the date such acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such acquisition is consummated.

“Prime Rate” means the rate of interest per annum determined from time to time by Credit Suisse AG as its prime rate in effect at its principal office in New York City and notified to the Borrower. The prime rate is a rate set by Credit Suisse AG based upon various factors, including Credit Suisse AG’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of Holdings, the Borrower and the Restricted Subsidiaries; provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, the cost savings related to such actions or such additional costs, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted

Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by Holdings, the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings, the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the aggregate principal amount of the Commitments and Loans outstanding of such Lender of the applicable Class or Classes at such time and the denominator of which is the aggregate principal amount of the Commitments and Loans of all Lenders outstanding of the applicable Class or Classes at such time; provided that if all Loans have been repaid, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such repayment; provided further that the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Public Lender” has the meaning specified in Section 10.02(a).

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying IPO” means the issuance by Holdings, any direct or indirect parent of Holdings, any Intermediate Holding Company or the Borrower of its common Equity Interests in an underwritten primary public offering (other than an offering solely in respect of an employee stock purchase program) in the United States, Canada, Switzerland or any member nation of the European Union.

“Register” has the meaning specified in Section 10.07(d).

“Rejection Notice” has the meaning specified in Section 2.05(b)(vi).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Total Outstandings; provided that the portion of Total Outstandings held or deemed held by any Debt Affiliate shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Holdings, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to Holdings or the Borrower’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of Holdings (including any Intermediate Holding Company) other than an Unrestricted Subsidiary and other than the Borrower.

“Restructuring Transaction” means, collectively, (a) the Exchange Offers, (b) the Consent Solicitations, (c) the repayment of all obligations outstanding under the 1.5 Lien Credit Agreement, (d) the Investment Transaction, (e) the consummation of any other transactions incidental to any of the foregoing and as disclosed to the Administrative Agent and the Lenders prior to the Closing Date, (f) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party on the Closing Date, (g) the incurrence by the Borrower of the Loans made on the Closing Date and the use of proceeds thereof in accordance with the terms of this Agreement and (h) the payment of fees and expenses in connection with any such other transaction or any of the foregoing.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means immediately available funds.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Series A Notes” means the “Series A Notes” as defined in the Existing Second Lien Indenture.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Supplemental Administrative Agent, each co-agent or sub-agent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Section 9.01(c) and, other than for purposes of the Intercreditor Agreements, the Indemnitees.

“Securities Account” has the meaning specified in the Security Agreement.

“Security Agreement” means, collectively, the Second Lien Security Agreement executed by the Loan Parties, substantially in the form of Exhibit F, together with each Security Agreement Supplement executed and delivered pursuant to Section 6.11 or otherwise.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Lien Indebtedness” means any Indebtedness secured by Senior Liens.

“Senior Lien Intercreditor Agreement” means (a) the Intercreditor Agreement dated as of the date hereof, among the Administrative Agent, the Collateral Agent, UBS AG, Stamford Branch, as the First Priority Administrative Agent, UBS AG, Stamford Branch, as the First Priority Collateral Agent, the Borrower and the other Loan Parties, which shall be substantially in the form of Exhibit H, or (b) any other intercreditor agreement in form and substance satisfactory to the Administrative Agent providing for any Liens securing any Senior Lien Indebtedness to be senior in priority to the Liens securing the Obligations and setting forth the relative creditor rights, provided that the terms thereof are no less favorable in any material respect to the Secured Parties than those contained in Exhibit H, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Senior Liens” means Liens on all or a portion of the Collateral to secure Indebtedness incurred pursuant to Section 7.03(x) (and related obligations under the documents evidencing such Indebtedness), which Liens are senior in priority to the Liens securing the Obligations; provided that such Liens shall be subject to, and the administrative agent, collateral agent, trustee and/or any similar representative (in each case, as determined by the Administrative Agent) acting on behalf of the holders of such Indebtedness (and related obligations) shall have become party to, a Senior Lien Intercreditor Agreement (and such Senior Lien Intercreditor Agreement shall have been executed by the Loan Parties).

“Senior Notes” means, collectively, (a) $450,000,000 in aggregate principal amount of the Borrower’s 9 7/8% senior dollar fixed rate notes due 2014, (b) $150,000,000 in aggregate principal amount of the Borrower’s dollar floating rate senior unsecured notes due 2014 and (c) €235,000,000 in aggregate principal amount of the Borrower’s euro floating rate senior unsecured notes due 2014.

“Senior Notes Exchange Offers” means, collectively, (a) the exchange of Senior Notes for New Senior Notes and (b) the exchange of 2016 Senior Notes for New Senior Notes.

“Senior Notes Indenture” means the Indenture for the Senior Notes, dated as of August 23, 2006.

“Senior Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Senior Secured Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Senior Subordinated Notes” means, collectively, (a) $300,000,000 in aggregate principal amount of the Borrower’s 11 7/8% dollar senior subordinated notes due 2016 and (b) €160,000,000 in aggregate principal amount of the Borrower’s 10 7/8% senior subordinated euro fixed rate notes due 2016.

“Senior Subordinated Notes Indenture” means the Indenture for the Senior Subordinated Notes, dated as of August 23, 2006.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Solicitation Agent” means Credit Suisse Securities (USA) LLC, in its capacity as solicitation agent for the Consent Solicitations.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment or Subsidiary designation that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Sponsor” means The Blackstone Group and its Affiliates, but not including, however, any of its portfolio companies.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Sponsor and the Borrower.

“Sponsor Termination Fees” means the one time payment under the Sponsor Management Agreement of a termination fee to the Sponsor and its Affiliates in the event of either a Change of Control or the completion of a Qualifying IPO.

“Statutory Reserves” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the FRB). Eurocurrency Rate Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the FRB) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Financing” has the meaning specified in Section 7.14(a).

“Subordinated Financing Documentation” means any documentation governing any Subordinated Financing.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of Holdings that are Guarantors.

“Successor Borrower” has the meaning specified in Section 7.04(d).

“Supplemental Administrative Agent” has the meaning specified in Section 9.13.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Taxes” has the meaning specified in Section 3.01(a).

“TDS Intermediate Parent” has the meaning specified in the introductory paragraph to this Agreement.

“Test Period” in effect at any time shall mean the most recent period of four consecutive fiscal quarters of Holdings ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b); provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b), the Test Period in effect shall be the period of four consecutive fiscal quarters of Holdings ended December 31, 2012. A Test Period may be designated by reference to the last day thereof (i.e., the “March 31, 2013 Test Period” refers to the period of four consecutive fiscal quarters of Holdings ended March 31, 2013), and a Test Period shall be deemed to end on the last day thereof.

“Threshold Amount” means $36,250,000.

“Total Assets” means the total assets of the Borrower, Holdings and Holdings’ Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Holdings delivered pursuant to Section 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the Unaudited Financial Statements.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Total Outstandings” means, with respect to the Loans, on any date, the principal amount outstanding thereof after giving effect to any borrowings and prepayments or repayments of the Loans occurring on such date.

“Tranche 1 Backstop Parties” means “Backstop Parties” as such term is defined in the Tranche 1 Commitment Letter.

“Tranche 1 Backstop Material Adverse Effect” means “Material Adverse Effect” as such term is defined in the Tranche 1 Commitment Letter as in effect on the date hereof.

“Tranche 1 Commitment” means, with respect to the Tranche 1 Initial Lender, the commitment of the Tranche 1 Initial Lender to make Tranche 1 Loans hereunder in a maximum principal amount not to exceed the amount set forth for the Tranche 1 Initial Lender on Schedule 2.01A.

“Tranche 1 Commitment Letter” means that certain backstop commitment letter dated as of the date hereof between Credit Suisse AG and the Tranche 1 Backstop Parties.

“Tranche 1 Defaulting Backstop Participant” has the meaning specified in the Fee Letter.

“Tranche 1 Escrow Agreement” means the Escrow Agreement, dated as of the date hereof, by and between the Tranche 1 Initial Lender and Wells Fargo Bank, National Association, in its capacity as escrow agent.

“Tranche 1 Initial Lender” means Credit Suisse AG.

“Tranche 1 Lender” means, at any time, any Lender that has a Tranche 1 Commitment or Tranche 1 Loan at such time.

“Tranche 1 Loans” has the meaning specified in Section 2.01(a)(i).

“Tranche 1 Required Lenders” means, as of any date of determination, Tranche 1 Lenders having more than 50% of the Tranche 1 Total Outstandings; provided that the portion of Total Outstandings held or deemed held by any Debt Affiliate shall be excluded for purposes of making a determination of Required Lenders.

“Tranche 1 Total Outstandings” means, with respect to the Tranche 1 Loans, on any date, the principal amount outstanding thereof after giving effect to any borrowings and prepayments or repayments of the Tranche 1 Loans occurring on such date.

“Tranche 2 Commitment” means, with respect to each Tranche 2 Initial Lender, the commitment of such Tranche 2 Initial Lender to make Tranche 2 Loans hereunder by delivering Existing Second Lien Notes in exchange for Tranche 2 Loans in a maximum principal amount equal to the amount set forth for such Tranche 2 Initial Lender on Schedule 2.01B, which schedule shall be provided by the Borrower to the Administrative Agent on or prior to the Closing Date.

“Tranche 2 Initial Lenders” means each Person specified on Schedule 2.01B that (a) becomes party hereto by executing and delivering a signature page, addendum or other joinder agreement pursuant to Section 10.24 and (b) makes a Tranche 2 Loan pursuant to Section 2.01(b).

“Tranche 2 Lender” means, at any time, any Lender that has a Tranche 2 Loan at such time.

“Tranche 2 Loans” has the meaning specified in Section 2.01(b)(i).

“Tranche 2 Required Lenders” means, as of any date of determination, Tranche 2 Lenders having more than 50% of the Tranche 2 Total Outstandings; provided that the portion of Tranche 2 Total Outstandings held or deemed held by Holdings or any Affiliate thereof (other than an Investment Fund) shall be excluded for purposes of making a determination of Tranche 2 Required Lenders.

“Tranche 2 Total Outstandings” means, with respect to the Tranche 2 Loans, on any date, the principal amount outstanding thereof after giving effect to any borrowings and prepayments or repayments of the Tranche 2 Loans occurring on such date.

“Travelport Guarantor” means Travelport Guarantor LLC, a Delaware limited liability company, which is a direct wholly owned Subsidiary of Holdings.

“Travelport Holdings” means Travelport Holdings Limited, a Bermuda exempted company.

“Treasury Rate” means, as of the date of any prepayment with respect to which Applicable Premium Amount shall be calculated, the yield to maturity as of such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to August 23, 2014; provided, however, that, if the period from such date to August 23, 2014, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Type” means, with respect to a Tranche 1 Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Unaudited Financial Statements” means the unaudited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for the fiscal quarter ended September 30, 2012, which financial statements shall be prepared in accordance with GAAP.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code, as the same may from time to time be in effect in the State of New York, or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United EBITDA” means (i) for the fiscal quarter ending June 30, 2012, $45,000,000, (ii) for the fiscal quarter ending September 30, 2012, $30,000,000, (iii) for the fiscal quarter ending December 31, 2012, $15,000,000 and (iv) for any subsequent fiscal quarter, $0.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means each Subsidiary of Holdings listed on Schedule 1.01B, other than any such Subsidiary that has been redesignated as a Restricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date.

“U.S. Lender” has the meaning specified in Section 10.15(b).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) directors’ qualifying shares and (b) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Worldspan Closing Date” means “Worldspan Closing Date” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“Worldspan Transactions” means “Worldspan Transactions” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“Worldwide” means the indirect parent company of the Borrower, Travelport Worldwide Limited, a Bermuda exempted company.

“Yield Differential” has the meaning specified in the definition of “Permitted Refinancing Indebtedness.”

SECTION 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.03. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Total Leverage Ratio and the Senior Secured Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

SECTION 1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents and any term as defined within a particular agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period or as otherwise expressly provided herein) or performance shall extend to the immediately succeeding Business Day.

SECTION 1.08. Currency Equivalents Generally.

(a) Any amount specified in this Agreement (other than in Articles II, IX and X or as set forth in Section 1.08(b)) or any of the other Loan Documents to be in

Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later). Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

(b) For purposes of determining compliance under Sections 7.02, 7.05 and 7.06, 7.10, 7.11 and 7.12, any amount in a currency other than Dollars will be converted to Dollars based on the average Exchange Rate for such currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the applicable period and, in the case of Sections 7.11 and 7.12, after taking into account any net obligations under any Swap Contract relating to Indebtedness denominated in any currency other than Dollars.

ARTICLE II

THE LOANS

SECTION 2.01. The Loans.

(a) Tranche 1 Loans.

(i) Making of Tranche 1 Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Tranche 1 Initial Lender agrees to make, on a Business Day specified by the Borrower that (i) is at least one Business Day after such Business Day is specified by the Borrower, (ii) is a Business Day on which all conditions set forth in Article IV have been satisfied (or waived in accordance with Section 10.02) and (iii) is no more than 45 days (or, upon a written notice to the Tranche 1 Initial Lender on or prior to the date that is 45 days after the date hereof, 57 days) after the date hereof, a tranche 1 loan (the “Tranche 1 Loans”) to the Borrower in a principal amount equal to the Tranche 1 Initial Lender’s Tranche 1 Commitment, or such lesser amount specified by the Borrower by written or telephonic notice to the

Tranche 1 Initial Lender on or before the Closing Date; provided that the principal amount of the Tranche 1 Loans funded to the Borrower pursuant to this Section 2.01(a)(i) shall be equal to 99.0% of the aggregate principal amount of such Tranche 1 Loans. Amounts borrowed pursuant to this Section 2.01(a)(i) that are repaid or prepaid may not be reborrowed. The Tranche 1 Initial Lender’s Tranche 1 Commitment shall terminate immediately on the Closing Date upon the initial funding of Tranche 1 Loans. Tranche 1 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(ii) Borrowing Mechanics for Tranche 1 Loans. The Tranche 1 Initial Lender shall make the principal amount of its Tranche 1 Loans required to be made by it hereunder on the Closing Date available to the Borrower not later than 12:00 noon (New York City time) or such other time as may be agreed to between the Borrower and the Tranche 1 Initial Lender on the Closing Date by wire transfer of Same Day Funds in Dollars to the account of the Borrower most recently designated by it for such purpose by notice to the Tranche 1 Initial Lender.

(b) Tranche 2 Loans.

(i) Making of Tranche 2 Loans. On the Closing Date, upon satisfaction or waiver of the applicable conditions precedent set forth in Section 4.01, each Tranche 2 Initial Lender severally agrees to make, on the same Business Day on which the Tranche 1 Loans are made, a tranche 2 loan (collectively, the “Tranche 2 Loans”) by delivering Existing Second Lien Notes in exchange for Tranche 2 Loans to the Borrower in an aggregate principal amount set forth opposite its name on Schedule 2.01B hereto.

(ii) Borrowing Mechanics for Tranche 2 Loans. Each Tranche 2 Initial Lender shall make its Tranche 2 Loans required to be made by it hereunder on the Closing Date by delivering and exchanging Existing Second Lien Notes (through the Automated Tender Offer Program of The Depository Trust Company) held by it in an amount set forth opposite its name on Schedule 2.01B hereto. Each Tranche 2 Lender that has satisfied the actions described in the preceding sentence shall be deemed to have made on the Closing Date, and shall have made, a Tranche 2 Loan in an aggregate principal amount set forth opposite its name on Schedule 2.01B. Each Tranche 2 Lender shall execute a Joinder to this Agreement on or prior to the Closing Date.

SECTION 2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Tranche 1 Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Except with respect to the initial funding of Loans on the Closing Date, each such notice must be received by the Administrative Agent not later than 12:00 p.m. (New York City time) (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans and (ii) one (1) Business Day before the requested date of any Borrowing of or conversion to Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) with respect to Tranche 1 Loans, whether the Borrower is requesting a Borrowing of Eurocurrency Rate Loans or Base Rate Loans, a conversion of Tranche 1 Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount and Class of Loans to be borrowed, converted or continued, (iv) with respect to Tranche 1 Loans, the Type of Tranche 1 Loans to be borrowed or to which existing Tranche 1 Loans are to be converted and (v) with respect to Tranche 1 Loans, if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Tranche 1 Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Tranche 1 Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of six (6) months.

(b) [Reserved].

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Adjusted LIBO Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Tranche 1 Loans from one Type to the other, and all continuations of Tranche 1 Loans of the same Type, there shall not be more than eight (8) Interest Periods in effect for Tranche 1 Loans.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) [Reserved].

SECTION 2.03. [Reserved].

SECTION 2.04. [Reserved].

SECTION 2.05. Prepayments.

(a) Optional.

(i) So long as all amounts outstanding under the First Lien Credit Agreement have been paid in full in Same Day Funds and there are no commitments or letters of credit outstanding under the First Lien Credit Agreement (unless fully cash collateralized), the Borrower may, upon notice to the Administrative Agent, at any time voluntarily prepay Loans (or, in connection with the incurrence of Permitted Refinancing Indebtedness of any Class or Classes, such Class or Classes of Loans), in whole or in part, without premium or penalty, except as required under Section 2.05(e); provided that (A) such notice must be received by the Administrative Agent not later than 12:00 p.m. (New York City time) (1) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (2) on the date of prepayment of Base Rate Loans or Tranche 2 Loans; (B) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof; (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and (D) any prepayment of Tranche 2 Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall (x) specify the date and amount of such prepayment and, with respect to Tranche 1 Loans, the Type(s) of Tranche 1 Loans to be prepaid and (y) if such prepayment is in connection with the incurrence of Permitted Refinancing Indebtedness, the applicable Class or Classes of Loans to be prepaid. Each such notice shall be irrevocable, except as permitted under Section 2.05(a)(ii). The Administrative Agent will promptly notify each Lender (or each Lender of the applicable Class) of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, subject to Section 2.05(a)(ii), the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required by Section 2.05(e) or Section 3.05. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be paid to the Lenders in accordance with their respective Pro Rata Shares (or the applicable Class of Lenders in accordance with their respective Pro Rata Shares for such Class).

(ii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such prepayment would have resulted from a refinancing of all or any Class of the Loans, which refinancing shall not be consummated or shall otherwise be delayed.

(b) Mandatory. The provisions of this Section 2.05(b) shall be subject to Sections 2.05(d) and 2.05(e) below.

(i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrower shall cause to be prepaid an aggregate principal amount of the Loans then outstanding equal to (A) 100% of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ended December 31, 2013) minus (B) the sum of (i) all voluntary prepayments of Senior Lien Indebtedness during such fiscal year (provided that voluntary prepayments of revolving loans shall be excluded unless the commitments in respect of such revolving loans are voluntarily permanently reduced by the amount of such payments) and (ii) all voluntary prepayments of Loans or any Pari Passu Lien Indebtedness during such fiscal year, in the case of each of the immediately preceding clauses (i) and (ii), to the extent such prepayments are not funded with the proceeds of Indebtedness (such amount, “Adjusted Excess Cash Flow”); provided that the Borrower may use a portion of such Adjusted Excess Cash Flow to repurchase, redeem or prepay or offer to repurchase, redeem or prepay Pari Passu Lien Indebtedness, in each case to the extent the definitive documentation in respect of any applicable Pari Passu Lien Indebtedness requires the Borrower to repurchase, redeem or prepay or make an offer to repurchase, redeem or prepay such Pari Passu Lien Indebtedness with such Adjusted Excess Cash Flow, in each case in an amount not to exceed the product of (1) the amount of such Adjusted Excess Cash Flow and (2) a fraction, the numerator of which is the outstanding principal amount of Pari Passu Lien Indebtedness with respect to which such a requirement to repurchase, redeem or prepay or make an offer to repurchase, redeem or prepay exists and the denominator of which is the sum of the outstanding principal amount of such Pari Passu Lien Indebtedness and the outstanding principal amount of Loans; provided further that if any offer to repurchase, redeem or prepay any Pari Passu Lien Indebtedness is made pursuant to the preceding proviso and the aggregate amount of Adjusted Excess Cash Flow that has been offered to be applied to repurchase, redeem or prepay such Pari Passu Lien Indebtedness shall exceed the aggregate principal amount of such Adjusted Excess Cash Flow with respect to which such offer has been accepted, then within five (5) Business Days after the expiration of such offer the Borrower shall cause to be prepaid an aggregate principal amount of the Loans then outstanding equal to the amount of such excess. Notwithstanding anything to the contrary herein, if the Minimum Cash as of the end of such fiscal year after giving Pro Forma Effect to such prepayment of Loans would be less than the Minimum Amount on such date, the amount of prepayments required pursuant to this Section 2.05(b)(i) shall be reduced such that after giving Pro Forma Effect to such prepayment of Loans, the Minimum Cash as of the end of such fiscal year would be equal to the Minimum Amount on such date (except for any difference in a de minimis amount to the extent necessary because of minimum repayment or repurchase amounts or similar requirements).

(ii) (A) If (x) Holdings, the Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d) (to the extent constituting a Disposition by any Restricted Subsidiary to a Loan Party), (e), (g) or (h)) or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by Holdings, the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate principal amount of the Loans then outstanding equal to 100% of all Net Cash Proceeds realized or received; provided that, no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(b)(ii)(B) (which notice may only be provided if no Event of Default has occurred and is then continuing); provided further that, except with respect to any Net Cash Proceeds with respect to which the Borrower shall have given any such reinvestment notice, the Borrower may use a portion of such Net Cash Proceeds to repurchase, redeem or prepay or offer to repurchase, redeem or prepay Pari Passu Lien Indebtedness, in each case to the extent the definitive documentation in respect of any applicable Pari Passu Lien Indebtedness requires the Borrower to repurchase, redeem or prepay or make an offer to repurchase, redeem or prepay such Pari Passu Lien Indebtedness with such Net Cash Proceeds, in each case in an amount not to exceed the product of (1) the amount of such Net Cash Proceeds and (2) a fraction, the numerator of which is the outstanding principal amount of the Pari Passu Lien Indebtedness with respect to which such a requirement to repurchase, redeem or prepay or make an offer to repurchase, redeem or prepay exists and the denominator of which is the sum of the outstanding principal amount of such Pari Passu Lien Indebtedness and the outstanding principal amount of Loans; provided further that if any offer to repurchase, redeem or prepay any Pari Passu Lien Indebtedness is made pursuant to the immediately preceding proviso and the aggregate amount of Net Cash Proceeds that has been offered to be applied to repurchase, redeem or prepay such Pari Passu Lien Indebtedness shall exceed the aggregate principal amount of such Net Cash Proceeds with respect to which such offer has been accepted, then within five (5) Business Days after the expiration of such offer the Borrower shall cause to be prepaid an aggregate principal amount of the Loans then outstanding equal to the amount of such excess.

(B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for the business of Holdings and/or its Subsidiaries within (x) fifteen (15) months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a legally binding commitment to reinvest such Net Cash Proceeds within fifteen (15) months following receipt thereof, within one hundred and eighty (180) days of the date of such legally binding commitment; provided that (i) so long as an Event of Default shall have occurred and be continuing, the Borrower shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the Borrower entered into at a time when no Event of Default is continuing) and (ii) if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Loans as set forth in this Section 2.05(b).

(iii) If Holdings, the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall cause to be prepaid an aggregate principal amount of the Loans then outstanding equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

(iv) [Reserved].

(v) Each prepayment of Loans pursuant to this Section 2.05(b) shall be allocated among the Classes of Loans on a ratable basis and each prepayment shall be paid to the Lenders of any Class in accordance with their respective Pro Rata Shares subject to clause (vi) of this Section 2.05(b). In connection with any mandatory prepayments by the Borrower of the Loans pursuant to this Section 2.05(b), such prepayments shall be applied within each Class on a pro rata basis to the then outstanding Loans being prepaid irrespective of in the case of Trance 1 Loans whether such outstanding Loans are Base Rate Loans or Eurocurrency Rate Loans; provided that, in the case of Tranche 1 Loans, if no Tranche 1 Lenders exercise the right to waive a given mandatory prepayment of the Tranche 1 Loans pursuant to Section 2.05(b)(vi), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Tranche 1 Loans that are Base Rate Loans to the full extent thereof before application to Tranche 1 Loans that are Eurocurrency Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

(vi) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice and of such Lender’s Pro Rata Share of the prepayment. Each Lender may reject all (but not less than all) of its Pro Rata Share of any mandatory prepayment of Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 2:00 p.m. (New York time) one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment; provided that all (but not less than all) Rejection Notices may be rejected by the Borrower by 4:00 p.m. (New York time) on the day of its receipt and shall, upon written notice by the Borrower to the Administrative Agent, become ineffective. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Loans. In the event a Lender rejects its Pro Rata Share of any mandatory prepayment of Loans required pursuant to clauses (i) through (iii) of this Section 2.05(b), the rejected portion of such Lender’s Pro Rata Share of such prepayment shall be retained by the Borrower.

(c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon and any premium payable under Section 2.05(e), together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05.

(d) Repayment of First Lien Credit Agreement. Notwithstanding the foregoing provisions of this Section 2.05, no prepayment of the Loans shall be made pursuant to this Section 2.05 until all amounts outstanding under the First Lien Credit Agreement and the other First Lien Debt Documents have been paid in full in Same Day Funds and there are no commitments or letters of credit outstanding under the First Lien Credit Agreement (unless fully cash collateralized or supported by backstop letters of credit).

(e) Applicable Premium Amount. In the event that for any reason the Borrower makes any optional or mandatory prepayment of Loans, such prepayment shall be accompanied by the payment by the Borrower to the Administrative Agent, for the ratable account of each of the applicable Lenders of the same Class, of the Applicable Premium Amount (if any) applicable to each Class of Loans so prepaid.

SECTION 2.06. [Reserved].

SECTION 2.07. Repayment of Loans.

(a) Tranche 1 Loans. The Borrower shall repay to the Administrative Agent, for the ratable account of the Tranche 1 Lenders, on the Maturity Date for the Tranche 1 Loans, the aggregate principal amount of all Tranche 1 Loans outstanding on such date. Such repayment shall be accompanied by the payment of a repayment fee in the amount of 2.00% of the aggregate principal amount of the Tranche 1 Loans repaid or otherwise outstanding on such date.

(b) Tranche 2 Loans. The Borrower shall repay to the Administrative Agent, for the ratable account of the Tranche 2 Lenders, on the Maturity Date for the Tranche 2 Loans, the aggregate principal amount of all Tranche 2 Loans outstanding on such date.

SECTION 2.08. Interest.

(a) Tranche 1 Loans. Subject to the provisions of Section 2.08(c), (i) each Tranche 1 Loan that is a Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; and (ii) each Tranche 1 Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date at a rate per annum equal to the Base Rate plus the Applicable Rate. Interest on each Tranche 1 Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.

(b) Tranche 2 Loans. Subject to the provisions of Section 2.08(c), each Tranche 2 Loan shall bear interest on the outstanding principal amount thereof from the Closing Date at a rate of 8.375% per annum, payable quarterly in arrears. Interest on the Tranche 2 Loans shall be payable in cash on each Interest Payment Date applicable thereto at a rate of 4.00% per annum, and the remaining accrued interest shall automatically, without further action by any Person, be capitalized in the form of increasing the outstanding principal amount of the Tranche 2 Loans (“PIK Interest”) on each Interest Payment Date applicable thereto (such increase, a “PIK Payment”). Following an increase in the principal amount of the outstanding Tranche 2 Loans as a result of a PIK Payment, the Tranche 2 Loans will bear interest on such increased principal amount from and after the date of such PIK Payment.

(c) Default Interest. The Borrower shall pay interest on (i) past due amounts hereunder or (ii) any amounts owed or owing or accruing after an Event of Default occurs under Section 8.01(f), in each case, at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d) General. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(e) Currency. Interest on each Loan (other than any PIK Interest) shall be payable in Dollars.

SECTION 2.09. Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

SECTION 2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred and sixty-five/three hundred and sixty-six (365/366) days and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.11. Evidence of Indebtedness.

(a) The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as a non-fiduciary agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Class, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a), and by each Lender in its account or accounts pursuant to Section 2.11(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

SECTION 2.12. Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. All such payments shall be made to such account as may be specified by the Administrative Agent, except that payments pursuant to Sections 10.04 and 10.05 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (New York City time) may, in the sole discretion of the Administrative Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Except as otherwise provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to make Loans pursuant to Section 2.01 or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(e) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Total Outstandings.

SECTION 2.13. Sharing of Payments. If, other than as expressly provided elsewhere herein (including, without limitation with respect to voluntary prepayments pursuant to Section 2.05(a) in connection with the incurrence of Permitted Refinancing Indebtedness of any Class or Classes, such Class or Classes of Loans), any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b)

purchase from the other Lenders such participations in the Loans (or applicable Class of Loans) made by them, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans (or applicable Class of Loans) or such participations, as the case may be, pro rata with each of them (or applicable Class of Lenders); provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender (or each other Lender from the applicable Class) shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased (to the extent applicable to the Class of the purchasing Lender). Notwithstanding anything to the contrary herein, any payments made by the Borrower to the Tranche 1 Initial Lender or its Affiliates pursuant to the Fee Letter shall not be subject to the provisions of this Section 2.13.

SECTION 2.14. Incremental Loans. The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy thereof to each of the Lenders), request additional term loans (“Incremental Loans”) from the Tranche 1 Lenders (or, to the extent provided below, from other potential lenders), in an aggregate principal amount for all tranches of Incremental Loans not to exceed the Incremental Loan Amount, which shall have terms that are identical to the terms of the Tranche 1 Loans made on the Closing Date and shall be subject to the terms and provisions of this Agreement; provided that (i) both at the time of any such request and upon the effectiveness of any Incremental Amendment, no Default or Event of Default shall exist, and (ii) the Borrower shall be in compliance with the covenants set forth in Sections 7.10, 7.11 and 7.12 for the Test Period in effect at the effective date of such Incremental Loans determined on a Pro Forma Basis. Each tranche of Incremental Loans shall be in an aggregate principal amount that is not less than $25,000,000 (provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in the immediately preceding sentence).

The Borrower shall send a request to each Tranche 1 Lender for Incremental Loans that specifies the amount of Incremental Loans being requested and the time period within which each Tranche 1 Lender is requested to respond (which shall in no event be less than ten

Business Days from the date of delivery of such notice to the Tranche 1 Lenders (a “Designated Offer Period”). Each Tranche 1 Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide any portion of the Incremental Loans and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested Incremental Loans. Any Tranche 1 Lender not responding within such time period shall be deemed to have declined to provide Incremental Loans. The Administrative Agent shall notify the Borrower and each Tranche 1 Lender of the Tranche 1 Lenders’ responses to each request made hereunder.

If Tranche 1 Lenders do not agree to provide Incremental Loans in the aggregate principal amount requested by Borrower as permitted above within the Designated Offer Period, then the portion of requested Incremental Loans not agreed to be provided by Tranche 1 Lenders may, subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed and such approval shall be deemed given if the Borrower does not receive written objection thereto within five (5) Business Days of proposing a new Lender), be offered to Eligible Assignees on terms otherwise determined by the Borrower and the Lenders thereof so long as the Incremental Loans (i) shall rank pari passu in right of payment and of security in all respects (including with respect to any intercreditor arrangements) with the Loans, (ii) shall mature no earlier than the Maturity Date applicable to the Tranche 1 Loans, (iii) shall have a Weighted Average Life to Maturity no shorter than the then remaining Weighted Average Life to Maturity of the Tranche 1 Loans, and (iv) the terms and conditions applicable to such Incremental Loans are not materially less favorable to the Loan Parties or the existing Tranche 1 Lenders than the terms and conditions of the existing Tranche 1 Loans (other than in respect of interest rate, maturity and amortization). Any new Lender that provides an Incremental Loan shall sign a joinder to this Agreement in form and substance reasonably satisfactory to the Borrower, the Administrative Agent and their respective counsel.

If Incremental Loans are provided in accordance with this Section 2.14, the Administrative Agent and the Borrower shall determine the effective date and the final allocation thereof. The Administrative Agent shall promptly notify the Borrower, the Tranche 1 Lenders and each other Lender of such Incremental Loans of the final allocation of such Incremental Loans and effective date thereof.

No consent of any Lender (other than Lenders providing such Incremental Loans) shall be required for the provision of Incremental Loans under this Section 2.14. This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

SECTION 3.01. Taxes.

(a) Except as provided in this Section 3.01, any and all payments by the Borrower or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, (i) taxes imposed on or measured by its net income (including branch profits) and franchise (and similar) taxes imposed on it in lieu of net income taxes, in each case, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a Lending Office and (ii) any U.S. federal withholding taxes imposed under FATCA and, in each case, and all liabilities (including additions to tax, penalties and interest) with respect thereto (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If any Loan Party shall be required by any Laws to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions, (iii) the Borrower or such other Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), such Loan Party shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. If any Loan Party fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence, such Loan Party shall indemnify such Agent and such Lender for any incremental taxes, interest or penalties that may become payable by such Agent or such Lender arising out of such failure within ten (10) days of written demand therefor.

(b) In addition, the Loan Parties agree to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) (hereinafter referred to as “Other Taxes”).

(c) The Loan Parties agree to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable and paid under this Section 3.01) payable by such Agent and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that such Agent or Lender, as the case may be, provides the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(c) shall be made within ten (10) days after the date such Lender or such Agent makes a demand therefor.

(d) Each Lender shall severally indemnify each Agent for any taxes (including any taxes that are excluded from the definition of “Taxes” pursuant to this Section 3.01, but, in the case of any Taxes, only to the extent that the Borrower has not already indemnified such Agent for such Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender that are paid or payable by such Agent in connection with any Loan Document or attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that such Agent provides the Lender with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(d) shall be made within ten (10) days after the date such Agent makes a demand therefor.

(e) The Loan Parties shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent or a change in the Lending Office of such Lender, except to the extent that any such change is requested or required in writing by the Borrower (provided that nothing in this clause (e) shall be construed as relieving the Loan Parties from any obligation to make such payments or indemnification (i) in the event of a change in Lending Office or place of organization that precedes a Change in Law to the extent such Taxes result from a Change in Law, or (ii) that were payable or indemnifiable to such Lender’s assignor immediately before such Lender became a party hereto).

(f) Notwithstanding anything else herein to the contrary, if a Foreign Lender or an Agent is subject to U.S. Federal withholding tax at a rate in excess of zero percent at the time such Lender or such Agent, as the case may be, first becomes a party to this Agreement, U.S. Federal withholding tax imposed by such jurisdiction at such rate shall be considered excluded from Taxes unless and until such Lender or Agent, as the case may be, provides the appropriate forms certifying that a lesser rate applies, whereupon U.S. Federal withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided that, if at the date of the Assignment and Assumption pursuant to which a Foreign Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) of this Section 3.01 in respect of U.S. Federal withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to U.S. Federal withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) U.S. Federal withholding tax, if any, applicable with respect to the Lender assignee on such date. A Lender that is entitled to an exemption from or reduction of Bermuda withholding tax shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law and as reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation; provided further that the Borrower, shall reimburse such Lender for any material out-of-pocket costs that are incurred by the Lender with respect to providing any such documentation.

(g) If a payment made to or for the account of any Agent or any Lender (including an Assignee to which a Lender assigns its interest in accordance with Section 10.07 and any Participant to which a Lender sells its interest or a portion thereof in accordance with Section 10.07(e)) under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Agent or Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b), as applicable), such Agent or Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for the purposes of this subsection 3.01(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) If any Lender or Agent determines, in its sole discretion, that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by a Loan Party pursuant to this Section 3.01, it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to such Loan Party, net of all out-of-pocket expenses (including Taxes) of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that such Loan Party, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(i) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage; provided further that nothing in this Section 3.01(i) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (c). The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation.

(j) Each of the Borrower and the Lenders shall treat each of the Loans as debt for U.S. federal income tax purposes and will not take any position on any federal, state or local income or franchise tax return or take any other reporting position that is inconsistent with the treatment of the Loans as debt for U.S. federal income tax purposes.

SECTION 3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

SECTION 3.03. Inability To Determine Rates. If the Tranche 1 Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Adjusted LIBO Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Adjusted LIBO Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such

Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a conversion to or continuation of Base Rate Loans in the amount specified therein.

SECTION 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a) If any Tranche 1 Lender determines that as a result of any Change in Law, or such Tranche 1 Lender’s compliance therewith, there shall be any increase in the cost to such Tranche 1 Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans, or a reduction in the amount received or receivable by such Tranche 1 Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) taxes expressly excluded from the definitions of Taxes in Section 3.01(a) or (ii) reserve requirements contemplated by Section 3.04(c)), then from time to time within fifteen (15) days after demand by such Tranche 1 Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Tranche 1 Lender such additional amounts as will compensate such Tranche 1 Lender for such increased cost or reduction.

(b) If any Tranche 1 Lender determines that any Change in Law regarding capital adequacy, or compliance by such Tranche 1 Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Tranche 1 Lender or any corporation controlling such Tranche 1 Lender as a consequence of such Tranche 1 Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Tranche 1 Lender’s desired return on capital), then from time to time upon demand of such Tranche 1 Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Tranche 1 Lender such additional amounts as will compensate such Tranche 1 Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) The Borrower shall pay to each Tranche 1 Lender, (i) as long as such Tranche 1 Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Tranche 1 Lender (as determined by such Tranche 1 Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Tranche 1 Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the funding of Eurocurrency Rate

Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Loan by such Tranche 1 Lender (as determined by such Tranche 1 Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Tranche 1 Lender. If a Tranche 1 Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to Section 3.04(a), (b) or (c) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor; provided further that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

SECTION 3.05. Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Adjusted LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

SECTION 3.06. Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurocurrency Rate Loans, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to continue from one Interest Period to another any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Tranche 1 Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis and Interest Periods) in accordance with their respective Pro Rata Share.

SECTION 3.07. Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section 3.04 or (ii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s outstanding Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s outstanding Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders, the Tranche 1 Required Lenders or the Tranche 2 Required Lenders, as applicable, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

SECTION 3.08. Survival. All of the Borrower’s obligations under this Article III shall survive repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO FUNDING OF LOANS

SECTION 4.01. Conditions to Funding. The obligation of (x) the Tranche 1 Initial Lender to fund Tranche 1 Loans pursuant to this Agreement and (y) the Tranche 2 Initial Lenders to make Tranche 2 Loans pursuant to this Agreement, in each case, is subject to the satisfaction, or waiver in accordance with Section 10.01, of the following conditions precedent on or before the date that is 45 days after the date of this Agreement, or, upon the Borrower’s written notice to the Tranche 1 Initial Lender and the Administrative Agent, on or before the date that is 57 days after the date of this Agreement:

(a)	The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or electronic PDFs (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)	executed counterparts of this Agreement (subject to Section 10.24 in the case of the Tranche 2 Initial Lenders), the First Lien Intercreditor Agreement, the Pari Passu Lien Intercreditor Agreement described in clause (i) of the definition thereof, and each Guaranty;

(ii)	a Note executed by the Borrower in favor of each Initial Lender, upon the request of such Initial Lender at least one Business Day prior to the Closing Date;

(iii)	subject to Section 6.17, each Collateral Document set forth on Schedule 4.01(a), duly executed by each Loan Party thereto, together with evidence that all other actions, recordings and filings that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(iv)	a Perfection Certificate with respect to the Loan Parties dated as of the Closing Date;

(v)	in respect of each Loan Party, a certificate of such Loan Party attaching (A) a copy of its Organization Documents and, to the extent applicable, certified as of the Closing Date or a recent date prior thereto by the appropriate Governmental Authority; (B) signature and incumbency certificates of the officers of such Loan Party executing the Loan Documents to which such Loan Party is a party; (C) resolutions of the board of directors, board of managers or similar governing body (and, if applicable, of the shareholders or members) of such Loan Party approving and authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date, certified as of the Closing Date by its secretary, an assistant secretary, director, counsel, attorney or other Responsible Officer as being in full force and effect without modification or amendment; (D) if applicable in the jurisdiction of incorporation, organization or formation, as applicable, of such Loan Party, a good standing, status or similar certificate from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, each dated the Closing Date or a recent date prior thereto; and (E) other certificates of Responsible Officers of such Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(vi)	a certificate signed by a Responsible Officer of the Borrower certifying that (x) the conditions set forth below in Section 4.01(c) and (d) have been satisfied, (y) no “Default” or “Event of Default” exists under and as defined in the First Lien Credit Agreement and (z) Consolidated EBITDA as of the end of the four fiscal quarter period ended December 31, 2012 attributable to Holdings, the Borrower and the Restricted Subsidiaries that are Guarantors collectively represents on a non-consolidated basis at least 95% of Consolidated EBITDA for such four fiscal quarter period;

(vii)	a certificate attesting to the Solvency of the Loan Parties (taken as a whole) on the Closing Date after giving effect to the Restructuring Transaction from the Chief Financial Officer of the Borrower;

(viii)	evidence that all insurance (other than title insurance) required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that, subject to the terms of the First Lien Intercreditor Agreement, the Collateral Agent has been named as additional insured under each insurance policy with respect to such insurance as to which the Collateral Agent shall have requested to be so named; and

(ix)	copies of recent Lien search results in each jurisdiction reasonably requested by the Collateral Agent with respect to the Domestic Loan Parties.

(b)	All fees and expenses required to be paid hereunder and invoiced before the Closing Date, including any fees required to be paid on or prior to the Closing Date pursuant to the Fee Letter, shall have been paid in full in cash.

(c)	The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(d)	No Default or Event of Default shall exist or would result from the Loans made on the Closing Date or the application of proceeds therefrom.

(e)	The Administrative Agent shall have received opinions from (i) Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Borrower, which shall, in addition to the customary opinions addressed below, also include validity and perfection of liens and no conflicts with applicable Law or material debt documents and (ii) special Bermuda, Gibraltar and Luxembourg counsel to the respective Loan Parties, each such opinion addressed to the Administrative Agent, the Collateral Agent and the Tranche 1 Initial Lender and addressing due authorization, execution and delivery and enforceability of the Loan Documents, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Tranche 1 Initial Lender.

(f)	The Administrative Agent shall have received a form UCC-1 financing statement for each Loan Party, naming such Loan Party as debtor and the Collateral Agent as secured party, in proper form for filing in the applicable filing office.

(g)	The Administrative Agent shall have received all documentation and other information requested by the Administrative Agent at least five (5) Business Days prior to the Closing Date and required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “Patriot Act”).

(h)	Since December 31, 2012, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(i)	On the Closing Date and substantially concurrently with the incurrence of the Loans and the use of a portion of the proceeds of such Loans, all Indebtedness and other obligations (other than contingent obligations not then due) of Holdings, the Borrower and their respective Subsidiaries under the 1.5 Lien Credit Agreement shall have been repaid in full, together with all fees and other amounts owing thereon, and all commitments under the 1.5 Lien Credit Agreement shall have been terminated, all as set forth in a customary payoff letter from the agent for the 1.5 Lien Credit Agreement.

(j)	On the Closing Date and substantially concurrently with the incurrence of the Loans (i) all of the conditions in respect of the Exchange Offers and the Consent Solicitations (other than conditions that by their nature will be satisfied by the funding of the Loans on the Closing Date) shall have been satisfied or waived by the Loan Parties, in each case without giving effect to any amendments or waivers to the Exchange Offers and the Consent Solicitations that have not been approved in advance in writing by the Tranche 1 Initial Lender (other than any amendments or waivers that are not materially adverse to the interests of the Tranche 1 Initial Lender), (ii) the Senior Notes Exchange Offers shall be consummated in accordance with their terms and substantially concurrently with the funding of the Loans hereunder, and (iii) the Dealer Manager and the Solicitation Agent shall have received customary comfort letters, negative assurance letters and such further customary documents and certificates as reasonably requested by, and in each case in form and substance reasonably satisfactory to, the Dealer Manager and the Solicitation Agent in connection with the Exchange Offers and the Consent Solicitations, as the case may be.

(k)	All requisite material governmental authorities and third parties shall have approved or consented to the Restructuring Transaction and the other transactions contemplated hereby to the extent required, all applicable waiting or appeal periods (including any extensions thereof) shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Restructuring Transaction or the other transactions contemplated hereby.

(l)	Except as set forth in Item 3 of the Holdings Annual Report, there shall be no litigation, arbitration, administrative proceeding or consent decree that could reasonably be expected to have a material adverse effect on the ability of the parties to consummate the Restructuring Transaction or the other transactions contemplated hereby.

(m)	Holdings shall have filed with the SEC Holdings’ Form 10-K for the year ended December 31, 2012.

SECTION 4.02. Additional Conditions to Funding the Tranche 1 Loans. The obligation of the Tranche 1 Initial Lender to fund Tranche 1 Loans pursuant to this Agreement is further subject to the satisfaction, or waiver in accordance with Section 10.01, of the following conditions precedent on or before the date that is 45 days after the date of this Agreement, or, upon the Borrower’s written notice to the Tranche 1 Initial Lender, on or before the date that is 57 days after the date of this Agreement:

(a) Since the date of this Agreement, no Tranche 1 Backstop Material Adverse Effect has occurred or has been alleged in writing by the Tranche 1 Backstop Parties to have occurred, and the Tranche 1 Initial Lender shall have received a letter from each of the Tranche 1 Backstop Parties, in the form attached as Exhibit A to the Tranche 1 Commitment Letter (as in effect on the date hereof) or such other form satisfactory to the Tranche 1 Initial Lender, confirming that no Tranche 1 Backstop Material Adverse Effect has occurred or will be alleged by any Tranche 1 Backstop Party to have occurred on or prior to the Closing Date.

(b) The Tranche 1 Escrow Agreement shall have been executed and delivered by each of the parties thereto and each Person that will become a Tranche 1 Lender under this Agreement pursuant to the terms of the Exchange Offers shall have deposited all amounts required thereby to be deposited in the Escrow Account (as defined in the Tranche 1 Escrow Agreement) in each case in accordance with the terms of the Tranche 1 Escrow Agreement.

(c) Each of the Tranche 1 Commitment Letter and the Fee Letter are in full force and effect and are, in the case of the Fee Letter, legal, valid and binding obligations of the Borrower and, in the case of the Tranche 1 Commitment Letter and to the knowledge of the Borrower, the Tranche 1 Backstop Parties, enforceable against such parties in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). As of the Closing Date, neither the Tranche 1 Commitment Letter nor the Fee Letter has been withdrawn, terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such withdrawal, termination, repudiation or rescission has, to the knowledge of the Borrower, been threatened.

(d) The Tranche 1 Initial Lender shall have (i) received all information requested by it from each holder of Senior Notes and 2016 Senior Notes that has subscribed for assignments of Loans pursuant to the Exchange Offers (such holders, the “Subscribing Holders”), including all documentation and other information requested by it in connection with “know your customer” and anti-money laundering rules and regulations and (ii) determined if each of the Subscribing Holders is an Eligible Assignee hereunder and is otherwise not ineligible to be a Lender; provided that the condition set forth in this Section 4.02(d) shall be deemed to be satisfied at the end of the fifth Business Day following the final expiration of each of the Exchange Offers unless otherwise agreed between the Tranche 1 Initial Lender and the Borrower.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to (a) the Tranche 2 Lenders on the Closing Date all of the matters set forth in this Article V and (b) the Agents and the Tranche 1 Lenders on the date hereof (unless such representation and warranty is expressly limited to the Closing Date only) and on the Closing Date all of the matters set forth in this Article V:

SECTION 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Restructuring Transaction, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.03. Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Restructuring Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any

Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, fraudulent transfer, preference or similar Laws and by general principles of equity.

SECTION 5.05. Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(b) Since December 31, 2012, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c) Neither Holdings nor any Subsidiary has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05, (ii) obligations arising under or permitted by this Agreement, (iii) Indebtedness or other obligations or liabilities that are to be discharged on the Closing Date in connection with the Restructuring Transaction and, as of the Closing Date, are discharged, and (iv) liabilities incurred in the ordinary course of business) that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

SECTION 5.06. Litigation. Except as set forth in Item 3 of the Holdings Annual Report, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.07. No Default. Neither Holdings nor any of its Subsidiaries is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.08. Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.09. Environmental Compliance.

(a) There are no claims, actions, suits, or proceedings alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by any of the Loan Parties and their Subsidiaries at any other location.

(c) The properties owned, leased or operated by Holdings and the Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(d) Neither Holdings nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

(f) Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties and their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.

SECTION 5.10. Taxes. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdings and its Subsidiaries have timely filed all Federal and state and other tax returns and reports required to be filed by them and have timely paid all Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

SECTION 5.11. ERISA Compliance.

(a) Except as set forth in Schedule 5.11(a) or as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) (i) No ERISA Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan; (ii) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) Except where noncompliance would not reasonably be expected to result in a Material Adverse Effect, each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable Laws, statutes, rules, regulations and orders, and neither a Loan Party nor any Subsidiary has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. Except as would not reasonably be expected to result in a Material Adverse Effect, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of a Loan Party or Subsidiary (based on the actuarial assumptions used for purposes of the applicable jurisdiction’s financial reporting requirements), did not exceed the current value of the assets of such Foreign Plan, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued.

SECTION 5.12. Subsidiaries; Equity Interests. Neither Holdings nor any Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in material Subsidiaries have been validly issued, are fully paid and nonassessable and all Equity Interests owned by Holdings or any other Loan Party are owned free and clear of all Liens, except (i) those created under the Collateral Documents, (ii) the Senior Liens, the Pari Passu Liens and Junior Liens in effect on the date this representation is made, (iii) Liens that are to be released and discharged on the Closing Date in connection with the Restructuring Transaction and, as of the Closing Date, are released and discharged and (iii) any nonconsensual Lien that is permitted under Section 7.01. Schedule 5.12 (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of Holdings, the Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership, (c) identifies each Subsidiary that is not a Guarantor and, for any such Subsidiary, whether it is an Excluded Subsidiary, an Immaterial Subsidiary or an Unrestricted Subsidiary, and (d) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement. As of the Closing Date, there are no Immaterial Subsidiaries, Unrestricted Subsidiaries or Excluded Subsidiaries that are guarantors under the First Lien Debt Documents or whose Equity Interests have been pledged to secure the obligations under the First Lien Debt Documents, except to the extent any such Subsidiary is also a party to the Guaranty or has also had its Equity Interests (and in the same percentage as under the First Lien Debt Documents) pledged to secure the Obligations, as applicable.

SECTION 5.13. Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loan will be used for any purpose that violates Regulation U.

(b) None of Holdings, any Person Controlling the Borrower or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 5.14. Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement (including any amendment hereto) or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

SECTION 5.15. Intellectual Property; Licenses, Etc. Each of the Loan Parties and their Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No such IP Rights infringe upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.16. Solvency. On the Closing Date after giving effect to the Restructuring Transaction, the Loan Parties, on a consolidated basis, are Solvent.

SECTION 5.17. Subordination of Subordinated Financing. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Subordinated Financing Documentation.

SECTION 5.18. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against Holdings or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened; (b) none of hours worked by nor any payments made to employees of Holdings or any of its Subsidiaries have been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from Holdings or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

SECTION 5.19. Liens and Guarantees. As of the Closing Date, subject to Section 6.17, the Collateral Agent has been granted a Lien on all assets (other than the First Lien Tranche S Collateral Account and any assets credited to the First Lien Tranche S Collateral Account) of Holdings and its Subsidiaries that secure, and a Guaranty from each Subsidiary of Holdings that has guaranteed, the First Lien Credit Agreement and the First Lien Debt Documents.

SECTION 5.20. Subsequent Pricing Increase Effective Date. On the Closing Date, after giving effect to the Restructuring Transaction, the Subsequent Pricing Increase Effective Date (as defined in the First Lien Credit Agreement as in effect on the date hereof) has occurred.

ARTICLE VI

AFFIRMATIVE COVENANTS

From the Closing Date until the date on which all Loans and other Obligations hereunder shall have been satisfied in full, Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

SECTION 6.01. Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in Section 6.01(a) and 6.01(b) may be satisfied with respect to financial information of Holdings and its Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings that holds all of the Equity Interests of Holdings) or (B) Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B) above, to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

SECTION 6.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent registered public accounting firm certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default resulting from a violation of Section 7.10, 7.11 or 7.12 or, if any such Event of Default shall exist, stating the nature and status of such event;

(b) no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and, if such Compliance Certificate demonstrates an Event of Default resulting from a violation of Section 7.11 or 7.12, any of the Equity Investors may deliver, together with such Compliance Certificate, notice of their intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 8.05; provided that the delivery of a Notice of Intent to Cure shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document;

(c) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt instruments of any Loan Party or of any of its Subsidiaries pursuant to the terms of the

First Lien Debt Documents, the High Yield Notes Documentation, the Existing Second Lien Indenture, Subordinated Financing Documentation, Permitted Refinancing Indebtedness Documentation or any definitive documentation in respect of the 2016 Senior Notes (or any Permitted Refinancing thereof), any Junior Lien Indebtedness or any Pari Passu Lien Indebtedness, in each case in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(e) together with the delivery of the financial statements pursuant to Section 6.01(a) and each Compliance Certificate pursuant to Section 6.02(b), (i) a report setting forth the information required by Section 3.03(c) of the Security Agreement or confirming that there has been no change in such information since the date hereof or the date of the last such report, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary that identifies each Subsidiary as a Restricted Subsidiary, an Unrestricted Subsidiary, an Excluded Subsidiary and/or an Immaterial Subsidiary as of the date of delivery of such Compliance Certificate; and

(f) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings or the Borrower posts such documents, or provides a link thereto on Holdings’ or the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on Holdings’ or the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

SECTION 6.03. Notices. Promptly (and, in the case of clauses (a) and (b) below, after obtaining knowledge thereof) notify the Administrative Agent:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights or the assertion or occurrence of any noncompliance by any Loan Party or as any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iv) the occurrence of any ERISA Event; and

(c) of any amendments, restatements, supplements or other material modifications to the First Lien Debt Documents or any definitive documentation in respect of any Junior Lien Indebtedness, any Pari Passu Lien Indebtedness, the High Yield Notes, the 2016 Senior Notes or the Existing Second Lien Notes (or any Permitted Refinancing thereof), any Subordinated Financing or any Permitted Refinancing Indebtedness.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) stating that such notice is being delivered pursuant to Section 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and, except in the case of Section 6.03(c), stating what action the Borrower has taken and proposes to take with respect thereto.

SECTION 6.04. Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or 7.05.

SECTION 6.06. Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

SECTION 6.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Holdings, Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

SECTION 6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.09. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings or such Subsidiary, as the case may be.

SECTION 6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with Holdings’ independent public accountants.

SECTION 6.11. Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied at all times, including (but in any such case subject to Section 6.17 and the terms of the Senior Lien Intercreditor Agreement) the following:

(a) Upon (i) the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party, (ii) the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Domestic Subsidiary (other than an Excluded Subsidiary) as a Restricted Subsidiary, (iii) any non-wholly owned Domestic Subsidiary becoming a wholly owned Domestic Subsidiary (other than an Excluded Subsidiary) or (iv) any Domestic Subsidiary that was previously an Excluded Subsidiary ceasing to be an Excluded Subsidiary:

(i) within thirty (30) days after such formation, acquisition, designation or other event or such longer period as the Administrative Agent may agree in its discretion:

(A) cause each such Restricted Subsidiary that is or is required to be a Domestic Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the real properties owned by such Restricted Subsidiary that have a book value in excess of $7,250,000 in detail reasonably satisfactory to the Administrative Agent;

(B) cause (x) each such Restricted Subsidiary that is or is required to be a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Mortgages, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement and (y) each direct parent of each such Restricted Subsidiary that is or is required to be a Guarantor pursuant to the Collateral and Guarantee Requirement or that is the Borrower to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) such Security Agreement Supplements and other security agreements as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C) (x) cause each such Restricted Subsidiary that is or is required to be a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent and (y) cause each direct parent of such Restricted Subsidiary to deliver any and all certificates representing the outstanding Equity Interests (to the extent certificated) of such Restricted Subsidiary that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness issued by such Restricted Subsidiary and required to be pledged in accordance with the Collateral Documents, indorsed in blank to the Collateral Agent; and

(D) take, and cause such Restricted Subsidiary and each direct parent of such Restricted Subsidiary that is or is required to be a Guarantor pursuant to the Collateral and Guarantee Requirement or that is the Borrower to take, whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent or the Collateral Agent (or in any representative or Supplemental Administrative Agent of the Administrative Agent or the Collateral Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity;

(ii) within thirty (30) days after the request therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request; and

(iii) as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each parcel of real property that is owned by such Restricted Subsidiary that is or is required to be a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement and has a book value in excess of $7,250,000 any existing title reports, surveys or environmental assessment reports.

(b) Promptly after (x) the acquisition of any material personal property by the Borrower or any Domestic Guarantor or (y) the acquisition of any owned real property by the Borrower or any Domestic Guarantor with a book value in excess of $7,250,000, and if such personal property or owned real property shall not already be subject to a perfected Lien in favor of the Collateral Agent pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Administrative Agent and promptly thereafter shall cause such assets to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the Borrower or relevant Domestic Guarantor to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 6.13(b) with respect to real property.

(c) Promptly take such action as is necessary to ensure that (i) the Obligations and the Guaranties are secured by a Lien on any asset or property (other than the First Lien Tranche S Collateral Account and any assets credited to the First Lien Tranche S Collateral Account) that is subject to a Lien permitted pursuant to Sections

7.01(r), (aa), (bb), (cc) or (dd) and (ii) the Obligations are guaranteed by all Subsidiaries that guarantee the Senior Lien Indebtedness, the Pari Passu Lien Indebtedness, the Junior Lien Indebtedness, the High Yield Notes (and any Permitted Refinancing thereof) and the 2016 Senior Notes (and any Permitted Refinancing thereof).

SECTION 6.12. Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

SECTION 6.13. Further Assurances and Post-Closing Conditions.

(a) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

(b) In the case of any real property referred to in Section 6.11(b), provide the Administrative Agent with Mortgages with respect to such owned real property within thirty (30) days of the acquisition of, or, if requested by the Administrative Agent, entry into, or renewal of, a ground lease in respect of, such real property in each case together with:

(i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent or the Collateral Agent (as appropriate) for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements and in amount, reasonably acceptable to the

Administrative Agent, (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances, subject to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably request;

(iii) opinions of local counsel for the Loan Parties in states in which the real properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent;

(iv) evidence that each such space lease contains a provision reasonably acceptable to the Administrative Agent permitting a collateral assignment with respect to such provisions; provided that the Administrative Agent shall be permitted to waive this requirement if it is reasonably satisfied that the Borrower has used its commercially reasonable efforts to comply with this requirement; and

(v) such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.

SECTION 6.14. Designation of Subsidiaries. Each Subsidiary set forth on Schedule 1.01B is and shall continue to be an Unrestricted Subsidiary for all purposes of this Agreement and the other Loan Documents; provided that the board of directors of Holdings may at any time designate any Unrestricted Subsidiary as a Restricted Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time. Each Unrestricted Subsidiary will automatically be designated as a Restricted Subsidiary if such Unrestricted Subsidiary is a “Restricted Subsidiary” under any First Lien Debt Document or any definitive documentation in respect of any Senior Lien Indebtedness, any Pari Passu Lien Indebtedness, any Junior Lien Indebtedness, the High Yield Notes or the 2016 Senior Notes (or any Permitted Refinancing thereof), any Subordinated Financing or any Permitted Refinancing Indebtedness.

SECTION 6.15. Flood Insurance. With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time reasonably require, if at any time the area in which any improvements are located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

SECTION 6.16. Orbitz Indebtedness. If Orbitz TopCo, any of its Subsidiaries or any other Person whose primary assets or operations comprise a portion of the Orbitz Business and that is not then a Loan Party Guarantees or otherwise becomes liable for any Indebtedness of Holdings and its Subsidiaries (other than Orbitz TopCo, any of its Subsidiaries or any other Person whose primary assets or operations comprise a portion of the Orbitz Business), such Person shall become subject to the Collateral and Guarantee Requirement hereunder as if such Person were a Restricted Subsidiary (it being understood that in such case such Person shall, other than for purposes of granting guarantees and collateral pursuant to the Collateral and Guarantee Requirement, not be considered a Restricted Subsidiary hereunder).

SECTION 6.17. Post-Closing Matters.

(a) To the extent such items have not been delivered as of the Closing Date, within thirty (30) days after the Closing Date, or such longer period that is reasonably acceptable to the Administrative Agent (subject to clause (c) below), the Borrower and the applicable Domestic Guarantor shall deliver to the Collateral Agent: (i) counterparts of a second lien Mortgage with respect to (x) the owned real property of the Loan Parties located at 5350 South Valentia Way, Greenwood Village, Colorado and (y) the other Mortgaged Properties duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid second priority Lien on the property described therein, free and clear of all other Liens except as expressly permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably require, (iii) such existing surveys, existing abstracts, existing appraisals, legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property, and (iv) evidence that all other actions, recordings and filings in connection with the Mortgage that the Administrative Agent may deem reasonably necessary shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent; provided that the applicable Loan Party shall not be required to deliver the foregoing items if such Mortgaged Property shall have been sold, transferred or otherwise disposed of pursuant to a Disposition permitted by Section 7.05 within thirty (30) days after the Closing Date.

(b) To the extent such items have not been delivered as of the Closing Date and subject to the limitations set forth in the definition of Collateral and Guarantee Requirement, within thirty (30) days after the Closing Date, or such longer period that is reasonably acceptable to the Administrative Agent (subject to clause (c) below), Holdings and the Borrower shall ensure that the requirements set forth in clauses (f), (i) and (j) of the Collateral and Guarantee Requirement are satisfied.

(c) The periods for satisfying the requirements set forth in clauses (a) and (b) above shall not be extended by the Administrative Agent beyond the date that is sixty (60) days after the Closing Date unless the Lenders shall have received prior written notice of a request for any such extension and the Administrative Agent shall not have received, within ten (10) days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders, acting reasonably, object to such extension.

SECTION 6.18. Use of Proceeds. Use the proceeds of the Tranche 1 Loans made on the Closing Date solely (a) to refinance in full amounts outstanding under the 1.5 Lien Credit Agreement, (b) to finance the cash portion of the Exchange Offers, (c) to pay the consent fees in connection with the Exchange Offers and the Consent Solicitations, (d) to pay fees and expenses related to the foregoing and (e) to the extent of any remaining proceeds, for general corporate purposes; provided that no proceeds from the Tranche 1 Loans made on the Closing Date will be used to repay or refinance Existing Second Lien Notes (other than for the payment of fees and expenses relating to any such repayment or refinancing).

ARTICLE VII

NEGATIVE COVENANTS

So long as any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, Holdings and the Borrower shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly:

SECTION 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the First Lien Original Closing Date and listed on Schedule 7.01(b) and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(c) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or, if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiary;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of Holdings, the Borrower or any material Subsidiary;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property except for accessions to such property other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of Holdings, the Borrower or any material Subsidiary or (ii) secure any Indebtedness;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection, and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;

(m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(i) or to be applied against the purchase price for such Investment, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $5,000,000 incurred pursuant to Section 7.03(f);

(o) Liens in favor of Holdings, the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(d);

(p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the First Lien Original Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary) and the replacement, extension or renewal of any Lien permitted by this clause (p) upon or in the same property previously subject thereto in connection with the replacement, extension or renewal (without increase in the amount or any change in any direct or contingent obligor) of the amount or value secured thereby; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e), (g) or (k);

(q) any interest or title of a lessor under leases entered into by Holdings, the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(r) Liens on all or a portion of the Collateral to secure Permitted Refinancing Indebtedness, which Liens may be Pari Passu Liens or Junior Liens (but may not be Senior Liens);

(s) Liens encumbering out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Holdings, the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(t) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(u) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings, the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of business;

(v) Liens solely on any cash earnest money deposits made by Holdings, the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(w) (i) Liens placed upon the Equity Interests of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 7.03(g) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary and any of its Subsidiaries to secure a Guarantee by such Restricted Subsidiary and its Subsidiaries of any such Indebtedness incurred pursuant to Section 7.03(g);

(x) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(y) Liens arising from precautionary Uniform Commercial Code financing statement filings;

(z) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa) Liens securing Indebtedness and other obligations under the First Lien Credit Agreement and the First Lien Debt Documents (including Liens securing any First Lien Credit Agreement Permitted Refinancing Indebtedness);

(bb) Liens securing Indebtedness and other obligations permitted by Section 7.03(v) (including Liens securing any Permitted Refinancing thereof);

(cc) Liens securing Indebtedness and other obligations permitted by Section 7.03(y) (including Liens securing any Permitted Refinancing thereof); provided that such Liens are Pari Passu Liens; and

(dd) Liens securing Indebtedness and other obligations permitted by Section 7.03(z) (including Liens securing any Permitted Refinancing thereof); provided that such Liens are Junior Liens.

Notwithstanding the foregoing, (I) no Liens on any IP Collateral shall be permitted at any time, other than pursuant to Section 7.01(a), (b), (c), (h), (j), (m), (o), (p), (r), (u)(iii), (w), (aa), (bb), (cc) or (dd) and (II) no Liens (other than those referred to in Section 7.01(a), (r), (aa), (bb), (cc) or (dd)) shall be permitted on the Collateral consisting of the Equity Interests of the Borrower, Travelport (Bermuda) Ltd. or any Intermediate Holding Company.

Notwithstanding the foregoing, no Liens shall be permitted to exist directly or indirectly on any Mortgaged Property other than pursuant to clauses (a), (b), (c), (d), (g), (h), (j), (p), (q), (r), (x), (aa), (bb), (cc) or (dd) of this Section 7.01 (to the extent, with reference to clause (j) of this Section 7.01, the Borrower and the applicable Loan Party shall use commercially reasonable efforts to cause such leases, licenses, subleases or sublicenses to be subordinate to the lien of any Mortgage).

SECTION 7.02. Investments. Make or hold any Investments, except:

(a) Investments by Holdings, the Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors and employees of Holdings, the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof or after a Qualifying IPO, the Borrower or any Intermediate Holding Company) (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $7,250,000;

(c) Investments (i) by Holdings, the Borrower or any Restricted Subsidiary in any Loan Party, (ii) by any Restricted Subsidiary that is not a Loan Party in any other such Restricted Subsidiary that is also not a Loan Party and (iii) by the Borrower or any Restricted Subsidiary in any Restricted Subsidiary that is not a Loan Party; provided that the aggregate amount of such Investments in Persons that are not Loan Parties (together with, but without duplication of, the aggregate consideration paid in respect of Permitted Acquisitions of Persons that do not become Loan Parties pursuant to Section 7.02(i)(B), but with giving effect to any Investment permitted by Section 7.02(q)) shall not exceed $362,500,000 (net of any return representing a return of capital in respect of any such Investment);

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06, respectively;

(f) Investments (i) existing on the First Lien Fourth Amended and Restated Effective Date and set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the First Lien Fourth Amended and Restated Effective Date by Holdings, the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of any Investment permitted pursuant to this Section 7.02(f) is not materially increased from the amount of such Investment on the First Lien Fourth Amended and Restated Effective Date via the transfer of assets from any of Holdings or any Subsidiary thereof to the investee in respect of such Investment;

(g) Investments in Swap Contracts permitted under Section 7.03;

(h) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(i) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a wholly owned Subsidiary of Holdings (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):

(A) subject to clause (B) below, a majority of all property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and each applicable Loan Party and any such newly created or acquired Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement, the Subsidiaries of such created or acquired Subsidiary) shall be Guarantors and shall have complied with the requirements of Section 6.11, within the times specified therein (for the avoidance of doubt, this clause (A) shall not override any provisions of the Collateral and Guarantee Requirement);

(B) the aggregate amount of consideration paid in respect of acquisitions of Persons that do not become Loan Parties (together with, but without duplication of, the aggregate amount of all Investments in Foreign Subsidiaries that are not Loan Parties pursuant to Section 7.02(c)(iii), but with giving effect to any Investments permitted under Section 7.02(q)) shall not exceed $362,500,000 (net of any return representing a return of capital in respect of any such Investment);

(C) the acquired property, assets, business or Person is in the same line of business as Holdings and the Subsidiaries, taken as a whole;

(D) the board of directors (or similar governing body) of the Person to be so purchased or acquired shall not have indicated publicly its opposition to the consummation of such purchase or acquisition (which opposition has not been publicly withdrawn);

(E) (1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, Holdings, the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the covenants set forth in Sections 7.10, 7.11 and 7.12 for the Test Period in effect at the time such purchase or other acquisition is to occur and, in the case of acquisitions the aggregate consideration which is in excess of $36,250,000, evidenced by a certificate from the Chief Financial Officer of the Borrower demonstrating such compliance calculation in reasonable detail; and

(F) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(j) the Restructuring Transaction;

(k) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) in accordance with Section 7.06(h) or (i);

(n) so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing and Holdings, the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Sections 7.10, 7.11 and 7.12 for the Test Period in effect at the time such Investment is being made, other Investments (other than Investments in connection with any debt exchange or similar offer or any prepayments, redemptions, purchases, defeasances and other payments in respect of Indebtedness, including the High Yield Notes, the 2016 Senior Notes, any Subordinated Financings, any Junior Lien Indebtedness, any Pari Passu Lien Indebtedness and the Indebtedness existing under the First Lien Credit Agreement and (y) Investments that constitute, directly or indirectly, Restricted Payments, dividends or other similar payments) that do not exceed $110,000,000 minus the aggregate amount of all outstanding letters of credit issued on behalf of Persons other than Holdings, Borrower or any Restricted Subsidiary, in the aggregate, net of any return representing return of capital in respect of any such investment and valued at the time of the making thereof; provided that, such amount shall be increased by the Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05) that are Not Otherwise Applied;

(o) advances of payroll payments to employees in the ordinary course of business;

(p) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Holdings (or the Borrower or an Intermediate Holding Company after a Qualifying IPO of Holdings, the Borrower or such Intermediate Holding Company);

(q) Investments held by a Restricted Subsidiary (acquired after the First Lien Original Closing Date or of a Person merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the First Lien Original Closing Date), to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) Guarantees by Holdings, the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(s) [Reserved]; and

(t) any Investments in Orbitz TopCo, so long as the amount actually invested in Orbitz TopCo by Holdings or a Restricted Subsidiary does not increase upon and following the Orbitz IPO (it being understood that increases in the value of Orbitz TopCo upon and following the Orbitz IPO that do not result from Investments by Holdings or a Restricted Subsidiary in Orbitz TopCo shall be permitted by this clause (t));

provided that (x) the only Investment in the Travelport Guarantor that shall be permitted to be made under this Section 7.02 shall be pursuant to the Investment Transaction and (y) no Investment in an Unrestricted Subsidiary that would otherwise be permitted under this Section 7.02 shall be permitted hereunder to the extent that any portion of such Investment is used to make any prepayments, refinancing, redemptions, purchases, defeasances and other payments in respect of Subordinated Financings or Junior Lien Indebtedness.

SECTION 7.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of Holdings, the Borrower and any of its Subsidiaries under the Loan Documents;

(b) Indebtedness (i) outstanding on the First Lien Original Closing Date and listed on Schedule 7.03(b) and, other than in respect of any letter of credit or any surety bond listed thereon or any drawing upon any such letter of credit or surety bond, any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the First Lien Original Closing Date;

(c) Guarantees by Holdings, the Borrower or any Restricted Subsidiary in respect of Indebtedness of Holdings, the Borrower or any Restricted Subsidiary otherwise permitted hereunder (except that a Restricted Subsidiary that is not a Loan Party may not, by virtue of this Section 7.03(c), Guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 7.03); provided that (A) no Guarantee by any Restricted Subsidiary of any Indebtedness under the First Lien Credit Agreement, any High Yield Note or 2016 Senior Note (or any Permitted Refinancing thereof), any Pari Passu Lien Indebtedness, any Junior Lien Indebtedness, any Subordinated Financing, any First Lien Credit Agreement Permitted Refinancing Indebtedness or any Permitted Refinancing Indebtedness shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) Indebtedness of Holdings, the Borrower or any Restricted Subsidiary owing to Holdings, the Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that, all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in Section 5.03 of the Security Agreement;

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets, other than software; provided that such Indebtedness is incurred concurrently with or within two hundred and seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.05(f) and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii); provided that the aggregate principal amount of Indebtedness outstanding at any one time pursuant to this Section 7.03(e) shall not exceed 5.0% of Total Assets at such time;

(f) Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(g) Indebtedness of the Borrower, any Foreign Subsidiary or any Guarantor (i) assumed in connection with any Permitted Acquisition or (ii) incurred to finance a Permitted Acquisition, in each case, that is secured only by the assets or business acquired in the applicable Permitted Acquisition (including any acquired Equity Interests) and so long as both immediately prior and after giving effect thereto, (A) no Default shall exist or result therefrom, and Holdings, the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Sections 7.10, 7.11 and 7.12 for the Test Period in effect at the time of the assumption or incurrence of such Indebtedness and (B) the aggregate principal amount of such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof at any time outstanding pursuant to this clause (g) does not exceed $145,000,000; provided that the aggregate amount of Indebtedness outstanding at Persons that are not Loan Parties pursuant to this clause (g) and clause (n) below shall not exceed $100,000,000 at any one time;

(h) (i) Indebtedness of Holdings, the Borrower or any Restricted Subsidiary (A) assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition, or (B) incurred to finance a Permitted Acquisition and (ii) any Permitted Refinancing of the foregoing; provided that, in each case, such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof (v) is unsecured, (w) both immediately prior and after giving effect thereto, (1) no Default shall exist or result therefrom and (2) Holdings, the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Sections 7.10, 7.11 and 7.12 for the Test Period in effect at the time of the assumption or incurrence of such Indebtedness, (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Latest Maturity Date in effect at the time such Indebtedness is incurred (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (y) hereof), (y) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to the Borrower as the terms and conditions of the High Yield Notes as of the Closing Date; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), and (z) with respect to such Indebtedness described in the immediately preceding clause (i)(B) or any Permitted Refinancing thereof, is incurred by the Borrower or a Guarantor; provided further that notwithstanding anything contained in the Loan Documents to the contrary, (a) the maximum principal amount of all Indebtedness described in clause (i)(A) of this Section 7.03(h) (together with any Permitted Refinancing of Indebtedness in respect thereof) with respect to which a Restricted Subsidiary that is not a Guarantor may become liable shall be $145,000,000 and (b) the only obligors with respect to any Indebtedness incurred pursuant to clause (i)(A) of this Section 7.03(h) or any Permitted Refinancing of Indebtedness in respect thereof shall be of those Persons who were obligors of such Indebtedness immediately prior to such Permitted Acquisition;

(i) Indebtedness representing deferred compensation to employees of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;

(j) Indebtedness to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings permitted by Section 7.06;

(k) Indebtedness incurred by Holdings, the Borrower or any Restricted Subsidiary in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition to the extent constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments;

(l) Indebtedness consisting of obligations of Holdings, the Borrower or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the First Lien Original Closing Date Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(m) First Lien Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(n) Indebtedness in an aggregate principal amount not to exceed $362,500,000, at any time outstanding; provided that a maximum of $145,000,000 in aggregate principal amount of such Indebtedness (less the aggregate principal amount of Indebtedness of Foreign Subsidiaries that are not Guarantors outstanding at any time under Section 7.03(g)) may be incurred by Foreign Subsidiaries that are not Guarantors;

(o) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness incurred by Holdings, the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

(q) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by Holdings, the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(r) [Reserved];

(s) Indebtedness supported by a letter of credit, in a principal amount not to exceed the face amount of such letter of credit, so long as such letter of credit is otherwise permitted under this Section 7.03;

(t) [Reserved];

(u) Indebtedness in respect of the High Yield Notes and the 2016 Senior Notes and any Permitted Refinancing thereof, in an aggregate principal amount not to exceed $1,060,000,000;

(v) Indebtedness in respect of the Existing Second Lien Notes and any Permitted Refinancing thereof;

(w) Permitted Refinancing Indebtedness;

(x) Indebtedness under the First Lien Credit Agreement and the First Lien Debt Documents and any First Lien Credit Agreement Permitted Refinancing Indebtedness (and any Permitted Refinancing thereof) in an aggregate principal amount not to exceed (except to the extent permitted to be increased pursuant to the definition of Permitted Refinancing) the sum of (i) the aggregate principal amount of Indebtedness (including the face amount of all letters of credit issued thereunder) outstanding as of the date hereof under the First Lien Credit Agreement and the First Lien Debt Documents and (ii) the aggregate principal amount of any existing commitments unutilized under the First Lien Credit Agreement and the First Lien Debt Documents as of the date hereof;

(y) Pari Passu Lien Indebtedness in an aggregate principal amount not to exceed at any time outstanding the difference between (i) $889,500,000 and (ii) the sum of (x) the aggregate principal amount of Existing Second Lien Notes (and any Permitted Refinancing thereof) outstanding at such time, (y) the aggregate principal amount of Indebtedness permitted by Section 7.03(z) outstanding at such time and (z) the aggregate principal amount of Indebtedness outstanding at such time under the Loan Documents and any Permitted Refinancing Indebtedness; provided that 100% of the Net Cash Proceeds of such Pari Passu Lien Indebtedness, shall be applied, substantially concurrently with the incurrence thereof, (x) to repay, prepay or refinance the Obligations, Senior Notes, New Senior Notes, 2016 Senior Notes, Permitted Refinancing Indebtedness or Pari Passu Lien Indebtedness and pay related fees and expenses or (y) to consummate any other transaction permitted by this Agreement if, after giving effect to such transaction, the Total Leverage Ratio as of the last day of the immediately preceding Test Period would be less than the Total Leverage Ratio as of the last day of the immediately preceding Test Period calculated on a Pro Forma Basis after giving effect to such transaction and the use of proceeds therefrom (as set forth on a certificate of a Responsible Officer provided by the Borrower); provided further that (i) the stated final maturity of such Parri Passu Lien Indebtedness is not earlier than 91 days after the Latest Maturity Date in effect on the date of incurrence thereof, and such stated final maturity is not subject to any conditions that could result in such stated final maturity occurring on a date that precedes such 91st day after giving effect to any similar conditions applicable in the determination of the Latest Maturity Date (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Parri Passu Lien Indebtedness upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof) and (ii) such Pari Passu Lien Indebtedness is incurred pursuant to an agreement or instrument containing terms and conditions (other than interest rate, redemption premiums and subordination terms) that, taken as a whole, are materially no less favorable to Holdings and its Subsidiaries than the terms and conditions set forth in this Agreement as reasonably determined by Holdings in good faith; provided further that such Pari Passu Lien Indebtedness (and related obligations) constitutes “Other Second Lien Obligations” (or similar term) under a Pari Passu Lien Intercreditor Agreement and is secured by Liens on all or any portion of the Collateral permitted by Section 7.01(cc);

(z) Junior Lien Indebtedness in an aggregate principal amount not to exceed at any time the difference between (i) $889,500,000 and (ii) the sum of (x) the aggregate principal amount of Pari Passu Lien Indebtedness outstanding at such time under Section 7.03(y), (y) the aggregate principal amount of Existing Second Lien Notes (and any Permitted Refinancing thereof) outstanding at such time, and (z) the aggregate principal amount of Indebtedness outstanding at such time under the Loan Documents and any Permitted Refinancing Indebtedness; provided that 100% of the Net Cash Proceeds of such Junior Lien Indebtedness, shall be applied, substantially concurrently with the incurrence thereof, to repay, prepay or refinance the Obligations, Senior Notes, New Senior Notes, 2016 Senior Notes, Permitted Refinancing Indebtedness, Pari Passu Lien Indebtedness or Junior Lien Indebtedness and pay related fees and expenses; provided further that such Junior Lien Indebtedness (and related obligations) constitutes “Junior Priority Claims” under a Junior Lien Intercreditor Agreement and is secured by Liens on all or any portion of the Collateral permitted by Section 7.01(dd); and

(aa) all premiums (if any), interest (including post-petition interest and any interest added after the Closing Date to the principal of any Indebtedness), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (z) above.

SECTION 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Restricted Subsidiary may merge with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (x) the Borrower shall be the continuing or surviving Person and (y) such merger does not result in the Borrower ceasing to be incorporated under the Laws of the United States, any state thereof or the District of Columbia, or (ii) any one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b) (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary (other than the Borrower) may liquidate or dissolve or change its legal form if Holdings determines in good faith that such action is in the best interests of Holdings and its Subsidiaries and if not materially disadvantageous to the Lenders;

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor or the Borrower, then (i) the transferee must either be the Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

(d) so long as no Default exists or would result therefrom, the Borrower may merge with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided further that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;

(e) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11;

(f) so long as no Default exists or would result therefrom and no material assets have been transferred to such Subsidiaries from Holdings or any Subsidiary thereof from the First Lien Original Closing Date to the date of such dissolution or liquidation, the Subsidiaries listed on Schedule 7.04(f) may be dissolved or liquidated; and

(g) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.

SECTION 7.05. Dispositions. Make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;

(b) Dispositions of inventory and immaterial assets in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d) Dispositions of property to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is a Guarantor or the Borrower (i) the transferee thereof must either be the Borrower or a Guarantor or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) Dispositions permitted by Sections 7.04 and 7.06, Liens permitted by Section 7.01 and Investments permitted by Section 7.02;

(f) Dispositions of property (other than IP Collateral) pursuant to sale-leaseback transactions; provided that (i) with respect to such property owned by Holdings, the Borrower or any Restricted Subsidiary on the First Lien Original Closing Date, the fair market value of all property so Disposed of after the First Lien Original Closing Date (taken together with the aggregate book value of all property Disposed of pursuant to Section 7.05(j)) shall not exceed five percent (5%) of Total Assets per year and (ii) with respect to such property acquired by Holdings, the Borrower or any Restricted Subsidiary

after the First Lien Original Closing Date, the applicable sale-leaseback transaction occurs within two hundred and seventy (270) days after the acquisition or construction (as applicable) of such property;

(g) Dispositions in the ordinary course of business of Cash Equivalents;

(h) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of Holdings, the Borrower and the Restricted Subsidiaries;

(i) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(j) Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (j) (taken together with the aggregate fair market value of all property Disposed of pursuant to Section 7.05(f)) shall not exceed five percent (5%) of Total Assets per year and (iii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $14,500,000, Holdings, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(s) and clauses (i) and (ii) of Section 7.01(u)); provided, however, that for the purposes of this clause (iii), (A) any liabilities (as shown on Holdings’, the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of Holdings, the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which Holdings, the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by Holdings, the Borrower or such Restricted Subsidiary from such transferee that are converted by Holdings, the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by Holdings, the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of 2.5% of Total Assets (as such term is defined in the Senior Notes Indenture as of the First Lien Original Closing Date) at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(k) any Disposition of any Subsidiary listed on Schedule 7.05(k), so long as no material assets are transferred to any such Subsidiary from Holdings or any Subsidiary thereof after the First Lien Original Closing Date to the date of such Disposition;

(l) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m) any Disposition of any Subsidiary listed on Schedule 7.05(m) to any wholly owned Subsidiary that is not a Loan Party so long as no material assets are transferred to any such Subsidiary from Holdings or any Subsidiary thereof after the First Lien Original Closing Date to the date of such Disposition;

(n) any Disposition of Equity Interests of Orbitz TopCo; and

(o) the Disposition of the Second Lien Series A Notes to the Travelport Guarantor pursuant to the Investment Transaction;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e) and (m) and except for Dispositions from a Loan Party to another Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than Holdings, the Borrower or any Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Borrower, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) the Borrower and each Restricted Subsidiary may make Restricted Payments to Holdings, the Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to Holdings, the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) Holdings, the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) [Reserved];

(d) [Reserved];

(e) to the extent constituting Restricted Payments, Holdings, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.04 or 7.08 other than Section 7.08(f);

(f) repurchases of Equity Interests in Holdings, the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(g) Holdings (or the Borrower or any Intermediate Holding Company after a Qualifying IPO of Holdings, the Borrower or such Intermediate Holding Company, as the case may be) may pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings (or of any such parent of Holdings or of the Borrower or any Intermediate Holding Company after a Qualifying IPO of Holdings, the Borrower or such Intermediate Holding Company, as the case may be) by any future, present or former employee or director of Holdings (or any direct or indirect parent of Holdings) or any of its Subsidiaries pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee or director of Holdings or any of its Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (g) shall not exceed $29,000,000, in any calendar year (which shall increase to $36,250,000 subsequent to the consummation of a Qualifying IPO of Holdings, the Borrower or such Intermediate Holding Company, as the case may be) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $36,250,000 in any calendar year (which shall increase to $72,500,000, subsequent to the consummation of a Qualifying IPO of Holdings, the Borrower or such Intermediate Holding Company, as the case may be)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(i) the Net Cash Proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of Holdings and, to the extent contributed to Holdings, Equity Interests of any of Holdings’ direct or indirect parent companies, in each case to members of management, directors or consultants of Holdings, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the First Lien Original Closing Date, to the extent the Net Cash Proceeds from the sale of such Equity Interests have been Not Otherwise Applied to the payment of Restricted Payments by virtue of Section 7.06(i); plus

(ii) the Net Cash Proceeds of key man life insurance policies received by Holdings or its Restricted Subsidiaries after the First Lien Original Closing Date; less

(iii) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i) and (ii) of this Section 7.06(g);

provided further that any cancellation of Indebtedness owing to Holdings from members of management of Holdings, any of Holdings’ direct or indirect parent companies, the Borrower or any of Holdings’ Restricted Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any of its direct or indirect parent companies will be deemed not to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(h) the Borrower and its Restricted Subsidiaries may make Restricted Payments to Holdings:

(i) the proceeds of which will be used to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of Holdings (or such parent) attributable to Holdings, the Borrower or its Subsidiaries determined as if the Borrower and its Subsidiaries filed separately;

(ii) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $1,000,000 in any fiscal year plus any reasonable and customary indemnification claims made by directors or officers of Holdings (or any parent thereof) attributable to the ownership or operations of the Borrower and its Subsidiaries;

(iii) the proceeds of which shall be used by Holdings to pay franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;

(iv) the proceeds of which shall be used by Holdings to make Restricted Payments permitted by Section 7.06(g);

(v) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11; and

(vi) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) customary fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;

(i) in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments to Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments, in an aggregate amount, together with the aggregate amount of (A) prepayments, redemptions, purchases, defeasance and other payments in respect of Subordinated Financings made pursuant to Section 7.14(a)(ii)(5) and (B) loans and advances to Holdings made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this clause (i), not to exceed the aggregate amount of Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05) that are Not Otherwise Applied; and

(j) the Borrower and its Restricted Subsidiaries may make Restricted Payments to Holdings the proceeds of which are used for the payment of consent, amendment or other similar fees to the holders of Extended Tranche A Loans (as defined in the PIK Credit Agreement) under the PIK Credit Agreement in connection with any amendment, modification or change to the PIK Credit Agreement (or any waiver in connection therewith) made in accordance therewith in an aggregate amount (together with the aggregate amount of all payments of consent, amendment or other similar fees to the holders of Senior Subordinated Notes in connection with any amendment, modification or change to the Senior Subordinated Notes Indenture (or any waiver in connection therewith) as contemplated by Section 7.14(a)(ii)(6)) not to exceed $3,000,000.

SECTION 7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the date hereof or any business reasonably related or ancillary thereto.

SECTION 7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Holdings whether or not in the ordinary course of business, other than (a) transactions among Loan Parties or with any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction, (b) on terms substantially as favorable to Holdings, the Borrower or such Restricted Subsidiary as would be obtainable by Holdings, the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the payment of fees and expenses related to the First Lien Transaction or the Restructuring Transaction, (d) the issuance of Equity Interests to the management of Holdings or any of its Subsidiaries in connection with the First Lien Transaction, (e) the payment of management and monitoring fees to the Sponsor in an aggregate amount in any fiscal year not to exceed the amount permitted to be paid pursuant to the Sponsor Management Agreement as in effect on the First Lien Original Closing Date and any Sponsor Termination Fees not to exceed the amount set forth in the Sponsor Management Agreement as in effect on the First Lien Original Closing Date and related indemnities and reasonable expenses, (f) equity issuances, repurchases, retirements or other acquisitions or retirements of Equity Interests by Holdings permitted under Section 7.06, (g) loans and other transactions by Holdings, the Borrower and the Restricted Subsidiaries to the extent permitted under this Article VII, (h) employment and severance arrangements between Holdings, the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business, (i) payments by Holdings (and any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries pursuant to the tax sharing agreements among Holdings (and any such parent thereof), the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, (j) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings, the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings, the Borrower and the Restricted Subsidiaries, (k) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (l) dividends, redemptions and repurchases permitted under Section 7.06, (m) customary payments by Holdings, the Borrower and any Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of Holdings in good faith, and (n) the consummation of the Restructuring Transaction.

SECTION 7.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary that is not a Guarantor to make Restricted Payments to the Borrower or any Guarantor or (b) the Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the date hereof and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary; provided further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Disposition permitted by Section 7.05, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Subordinated Financing), (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii)

comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e) or 7.03(g) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to Section 7.03(g) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) are restrictions set forth in the First Lien Debt Documents, any Permitted Refinancing Indebtedness Documentation or First Lien Credit Agreement Permitted Refinancing Indebtedness Documentation, (xiii) are restrictions set forth in the Existing Second Lien Indenture, provided that (x) with respect to clause (a) above, such restrictions are no more onerous than those set forth herein and in the other Loan Documents and (y) with respect to clause (b) above, such restrictions do not prevent compliance with the collateral and guarantee requirements set forth in the Loan Documents or (ix) are restrictions set forth in the definitive documentation with respect to any Junior Lien Indebtedness or any Pari Passu Lien Indebtedness, provided that (x) with respect to clause (a) above, such restrictions are no more onerous than those set forth herein and in the other Loan Documents and (y) with respect to clause (b) above, such restrictions do not prevent compliance with the collateral and guarantee requirements set forth in the Loan Documents.

SECTION 7.10. Minimum Liquidity. Permit the Minimum Cash as of the end of any fiscal quarter ending after the Closing Date to be less than the Minimum Amount.

SECTION 7.11. Maximum Total Leverage Ratio. Permit the Total Leverage Ratio for any Test Period ending on any date set forth below to be greater than the ratio set forth below opposite such date:

Fiscal Year	March 31	June 30	September 30	December 31
2013	8.125:1	8.125:1	8.125:1	8.125:1
2014	8.125:1	8.125:1	7.875:1	7.875:1
Thereafter	7.625:1	7.625:1	7.625:1	7.625:1

SECTION 7.12. Maximum Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio for any Test Period ending on any date set forth below to be greater than the ratio set forth below opposite such date:

Fiscal Year	March 31	June 30	September 30	December 31
2013	6.25:1	6.25:1	6.00:1	6.00:1
2014	5.85:1	5.85:1	5.85:1	5.85:1
Thereafter	5.55:1	5.55:1	5.55:1	5.55:1

SECTION 7.13. Accounting Changes. Make any change in fiscal year; provided, however, that Holdings may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 7.14. Prepayments, Etc. of Indebtedness

(a) (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment of interest in respect of, (A) the Senior Subordinated Notes, any subordinated Indebtedness incurred under Section 7.03(h) or any other Indebtedness that is required to be subordinated to the Obligations pursuant to the terms of the Loan Documents (other than, for the avoidance of doubt, any Junior Lien Indebtedness and any Pari Passu Lien Indebtedness) (collectively, “Subordinated Financing”), or (B) any Junior Lien Indebtedness or any Indebtedness under the Existing Second Lien Indenture, or (ii) make any payment in violation of any subordination terms of any Subordinated Financing Documentation, except in the case of clauses (i) and (ii), (1) the refinancing thereof with the Net Cash Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if applicable, is permitted pursuant to Section 7.03(h)), to the extent not required to prepay any Loans pursuant to Section 2.05(b), or of any Indebtedness of Holdings, (2) the conversion of any Subordinated Financing or any Junior Lien Indebtedness to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, (3) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary to the extent not prohibited by the Collateral Documents, (4) the payment of regularly scheduled interest in respect of any Junior Lien Indebtedness or Subordinated Financings, (5) prepayments, redemptions, purchases, defeasances and other payments in respect of Subordinated Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of (A) Restricted Payments made pursuant to Section 7.06(i) and (B) loans and advances to Holdings made pursuant to Section 7.02(m), not to exceed the amount of Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05 that are Not Otherwise Applied), (6) the payment of consent, amendment or other similar fees to the holders of Senior Subordinated Notes in connection with any amendment, modification or change to the Senior Subordinated Notes Indenture (or any waiver in connection therewith) made in accordance with Section 7.14(b) in an aggregate amount (together with the aggregate amount of Restricted Payments made pursuant to Section 7.02(j) not to exceed $3,000,000 and (7) prepayments of Indebtedness and related obligations under the 1.5 Lien Credit Agreement on the Closing Date in an aggregate principal amount not to exceed $175,000,000 plus accrued and unpaid interest and prepayment penalties.

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Subordinated Financing Documentation without the consent of the Administrative Agent.

SECTION 7.15. Equity Interests of the Borrower and Restricted Subsidiaries. Permit any Domestic Subsidiary that is a Restricted Subsidiary to become a non-wholly owned Subsidiary, except to the extent such Restricted Subsidiary continues to be a Guarantor or in connection with a sale of all of such Restricted Subsidiary.

SECTION 7.16. Holding Company; Foreign Subsidiaries. In the case of Holdings, Intermediate Parent and TDS Intermediate Parent, conduct, transact or otherwise engage in any business or operations other than those incidental to (i) its ownership of the Equity Interests of the Borrower and Travelport (Bermuda) Ltd. or other Foreign Subsidiaries, (ii) the maintenance of its legal existence, (iii) the performance of the Loan Documents, (iv) the performance of the First Lien Debt Documents to which it is a party, (v) the performance of the definitive documentation in respect of any Junior Lien Indebtedness or Pari Passu Lien Indebtedness to which it is a party, (vi) any public offering of its common stock or any other issuance of its Equity Interests not prohibited by this Article VII or (vii) any transaction that Holdings, Intermediate Parent or TDS Intermediate Parent is permitted to enter into or consummate under this Article VII.

SECTION 7.17. Matching Liens and Guarantees. Subject to Section 6.17, permit (i) any Lien to be granted on any asset or property (other than the First Lien Tranche S Collateral Account and any assets credited to the First Lien Tranche S Collateral Account) of Holdings, the Borrower or any Restricted Subsidiary pursuant to Sections 7.01(r), (aa), (bb), (cc) or (dd) unless a Lien has also been granted to the Collateral Agent on such asset or property to secure the Obligations, or (ii) any Restricted Subsidiary to Guarantee any Senior Lien Indebtedness, Pari Passu Lien Indebtedness, Junior Lien Indebtedness, the High Yield Notes (and any Permitted Refinancing thereof) or the 2016 Senior Notes (and any Permitted Refinancing thereof) unless such Restricted Subsidiary has entered into a Guaranty.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

SECTION 8.01. Events of Default. From the Closing Date until the date on which all Loans and other Obligations shall have been paid in full, any of the following events referred to in any of clauses (a) through (m) inclusive of this Section 8.01 shall constitute an “Event of Default”; provided that the events referred to in clauses (e), (f), (g), (h), (i) and (k) shall constitute an Event of Default from the Effective Date:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. Holdings or the Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to Holdings and the Borrower), Section 6.18 or Article VII; provided that any Event of Default under Section 7.11 or 7.12 is subject to cure as contemplated by Section 8.05; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of First Lien Secured Hedge Agreements, termination events or equivalent events pursuant to the terms of such First Lien Secured Hedge Agreements), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts in excess of the Threshold Amount as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (iii) a termination, withdrawal or noncompliance with applicable Law or plan terms or termination, withdrawal or other event similar to an ERISA Event occurs with respect to a Foreign Plan that could reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations), or purports in writing to revoke or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to the terms of this Agreement shall for any reason (other than pursuant to the terms hereof or thereof, including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral), on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage, (ii) any of the Equity Interests of the Borrower ceasing to be pledged pursuant to the Security Agreement free of Liens other than Liens created by the First Lien Collateral Documents, Liens created by the Pari Passu Lien Collateral Documents, Liens created by the Existing Second Lien Indenture Collateral Documents, Liens created by the collateral documents governing any Permitted Refinancing of any Pari Passu Lien Indebtedness or Junior Lien Indebtedness, or any nonconsensual Liens arising solely by operation of Law or (iii) the Pari Passu Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder; or

(m) Subordinated Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in any Subordinated Financing Documentation or (ii) the subordination provisions set forth in any Subordinated Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Subordinated Financing, if applicable.

SECTION 8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, and at the request of the Required Lenders shall, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans or otherwise extend credit to the Borrower hereunder to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans or otherwise extend credit to the Borrower hereunder shall automatically terminate without further act of the Administrative Agent or any Lender.

SECTION 8.03. Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of Holdings, have assets with a value in excess of 5% of the consolidated total assets of Holdings, Borrower and the

Restricted Subsidiaries and did not, as of the four quarter period ending on the last day of such fiscal quarter, have revenues exceeding 5% of the total consolidated revenues of Holdings, the Borrower and the Restricted Subsidiaries (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

SECTION 8.04. Application of Funds. After the exercise of remedies provided for in Section 8.02 and subject to the provisions of the First Lien Intercreditor Agreement, any other Senior Lien Intercreditor Agreement and any Pari Passu Lien Intercreditor Agreement, any amounts received by the Administrative Agent or the Collateral Agent on account of the Obligations shall be applied by the Administrative Agent in the following order; provided that, subject to applicable Law, the Collateral Agent shall have absolute discretion as to the time of application of any proceeds of any sale or collection of Collateral in accordance with the Loan Documents:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each Agent in its capacity as such and any of its Agent-Related Persons in connection with its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.05 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest and premium, if any, on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, (i) in accordance with the Intercreditor Agreements or (ii) to the extent not required to be applied as set forth in clause (i) pursuant to any Intercreditor Agreement, to the Borrower or as otherwise required by Law.

SECTION 8.05. Borrower’s Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01, in the event of any Event of Default resulting from a violation of the covenants set forth in Section 7.11 or 7.12 and until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, Holdings or an Intermediate Holding Company (or, following a Qualifying IPO, the Borrower) may engage in a Permitted Equity Issuance to any of the Equity Investors and apply the amount of the Net Cash Proceeds thereof to increase Consolidated EBITDA with respect to such applicable quarter; provided that such Net Cash Proceeds (i) are actually received by the Borrower through capital contribution of such Net Cash Proceeds by Holdings or an Intermediate Holding Company to the Borrower no later than ten (10) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder, (ii) are Not Otherwise Applied and (iii) do not exceed the aggregate amount necessary to cure such Event of Default from a violation of the covenants set forth in Section 7.11 or 7.12 for any applicable period. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Sections 7.11 or 7.12 and shall not result in any adjustment to any amounts other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.

(b) In each period of four fiscal quarters, there shall be at least two (2) consecutive fiscal quarters in which no cure set forth in Section 8.05(a) is made.

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

SECTION 9.01. Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers and discretion as are reasonably incidental thereto. In addition, to the extent required under the Laws of any jurisdiction other than the United States of America, each of the Lenders hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the Laws of such jurisdiction on such Lender’s behalf. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent and the Collateral Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent, as applicable.

Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) [Reserved].

(c) The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent) as if set forth in full herein with respect thereto.

SECTION 9.02. Delegation of Duties. The Administrative Agent or the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including, in the case of the Collateral Agent, for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

SECTION 9.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral

Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

SECTION 9.04. Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such other number of Lenders as may be expressly required (or as may be believed by such Agent to be required) hereunder in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Notwithstanding anything herein to the contrary, no Agent shall have any liability arising from, or be responsible for any loss, cost or expense suffered by any Loan Party or any Lender as a result of, calculations or determinations of the Applicable Premium Amount.

(b) For purposes of determining compliance with the conditions specified in Section 4.01 or 4.02 or any corresponding Section of any amendment agreement with respect to this Agreement, each Lender that has signed this Agreement or any such amendment agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document (including the Intercreditor Agreements to be entered into on the Closing Date) or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

SECTION 9.05. Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent or the Collateral Agent for the account of the Lenders, unless the Administrative Agent or the Collateral Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent and the Collateral Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII;

provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own evaluation of this Agreement and the other Loan Documents and decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such appraisals and investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative

Agent or the Collateral Agent, as applicable, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as applicable, is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Loan Parties’ continuing reimbursement obligations with respect thereto. The undertaking in this Section 9.07 shall survive the payment of all Obligations and the resignation of the Administrative Agent or the Collateral Agent, as applicable.

SECTION 9.08. Agents in their Individual Capacities. Credit Suisse and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Credit Suisse AG was not the Administrative Agent or Collateral Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Credit Suisse or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that neither the Administrative Agent nor the Collateral Agent shall be under any obligation to provide such information to them. With respect to its Loans, if any, Credit Suisse AG shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Collateral Agent, as applicable, and the terms “Lender” and “Lenders” include Credit Suisse AG in its individual capacity.

SECTION 9.09. Successor Agents. The Administrative Agent or the Collateral Agent may resign as the Administrative Agent or the Collateral Agent, as applicable, upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent or the Collateral Agent resigns under this Agreement, the Required Lenders shall appoint a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent or the Collateral Agent, the Administrative Agent or the Collateral Agent, as applicable, may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or the Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor administrative agent or collateral agent, as the case may be, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent shall be terminated. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, as applicable, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent (or, in the case of the Collateral Agent, while it held the security interest as contemplated below). If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation, the retiring Administrative Agent’s or Collateral Agent’s resignation shall nevertheless thereupon become effective and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent shall be terminated, and the Lenders shall perform all of the duties of the Administrative Agent or the Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above; provided that, solely for purposes of maintaining any security interest granted to the Collateral Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Collateral Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Collateral Agent, shall continue to hold such Collateral, in each case until such time as a successor Collateral Agent is appointed and accepts such appointment in accordance with this Section 9.09 (it being understood and agreed that the retiring Collateral Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied).

SECTION 9.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Administrative Agent, the Collateral Agent and the other Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent, the Collateral Agent and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent and the Collateral Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.11. Collateral and Guaranty Matters. The Lenders irrevocably agree that:

(a) any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon the payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than Holdings, the Borrower or any of its Domestic Subsidiaries that are Restricted Subsidiaries; provided that no Lien granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document on any property shall be released unless all Senior Liens, Pari Passu Liens and Junior Liens on such property are released substantially simultaneously in the same manner, (iii) if such Lien was required solely as a result of the application of clause (i) or (j) of the definition of Collateral and Guarantee Requirement and such Lien is no longer required to be provided pursuant to clause (k) of the definition of Collateral and Guarantee Requirement, (iv) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders or (v) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); provided that no Lien granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document on any property shall be released or subordinated unless all Senior Liens, Pari Passu Liens and Junior Liens on such property are released or subordinated substantially simultaneously in the same manner; and

(c) any Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder or if such Guarantor was required to provide a Guaranty solely as a result of the application of clause (i) or (j) of the definition of Collateral and Guarantee Requirement and is no longer required to provide a Guaranty pursuant to clause (k) of the definition of Collateral and Guarantee Requirement; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of Indebtedness under the First Lien Credit Agreement, the High Yield Notes (or any Permitted Refinancing thereof), the Existing Second Lien Notes, the 2016 Senior Notes (or any Permitted Refinancing thereof) or any Pari Passu Lien Indebtedness, Junior Lien Indebtedness, First Lien Credit Agreement Permitted Refinancing Indebtedness, Subordinated Financing or any Permitted Refinancing Indebtedness.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent will (and each Lender irrevocably authorizes the Administrative Agent or the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

In addition, each Lender acknowledges that (a) obligations of the Borrower and the Guarantors under the First Lien Debt Documents and Indebtedness thereunder, any Permitted Refinancing Indebtedness or First Lien Credit Agreement Permitted Refinancing Indebtedness, and certain obligations related thereto, may be secured by Liens on assets of the Borrower and the Guarantors that constitute Collateral to the extent permitted hereby and (b) obligations of the Borrower and the Guarantors under (i) documentation relating to any Pari Passu Lien Indebtedness and any Permitted Refinancing thereof and certain obligations related thereto and (ii) documentation relating to any Junior Lien Indebtedness and any Permitted Refinancing thereof and certain obligations related thereto, may be secured by Liens on assets of the Borrower and the Guarantors that constitute Collateral to the extent permitted hereby. Each Lender hereby irrevocably authorizes the Administrative Agent and/or the Collateral Agent to execute and deliver (a) on the Closing Date, the First Lien Intercreditor Agreement and the Pari Passu Lien Intercreditor Agreement described in clause (i) of the definition thereof, and (b) from time to time after the Closing Date, any other Senior Lien Intercreditor Agreement, any other Pari Passu Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement and any documents relating to any of the foregoing (including any amendments to the Collateral Documents) as the Borrower may request and the Administrative Agent and the Collateral Agent shall determine to be appropriate to cause such Indebtedness, and certain obligations related thereto, to be secured as contemplated hereunder, in each case subject to the requirements set forth herein with respect to such Indebtedness and without any further consent, authorization or other action by any Lender. In the case of any Collateral the perfection of which, or the enforcement of rights in respect of which, is governed by the Laws of a jurisdiction other than the United States of America, each Lender hereby irrevocably authorizes the Administrative Agent and/or the Collateral Agent (i) to execute and deliver any other intercreditor agreement that the Administrative Agent and/or the Collateral Agent shall have determined will, to the extent practicable, provide to the Lenders substantially the same benefits, and impose upon the Lenders substantially the same burdens, in respect of their rights in respect of such Collateral or any Lien thereon as is contemplated by the applicable Intercreditor Agreement (and any such other intercreditor agreement shall, for all purposes hereof (including Section 10.01), be deemed to be an Intercreditor Agreement of the applicable type) and (ii) to the extent the Administrative Agent and/or the Collateral Agent shall have determined that the granting or perfection of multiple Liens on any Collateral is not permitted or reasonably practicable to achieve under the Laws of such jurisdiction, to enter into such alternative collateral documents, including collateral documents providing for a single Lien securing the Obligations and any other Indebtedness or obligations, as the Administrative Agent and/or the Collateral Agent shall have determined to be advisable for purposes of providing, to the extent practicable, the Lenders substantially the same benefits, and imposing upon the Lenders substantially the same burdens, in respect of their rights in respect of any Collateral or any Lien thereon as is contemplated by the applicable Intercreditor Agreement. Each Lender irrevocably agrees that (A) upon the execution and delivery of any Senior Lien Intercreditor Agreement, any Pari Passu Lien Intercreditor Agreement, or any Junior Lien Intercreditor Agreement (or any other intercreditor agreement referred to above) and any documents relating to any of the foregoing (including any amendments to the Collateral Documents), each Lender will be bound by the provisions thereof as if it were a signatory thereto and will take no actions contrary to the provisions thereof and (B) none of the Lenders or any other Secured Party shall have any right of action whatsoever against the Administrative Agent or the Collateral Agent as a result of any action taken by such Agent as contemplated by this paragraph or in accordance with the terms of any Senior Lien Intercreditor Agreement, any Pari Passu Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement (or any other intercreditor agreement referred to above) or any documents relating to any of the foregoing. Each Lender acknowledges that, to the extent set forth in the definitions of such terms, the terms and conditions of any Senior Lien Intercreditor Agreement, any Pari Passu Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement (and, as set forth above, the terms and conditions of any other intercreditor agreement referred to above and any alternative collateral documents) shall be determined by the Administrative Agent, and hereby irrevocably authorizes the Administrative Agent to make such determination and agrees that neither the Administrative Agent nor any of its Agent-Related Persons shall have any liability in connection with (and none of the Lenders or any other Secured Party shall have any right of action whatsoever against the Administrative Agent or the Collateral Agent as a result of) any such determination. Each Lender further irrevocably authorizes the Administrative Agent and the Collateral Agent to enter into such amendments, supplements or other modifications to any Intercreditor Agreement (or any other intercreditor agreement referred to above) in connection with any extension, renewal, refinancing or replacement of any Loans or any other Indebtedness as the Administrative Agent or the Collateral Agent, as applicable, may determine to be required to give effect thereto, in each case on behalf of such Lender and without any further consent, authorization or other action by such Lender.

SECTION 9.12. Other Agents and Arrangers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “joint bookrunner” or “arranger” shall have any obligation, liability, responsibility or duty under this Agreement other than (if such Person is a Lender) those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 9.13. Appointment of Supplemental Administrative Agents or Collateral Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent and (ii) the provisions of Section 8.02, this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from the Borrower, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Amendments, Etc. Except as otherwise set forth in this Agreement (including Sections 2.14 and the succeeding provisions of this Section 10.01) or in any Intercreditor Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender to make Loans hereunder without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.01 or 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the commitment to make Loans hereunder shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 or any payment of any prepayment premium under Section 2.05(e), in each case, without the written consent of each Lender directly affected thereby (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal, interest or premium);

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (i) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (including any prepayment premium under Section 2.05(e)) without the written consent of each Lender directly affected thereby (it being understood that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate);

(d) change any provision of this Section 10.01, the definition of “Required Lenders,” “Tranche 1 Required Lenders,” “Tranche 2 Required Lenders” or “Pro Rata Share” (or any other provision of any Loan Document specifying the number or percentage of Lenders) or Section 2.13 or 8.04 without the written consent of each Lender affected thereby;

(e) other than in a transaction permitted under Section 7.05 or as provided in any Senior Lien Intercreditor Agreement, release all or substantially all of the Collateral from the Liens of the Collateral Documents in any transaction or series of related transactions, without the written consent of each Lender (except as expressly provided in the applicable Collateral Documents (including any such release by the Administrative Agent or the Collateral Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Collateral Documents), it being understood that an amendment or other modification of the type of obligations secured by the Collateral Documents shall not be deemed to be a release of the Collateral from the Liens of the Collateral Documents);

(f) other than in a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender (except as expressly provided in the applicable Collateral Documents (including any such release by the Administrative Agent or the Collateral Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Collateral Documents), it being understood that an amendment or other modification of the type of obligations guaranteed under the Collateral Documents shall not be deemed to be a release of any Guarantee); or

(g) change the currency in which any Loan is denominated of any Loan without the written consent of the Lender holding such Loans;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document, (ii) if any amendment, waiver or other modification shall, by its terms, disproportionately and adversely affect the rights of the Tranche 1 Lenders or the Tranche 2 Lenders, as applicable, hereunder, then such amendment, waiver or other modification shall also require the consent of the Tranche 1 Required Lenders or the Tranche 2 Required Lenders (in addition to the consent of the Required Lenders), as the case may be and (iii) if any amendment, waiver or other modification shall, by its terms, disproportionately and adversely affect the rights of any Lender (and not the entire Class of Lenders of which such Lender is a party), then such amendment, waiver or other modification shall also require the consent of such Lender (in addition to the consent of the Required Lenders).

In connection with any amendment, waiver or consent to this Agreement or other Loan Document, (i) upon the Borrower’s request, each Lender that is included in a determination of Required Lenders, the Tranche 1 Required Lenders or the Tranche 2 Required Lenders for purposes of determining the effectiveness of any such amendment, waiver or consent shall deliver to the Administrative Agent a written representation indicating whether such Lender is a Debt Affiliate (a “Lender Debt Affiliate Representation Letter”). The Administrative Agent and the Borrower acting in good faith shall each be entitled to conclusively rely upon such representation (without independent inquiry or investigation except as provided below) for all purposes hereunder so long as the Borrower has, and shall deliver a written certification to the Administrative Agent prior to the effectiveness of any such amendment, waiver or consent indicating that it has, no earlier than ten (10) Business Days prior to the voting date of any such amendment, waiver or consent, (a) requested each Person that holds more than 5% of the Equity Interests in Holdings and/or its Subsidiaries in the aggregate to each provide a list of all of its Debt Affiliates, if any (each, a “Debt Affiliate List”), to the Borrower and (b) received a Debt Affiliate List from each such Person (the actions described in clauses (a) and (b) are referred to herein as the “Borrower Diligence Procedures”). The Borrower shall be permitted to conclusively rely on each Debt Affiliate List for all purposes hereunder unless a Responsible Officer of the Borrower has actual knowledge that the information provided on such Debt Affiliate List was inaccurate.

Notwithstanding anything to the contrary set forth in this Agreement or in any other Loan Document, so long as the Borrower has (i) received a Lender Debt Affiliate Letter from each Lender that is included in a determination of Required Lenders, the Tranche 1 Required Lenders or the Tranche 2 Required Lenders for purposes of determining the effectiveness of any such amendment, waiver or consent, (ii) followed the Borrower Diligence Procedures described above, and (iii) no Responsible Officer of the Borrower has actual knowledge that the information provided on any Debt Affiliate List submitted in connection with any such amendment, waiver or consent was inaccurate or that one or more Lenders that are Debt Affiliates have been included in a determination of Required Lenders, the Tranche 1 Required Lenders or the Tranche 2 Required Lenders for purposes of determining the effectiveness of any such amendment, waiver or consent, each Lender agrees that any amendment, waiver or consent to this Agreement or any other Loan Document shall be effective regardless of whether any Lender makes an accurate representation as to whether or not such Lender is a Debt Affiliate and no breach, Default or Event of Default shall be triggered hereunder or under any other Loan Document based on the inaccuracy of such representation by such Lender.

If any amendment, waiver or modification to this Agreement shall increase the yield payable with respect to the Tranche 1 Loans (as determined by the Administrative Agent), then the Borrower shall have the option in its sole discretion, but shall be under no obligation, to increase the interest rate then in effect for the Tranche 2 Loans by the increase in yield payable with respect to the Tranche 1 Loans pursuant to such amendment, waiver or modification (with 50% or more of such additional interest being payment-in-kind interest). Any such increase shall be effected pursuant to a written agreement by the Borrower and acknowledged by the Administrative Agent. This paragraph may not be amended, waived or modified without the consent of the Borrower and the Tranche 2 Required Lenders.

No fee or other consideration shall be paid to any Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement unless (i) such consideration is offered to be paid to all Lenders (it being understood and agreed that such consideration shall, at the option of the Borrower, be paid solely to consenting Lenders) and (ii) any Lender not entitled to vote in respect of such consent, waiver or amendment because it is a Debt Affiliate is paid consideration in the amount and type offered to the other Lenders as if such Lender had voted in favor of such consent, amendment or waiver.

Notwithstanding the foregoing, any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (a) such amendment does not adversely affect the rights of any Lender or (b) the Lenders shall have received at least ten (10) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within ten (10) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders or “Pro Rata Share” (or any other provision of any Loan Document specifying the number or percentage of Lenders) or Section 2.13 or 8.04.

Notwithstanding the foregoing, no consent of the Borrower or any Loan Party shall be required for amendments or waivers to any Intercreditor Agreement except to the extent expressly set forth in such Intercreditor Agreement.

Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by Holdings or any of its Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent (including in connection with any alternative collateral arrangements referred to in Section 9.11) and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Notwithstanding anything herein to the contrary or in any other Loan Document, (a) the Administrative Agent or the Collateral Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement or in any other Loan Document to the extent such departure is consistent with the authority of the Administrative Agent or the Collateral Agent set forth in the definition of the term “Collateral and Guarantee Requirement” and (ii) the Administrative Agent or the Collateral Agent and the Borrower may, without the consent of any Lender or any other Person, amend this Agreement and the Loan Documents to add provisions with respect to “parallel debt” and other non-U.S. guarantee and collateral matters, including any authorizations, collateral trust arrangements or other granting of powers by the Lenders and the other Secured Parties in favor of the Administrative Agent or the Collateral Agent, in each case if such amendment is necessary or desirable to create or perfect, or preserve the validity, legality, enforceability and perfection of, the Guarantees and Liens contemplated to be created pursuant to this Agreement or the other Loan Documents (with the Borrower hereby agreeing to provide its agreement to any such amendment to this Agreement or any other Loan Document reasonably requested by the Administrative Agent).

SECTION 10.02. Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, as follows:

(i) if to the Borrower, the Administrative Agent, the Collateral Agent or the Tranche 1 Initial Lender, to the address, facsimile number or electronic mail address specified for such Person on Schedule 10.02 or to such other address, facsimile number or electronic mail address as shall be designated by such party in a notice to the other parties; and

(ii) if to any Lender, to the address, facsimile number or electronic mail address specified in its Administrative Questionnaire or to such other address, facsimile number or electronic mail address as shall be designated by such party in a notice to the Borrower and the Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by the Administrative Agent. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

Each of Holdings and the Borrower hereby agree, unless directed otherwise by the Administrative Agent or unless the electronic mail addresses referred to below has not been provided by the Administrative Agent to Holdings and the Borrower, that it will, or will cause its respective Subsidiaries to, provide to the Administrative Agent and the Collateral Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent and the Collateral Agent pursuant to the Loan Documents or to the Lenders under Article VI, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) is or relates to a notice pursuant to Section 2.02, (b) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (c) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (d) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Loans (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent or the Collateral Agent, as applicable, to an electronic mail address as directed by the Administrative Agent or the Collateral Agent, as applicable. In addition, Holdings and the Borrower agree, and agree to cause their respective Subsidiaries, to continue to provide the Communications to the Administrative Agent, the Collateral Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent or the Collateral Agent.

Holdings and the Borrower hereby acknowledge that (a) the Administrative Agent and the Collateral Agent will make available to the Lenders materials and/or information provided by or on behalf of Holdings or the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system

(the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings, the Borrower, their respective Affiliates or their respective securities) (each, a “Public Lender”). Holdings and the Borrower hereby agree that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” Holdings and the Borrower shall be deemed to have authorized the Administrative Agent, the Collateral Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Holdings, the Borrower, their respective Affiliates or their respective securities for purposes of United States Federal and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (iv) the Administrative Agent and the Collateral Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC,” unless the Borrower notifies the Administrative Agent and the Collateral Agent promptly that any such document contains material non-public information: (A) the Loan Documents and (B) notification of changes in the terms of the Loan Documents. Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by Holdings, the Borrower, the Administrative Agent or the Collateral Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information with respect to Holdings, the Borrower, their respective Affiliates or their respective securities for purposes of United States Federal and state securities Laws. Each Lender represents to Holdings, the Borrower, the Administrative Agent and the Collateral Agent that it has developed compliance procedures regarding the use of material non-public information and that it will handle material non-public information in accordance with such procedures and applicable Law, including United States Federal and state securities Laws.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Holdings, the Borrower, their respective Affiliates or their respective securities for purposes of United States Federal or state securities Laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NONE OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY OF THE AGENT-RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR

A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY OF THE AGENT-RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY OF THE AGENT-RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE TRANSMISSION BY THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY AGENT-RELATED PARTY OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL AND NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its provided e-mail address shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent, the Collateral Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct of such Agent-Related Person or such Lender, as applicable. All telephonic notices to the Administrative Agent or the Collateral Agent may be recorded by the Administrative Agent or the Collateral Agent, as applicable, and each of the parties hereto hereby consents to such recording.

SECTION 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.04. Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent and any other Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of local and foreign counsel, and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, any other Agent and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Administrative Agent). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees and taxes related thereto, and other (reasonable, in the case of Section 10.04(a)) out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any other Loan Document, such amount may, but is not required to, be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

SECTION 10.05. Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, officers, directors, partners, members, trustees, employees, counsel, agents, administrators, managers, representatives, advisors and attorneys-in-fact (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Loan or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by Holdings, the Borrower or any of their Subsidiaries, or any Environmental Liability related in any way to Holdings, the Borrower or any of their Subsidiaries or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any Affiliate, officer, director, partner, member, trustee, employee, counsel, agent, administrator, manager, representative, advisor or attorney-in-fact of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability (on any theory of liability) for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith; provided, however, that nothing contained in this sentence will limit the indemnity obligations of the Loan Parties set forth in this Section 10.05 or in any other Loan Document. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05; provided further that the Administrative Agent is authorized to deduct and retain sufficient amounts from any payment received from the Borrower to reimburse the Administrative Agent for any such costs and expenses and any amounts owing to the Administrative Agent in accordance with Section 2.09 prior to the distribution of any amounts to Lenders. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the repayment, satisfaction or discharge of all the Obligations.

The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 10.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

SECTION 10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in clause (b)(ii) below and the limitations set forth in clause (b)(iii) below, any Lender may assign to one or more assignees (other than a natural person) (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, any Assignee; provided further that no such consent of the Borrower shall be required during the initial assignment of the Tranche 1 Loans by the Tranche 1 Initial Lender; and

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to another Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans of any Class, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Borrower shall be required (x) during the initial assignment of the Tranche 1 Loans by the Tranche 1 Initial Lender or (y) if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, in each case together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire any applicable tax form and any other information reasonably requested by the Administrative Agent.

(iii) Notwithstanding anything herein to the contrary, the Loans may not be assigned to any Tranche 1 Defaulting Backstop Participant or any Affiliate of a Tranche 1 Defaulting Backstop Participant.

This Section 10.07(b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Loans on a non-pro rata basis.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amounts (and related interest amounts) of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent, and, as to any entries pertaining to it, any Lender, at any reasonable time and from time to time upon reasonable prior notice. Upon receipt by the Administrative Agent of an Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), any applicable tax forms and the processing and recordation fee referred to in this Section 10.07, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section 10.07 or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 10.07(d), and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section 10.07 with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(e) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than (x) a natural person, (y) any Tranche 1 Defaulting Backstop Participant and (z) any Affiliate of a Tranche 1 Defaulting Backstop Participant) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Loans; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements of Section 10.15), 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

SECTION 10.08. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, numbering, administrative and settlement service providers, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall agree to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (j) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein or (k) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Loans. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the Closing Date, such information is (i) clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

SECTION 10.09. Setoff. Subject to the terms of the Intercreditor Agreements, in addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.

SECTION 10.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.11. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

SECTION 10.12. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter

(but do not supersede any other provisions of any engagement letter or fee letter with any of the Arrangers (or any separate letter agreements with respect to fees payable to the Administrative Agent) that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by or on behalf of any Agent, any Arranger or any Lender and notwithstanding that any Agent, any Arranger or any Lender may have had notice or knowledge of any Default at the time any Loan was made, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

SECTION 10.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.15. Tax Forms. Any Lender that is entitled to an exemption from or reduction of withholding (including backup withholding) Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.

(a) (i) Each Lender and Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent, on or prior to the date which is ten (10) Business Days after the Closing Date (or, in the case of any Lender becoming a Lender hereunder after the Closing Date, upon accepting an assignment of an interest herein), two duly signed, properly completed copies of the applicable IRS Form W-8 or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) including any attachments thereto or such other evidence reasonably satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States federal withholding tax, including any exemption pursuant to Section 871(h) or 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Borrower and the Administrative Agent that such Foreign Lender is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent stockholder within the meaning of Section 871(h)(3)(B) of the Code, or (iii) a controlled foreign corporation related to the Borrower with the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall, to the extent it may lawfully do so, (A) promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower and the Administrative Agent of any available exemption from, or reduction of, United States federal withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of a change in the Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent and (3) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (B) promptly notify the Borrower and the Administrative Agent of any change in the Lender’s circumstances which would modify or render invalid any claimed exemption or reduction.

(ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender), shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States federal withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender is permitted or required to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.

(iii) The Borrower shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender if such Foreign Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a), or (B) any U.S. Lender if such U.S. Lender shall have failed to satisfy the provisions of Section 10.15(b); provided that (i) if such Lender shall have satisfied the requirement of this Section 10.15(a) or Section 10.15(b), as applicable, on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) or Section 10.15(b) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate and (ii) nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that the requirements of 10.15(a)(ii) have not been satisfied if the Borrower is entitled, under applicable Law, to rely on any applicable forms and statements required to be provided under this Section 10.15 by the Foreign Lender that does not act or has ceased to act for its own account under any of the Loan Documents, including in the case of a typical participation.

(iv) The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

(b) Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of IRS Form W-9 on or prior to the Closing Date (or, in the case of any Lender becoming a Lender hereunder after the Closing Date, upon accepting an assignment of an interest herein), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or any successor form. If such U.S. Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding tax imposed by the Code.

SECTION 10.16. GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS

RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, HOLDINGS, INTERMEDIATE PARENT, TDS INTERMEDIATE PARENT, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER, HOLDINGS, INTERMEDIATE PARENT, TDS INTERMEDIATE PARENT, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) EACH OF HOLDINGS, INTERMEDIATE PARENT AND TDS INTERMEDIATE PARENT HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE BORROWER AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO HOLDINGS, INTERMEDIATE PARENT AND TDS INTERMEDIATE PARENT IN CARE OF THE BORROWER AT THE BORROWER’S ADDRESS USED FOR PURPOSES OF GIVING NOTICES UNDER SECTION 10.02, AND EACH OF HOLDINGS, INTERMEDIATE PARENT AND TDS INTERMEDIATE PARENT HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE BORROWER TO ACCEPT SUCH SERVICE ON ITS BEHALF.

(d) IN THE EVENT HOLDINGS, INTERMEDIATE PARENT OR TDS INTERMEDIATE PARENT OR ANY OF ITS ASSETS HAS OR HEREAFTER ACQUIRES, IN ANY JURISDICTION IN WHICH JUDICIAL PROCEEDINGS MAY AT ANY TIME BE COMMENCED WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, ANY IMMUNITY FROM JURISDICTION, LEGAL PROCEEDINGS, ATTACHMENT (WHETHER BEFORE OR AFTER JUDGMENT), EXECUTION, JUDGMENT OR SETOFF, HOLDINGS,

INTERMEDIATE PARENT OR TDS INTERMEDIATE PARENT, AS APPLICABLE, HEREBY IRREVOCABLY AGREES NOT TO CLAIM AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES SUCH IMMUNITY.

SECTION 10.17. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 10.18. Binding Effect. This Agreement shall become effective on the date (the “Effective Date”) on which each party hereto shall have executed and delivered this Agreement, and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

SECTION 10.19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

SECTION 10.20. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provisions of this Section 10.20 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 10.21. USA PATRIOT Act. Each Lender hereby notifies the Borrower and each of the Guarantors that pursuant to the requirements of the PATRIOT ACT, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and each of the Guarantors and other information that will allow such Lender to identify the Borrower and each of the Guarantors in accordance with the PATRIOT ACT.

SECTION 10.22. Intercreditor Agreements. Notwithstanding anything herein to the contrary, the lien and security interest granted to secure the Obligations and the exercise of any right or remedy by any Secured Party hereunder or under any Loan Document are subject to the provisions of the Intercreditor Agreements. It is hereby expressly provided that, without the prior written consent of the Administrative Agent, the Collateral Agent and the Required Lenders (except as contemplated pursuant to Section 2.14), no Loan Document may be amended or otherwise modified by virtue of the provisions of any Intercreditor Agreement to secure additional extensions of credit or add additional secured parties.

SECTION 10.23. No Fiduciary Relationship. Each of Holdings, Intermediate Parent, TDS Intermediate Parent and the Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Holdings, the Borrower, the other Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent, the Arrangers, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Collateral Agent, the Arrangers, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Collateral Agent, the Arrangers, the Lenders and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of Holdings, the Borrower and their Affiliates, and none of the Administrative Agent, the Collateral Agent, the Arrangers, the Lenders or their Affiliates has any obligation to disclose any of such interests to Holdings, the Borrower or any of their Affiliates. To the fullest extent permitted by Law, each of Holdings, Intermediate Parent, TDS Intermediate Parent and the Borrower, on behalf of itself and its Subsidiaries, hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Collateral Agent, the Arrangers, the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 10.24. Joinder. Each Tranche 2 Lender executing and delivering a Joinder to this Agreement on or prior to the Closing Date shall become a party to this Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents and shall be bound by the terms and provisions hereof, in each case as of the Closing Date. In connection with the execution of the Joinder by each Tranche 2 Initial Lender, the Borrower shall deliver an updated Schedule 2.01B to the Administrative Agent on the Closing Date reflecting the Tranche 2 Loans made by each of the Tranche 2 Initial Lenders.

SECTION 10.25. Relative Rights of Secured Parties.

(a) Impairment. It is the intention of the Secured Parties of each Class that the holders of the Obligations of such Class (and not the Secured Parties of any other Class) bear the risk of any determination by a court of competent jurisdiction that (x) any of the Obligations of such Class are unenforceable under applicable law or are subordinated to any other obligations, (y) any of the Obligations of such Class does not have an enforceable security interest in any of the Collateral securing any other Class of Obligations and/or (z) any intervening security interest exists securing any other obligations on a basis ranking prior to the security interest of such Class of Obligations but junior to the security interest of any other Class of Obligation (any such condition referred to in the foregoing clauses (x), (y) or (z) with respect to any Class of Obligations, an “Impairment” of such Class). In the event of any Impairment with respect to any Class of Obligations, the results of such Impairment shall be borne solely by the holders of such Class of Obligations, and the rights of the holders of such Class of Obligations (including the right to receive distributions in respect of such Class of Obligations pursuant to Section 8.04) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Class of such Obligations subject to such Impairment. Additionally, in the event the Obligations of any Class are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code), any reference to such Obligations or the Loan Documents shall refer to such obligations or such documents as so modified. With respect to any Collateral for which a third party has a lien or security interest that is junior in priority to the security interest of any Class of Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Class of Obligations (such third party an “Intervening Creditor”), the value of any Collateral or proceeds thereof which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds thereof to be distributed in respect of the Class of Obligations with respect to which such Impairment exists.

(b) Enforcement of Remedies. Anything to the contrary in any of the Loan Documents to the contrary notwithstanding, the parties hereto (and each other Secured Party) hereby agree that no Secured Party (other than the Agents) shall have any right individually to realize upon any of the Collateral or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under or with respect to the Loan Documents or the amounts due thereunder may be exercised solely by the Agents (or their applicable designees or sub-agents) on behalf of the Secured Parties as the Agents may be directed by the Required Lenders and in accordance with the terms hereof and thereof (including the Intercreditor Agreements) and applicable law.

Notwithstanding any other provision of this Agreement or any other Loan Document, if directed by the Required Lenders, each Agent is hereby irrevocably authorized to release any Liens created under any Loan Document and to release any Guaranty, in each case in connection with the exercise of remedies hereunder or under any other Loan Document so long as such release applies to all of the Loans and any proceeds thereof are shared pro rata in accordance herewith. If so directed by the Required Lenders, each Agent is hereby irrevocably authorized to exercise any remedies hereunder or under any other Loan Document in accordance with the terms of the applicable Loan Document and applicable law. No Secured Party (other than the Collateral Agent) shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, Collateral, whether under any Loan Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting at the direction of the Required Lenders or as otherwise authorized herein, shall be entitled to take any such actions or exercise any remedies with respect to Collateral at such time. If so directed by either the Tranche 1 Required Lenders or the Tranche 2 Required Lenders, each Agent is irrevocably authorized, in connection with an Event of Default under Section 8.01 resulting from the failure to pay Obligations owing to the applicable Class of Lenders to sue for payment of, or to initiate any suit, action or proceedings against any Loan Party to enforce payment of or to collect such Obligations.

(c) Objection to Enforcement Actions. No Secured Party (other than the Collateral Agent) will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent (at the direction of the Required Lenders or as otherwise authorized under the Loan Documents) or any other exercise of remedies by the Collateral Agent of any rights and remedies relating to the Collateral.

(d) Credit Bidding. The Collateral Agent (at the direction of the Required Lenders) shall have the exclusive right on behalf of all Secured Parties in any Insolvency or Liquidation Proceeding to credit bid for the Collateral using all or a pro rata portion of the Obligations as consideration so long as the equity and/or assets distributed to the Secured Parties as a result of any such successful credit bid, or any proceeds thereof, are distributed on pro rata basis. In any Insolvency or Liquidation Proceeding or other transaction involving the sale or other disposition of Collateral, except as provided in the immediately preceding sentence, no Secured Party (other than the Collateral Agent) may credit bid for Collateral.

(e) No Interference; Payment Over. Each Secured Party (other than the Collateral Agent) agrees that (i) it will not (and hereby waives any right to) challenge or question in any proceeding the validity or enforceability of any Obligations of any Class or any Loan Document or the validity, attachment, perfection or priority of any Lien under any Loan Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral or other exercise of remedies by the Collateral Agent (acting at the direction of the Required Lenders or as otherwise authorized under the Loan Documents), (iii) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral, and none of the Collateral Agent or any other Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent (at the direction of the Required Lenders or as otherwise authorized under the Loan Documents) with respect to any Collateral in accordance with the provisions of this Agreement, and (iv) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Section 10.25.

(f) DIP Financing. If any Loan Party shall become subject to a case (a “Bankruptcy Case”) under any Debtor Relief Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, and such motion has the consent of the Required Lenders, each Lender agrees that it will raise no objection to any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Collateral so long as (A) the Secured Parties of each Class retain the benefit of their Liens on all such Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Secured Parties of each Class are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Obligations, such amount is applied pursuant to Section 8.04, (D) no Secured Party of any Class is granted a DIP Financing Lien as part of a “roll up” of its Obligations in any such DIP Financing unless all Secured Parties are provided the opportunity to participate pro rata in any such DIP Financing involving a “roll up” of Obligations and that such “roll up” is provided on a pro rata basis and (E) if any Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 8.04; provided that the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing or use of cash collateral.

(g) 363-Sales. In any Insolvency or Liquidation Proceeding, none of the Secured Parties shall be entitled to oppose (or shall oppose) (i) any sale or disposition of any assets of any of the Loan Parties or (ii) any procedure governing the sale or disposition of any assets of any of the Loan Parties, in each case that has the consent of the Required Lenders, and the Secured Parties will be deemed to have consented under Section 363 of the Bankruptcy Code to any sale, and any procedure for sale (and in each case any motion in support hereof), to which the Required Lenders have consented.

(h) Plans of Reorganization. Each Secured Party agrees that it shall not be entitled to take any action or vote in any way that supports any Non-Conforming Plan of Reorganization or to object to a Plan of Reorganization to which the Required Lenders have consented on the grounds that any sale of Collateral thereunder or pursuant thereto is for inadequate consideration, or that the sale process in respect thereof was inadequate. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization by any Secured Party, in such capacity, shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the Collateral Agent shall be entitled (and hereby authorized by the Lenders) to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any such Non-Conforming Plan of Reorganization withdrawn.

(i) Sponsoring of Plans of Reorganization. None of the Lenders, in such capacity, will sponsor any Plan of Reorganization that does not contemplate the payment in full, in cash of the Obligations upon the effective date of such Plan of Reorganization unless the Required Lenders shall have otherwise consented.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRAVELPORT LLC, as the Borrower

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Authorized Person (Senior Vice President and Secretary)

TRAVELPORT LIMITED, as Holdings

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Assistant Secretary

WALTONVILLE LIMITED, as Intermediate Parent

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Director

TDS INVESTOR (LUXEMBOURG) S.À R.L., as TDS Intermediate Parent

By:	/s/ John Sutherland
	Name:	John Sutherland
	Title:	Manager

[Signature Page – Second Lien Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, Collateral Agent and Tranche 1 Initial Lender

By:	/s/ Judith E. Smith
	Name:	Judith E. Smith
	Title:	Managing Director

By:	/s/ Michael O’Donofrio
	Name:	Michael O’Donofrio
	Title:	Associate

[Signature Page – Second Lien Credit Agreement]

EXHIBIT A

[FORM OF]

COMMITTED LOAN NOTICE

Credit Suisse AG, as Administrative Agent

Eleven Madison Avenue

New York, New York 10010

ATTN: Agency Group

[DATE]1

Ladies and Gentlemen:

The undersigned, TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), refers to the Second Lien Credit Agreement dated as of March 11, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Travelport LLC, a Delaware limited liability company, Travelport Limited, a company incorporated under the laws of Bermuda, Waltonville Limited, a company incorporated under the laws of Gibraltar, TDS Investor (Luxembourg) S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity “Administrative Agent”) and collateral agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives you notice pursuant to Section 2.02 of the Credit Agreement that it requests a [Borrowing] [conversion of Loans] [continuation of Eurocurrency Rate Loans] under the Credit Agreement, and in that connection sets forth below the terms on which such [Borrowing] [conversion of Loans] [continuation of Eurocurrency Rate Loans] is requested to be made:

(A)	Applicable Class of Loans[2]:

(B)	Date of [Borrowing] / [conversion] / [continuation]:[3]

[(C)	With respect to Tranche 1 Loans, Type of [Borrowing4] / [continuation5] [conversion6]: ]

[1]	Must be notified irrevocably by telephone (a) in the case of a Eurocurrency Rate Loan, not later than 12:00 p.m. (New York City time), three Business Days before a proposed Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (b) in the case of a Base Rate Loan, not later than 12:00 p.m. (New York City time), one Business Day before a proposed Borrowing of or conversion to Base Rate Loans, in each case to be promptly confirmed by delivery.
[2]	Specify whether the Committed Loan Notice relates to Tranche 1 Loans or Tranche 2 Loans.
[3]	Must be a Business Day.
[4]	Specify whether such Borrowing is to be a Eurocurrency Rate Loan or a Base Rate Loan.
[5]	Indicate the Type of Loans being continued.
[6]	Indicate the Type into which existing Loans will be converted.

(D)	Principal Amount:[7]

(E)	Account Number and Location:

[(F)	With respect to Tranche 1 Loans, Interest Period:]

(cont’d from previous page)

[7]	Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

[The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, no Event of Default has occurred and is continuing.]8

[Remainder of Page Intentionally Left Blank]

[8]	Applicable to the initial Borrowing and conversion to or continuation of Eurocurrency Rate Loans.

TRAVELPORT LLC

by
Name:
Title:

EXHIBIT B-1

[FORM OF]

PROMISSORY NOTE

TRANCHE 1 LOANS

PRINCIPAL AMOUNT OF	New York, New York
TRANCHE 1 LOANS: $[ ]	[ ], 20[ ]

FOR VALUE RECEIVED, the undersigned, TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to [                    ] (the “Lender”) or its registered assigns, at the office of Credit Suisse AG (the “Administrative Agent”) at Eleven Madison Avenue, New York, New York 10010, on the dates and in the amounts set forth in the Second Lien Credit Agreement dated as of March 11, 2013 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Travelport LLC, a Delaware limited liability company, Travelport Limited, a company incorporated under the laws of Bermuda, Waltonville Limited, a company incorporated under the laws of Gibraltar, TDS Investor (Luxembourg) S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg, Credit Suisse AG, as Administrative Agent and Collateral Agent and each lender from time to time party thereto, in lawful money of the United States of America in immediately available funds, the aggregate unpaid principal amount of all Tranche 1 Loans made by the Lender to the Borrower pursuant to the Credit Agreement and to pay interest on the unpaid principal amount thereof, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

Terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement. The submission to jurisdiction and consent to service of process provisions set forth in Section 10.16 of the Credit Agreement are hereby incorporated by reference in their entirety.

In respect of all Tranche 1 Loans made by the Lender to the Borrower, the Borrower promises to pay interest on demand on (i) past due amounts hereunder or (ii) any amounts owed or owing or accruing hereunder after an Event of Default occurs under Section 8.01(f), in each case, at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this promissory note (this “Note”) and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

This Note is one of the promissory notes referred to and is subject to the terms and conditions contained in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note is entitled to the benefit of the Credit Agreement and is guaranteed and secured as provided therein and in the other Loan Documents referred to in the Credit Agreement. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

THE TRANCHE 1 LOANS EVIDENCED BY THIS NOTE ARE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME. BEGINNING NO LATER THAN 10 DAYS AFTER THE CLOSING DATE, THE LENDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH TRANCHE 1 LOANS BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE FOLLOWING ADDRESS: 300 GALLERIA PARKWAY, ATLANTA, GA 30339, ATTENTION OF CHIEF FINANCIAL OFFICER (FAX NO. (770) 563-7878)

TRAVELPORT LLC

by
Name:
Title:

Schedule to Promissory Note

RECORD OF TRANCHE 1 LOAN PAYMENTS

Date	Principal Amount of Tranche 1 Loans		Amount of Principal of Tranche 1 Loans Repaid / Prepaid	Amount of Interest on Tranche 1 Loans Paid	Notation Made By
	[	][1]

[1]	Insert initial principal amount of Tranche 1 Loans evidenced by this Note.

EXHIBIT B-2

[FORM OF]

PROMISSORY NOTE

TRANCHE 2 LOANS

PRINCIPAL AMOUNT OF	New York, New York
TRANCHE 2 LOANS: $[ ]	[ ], 20[ ]

FOR VALUE RECEIVED, the undersigned, TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to [                    ] (the “Lender”) or its registered assigns, at the office of Credit Suisse AG (the “Administrative Agent”) at Eleven Madison Avenue, New York, New York 10010, on the dates and in the amounts set forth in the Second Lien Credit Agreement dated as of March 11, 2013 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Travelport LLC, a Delaware limited liability company, Travelport Limited, a company incorporated under the laws of Bermuda, Waltonville Limited, a company incorporated under the laws of Gibraltar, TDS Investor (Luxembourg) S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg, Credit Suisse AG, as Administrative Agent and Collateral Agent and each lender from time to time party thereto, in lawful money of the United States of America in immediately available funds, (i) the aggregate unpaid principal amount of all Tranche 2 Loans made by the Lender to the Borrower pursuant to the Credit Agreement (including increases in principal amount as a result of accrued interest pursuant to the Credit Agreement) and (ii) to the extent interest on such Tranche 2 Loans is required to be paid in cash pursuant to the Credit Agreement, on each applicable Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Tranche 2 Loans made by the Lender to the Borrower pursuant to the Credit Agreement.

Terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement. The submission to jurisdiction and consent to service of process provisions set forth in Section 10.16 of the Credit Agreement are hereby incorporated by reference in their entirety.

In respect of all Tranche 2 Loans made by the Lender to the Borrower, the Borrower promises to pay interest on demand on (i) past due amounts hereunder or (ii) any amounts owed or owing or accruing hereunder after an Event of Default occurs under Section 8.01(f), in each case, at a interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this promissory note (this “Note”) and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

This Note is one of the promissory notes referred to and is subject to the terms and conditions contained in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note is entitled to the benefit of the Credit Agreement and is guaranteed and secured as provided therein and in the other Loan Documents referred to in the Credit Agreement. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

THE TRANCHE 2 LOANS EVIDENCED BY THIS NOTE ARE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME. BEGINNING NO LATER THAN 10 DAYS AFTER THE CLOSING DATE, THE LENDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH TRANCHE 2 LOANS BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE FOLLOWING ADDRESS: 300 GALLERIA PARKWAY, ATLANTA, GA 30339, ATTENTION OF CHIEF FINANCIAL OFFICER (FAX NO. (770) 563-7878)

TRAVELPORT LLC

by
Name:
Title:

Schedule to Promissory Note

RECORD OF TRANCHE 2 LOAN PAYMENTS

Date	Principal Amount of Tranche 2 Loans		Amount of Principal of Tranche 2 Loans Repaid / Prepaid	Amount of Interest on Tranche 2 Loans Paid	Notation Made By
	[	][1]

[1]	Insert initial principal amount of Tranche 2 Loans evidenced by this Note.

EXHIBIT C

COMPLIANCE CERTIFICATE

[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of the Borrower, Holdings, Intermediate Parent and TDS Intermediate Parent under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

Reference is made to the Second Lien Credit Agreement dated as of March 11, 2013 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Travelport LLC (the “Borrower”), Travelport Limited (“Holdings”), Waltonville Limited, TDS Investor (Luxembourg) S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg, Credit Suisse AG, as administrative agent and collateral agent, and each lender from time to time party thereto. Capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein. Pursuant to Section 6.02(b) of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, certifies as follows:

1.	[Attached hereto as Exhibit A is the audited consolidated balance sheet of Holdings and its Subsidiaries as at the end of the fiscal year ended on December 31, 201[ ], and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, prepared in accordance with generally accepted auditing standards and not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.]

2.	[Attached hereto as Exhibit A is the consolidated balance sheet of Holdings and its Subsidiaries as at the end of the fiscal quarter ended on [ ], and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail. These fairly present in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.]

3.

To my knowledge, except as otherwise disclosed to the Administrative Agent in writing pursuant to the Credit Agreement, at no time during the period between [                    ] and [                    ] (the “Certificate Period”) did a Default or an Event of Default exist. [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto (including the delivery of a “Notice of Intent to Cure” concurrently with delivery of this Compliance Certificate) on Annex A attached hereto.]

4.	The following represent true and accurate calculations, as of the last day of the Certificate Period, to be used to determine whether the Borrower is in compliance with the covenant set forth in Section 7.10 of the Credit Agreement:

Minimum Liquidity.

Minimum Cash=	[	]
Minimum Amount=	[	]

Supporting detail showing the calculation of Minimum Cash is attached hereto as Schedule 1. Supporting detail showing the calculation of the Minimum Amount is attached hereto as Schedule 2.

5.	The following represent true and accurate calculations, as of the last day of the Certificate Period, to be used to determine whether the Borrower is in compliance with the covenant set forth in Section 7.11 of the Credit Agreement:

Total Leverage Ratio.

Consolidated Total Debt=	[	]
Consolidated EBITDA=	[	]
Actual Ratio=	[	] to 1.0
Required Ratio=	[	] to 1.0

Supporting detail showing the calculation of Consolidated Total Debt is attached hereto as Schedule 3. Supporting detail showing the calculation of Consolidated EBITDA is attached hereto as Schedule 4.

6.	The following represent true and accurate calculations, as of the last day of the Certificate Period, to be used to determine whether the Borrower is in compliance with the covenant set forth in Section 7.12 of the Credit Agreement:

Senior Secured Leverage Ratio.

Consolidated Total Senior Secured Debt=	[	]
Consolidated EBITDA=	[	]
Actual Ratio=	[	] to 1.0
Required Ratio=	[	] to 1.0

Supporting detail showing the calculation of Consolidated Total Senior Secured Debt is attached hereto as Schedule 5.

2

IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, has executed this Compliance Certificate for and on behalf of the Borrower and has caused this Compliance Certificate to be delivered this      day of             .

TRAVELPORT LLC,

By:
Name:
Title:

3

EXHIBIT D

[FORM OF]

ASSIGNMENT AND ASSUMPTION

Reference is made to the Second Lien Credit Agreement dated as of March 11, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Travelport LLC, a Delaware limited liability company (the “Borrower”), Travelport Limited, a company incorporated under the laws of Bermuda, Waltonville Limited, a company incorporated under the laws of Gibraltar, TDS Investor (Luxembourg) S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg, Credit Suisse AG, as Administrative Agent (in such capacity “Administrative Agent”) and Collateral Agent and each Lender from time to time party thereto (each a “Lender”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

1. Assigned Interest; Certain Agreements of Assignor and Assignee. The Assignor (as defined herein) hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Effective Date (as defined herein) set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 10.07(d) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Assignment Effective Date and (ii) the Loans owing to the Assignor which are outstanding on the Assignment Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in the last sentence of Section 10.07(d) of the Credit Agreement, a copy of which has been received by each such party. From and after the Assignment Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement; provided that the obligations of the Assignor under Section 10.08 of the Credit Agreement shall survive the execution of this Assignment and Assumption and the assignment of interests effected hereby.

2. Certain Representations and Warranties of Assignee; Voting Rights of Debt Affiliates. The Assignee hereby represents and warrants that as of the date hereof:

(i) It is not a Tranche 1 Defaulting Backstop Participant or an Affiliate of a Tranche 1 Defaulting Backstop Participant.

(ii) It [is] [is not] a Debt Affiliate.

[(iii) It is [a Lender] [an Affiliate of a Lender] [an Approved Fund].]1

The Credit Agreement contains certain restriction relating to the voting rights of Debt Affiliates. The Assignee acknowledges and agrees that any amendment, waiver or consent to the Credit Agreement may be subject to each Lender that is included in a determination of Required Lenders, the Tranche 1 Required Lenders or the Tranche 2 Required Lenders making a representation as to whether or not such Lender is a Debt Affiliate and the Administrative Agent and the Borrower shall each be entitled to rely upon such representation as further set forth in Section 10.01 of the Credit Agreement.

3. Administrative Questionnaire; Processing and Recordation Fee. This Assignment and Assumption is being delivered to the Administrative Agent together with (i) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire and all applicable tax forms and (ii) if required by Section 10.07(b)(ii) of the Credit Agreement, a processing and recordation fee of $3,500.

4. Governing Law. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

5. ORIGINAL ISSUE DISCOUNT. THE TRANCHE 1 LOANS AND TRANCHE 2 LOANS UNDER THE CREDIT AGREEMENT ARE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME. BEGINNING NO LATER THAN 10 DAYS AFTER THE CLOSING DATE, THE LENDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH TRANCHE 1 LOANS OR TRANCHE 2 LOANS BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE FOLLOWING ADDRESS: 300 GALLERIA PARKWAY, ATLANTA, GA 30339, ATTENTION OF CHIEF FINANCIAL OFFICER (FAX NO. (770) 563-7878)

6. Information relating to Assignment.

Date of Assignment:

Legal Name of Assignor (“Assignor”):

Legal Name of Assignee (“Assignee”):

Effective Date of Assignment (“Assignment Effective Date”):

[1]	Include bracketed portion for any assignment to a Lender, an Affiliate Lender or an Approved Fund pursuant to Section 10.07(b).

Facility Assigned	Aggregate Amount of Commitments/ Loans of all Lenders	Principal Amount Assigned[2]	Percentage Assigned of Commitment/Loans (set forth, to at least 8 decimals, as a percentage of the aggregate Commitments of all Lenders)
Tranche 1 Loans	$	$		%
Tranche 2 Loans	$	$		%

[Remainder of page intentionally left blank]

[2]	Amount of Commitments and/or Loans assigned is governed by Section 10.07(b)(ii) of the Credit Agreement.

The terms set forth above are

hereby agreed to:

, as Assignor,

by:
Name:
Title:

, as Assignee,

by:
Name:
Title:

ACCEPTED:

[CREDIT SUISSE AG, as Administrative Agent][3],

by:
Name:
Title:

by:
Name:
Title:

[3]	If the Administrative Agent’s consent is required pursuant to Section 10.07(b)(i) of the Credit Agreement.

4

[TRAVELPORT LLC, as Borrower][4],

by:
Name:
Title:

[4]	If the Borrower’s consent is required pursuant to Section 10.07(b)(i) of the Credit Agreement.

5

EXHIBIT E

SECOND LIEN GUARANTY

dated as of

April [    ], 2013,

among

TRAVELPORT LIMITED,

as Holdings,

WALTONVILLE LIMITED,

as Intermediate Parent,

TDS INVESTOR (LUXEMBOURG) S.À R.L.,

as TDS Intermediate Parent,

CERTAIN OTHER SUBSIDIARIES OF HOLDINGS

IDENTIFIED HEREIN

and

CREDIT SUISSE AG,

as Administrative Agent

i

SECTION 4.10. WAIVER OF RIGHT TO TRIAL BY JURY	10
SECTION 4.11. Headings	10
SECTION 4.12. Obligations Absolute	11
SECTION 4.13. Termination or Release	11
SECTION 4.14. Additional Restricted Subsidiaries	11
SECTION 4.15. Intercreditor Agreement	11

SCHEDULES

Schedule I	Subsidiary Parties

EXHIBITS

Exhibit I	Form of Guaranty Supplement

ii

SECOND LIEN GUARANTY dated as of April [    ], 2013, among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the other Subsidiaries of Holdings from time to time party hereto and CREDIT SUISSE AG, as Administrative Agent (as defined below).

Reference is made to the Second Lien Credit Agreement, dated as of March 11, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Travelport LLC, a Delaware limited liability company (the “Borrower”), Holdings, Intermediate Parent, TDS Intermediate Parent, Credit Suisse AG, as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto. The Lenders have agreed to extend credit on the Closing Date to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Parties are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” means Credit Suisse AG, in its capacity as administrative agent under the Loan Documents, or any successor administrative agent.

“Agreement” means this Second Lien Guaranty.

“Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Claiming Party” has the meaning assigned to such term in Section 3.02.

“Contributing Party” has the meaning assigned to such term in Section 3.02.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Guaranty Supplement” means an instrument in the form of Exhibit I hereto.

“Guarantor” means each of Holdings and each Subsidiary Party.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“Intermediate Parent” has the meaning assigned to such term in the preamble to this Agreement.

“Luxembourg Guarantor” means any Guarantor that is incorporated, organized or formed under the laws of Luxembourg.

“Obligations” means all “Obligations” as defined in the Credit Agreement.

“Secured Parties” means “Secured Parties” as defined in the Credit Agreement.

“Subsidiary Parties” means (a) the entities identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.

“TDS Intermediate Parent” has the meaning assigned to such term in the preamble to this Agreement.

ARTICLE II

Guaranty

SECTION 2.01. Guaranty. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, to the Administrative Agent, for the benefit of the Secured Parties, the due and punctual payment and performance of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guaranty of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations, or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other Person.

SECTION 2.03. No Limitations.

(a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Collateral Agent or any other Secured Party for the Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) Except for termination of a Guarantor’s obligations hereunder as expressly permitted in Section 4.13, to the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations, or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Administrative Agent and the other Secured Parties may in accordance with the terms of the Collateral Documents, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Payment Subject to Turnover; Reinstatement. Each of the Guarantors agrees that, notwithstanding anything herein or in any other Loan Document to the contrary, if any of the Administrative Agent, the Collateral Agent or any other Secured Party is required to turn over or pay over any payment, or any part thereof, of any Obligation to any other holder of any Indebtedness or other obligation of the Borrower or any other Loan Party pursuant to any intercreditor agreement (including any of the Intercreditor Agreements) entered into by the Administrative Agent and/or the Collateral Agent, on behalf of the Secured Parties, then, for all purposes of this Agreement and the other Loan Documents, to the extent of such turnover or payover the amount of such payment of such Obligation shall be disregarded and deemed not to have been made, and such Obligation shall continue to be due and outstanding and shall not be deemed to have been discharged or paid. Each of the Guarantors further agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation, is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise, or must be turned over or payed over to any other holder of any Indebtedness or other obligation of the Borrower or any other Loan Party pursuant to any intercreditor agreement (including any of the Intercreditor Agreements) entered into by the Administrative Agent and/or the Collateral Agent, on behalf of the Secured Parties.

SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Payments Free of Taxes. Each Guarantor that is not a party to the Credit Agreement hereby acknowledges the provisions of Section 3.01 of the Credit Agreement and agrees to be bound by such provisions with the same force and effect, and to the same extent, as if such Guarantor were a party to the Credit Agreement.

SECTION 2.08. Authorization; Binding Effect. Each Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, fraudulent transfer, preference or similar laws and by general principles of equity.

SECTION 2.09. Limitations relating to Luxembourg Guarantors. The obligations and liabilities of any Luxembourg Guarantor under this Agreement shall be limited, at any time, to an aggregate amount not exceeding ninety percent of such Luxembourg Guarantor’s shareholders’ equity (capitaux propres), including the share capital, share premium, legal and statutory reserves, other reserves, profits or losses carried forward, investment subsidies and regulated provisions, as shown on the latest financial statements (comptesannuels) available at the date of the relevant payment hereunder and approved by the shareholders of such Luxembourg Guarantor and certified by the statutory or the independent auditor, as the case may be, or as determined by an independent auditor in the absence of recent annual accounts, it being understood that the obligations of such Luxembourg Guarantor shall not be limited as regards the obligations incurred by a direct or indirect Subsidiary of such Luxembourg Guarantor.

ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03), the Borrower agrees that in the event a payment of an Obligation shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

SECTION 3.02. Contribution and Subrogation. Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Subsidiary Party hereunder in respect of any Obligation and such other Subsidiary Party (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 4.14, the date of the Guaranty Supplement hereto executed and delivered by such Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

SECTION 3.03. Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b) Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent all Indebtedness owed by it to any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE IV

Miscellaneous

SECTION 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.

SECTION 4.02. Waivers; Amendment.

(a) No failure or delay by the Administrative Agent, the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 4.03. Administrative Agent’s Fees and Expenses; Indemnification.

(a) The Guarantors, jointly and severally, agree to reimburse the Administrative Agent for its costs and expenses as provided in Section 10.04 of the Credit Agreement as if each reference in such Section to the “Borrower” were a reference to “each Guarantor” and with the same force and effect as if such Guarantor (if not a party to the Credit Agreement) were a party to the Credit Agreement.

(b) Without limitation of the indemnification obligations under the other Loan Documents, the Guarantors, jointly and severally, agree to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or of any Affiliate, officer, director, partner, member, trustee, employee, counsel, agent, administrator, manager, representative, advisor or attorney-in-fact of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable within 10 days of written demand therefor.

(d) No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability (on any theory of liability) for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith; provided, however, that nothing contained in this sentence will limit the indemnity obligations of the Guarantors set forth in this Section 4.03 or in any other Loan Document.

SECTION 4.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 4.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Agents and the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by or on behalf of any Agent or any Lender and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.

SECTION 4.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly permitted by this Agreement and the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 4.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or uneforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 4.08. Right of Set-Off. Subject to the terms of the Intercreditor Agreements, in addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Guarantor, any such notice being waived by the Borrower and each Guarantor (on behalf of itself and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates, as the case may be, to or for the credit or the account of the respective Guarantors and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates hereunder, now or hereafter existing, irrespective of whether or not such Lender or Affiliate shall have made demand under this Agreement and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 4.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

SECTION 4.09. GOVERNING LAW; SERVICE OF PROCESS.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 4.01. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) EACH OF HOLDINGS, INTERMEDIATE PARENT, TDS INTERMEDIATE PARENT AND EACH OTHER FOREIGN GUARANTOR HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE BORROWER AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND

ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO HOLDINGS, INTERMEDIATE PARENT, TDS INTERMEDIATE PARENT OR SUCH FOREIGN GUARANTOR IN CARE OF THE BORROWER AT THE BORROWER’S ADDRESS USED FOR PURPOSES OF GIVING NOTICES UNDER SECTION 4.01, AND EACH OF HOLDINGS, INTERMEDIATE PARENT AND TDS INTERMEDIATE PARENT AND EACH OTHER FOREIGN GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE BORROWER TO ACCEPT SUCH SERVICE ON ITS BEHALF.

(d) IN THE EVENT HOLDINGS, INTERMEDIATE PARENT, TDS INTERMEDIATE PARENT OR ANY OTHER FOREIGN GUARANTOR OR ANY OF ITS ASSETS HAS OR HEREAFTER ACQUIRES, IN ANY JURISDICTION IN WHICH JUDICIAL PROCEEDINGS MAY AT ANY TIME BE COMMENCED WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, ANY IMMUNITY FROM JURISDICTION, LEGAL PROCEEDINGS, ATTACHMENT (WHETHER BEFORE OR AFTER JUDGMENT), EXECUTION, JUDGMENT OR SETOFF, HOLDINGS, INTERMEDIATE PARENT, TDS INTERMEDIATE PARENT OR SUCH OTHER FOREIGN GUARANTOR, AS APPLICABLE, HEREBY IRREVOCABLY AGREES NOT TO CLAIM AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES SUCH IMMUNITY.

SECTION 4.10. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 4.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.12. Obligations Absolute. All rights of the Administrative Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Obligations or (d) subject to the terms of Section 4.13, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Obligations or this Agreement.

SECTION 4.13. Termination or Release.

(a) This Agreement and the Guaranties made herein shall terminate with respect to all Obligations when all the outstanding Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement.

(b) A Subsidiary Party shall automatically be released from its obligations hereunder as provided in Section 9.11(c) of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 4.13, the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 4.13 shall be without recourse to or warranty by the Administrative Agent.

SECTION 4.14. Additional Restricted Subsidiaries. Pursuant to Section 6.11 of the Credit Agreement, certain Restricted Subsidiaries that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Subsidiary Parties. Upon execution and delivery by the Administrative Agent and a Restricted Subsidiary of a Guaranty Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 4.15. Intercreditor Agreements. Notwithstanding anything herein to the contrary, the lien and security interest granted to secure the Obligations and the exercise of any right or remedy by any Secured Party hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreements. It is hereby expressly provided that, without the prior written consent of the Administrative Agent, the Collateral Agent and the Required Lenders (except as contemplated pursuant to Section 2.14 of the Credit Agreement), no Loan Document may be amended or otherwise modified by virtue of the provisions of any Intercreditor Agreement to secure additional extensions of credit or add additional secured parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRAVELPORT LIMITED

By:

Name:
Title:

WALTONVILLE LIMITED

By:

Name:
Title:

TDS INVESTOR (LUXEMBOURG) S.À R.L.

By:

Name:
Title:

[EACH OF THE OTHER SUBSIDIARIES LISTED ON SCHEDULE I HERETO]

By:

Name:
Title:

[Signature Page – Second Lien Guaranty]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By:

Name:
Title:

By:

Name:
Title:

[Signature Page – Second Lien Guaranty]

IN WITNESS WHEREOF, for the purposes of Section 3.01 and 4.03 only, the undersigned has executed this Agreement as of the date first written above.

TRAVELPORT LLC

By:

Name:
Title:

[Signature Page – Second Lien Guaranty]

Schedule I to the

Second Lien Guaranty

SUBSIDIARY PARTIES

Name of Subsidiary Party	Jurisdiction of Formation
Southern Cross Distribution Systems Pty Limited	Australia
Travelport (Bermuda) Ltd.	Bermuda
WORLDSPAN BBN Holdings, LLC	California
Travelport (Cayman) Ltd.	Cayman Islands
Galileo Asia, LLC	Delaware
Galileo International Technology, LLC	Delaware
Galileo Latin America, L.L.C.	Delaware
Galileo Technologies LLC	Delaware
OWW2, LLC	Delaware
Travel Industries, Inc.	Delaware
Travelport Holdings, Inc.	Delaware
Travelport Holdings, LLC	Delaware
Travelport Inc.	Delaware
Travelport International Services, Inc.	Delaware
Travelport Investor LLC	Delaware
Travelport North America, Inc.	Delaware
Travelport Operations, Inc.	Delaware
Travelport Services LLC	Delaware
Travelport, LP	Delaware
WORLDSPAN Digital Holdings, LLC	Delaware
WORLDSPAN IJET HOLDINGS, LLC	Delaware
Worldspan LLC	Delaware
Worldspan StoreMaker Holdings, LLC	Delaware
Worldspan Technologies Inc.	Delaware
Worldspan Viator Holdings, LLC	Delaware
WS Financing Corp.	Delaware
Travelport Finance Management LLC	Delaware
WORLDSPAN OPENTABLE HOLDINGS, LLC	Georgia
WORLDSPAN S.A. HOLDINGS II, L.L.C.	Georgia
WORLDSPAN South American Holdings LLC	Georgia
WORLDSPAN XOL LLC	Georgia
Waltonville Limited	Gibraltar
Travelport Jersey 2 Limited	Jersey

Travelport Jersey 3 Limited	Jersey
TDS Investor (Luxembourg) S.à r.l.	Luxembourg
Travelport (Luxembourg) S.à r.l.	Luxembourg
Travelport Investor (Luxembourg) Partnership S.E.C.S.	Luxembourg
Travelport Investor (Luxembourg) S.à r.l.	Luxembourg
Travelport Mexico S.A. de C.V.	Mexico
Galileo International B.V.	Netherlands
GI Worldwide Holdings C.V.	Netherlands
GIW Holdings CV	Netherlands
Travelport Global Distribution System B.V.	Netherlands
Southern Cross Distribution Services (NZ) Limited	New Zealand
Travelport Canada Distributors Systems, Inc.	Ontario, Canada
Travelport Sweden AB	Sweden
Travelport Switzerland AG	Switzerland
Bastion Surety Limited	United Kingdom
Travelport Finance Limited	United Kingdom
Travelport (UK) Services Limited	United Kingdom
Travelport Holdings (UK) Limited	United Kingdom
Travelport International Limited	United Kingdom
Travelport Services Limited	United Kingdom

Exhibit I to the

Second Lien Guaranty

SUPPLEMENT NO.     , dated as of [—] (this “Supplement”), to the Second Lien Guaranty, dated as of April [    ], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the other Subsidiaries of Holdings from time to time party thereto and CREDIT SUISSE AG, as Administrative Agent.

A. Reference is made to the Second Lien Credit Agreement, dated as of March 11, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Travelport LLC, a Delaware limited liability company (the “Borrower”), Holdings, Intermediate Parent, TDS Intermediate Parent, Credit Suisse AG, as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty.

C. The Guarantors have entered into the Guaranty in order to induce the Lenders to make Loans. Section 4.14 of the Guaranty provides that additional Restricted Subsidiaries may become Subsidiary Parties under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Guaranty and as consideration for Loans previously made continuing to be outstanding.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 4.14 of the Guaranty, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Subsidiary Party), and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Subsidiary Party and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Guaranty is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, fraudulent transfer, preference or similar laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guaranty.

SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

SECTION 9. Notwithstanding anything herein to the contrary, the lien and security interest granted to secure the Obligations and the exercise of any right or remedy by any Secured Party hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreements. It is hereby expressly provided that, without the prior written consent of the Administrative Agent, the Collateral Agent and the Required Lenders (except as contemplated pursuant to Section 2.14 of the Credit Agreement), no Loan Document may be amended or otherwise modified by virtue of the provisions of any Intercreditor Agreement to secure additional extensions of credit or add additional secured parties.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:

Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By:

Name:
Title:

EXHIBIT F

SECOND LIEN SECURITY AGREEMENT

dated as of

April [    ], 2013,

among

TRAVELPORT LLC,

as the Borrower,

TRAVELPORT LIMITED,

as Holdings,

WALTONVILLE LIMITED,

as Intermediate Parent,

TDS INVESTOR (LUXEMBOURG) S.À R.L.,

as TDS Intermediate Parent,

CERTAIN OTHER SUBSIDIARIES OF HOLDINGS

IDENTIFIED HEREIN

and

CREDIT SUISSE AG,

as Collateral Agent

-i-

SCHEDULES

Schedule I	Subsidiary Parties
Schedule II	Pledged Equity; Pledged Debt
Schedule III	Commercial Tort Claims
Schedule IV	Permitted Subsidiary Dispositions, Dissolutions and Liquidations
Schedule V	100% Pledged Foreign Subsidiaries
Schedule VI	Deposit Accounts, Securities Accounts

EXHIBITS

Exhibit I	Form of Security Agreement Supplement
Exhibit II	Form of Perfection Certificate

-ii-

SECOND LIEN SECURITY AGREEMENT, dated as of April [     ], 2013, among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), TRAVELPORT LLC, a Delaware corporation (the “Borrower”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the other Subsidiaries of Holdings from time to time party hereto and CREDIT SUISSE AG, as Collateral Agent (as defined below) for the Secured Parties (as defined below).

Reference is made to the Second Lien Credit Agreement, dated as of March 11, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, Intermediate Parent, TDS Intermediate Parent, Credit Suisse AG, as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto. The Lenders have agreed to extend credit on the Closing Date to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Parties are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Credit Agreement.

(a) All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is or that may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning assigned to such term in Article 9 of the New York UCC.

“Administrative Agent” means Credit Suisse AG, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article IX of the Credit Agreement.

“Agreement” means this Second Lien Security Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Claiming Party” has the meaning assigned to such term in Section 5.02.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” means Credit Suisse AG, in its capacity as collateral agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article IX of the Credit Agreement.

“Contributing Party” has the meaning assigned to such term in Section 5.02.

“Control” shall mean, in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Deposit Account Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by one or more Domestic Grantors, the Collateral Agent and the applicable bank (with respect to a Deposit Account) and, if applicable, the First Priority Collateral Agent.

“Deposit Accounts” means, collectively, with respect to each Domestic Grantor, all “deposit accounts” (as such term is defined in the UCC) located in the United States or any of its States or territories.

“Discharge of First Priority Claims” has the meaning assigned to such term in the First Lien Intercreditor Agreement or any other Senior Lien Intercreditor Agreement.

“Domestic Grantors” means, collectively, Holdings, the Borrower and each Grantor that is a Domestic Subsidiary.

“Excluded Accounts” means (a) each Deposit Account the funds in which are specially and exclusively used for payroll, payroll taxes and other employee wage benefit payments to or for the benefit of any Loan Party’s employees, (b) each Deposit Account that holds funds not owned by any Loan Party, (c) Deposit Accounts or Securities Accounts not located in the United States or any of its States or territories, (d) tax withholding accounts (to the extent maintained by the Borrower and its Subsidiaries exclusively for the purpose of maintaining or holding tax withholding amounts payable to applicable Governmental Authorities), in each case, entered into in the ordinary course of business and consistent with prudent business conduct, (e) segregated Deposit Accounts constituting zero balance accounts, in each case to the extent such zero balance accounts are swept on a daily basis to a Deposit

2

Account that is subject to a Deposit Account Control Agreement, (f) the First Lien Tranche S Collateral Account and (g) any Deposit Accounts or Securities Accounts, the average daily balance of which has not, for any period of twenty (20) consecutive Business Days after the Closing Date, exceeded $5,000,000 for any such account.

“Existing Tranche A Intercompany Note” means the “Tranche A Intercompany Note” as defined in the Junior Lien Indenture as of the Closing Date.

“First Lien Tranche S Collateral Account Agreement” means the Tranche S Collateral Account Agreement dated as of October 22, 2010.

“Foreign Collateral Agreement” means any Collateral Document that is not governed by the Laws of the United States, any state thereof or the District of Columbia and that creates or purports to create a Lien or other security interest over any Grantor’s right, title and interest in, to and under any assets or property.

“Foreign Grantor” means any Grantor other than a Domestic Grantor.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts, provided that General Intangibles shall not include any intellectual property and related assets subject to the Intellectual Property Security Agreement.

“Grantor” means each of Holdings, the Borrower and each Subsidiary Party.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“Intermediate Parent” has the meaning assigned to such term in the preamble to this Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means all “Obligations” as defined in the Credit Agreement.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II or in such other form reasonably satisfactory to the Collateral Agent, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by the chief financial officer and the chief legal officer of the Borrower (or such other officers of the Borrower that are reasonably acceptable to the Collateral Agent).

“Permitted Transfer Date” has the meaning specified in the PIK Credit Agreement as in effect on the Closing Date.

3

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Secured Parties” means “Secured Parties” as defined in the Credit Agreement.

“Securities Account Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by one or more Domestic Grantors, the Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) and, if applicable, the First Priority Collateral Agent.

“Securities Accounts” means, collectively, with respect to each Domestic Grantor, all “securities accounts” (as such term is defined in the UCC) located in the United States or any of its States or territories.

“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Subsidiary Parties” means (a) the entities identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.

“TDS Intermediate Parent” has the meaning assigned to such term in the preamble to this Agreement.

ARTICLE II

Pledge of Securities

SECTION 2.01 Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranties, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under:

(i) all Equity Interests owned by it, including those listed opposite its name on Schedule II, and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include (A) more than 65% of the issued and outstanding voting

4

Equity Interests in any Foreign Subsidiary of Holdings (provided that this clause (A) will not apply to any Foreign Subsidiary listed on Schedule V and any Foreign Subsidiary which shall have its Equity Interests pledged in accordance with clause (j) of the definition of Collateral and Guarantee Requirement (with the Grantors hereby agreeing to identify each such Foreign Subsidiary in accordance with such clause (j) in a written notice delivered to the Collateral Agent)), (B) Equity Interests in any Unrestricted Subsidiaries, (C) Equity Interests in any Subsidiary (x) of a Foreign Subsidiary of the Borrower or (y) of a Foreign Subsidiary of Travelport (Bermuda) Ltd., (D) Equity Interests in any Subsidiary acquired pursuant to a Permitted Acquisition financed with Indebtedness incurred pursuant to Section 7.03(g) of the Credit Agreement if such Equity Interests serve as security for such Indebtedness or if, and only for so long as, the terms of such Indebtedness prohibit the creation of any other lien on such Equity Interests, (E) Equity Interests in any Person that is not a direct or indirect, wholly owned Subsidiary of Holdings, (F) Equity Interests of any Subsidiary with respect to which the Administrative Agent has confirmed in writing to the Borrower its determination that the costs or other consequences (including adverse tax consequences) of providing a pledge of its Equity Interests is excessive in view of the benefits to be obtained by the Lenders and (G) Equity Interests of the Subsidiaries listed on Schedule IV;

(ii) other than in the case of each Foreign Grantor, (A) all debt securities owned by it, including those listed opposite its name on Schedule II, and any debt securities obtained in the future by such Grantor and (B) the promissory notes and any other instruments evidencing such debt securities (collectively, the “Pledged Debt”); provided that the Pledged Debt shall not include (x) any notes issued under the Junior Lien Indenture and held by any Grantor, (y) the First Lien Tranche S Collateral Account or any assets of any Grantor credited to the First Lien Tranche S Collateral Account or (z) the Existing Tranche A Intercompany Note until the Permitted Transfer Date;

(iii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01;

(iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above;

(v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and

(vi) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”); provided that Pledged Collateral shall not include any asset with respect to which a Lien or other security interest has been granted pursuant to a Foreign Collateral Agreement to the extent that a Lien and security interest hereunder is not permitted under the law governing such Foreign Collateral Agreement;

provided further that, notwithstanding any of the foregoing, the Pledged Equity shall, in any event, include all equity interests described on Schedule II.

5

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02 Delivery of the Pledged Collateral.

(a) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated) to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.

(b) Each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5,000,000 owed to such Grantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper undated instruments of assignment duly executed by the applicable Grantor and such other undated instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03 Representations, Warranties and Covenants. Holdings and the Borrower jointly and severally represent, warrant and covenant, as to themselves and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule II correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, debt securities, promissory notes and other instruments required to be pledged hereunder in order to satisfy the Collateral and Guaranty Requirement;

(b) the Pledged Equity and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Holdings or a Subsidiary of Holdings, to the best of Holdings’ and the Borrower’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt

6

issued by a Person other than Holdings or a Subsidiary of Holdings, to the best of Holdings’ and the Borrower’s knowledge), are legal, valid and binding obligations of the issuers thereof;

(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement and transfers or other transactions permitted under the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally and except as described on Schedule II or in the Perfection Certificate, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement (or (i) prior to the Discharge of First Priority Claims, are delivered to the First Priority Collateral Agent and (ii) after the Discharge of First Priority Claims, are delivered in accordance with any other applicable Intercreditor Agreement), the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

7

SECTION 2.04 Certification of Limited Liability Company and Limited Partnership Interests. Each certificate representing an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 shall be delivered to the Collateral Agent.

SECTION 2.05 Registration in Nominee Name; Denominations. If an Event of Default shall occur and be continuing and the Collateral Agent shall give the Borrower notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 2.06 Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Borrower that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision,

8

combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06.

(d) Any notice given by the Collateral Agent to the Borrower suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

9

ARTICLE III

Security Interests in Personal Property

SECTION 3.01 Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranties, each Domestic Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in, to or under any and all of the following assets and properties now owned or at any time hereafter acquired by such Domestic Grantor or in which such Domestic Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Property and Goods;

(ii) all Accounts;

(iii) all Chattel Paper;

(iv) all Commercial Tort Claims listed on Schedule III hereto;

(v) all Deposit Accounts;

(vi) all Documents;

(vii) all Equipment;

(viii) all General Intangibles;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property;

10

(xii) all books and records pertaining to the Article 9 Collateral; and

(xiii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (A) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (B) any Equity Interests in any Unrestricted Subsidiary or any Equity Interests in any Subsidiary acquired pursuant to a Permitted Acquisition financed with Indebtedness incurred pursuant to Section 7.03(g) of the Credit Agreement if such Equity Interests serve as security for such Indebtedness or if, and only for so long as, the terms of such Indebtedness prohibit the creation of any other lien on such Equity Interests, (C) more than 65% of the issued and outstanding voting Equity Interests in any Foreign Subsidiary of Holdings (provided that this clause (C) will not apply to any Foreign Subsidiary listed on Schedule V and any Foreign Subsidiary which shall have its Equity Interests pledged in accordance with clause (j) of the definition of Collateral and Guarantee Requirement (with the Grantors hereby agreeing to identify each such Foreign Subsidiary in accordance with such clause (j) in a written notice delivered to the Collateral Agent)), (D) any asset with respect to which the Administrative Agent has confirmed in writing to the Borrower its determination that the costs or other consequences (including adverse tax consequences) of providing a security interest in such asset is excessive in view of the benefits to be obtained by the Lenders, (E) any General Intangible, Investment Property or other rights of a Grantor arising under any contract, lease, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of such General Intangible, Investment Property or other such rights in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein shall not include negative pledges or similar undertakings in favor of a lender or other financial counterparty) or (y) expressly give any other party in respect of any such contract, lease, instrument, license or other document the right to terminate its obligations thereunder, provided, however, that the limitation set forth in clause (E) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the Uniform Commercial Code, (F) Equity Interests in any Subsidiary (x) of a Foreign Subsidiary of the Borrower or (y) of a Foreign Subsidiary of Travelport (Bermuda) Ltd., (G) Equity Interests in any Person that is not a direct or indirect, wholly owned Subsidiary of Holdings, (H) Equity Interests of the Subsidiaries listed on Schedule IV, (I) the First Lien Tranche S Collateral Account or any assets of any Grantor credited to the First Lien Tranche S Collateral Account, (J) any notes issued under the Junior Lien Indenture and held by any Grantor, (K) the Existing Tranche A Intercompany Note until the Permitted Transfer Date or (L) any asset with respect to which a Lien or other security interest has been granted pursuant to a Foreign Collateral Agreement to the extent that a Lien and security interest hereunder is not permitted under the law governing such Foreign Collateral Agreement. Each Domestic Grantor shall, if requested to do so by the Administrative Agent, use commercially reasonable efforts to obtain any such required consent that is reasonably obtainable with respect to Collateral which the Administrative Agent reasonably determines to be material.

11

(b) Each Domestic Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto or continuation statements without the signature of the Domestic Grantor in respect thereof that (i) indicate the Collateral as “all assets whether now owned or hereafter acquired” of such Domestic Grantor, or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Domestic Grantor is an organization, the type of organization and any organizational identification number issued to such Domestic Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Domestic Grantor agrees to provide such information to the Collateral Agent promptly upon request.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 3.02 Representations and Warranties. Holdings and the Borrower jointly and severally represent and warrant, as to themselves and the other Grantors, to the Collateral Agent and the Secured Parties that:

(a) Each Domestic Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Closing Date. The UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the Credit Agreement), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral in which the

12

Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction or by filing with the United States Patent and Trademark Office or the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations and (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction. The Security Interest (to the extent such Security Interest can be perfected by making the filings and recordations described in the immediately preceding sentence) is and shall be (x) pari passu in priority with any Pari Passu Liens on any of the Article 9 Collateral expressly permitted pursuant to Section 7.01 of the Credit Agreement, (y) prior in priority to any Junior Liens on any of the Article 9 Collateral expressly permitted pursuant to Section 7.01 of the Credit Agreement, and (z) prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(d) The Article 9 Collateral is owned by the Domestic Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement. None of the Domestic Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which any Domestic Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(e) With respect to any Collateral consisting of a Deposit Account (other than any Excluded Accounts), upon execution and delivery by the applicable Domestic Grantor or Domestic Grantors, the applicable bank and the Collateral Agent of a Deposit Account Control Agreement with respect to such Collateral, the Collateral Agent shall have a perfected security interest in such Collateral. Each Domestic Grantor hereby represents and warrants that as of the Closing Date, such Domestic Grantor has neither opened nor maintains any Deposit Accounts other than the Excluded Accounts and the accounts listed on Schedule VI. As of the date hereof and until the termination of this Agreement pursuant to Section 6.13, no Domestic Grantor has granted or shall grant Control of any Deposit Account to any Person other than (i) the Collateral Agent, (ii) the First Priority Collateral Agent or pursuant to the First Lien Debt Documents or any First Lien Credit Agreement Permitted Refinancing Indebtedness Documentation and/or (iii) as permitted in accordance with the Pari Passu Lien Intercreditor Agreement.

13

(f) With respect to any Collateral consisting of a Securities Account (other than any Excluded Accounts), upon execution and delivery by the applicable Domestic Grantor or Domestic Grantors, the applicable Securities Intermediary and the Collateral Agent of a Securities Account Control Agreement with respect to such Collateral, the Collateral Agent shall have a perfected security interest in such Collateral. Each Domestic Grantor hereby represents and warrants that as of the Closing Date, such Domestic Grantor has neither opened nor maintains any Securities Accounts other than the Excluded Accounts and the accounts listed on Schedule VI. As of the date hereof and until the termination of this Agreement pursuant to Section 6.13, no Domestic Grantor has granted or shall grant Control of any Securities Account to any Person other than (i) the Collateral Agent, (ii) the First Priority Collateral Agent or pursuant to the First Lien Debt Documents or any First Lien Credit Agreement Permitted Refinancing Indebtedness Documentation and/or (iii) as permitted in accordance with the Pari Passu Lien Intercreditor Agreement.

(g) Schedule III sets forth Commercial Tort Claims held by any Domestic Grantor with a value in excess of $5,000,000.

SECTION 3.03 Covenants.

(a) The Borrower agrees promptly to notify the Collateral Agent in writing of any change (i) in legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, or (iii) in the jurisdiction of organization of any Grantor.

(b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01 of the Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by the chief financial officer and the chief legal officer of the Borrower setting forth the information required pursuant to Schedules 1(a), 1(c), 1(e), 1(f), 2(b), 8(a) and 8(b) of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c) and certifying that all UCC financing statements and other appropriate filings, recordings or registrations have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the Security Interests and Liens under this Agreement (in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction) and the Intellectual Property Security Agreement (to the extent required thereby) for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

14

(d) The Grantors agree, at their own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $5,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

(e) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Collateral Agent has requested that it do so, and the Grantors agree, jointly and severally, to reimburse the Collateral Agent within 10 days after demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person, the value of which is in excess of $5,000,000, to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(g) Each Grantor (rather than the Collateral Agent or any other Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

(h) If any Grantor shall at any time hold or acquire a Commercial Tort Claim with a value in excess of $5,000,000, such Grantor shall promptly notify the Collateral Agent in writing signed by such Grantor of the brief details thereof and grant to the Collateral Agent a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement pursuant to a document in form and substance reasonably satisfactory to the Collateral Agent.

15

SECTION 3.04 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral and evidencing an amount in excess of $5,000,000, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, upon the Collateral Agent’s request and following the occurrence of an Event of Default such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property are held by any Grantor or its nominee through a securities intermediary or commodity intermediary, upon the Collateral Agent’s request and following the occurrence of an Event of Default, such Grantor shall immediately notify the Collateral Agent thereof and at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, shall either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent,

16

to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

(c) Control Agreements. Subject to the terms of clause (f) of the definition of Collateral and Guarantee Requirement, the applicable Domestic Grantor shall deliver to the Collateral Agent executed control agreements and ensure that the Collateral Agent has “control” (within the meaning of Section 9-104 of the New York Uniform Commercial Code) over each deposit account and securities account that the Collateral Agent is entitled to have “control” over pursuant to clause (f) of the Collateral and Guarantee Requirement, to the extent required thereby.

SECTION 3.05 Tranche S Collateral Account. Each Lender hereby acknowledges that (a) pursuant to the First Lien Tranche S Collateral Account Agreement the Borrower has granted to the Synthetic L/C Issuer (as defined in the First Lien Credit Agreement) a first priority perfected Lien on the First Lien Tranche S Collateral Account and the assets credited thereto and the proceeds thereof to secure the Borrower’s obligations in respect of the Synthetic L/C Letters of Credit (as defined in the First Lien Credit Agreement as in effect on the date hereof), which Lien inures to the sole benefit of the Synthetic L/C Issuer (as defined in the First Lien Credit Agreement) in its capacity as the Synthetic L/C Issuer (as defined in the First Lien Credit Agreement), and not in its capacities as the administrative agent or the collateral agent, (b) no Lien created under the Collateral Documents on the First Lien Tranche S Collateral Account and the assets credited thereto and the proceeds thereof will be perfected as a result of the First Lien Tranche S Collateral Account Agreement or any agreements of the Borrower set forth therein and (c) any Liens created under the Collateral Documents on the First Lien Tranche S Collateral Account and the assets credited thereto that are unperfected are effectively subordinated to the Lien thereon for the benefit of the Synthetic L/C Issuer (as defined in the First Lien Credit Agreement) created under the First Lien Tranche S Collateral Account Agreement to the extent such Lien is perfected.

ARTICLE IV

Remedies

SECTION 4.01 Remedies Upon Default. (a) Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful

17

and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; and (iv) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons that will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale

18

made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

(c) Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default and after notice to the Borrower of its intent to exercise such rights, for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement or paying any premium in whole or in part relating thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

SECTION 4.02 Application of Proceeds.

(a) The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with Section 8.04 of the Credit Agreement. The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(b) In making the determinations and allocations required by this Section 4.02, the Collateral Agent may conclusively rely upon information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.

19

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01 Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 5.03), the Borrower agrees that, in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Collateral Document to satisfy in whole or in part an Obligation owed to any Secured Party, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02 Contribution and Subrogation. Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 5.03) that, in the event assets of any other Subsidiary Party shall be sold pursuant to any Collateral Document to satisfy any Obligation owed to any Secured Party, and such other Subsidiary Party (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 5.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 6.14, the date of the Security Agreement Supplement hereto executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

SECTION 5.03 Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated

20

to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Grantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

(b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent all Indebtedness owed by it to any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE VI

Miscellaneous

SECTION 6.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.

SECTION 6.02 Waivers; Amendment.

(a) No failure or delay by the Administrative Agent, the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

21

SECTION 6.03 Collateral Agent’s Fees and Expenses; Indemnification.

(a) The Grantors, jointly and severally, agree to reimburse the Collateral Agent for its costs and expenses as provided in Section 10.04 of the Credit Agreement as if each reference in such Section to the “Borrower” were a reference to “each Grantor” and with the same force and effect as if such Grantor (if not a party to the Credit Agreement) were a party to the Credit Agreement.

(b) Without limitation of the indemnification obligations under the other Loan Documents, the Grantors, jointly and severally, agree to indemnify the Collateral Agent and each other Indemnitee (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any Affiliate, director, officer, partner, member, trustee, employee, counsel, agent, administrator, manager, representative, advisor or attorney-in-fact of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within 10 days of written demand therefor.

(d) No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability (on any theory of liability) for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith; provided, however, that nothing contained in this sentence will limit the indemnity obligations of the Grantors set forth in this Section 6.03 or in any other Loan Document.

SECTION 6.04 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

22

SECTION 6.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Agents and the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by or on behalf of any Agent or any Lender and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.

SECTION 6.06 Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly permitted by this Agreement and the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 6.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.08 Right of Set-Off. Subject to the terms of the Intercreditor Agreements, in addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Grantor, any such notice being waived by the Borrower and each Grantor (on behalf of itself and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other

23

Indebtedness at any time owing by, such Lender and its Affiliates, as the case may be, to or for the credit or the account of the respective Grantors and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Lender or Affiliate shall have made demand under this Agreement or under any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 6.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

SECTION 6.09 GOVERNING LAW; SERVICE OF PROCESS.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6.01. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) EACH OF HOLDINGS, INTERMEDIATE PARENT, TDS INTERMEDIATE PARENT AND EACH OTHER FOREIGN GRANTOR

24

HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE BORROWER AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO HOLDINGS, INTERMEDIATE PARENT, TDS INTERMEDIATE PARENT OR SUCH FOREIGN GRANTOR IN CARE OF THE BORROWER AT THE BORROWER’S ADDRESS USED FOR PURPOSES OF GIVING NOTICES UNDER SECTION 6.01, AND EACH OF HOLDINGS, INTERMEDIATE PARENT AND TDS INTERMEDIATE PARENT AND EACH OTHER FOREIGN GRANTOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE BORROWER TO ACCEPT SUCH SERVICE ON ITS BEHALF.

(d) IN THE EVENT HOLDINGS, INTERMEDIATE PARENT, TDS INTERMEDIATE PARENT OR ANY OTHER FOREIGN GRANTOR OR ANY OF ITS ASSETS HAS OR HEREAFTER ACQUIRES, IN ANY JURISDICTION IN WHICH JUDICIAL PROCEEDINGS MAY AT ANY TIME BE COMMENCED WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, ANY IMMUNITY FROM JURISDICTION, LEGAL PROCEEDINGS, ATTACHMENT (WHETHER BEFORE OR AFTER JUDGMENT), EXECUTION, JUDGMENT OR SETOFF, HOLDINGS, INTERMEDIATE PARENT, TDS INTERMEDIATE PARENT OR SUCH OTHER FOREIGN GRANTOR, AS APPLICABLE, HEREBY IRREVOCABLY AGREES NOT TO CLAIM AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES SUCH IMMUNITY.

SECTION 6.10 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 6.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

25

SECTION 6.12 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) subject to the terms of Section 6.13, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 6.13 Termination or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when all the outstanding Obligations (other than contingent indemnification obligations not yet accrued and payable) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement. Notwithstanding anything herein or in any other Loan Document to the contrary, if any of the Administrative Agent, the Collateral Agent or any other Secured Party is required to turn over or pay over any payment, or any part thereof, of any Obligation to any other holder of any Indebtedness or other obligation of the Borrower or any other Loan Party pursuant to any intercreditor agreement (including any of the Intercreditor Agreements) entered into by the Administrative Agent and/or the Collateral Agent, on behalf of the Secured Parties, then, for all purposes of this Agreement and the other Loan Documents, to the extent of such turnover or payover the amount of such payment of such Obligation shall be disregarded and deemed not to have been made, and such Obligation shall continue to be due and outstanding and shall not be deemed to have been discharged or paid.

(b) A Subsidiary Party shall automatically be released from its obligations hereunder, and Liens created hereunder on any Collateral shall automatically be released, in each case as provided in Section 9.11(c) of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 6.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.13 shall be without recourse to or warranty by the Collateral Agent.

SECTION 6.14 Additional Restricted Subsidiaries. Pursuant to Section 6.11 of the Credit Agreement, certain Restricted Subsidiaries that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Subsidiary Parties. Upon execution and delivery by the Collateral Agent and a

26

Restricted Subsidiary of a Security Agreement Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 6.15 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

SECTION 6.16 General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the

27

Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

ARTICLE VII

Intercreditor Agreements

SECTION 7.01 Intercreditor Agreements. Notwithstanding anything herein to the contrary, the lien and security interest granted to secure the Obligations and the exercise of any right or remedy by any Secured Party hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreements. It is hereby expressly provided that, without the prior written consent of the Administrative Agent, the Collateral Agent and the Required Lenders (except as contemplated pursuant to Section 2.14 of the Credit Agreement), no Loan Document may be amended or otherwise modified by virtue of the provisions of any Intercreditor Agreement to secure additional extensions of credit or add additional secured parties.

SECTION 7.02 Possession or Control of Collateral. Notwithstanding anything herein to the contrary, for so long as the Discharge of First Priority Claims shall not have occurred and the First Lien Documents or any other documents governing Senior Lien Indebtedness shall require the delivery of possession or control to the First Priority Collateral Agent of any Collateral, any covenant hereunder requiring (or any representation or warranty hereunder to the extent that it would have the effect of requiring) the delivery of possession or control to the Collateral Agent of such Collateral shall be deemed to have been satisfied (or, in the case of any representation and warranty, shall be deemed to be true) if, prior to the Discharge of First Priority Claims, such possession or control shall have been delivered to the First Priority Collateral Agent, as provided in the First Lien Intercreditor Agreement or any other Senior Lien Intercreditor Agreement.

28

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRAVELPORT LLC

By:
Name:
Title:

TRAVELPORT LIMITED

By:
Name:
Title:

WALTONVILLE LIMITED

By:
Name:
Title:

TDS INVESTOR (LUXEMBOURG) S.À R.L.

By:
Name:
Title:

[EACH OF THE OTHER SUBSIDIARIES LISTED ON SCHEDULE I HERETO]

By:
Name:
Title:

[Signature Page – Second Lien Security Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page – Second Lien Security Agreement]

Schedule I to the

Second Lien Security Agreement

SUBSIDIARY PARTIES

Name of Subsidiary Party	Jurisdiction of Formation
WORLDSPAN BBN Holdings, LLC	California

Galileo Asia, LLC	Delaware
Galileo International Technology, LLC	Delaware
Galileo Latin America, L.L.C.	Delaware
Galileo Technologies LLC	Delaware
OWW2, LLC	Delaware
Travel Industries, Inc.	Delaware
Travelport Holdings, Inc.	Delaware
Travelport Holdings, LLC	Delaware
Travelport Inc.	Delaware
Travelport International Services, Inc.	Delaware
Travelport Investor LLC	Delaware
Travelport LLC	Delaware
Travelport North America, Inc.	Delaware
Travelport Operations, Inc.	Delaware
Travelport Services LLC	Delaware
Travelport, LP	Delaware
WORLDSPAN Digital Holdings, LLC	Delaware

WORLDSPAN IJET HOLDINGS, LLC	Delaware

Worldspan LLC	Delaware
Worldspan StoreMaker Holdings, LLC	Delaware

Worldspan Technologies Inc.	Delaware

Worldspan Viator Holdings, LLC	Delaware

WS Financing Corp.	Delaware

Travelport Finance Management LLC	Delaware
WORLDSPAN OPENTABLE HOLDINGS, LLC	Georgia

WORLDSPAN S.A. HOLDINGS II, L.L.C.	Georgia

WORLDSPAN South American Holdings LLC	Georgia

WORLDSPAN XOL LLC	Georgia

Waltonville Limited	Gibraltar
TDS Investor (Luxembourg) S.à r.l.	Luxembourg

Schedule I

Schedule II to the

Second Lien Security Agreement

EQUITY INTERESTS

Entity	Number of Certificate	Registered Owner(s)	Number and Class Equity Interests	Percentage of Equity Interests

DEBT SECURITIES

Holder	Issuer	Principal Amount	Date of Note	Maturity Date

Schedule II

Schedule III to the

Second Lien Security Agreement

COMMERCIAL TORT CLAIMS

[                                         ]

.

Schedule III

Schedule IV to the

Second Lien Security Agreement

PERMITTED SUBSIDIARY DISPOSITIONS, DISSOLUTIONS AND LIQUIDATIONS

[                                         ]

Schedule IV

Schedule V to the

Second Lien Security Agreement

100% PLEDGED FOREIGN SUBSIDIARIES

[                                         ]

Schedule V

Schedule VI to the

Second Lien Security Agreement

DEPOSIT ACCOUNTS

Owner	Type Of Account	Bank	Account Number

SECURITIES ACCOUNTS

[                                         ]

Schedule VI

Exhibit I to the

Second Lien Security Agreement

SUPPLEMENT NO.     , dated as of [—] (this “Supplement”), to the Second Lien Security Agreement, dated as of April [    ], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), TRAVELPORT LLC, a Delaware corporation (the “Borrower”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the other Subsidiaries of Holdings from time to time party thereto and Credit Suisse AG, as Collateral Agent.

A. Reference is made to the Second Lien Credit Agreement, dated as of March 11, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, Intermediate Parent, TDS Intermediate Parent, Credit Suisse AG, as Administrative Agent, Credit Suisse AG, as Collateral Agent, and each Lender from time to time party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans. Section 6.14 of the Security Agreement provides that additional Restricted Subsidiaries of Holdings may become Subsidiary Parties under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Security Agreement and as consideration for Loans previously made continuing to be outstanding.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. (a) In accordance with Section 6.14 of the Security Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and Grantor under the Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party and Grantor and the New Subsidiary hereby (i) agrees to all the terms and provisions of the Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (ii) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.

(b) In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations, including the Guaranties, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in, to and under the Collateral (as defined in the Security Agreement) of the New Subsidiary.

Exhibit I-1

(c) Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary and each reference to a “Domestic Grantor” in the Security Agreement shall be deemed to include any New Subsidiary that is a Domestic Subsidiary. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, fraudulent transfer, preference or similar laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) Schedule I attached hereto sets forth, as of the date hereof, a true and complete list of (i) all the Pledged Equity owned by the New Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity owned by the New Subsidiary and (ii) all the Pledged Debt owned by the New Subsidiary and (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation, any organizational identification number issued to such New Subsidiary and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Exhibit I-2

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

SECTION 9. Notwithstanding anything herein to the contrary, the lien and security interest granted to secure the Obligations and the exercise of any right or remedy by any Secured Party hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreements. It is hereby expressly provided that, without the prior written consent of the Administrative Agent, the Collateral Agent and the Required Lenders (except as contemplated pursuant to Section 2.14 of the Credit Agreement), no Loan Document may be amended or otherwise modified by virtue of the provisions of any Intercreditor Agreement to secure additional extensions of credit or add additional secured parties.

Exhibit I-3

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

Jurisdiction of Formation:
Address of Chief Executive Office:

Organizational ID Number:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit I-4

Schedule I

to the Supplement No

to the Second Lien Security Agreement

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Exhibit I - 5

Exhibit II to the

Second Lien Security Agreement

FORM OF

PERFECTION CERTIFICATE

[Date]

Reference is made to the Second Lien Credit Agreement, dated as of March 11, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Travelport Limited, a company incorporated under the laws of Bermuda (“Holdings”), Travelport LLC, a Delaware corporation (the “Borrower”), Waltonville Limited, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS Investor (Luxembourg) S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), Credit Suisse AG, as the Administrative Agent, Credit Suisse AG, as the Collateral Agent, and each Lender from time to time party thereto. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreement or Guaranty referred to therein, as applicable.

The undersigned, the Chief Financial Officer and the Chief Legal Officer, respectively, of the Borrower, hereby certify to the Administrative Agent and each other Secured Party as of the date hereof as follows:

1. Names. (a) The exact legal name of each Loan Party, as such name appears in its certificate of incorporation or formation, is as follows:

(b) Set forth in Schedule 1 is each other legal name that, to our knowledge, each Loan Party has had in the past year, together with the date of the relevant change:

(c) Except as set forth in Schedule 1 hereto, to our knowledge, no Loan Party has changed its identity or corporate structure in any way within the past year. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation to the extent such information is available to the Borrower.

(d) To our knowledge, Schedule 1 sets forth a list of all other names (including trade names or similar appellations) used by each Loan Party or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past year:

(e) Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Loan Party that is a registered organization:

(f) Set forth below is the Federal Taxpayer Identification Number of each Loan Party:

Exhibit II - 1

2. Current Locations. (a) The chief executive office of each Loan Party is located at the address set forth opposite its name below:

(b) The jurisdiction of formation of each Loan Party that is a registered organization is set forth opposite its name below:

(c) Set forth below is a list of all real property owned by each Loan Party that has a book value in excess of $7,250,000 and the name of the Loan Party that owns such real property:

3. Unusual Transactions. All Accounts have been originated by the applicable Loan Party and all Inventory has been acquired by the applicable Loan Party in the ordinary course of business (other than Accounts acquired in connection with a business acquisition).

4. Schedule of Filings. Attached hereto as Schedule 4 is a schedule setting forth the proper Uniform Commercial Code filing office in the jurisdiction in which each Loan Party is located and, to the extent any of the Collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such Loan Party in Section 2 hereof.

5. Stock Ownership and other Equity Interests. Attached hereto as Schedule 5 is a true and correct list of all the issued and outstanding Equity Interests of the Borrower and of each Subsidiary that are owned by Holdings, the Borrower or any other Loan Party and the record and beneficial owners of such Equity Interests, to the extent required to be pledged under the Security Agreement. Also set forth on Schedule 5 is each Investment of Holdings, the Borrower or any other Loan Party that represents 50% or less of the Equity Interests of the Person in which such Investment was made, to the extent required to be pledged under the Security Agreement.

6. Debt Instruments. Attached hereto as Schedule 6 is a true and correct list of all promissory notes and other evidence of Indebtedness for borrowed money held by Holdings, the Borrower or any other Loan Party having a principal amount in excess of $5,000,000 that are required to be pledged under the Security Agreement.

7. Mortgage Filings. Attached hereto as Schedule 7 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current mortgagor/grantor of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein.

8. Intellectual Property. (a) Attached hereto as Schedule 8(a) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Loan Party’s: (i) Trademarks and Trademark Applications (such terms, as used herein, as

Exhibit II - 2

defined in the Intellectual Property Security Agreement), including the name of the registered owner, and the registration or application number of each Trademark and Trademark application owned by any Loan Party; and (ii) Patents and Patent Applications (such terms, as used herein, as defined in the Intellectual Property Security Agreement), including the name of the registered owner, type, and registration or application number of each Patent and Patent Application owned by any Loan Party.

(b) Attached hereto as Schedule 8(b) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Loan Party’s Copyrights (as used herein, as defined in the Intellectual Property Security Agreement), including the name of the registered owner, title, and the registration number of each Copyright owned by any Loan Party.

Exhibit II - 3

IN WITNESS WHEREOF, the undersigned have duly executed this certificate as of the date first set above.

TRAVELPORT LLC,

by:
Name:
Title:

by:
Name:
Title:

Perfection Certificate

Schedule 1

Loan Party	Each Legal Name in Past Year (with date of relevant change	Changes in Identity or Corporate Structure in Past Year (including Mergers, Consolidations and Acquisitions, and any change in form, nature or jurisdiction)	List of all other Names (including Trade Names) in Past Year

Exhibit II - 5

Schedule 4

Loan Parties	Filing Location

Exhibit II - 6

Schedule 5

Entity	Jurisdiction of Incorporation or Formation	Issued and Outstanding Equity Interests	Owner(s)

Investment of 50% or Less	Percentage of Ownership	Owner(s)

Exhibit II - 7

Schedule 6

Lender	Issuer	Principal Amount	Date of Note	Maturity Date

Exhibit II - 8

Schedule 7

Owner	Mortgagor	Filing Office

Exhibit II - 9

Schedule 8(a)(i)

Trademarks and Trademark Applications

Jurisdiction	Trademark:	Owner Name:	App. No.	App. Date	Reg. No.	Reg. Date

Exhibit II - 10

Schedule 8(a)(ii)

Patents and Published Pending Patent Applications

Jurisdiction	Title	Inventor(s)	Owner Name:	App. No.	App. Date	Patent No.	Issue Date

Exhibit II - 11

Schedule 8(b)

Registered Copyrights

Jurisdiction	Copyright	Owner Name:	Reg. No.	Reg. Date

Exhibit II - 12

EXHIBIT G

SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT

dated as of

April [    ], 2013,

among

TRAVELPORT LLC,

as the Borrower,

TRAVELPORT LIMITED,

as Holdings,

WALTONVILLE LIMITED,

as Intermediate Parent,

TDS INVESTOR (LUXEMBOURG) S.À R.L,

as TDS Intermediate Parent,

CERTAIN OTHER SUBSIDIARIES OF HOLDINGS

IDENTIFIED HEREIN

and

CREDIT SUISSE AG,

as Collateral Agent

i

Schedules

Schedule I	Subsidiary Parties
Schedule II	Intellectual Property

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Copyright Security Agreement
Exhibit III	Form of Trademark Security Agreement
Exhibit IV	Form of Patent Security Agreement

ii

SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT dated as of April [    ], 2013, among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), TRAVELPORT LLC, a Delaware corporation (the “Borrower”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the other Subsidiaries of Holdings from time to time party hereto and CREDIT SUISSE AG, as Collateral Agent (as defined below) for the Secured Parties (as defined below).

Reference is made to the Second Lien Credit Agreement dated as of March 11, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, Intermediate Parent, TDS Intermediate Parent, Credit Suisse AG, as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto. The Lenders have agreed to extend credit on the Closing Date to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC. Other capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” means Credit Suisse AG, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article IX of the Credit Agreement.

“After-Acquired Intellectual Property” has the meaning assigned to such term in Section 2.04(e).

“Agreement” means this Second Lien Intellectual Property Security Agreement.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Claiming Party” has the meaning assigned to such term in Section 4.02.

“Collateral” has the meaning assigned to such term in Section 2.01.

“Collateral Agent” means Credit Suisse AG, in its capacity as collateral agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article IX of the Credit Agreement.

“Contributing Party” has the meaning assigned to such term in Section 4.02.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Grantor” means each of Holdings, Intermediate Parent, TDS Intermediate Parent, the Borrower and each Subsidiary Party that is a Domestic Subsidiary.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intellectual Property Collateral” means Collateral consisting of Intellectual Property.

2

“Intellectual Property Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

“Intermediate Parent” has the meaning assigned to such term in the preamble to this Agreement.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party, including those listed on Schedule II.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means all “Obligations” as defined in the Credit Agreement.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule II, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” has the meaning specified in the Security Agreement.

“Proceeds” has the meaning specified in Section 9-102 of the New York UCC.

“Secured Parties” means “Secured Parties” as defined in the Credit Agreement.

“Security Interest” has the meaning assigned to such term in Section 2.01(a).

“Subsidiary Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.

“TDS Intermediate Parent” has the meaning assigned to such term in the preamble to this Agreement.

3

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule II, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

ARTICLE II

Security Interests

SECTION 2.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranties, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in, to or under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i) all Copyrights;

(ii) all Patents;

(iii) all Trademarks;

(iv) all Licenses;

(v) all other Intellectual Property; and

(vi) all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything herein to the contrary, the Collateral shall not include any intent-to-use application for a Trademark that may be deemed invalidated, cancelled or abandoned due to the grant and/or enforcement of such Security Interest unless and until such

4

time that the acceptable evidence of use of such Trademark is filed with the United States Patent and Trademark Office and grant and/or enforcement of the Security Interest will not affect the status or validity of such application for such Trademark or the resulting registration, except in the event that the collateral securing any Senior Lien Indebtedness or any Pari Passu Lien Indebtedness includes such application.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto or continuation statements without the signature of such Grantor in respect thereof that (i) indicate the Collateral as “all assets whether now owned or hereafter acquired” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

(c) The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country or state) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(d) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 2.02. Representations and Warranties. Holdings, the Intermediate Parent and the Borrower jointly and severally represent and warrant, as to themselves and the other Grantors, to the Collateral Agent and the other Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Closing Date. The UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other

5

office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that a fully executed agreement in the form hereof (or, in lieu thereof, one or more Copyright Security Agreements, Trademark Security Agreements or Patent Security Agreement in the forms of Exhibits II, III and IV) and containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Collateral consisting of Patents, Trademarks and Copyrights, as applicable, in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, including the Guaranties, (ii) subject to the filings described in Section 2.02(b), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code and (iii) a security interest that shall be perfected in all Collateral in the United States in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest (to the extent such Security Interest can be perfected by making the filings and recordations described in the immediately preceding sentence) is and shall be (x) pari passu in priority with any Pari Passu Liens on any of the Article 9 Collateral expressly

6

permitted pursuant to Section 7.01 of the Credit Agreement, (y) prior in priority to any Junior Liens on any of the Article 9 Collateral expressly permitted pursuant to Section 7.01 of the Credit Agreement, and (z) prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(d) The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

SECTION 2.03. Covenants. (a) The Borrower agrees promptly to notify the Collateral Agent in writing of any change (i) in legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, or (iii) in the jurisdiction of organization of any Grantor.

(b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01 of the Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by the chief financial officer and the chief legal officer of the Borrower setting forth the information required pursuant to Schedules 1(a), 1(c), 1(e), 1(f), 2(b), 8(a) and 8(b) of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 2.03(c).

(d) The Grantors agree, at their own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral that is in excess of $5,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

7

(e) Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule II or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

(f) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Collateral Agent has requested that it do so, and the Grantors agree, jointly and severally, to reimburse the Collateral Agent within 10 days after demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(g) Each Grantor (rather than the Collateral Agent or any other Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

SECTION 2.04. As to Intellectual Property Collateral. (a) In order to facilitate filings with United States Patent and Trademark Office and the United States Copyright Office, each Grantor, if applicable, shall execute and deliver to Collateral Agent one or more Copyright Security Agreements, Trademark Security Agreements or Patent Security Agreements, or supplements thereto, in the forms of Exhibits II, III and IV, to further evidence Collateral Agent’s Security Interest in such Grantor’s Intellectual Property Collateral relating thereto or represented thereby.

8

(b) Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority located in the United States, to (i) maintain the validity and enforceability of any registered Intellectual Property Collateral (or applications therefor) and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 or the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(c) Except as could not reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

(d) Except where failure to do so could not reasonably be expected to have a Material Adverse Effect, each Grantor shall take all steps to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(e) Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Closing Date (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto.

(f) Once every fiscal quarter of the Borrower, with respect to issued or registered Patents (or published applications therefor) or Trademarks (or applications therefor), and once every month, with respect to registered Copyrights, each Grantor shall sign and deliver to the Collateral Agent an appropriate Intellectual Property Security Agreement with respect to all applicable Intellectual Property owned or exclusively licensed by it as of the last day of such period, to the extent that such Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it. In each case, it will promptly cooperate as reasonably necessary to enable the Collateral Agent to make any necessary or reasonably desirable recordations with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate.

(g) Nothing in this Agreement prevents any Grantor from discontinuing the use or maintenance of any or its Intellectual Property Collateral to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

9

ARTICLE III

Remedies

SECTION 3.01. Remedies Upon Default. (a) Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right, at the same time or different times, with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and, generally, to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by

10

announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 3.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with Section 8.04 of the Credit Agreement. The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 3.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor shall, upon request by the Collateral Agent at any time after and during the continuance of an Event of Default, grant to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license

11

reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

ARTICLE IV

Indemnity, Subrogation and Subordination

SECTION 4.01. Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 4.03), the Borrower agrees that in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Collateral Document to satisfy in whole or in part an Obligation owed to any Secured Party, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 4.02. Contribution and Subrogation. Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 4.03) that, in the event assets of any other Subsidiary Party shall be sold pursuant to any Collateral Document to satisfy any Obligation owed to any Secured Party and such other Subsidiary Party (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 4.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Grantors on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 5.14, the date of the Intellectual Property Security Agreement Supplement executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 4.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

SECTION 4.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 4.01 and 4.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Grantor to make the payments required by Sections 4.01 and 4.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

(b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent all Indebtedness owed by it to any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

12

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.

SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

(c) Notwithstanding anything herein or in any other Loan Document to the contrary, following the Discharge of First Priority Claims (as defined in the First Lien Intercreditor Agreement or any other Senior Lien Intercreditor Agreement) and upon the written request of the Borrower, the Collateral Agent and the other parties hereto shall, without the consent of the Administrative Agent or any Lender, execute an amendment to this Agreement to revise the “lead-in” provision of Section 2.01(a) to read as follows: “As security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranties, each Grantor hereby collaterally assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in, to or under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):”

13

SECTION 5.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) The Grantors, jointly and severally, agree to reimburse the Collateral Agent for its costs and expenses as provided in Section 10.04 of the Credit Agreement as if each reference in such Section to the “Borrower” were a reference to “each Grantor” and with the same force and effect as if such Grantor (if not a party to the Credit Agreement) were a party to the Credit Agreement.

(b) Without limitation of the indemnification obligations under the other Loan Documents, the Grantors, jointly and severally, agree to indemnify the Collateral Agent and each other Indemnitee (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any Affiliate, director, officer, partner, member, trustee, employee, counsel, agent, administrator, manager, representative, advisor or attorney-in-fact of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 5.03 shall be payable within 10 days of written demand therefor.

(d) No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability (on any theory of liability) for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith; provided, however, that nothing contained in this sentence will limit the indemnity obligations of the Grantors set forth in this Section 5.03 or in any other Loan Document.

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

14

SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Agents and the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by or behalf of any Agent or any Lender and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.

SECTION 5.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly permitted by this Agreement and the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.08. Right of Set-Off. Subject to the terms of the Intercreditor Agreements, in addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is

15

authorized at any time and from time to time, without prior notice to the Borrower or any other Grantor, any such notice being waived by the Borrower and each Grantor (on behalf of itself and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates, as the case may be, to or for the credit or the account of the respective Grantors and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Lender or Affiliate shall have made demand under this Agreement or under any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

SECTION 5.09. GOVERNING LAW; SERVICE OF PROCESS. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5.01. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

16

(c) EACH OF HOLDINGS, INTERMEDIATE PARENT AND TDS INTERMEDIATE PARENT HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE BORROWER AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO HOLDINGS, INTERMEDIATE PARENT OR TDS INTERMEDIATE PARENT IN CARE OF THE BORROWER AT THE BORROWER’S ADDRESS USED FOR PURPOSES OF GIVING NOTICES UNDER SECTION 5.01, AND EACH OF HOLDINGS, INTERMEDIATE PARENT AND TDS INTERMEDIATE PARENT HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE BORROWER TO ACCEPT SUCH SERVICE ON ITS BEHALF.

(d) IN THE EVENT HOLDINGS, INTERMEDIATE PARENT OR TDS INTERMEDIATE PARENT OR ANY OF ITS ASSETS HAS OR HEREAFTER ACQUIRES, IN ANY JURISDICTION IN WHICH JUDICIAL PROCEEDINGS MAY AT ANY TIME BE COMMENCED WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, ANY IMMUNITY FROM JURISDICTION, LEGAL PROCEEDINGS, ATTACHMENT (WHETHER BEFORE OR AFTER JUDGMENT), EXECUTION, JUDGMENT OR SETOFF, HOLDINGS, INTERMEDIATE PARENT OR TDS INTERMEDIATE PARENT, AS APPLICABLE, HEREBY IRREVOCABLY AGREES NOT TO CLAIM AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES SUCH IMMUNITY.

SECTION 5.10. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

17

SECTION 5.12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) subject to the terms of Section 5.13, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 5.13. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when all the outstanding Obligations (other than contingent indemnification obligations not yet accrued and payable) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement. Notwithstanding anything herein or in any other Loan Document to the contrary, if any of the Administrative Agent, the Collateral Agent or any other Secured Party is required to turn over or pay over any payment, or any part thereof, of any Obligation to any other holder of any Indebtedness or other obligation of the Borrower or any other Loan Party pursuant to any intercreditor agreement (including any of the Intercreditor Agreements) entered into by the Administrative Agent and/or the Collateral Agent, on behalf of the Secured Parties, then, for all purposes of this Agreement and the other Loan Documents, to the extent of such turnover or payover the amount of such payment of such Obligation shall be disregarded and deemed not to have been made, and such Obligation shall continue to be due and outstanding and shall not be deemed to have been discharged or paid.

(b) A Subsidiary Party shall automatically be released from its obligations hereunder, and the Liens created hereunder on any Collateral shall automatically be released, in each case as provided in Section 9.11(c) of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 5.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.13 shall be without recourse to or warranty by the Collateral Agent.

SECTION 5.14. Additional Restricted Subsidiaries. Pursuant to Section 6.11 of the Credit Agreement, certain Restricted Subsidiaries that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Subsidiary Parties. Upon execution and delivery by the Collateral Agent and a Restricted

18

Subsidiary of an Intellectual Property Security Agreement Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 5.15. General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

SECTION 5.16. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other

19

Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

ARTICLE VI

Intercreditor Agreements

SECTION 6.01. Intercreditor Agreements. Notwithstanding anything herein to the contrary, the lien and security interest granted to secure the Obligations and the exercise of any right or remedy by any Secured Party hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreements. It is hereby expressly provided that, without the prior written consent of the Administrative Agent, the Collateral Agent and the Required Lenders (except as contemplated pursuant to Section 2.14 of the Credit Agreement), no Loan Document may be amended or otherwise modified by virtue of the provisions of any Intercreditor Agreement to secure additional extensions of credit or add additional secured parties.

[Remainder of page intentionally left blank]

20

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRAVELPORT LIMITED

By:
Name:
Title:

WALTONVILLE LIMITED

By:
Name:
Title:

TRAVELPORT LLC

By:
Name:
Title:

TDS INVESTOR (LUXEMBOURG) S.À R.L.

By:
Name:
Title:

[Signature Page – Second Lien Intellectual Property Security Agreement]

[EACH OF THE OTHER SUBSIDIARIES LISTED ON SCHEDULE I HERETO]

By:
Name:
Title:

[Signature Page – Second Lien Intellectual Property Security Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page – Second Lien Intellectual Property Security Agreement]

Schedule I to

the Second Lien Intellectual Property

Security Agreement

Subsidiary Parties

Name of Party	Jurisdiction of Organization
Galileo Asia, LLC	Delaware
Galileo International Technology, LLC	Delaware
Galileo Latin America, LLC	Delaware
Galileo Technologies LLC	Delaware
OWW2, LLC	Delaware
TDS INVESTOR (LUXEMBOURG) S.À R.L.	Luxembourg
Travel Industries, Inc.	Delaware
Travelport Finance Management LLC	Delaware
Travelport Holdings, Inc.	Delaware
Travelport Holdings, LLC	Delaware
Travelport Inc.	Delaware
Travelport International Services, Inc.	Delaware
Travelport Investor LLC	Delaware
Travelport LLC	Delaware
Travelport North America, Inc.	Delaware
Travelport Operations, Inc.	Delaware
Travelport Services LLC	Delaware
Travelport, LP	Delaware
WALTONVILLE LIMITED	Gibraltar
WORLDSPAN BBN Holdings, LLC	California
WORLDSPAN Digital Holdings, LLC	Delaware
WORLDSPAN IJET HOLDINGS, LLC	Delaware
Worldspan LLC	Delaware
WORLDSPAN OPENTABLE HOLDINGS, LLC	Georgia
WORLDSPAN S.A. HOLDINGS II, L.L.C.	Georgia
WORLDSPAN South American Holdings LLC	Georgia
Worldspan StoreMaker Holdings, LLC	Delaware
Worldspan Technologies Inc.	Delaware
Worldspan Viator Holdings, LLC	Delaware
WORLDSPAN XOL LLC	Georgia
WS Financing Corp.	Delaware

Schedule II to

the Second Lien Intellectual Property

Security Agreement

Intellectual Property

[See attached]

Exhibit I to the

Second Lien Intellectual Property

Security Agreement

SUPPLEMENT NO.     , dated as of [—] (this “Supplement”), to the Second Lien Intellectual Property Security Agreement, dated as of April [    ], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intellectual Property Security Agreement”), among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), TRAVELPORT LLC, a Delaware corporation (the “Borrower”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the other Subsidiaries of Holdings from time to time party thereto and CREDIT SUISSE AG, as Collateral Agent.

A. Reference is made to the Second Lien Credit Agreement, dated as of March 11, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, Intermediate Parent, TDS Intermediate Parent, Credit Suisse AG, as Administrative Agent, Credit Suisse AG, as Collateral Agent, and each Lender from time to time party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intellectual Property Security Agreement.

C. The Grantors have entered into the Intellectual Property Security Agreement in order to induce the Lenders to make Loans. Section 5.14 of the Intellectual Property Security Agreement provides that additional Restricted Subsidiaries of Holdings may become Subsidiary Parties under the Intellectual Property Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Intellectual Property Security Agreement and as consideration for Loans previously made continuing to be outstanding.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 5.14 of the Intellectual Property Security Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and Grantor under the Intellectual Property Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party and Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Intellectual Property Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations, including the Guaranties, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in, to and under the Collateral (as defined in the Intellectual Property Security Agreement) of the New

Subsidiary. Each reference to a “Grantor” in the Intellectual Property Security Agreement shall be deemed to include the New Subsidiary. The Intellectual Property Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, fraudulent transfer, preference or similar laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of any and all Collateral of the New Subsidiary consisting of Intellectual Property and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation, any organizational identification number issued to such New Subsidiary and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Intellectual Property Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Intellectual Property Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intellectual Property Security Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

SECTION 10. Notwithstanding anything herein to the contrary, the lien and security interest granted to secure the Obligations and the exercise of any right or remedy by any Secured Party hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreements. It is hereby expressly provided that, without the prior written consent of the Administrative Agent, the Collateral Agent and the Required Lenders (except as contemplated pursuant to Section 2.14 of the Credit Agreement), no Loan Document may be amended or otherwise modified by virtue of the provisions of any Intercreditor Agreement to secure additional extensions of credit or add additional secured parties.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Intellectual Property Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:
Organizational ID Number:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule I to the

Supplement No.      to

the Second Lien Intellectual Property

Security Agreement

INTELLECTUAL PROPERTY

Exhibit II to the

Second Lien Intellectual Property

Security Agreement

GRANT OF

SECURITY INTEREST IN COPYRIGHTS

This GRANT OF SECURITY INTEREST IN COPYRIGHTS (this “Agreement”), effective as of [            ], [        ], is made by [                                        ], a [                                        ] with offices located at [                                        ] (the “Grantor”), in favor of CREDIT SUISSE AG, as Collateral Agent (the “Agent”) for Secured Parties under the Second Lien Credit Agreement, dated as of March 11, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the Agent and each Lender from time to time party thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth therein;

WHEREAS, in connection with the Credit Agreement, Holdings, Borrower, Intermediate Parent, TDS Intermediate Parent, the Grantor and certain other related entities of the Borrower have executed and delivered that certain Intellectual Property Security Agreement, dated as of April [    ], 2013, in favor of the Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “IP Security Agreement”);

WHEREAS, pursuant to the IP Security Agreement, as security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranties, the Grantor assigned and pledged, to the Agent, its successors and assigns, for the benefit of the Secured Parties, and granted to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title or interest in, to and under any and all of the Collateral, including the Copyrights; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of the Agent and the Secured Parties, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the IP Security Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranties, the Grantor hereby assigns and pledges to the Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of the Grantor’s right, title and interest in, to and under the Copyrights (including, without limitation, those items listed on Schedule A hereto) (collectively, the “Copyright Collateral”).

SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Copyright Office. The security interest granted hereby has been granted to the Agent in connection with the IP Security Agreement and is expressly subject to the terms and conditions thereof. The IP Security Agreement (and all rights and remedies of the Agent thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Intercreditor Agreements. Notwithstanding anything herein to the contrary, the lien and security interest granted to secure the Obligations and the exercise of any right or remedy by any Secured Party hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreements. It is hereby expressly provided that, without the prior written consent of the Administrative Agent, the Collateral Agent and the Required Lenders (except as contemplated pursuant to Section 2.14 of the Credit Agreement), no Loan Document may be amended or otherwise modified by virtue of the provisions of any Intercreditor Agreement to secure additional extensions of credit or add additional secured parties.

SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic email) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers as of the date first above written.

[GRANTOR]

By:
Name:
Title:

Accepted and Agreed:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Copyrights

2

Exhibit III to the

Second Lien Intellectual Property

Security Agreement

GRANT OF

SECURITY INTEREST IN TRADEMARKS

This GRANT OF SECURITY INTEREST IN TRADEMARKS (this “Agreement”), effective as of [            ], [        ], is made by [                                        ], a [                                        ] with offices located at [                                        ] (the “Grantor”), in favor of CREDIT SUISSE AG, as Collateral Agent (the “Agent”) for Secured Parties under the Second Lien Credit Agreement, dated as of March 11, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the Agent and each Lender from time to time party thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth therein;

WHEREAS, in connection with the Credit Agreement, Holdings, Borrower, Intermediate Parent, TDS Intermediate Parent, the Grantor and certain other related entities of the Borrower have executed and delivered that certain Intellectual Property Security Agreement, dated as of April [    ], 2013, in favor of the Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “IP Security Agreement”);

WHEREAS, pursuant to the IP Security Agreement, as security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranties, the Grantor assigned and pledged, to the Agent, its successors and assigns, for the benefit of the Secured Parties, and granted to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title or interest in, to and under any and all of the Collateral, including the Trademarks; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of the Agent and the Secured Parties, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the IP Security Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranties, the Grantor hereby assigns and pledges to the Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of the Grantor’s right, title and interest in, to and under the Trademarks (including, without limitation, those items listed on Schedule A hereto). Notwithstanding anything herein to the contrary, the Collateral shall not include any intent-to-use application for a Trademark that may be deemed invalidated, cancelled or abandoned due to the grant and/or enforcement of such security interest unless and until such time that the acceptable evidence of use of such Trademark is filed with the United States Patent and Trademark Office and grant and/or enforcement of the security interest will not affect the status or validity of such application for such Trademark or the resulting registration, except in the event that the collateral securing any Senior Lien Indebtedness or any Pari Passu Lien Indebtedness includes such application.

SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Agent in connection with the IP Security Agreement and is expressly subject to the terms and conditions thereof. The IP Security Agreement (and all rights and remedies of the Agent thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Intercreditor Agreements. Notwithstanding anything herein to the contrary, the lien and security interest granted to secure the Obligations and the exercise of any right or remedy by any Secured Party hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreements. It is hereby expressly provided that, without the prior written consent of the Administrative Agent, the Collateral Agent and the Required Lenders (except as contemplated pursuant to Section 2.14 of the Credit Agreement), no Loan Document may be amended or otherwise modified by virtue of the provisions of any Intercreditor Agreement to secure additional extensions of credit or add additional secured parties.

SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic email) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers as of the date first above written.

[GRANTOR]

By:
Name:
Title:

Accepted and Agreed:

CREDIT SUISSE AG, CAYMAN ISLANDS Branch, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Trademarks

2

Exhibit IV to the

Second Lien Intellectual Property

Security Agreement

GRANT OF

SECURITY INTEREST IN PATENTS

This GRANT OF SECURITY INTEREST IN PATENTS (this “Agreement”), effective as of [            ], [        ], is made by [                                        ], a [                                        ] with offices located at [                                        ] (the “Grantor”), in favor of CREDIT SUISSE AG, as Collateral Agent (the “Agent”) for Secured Parties under the Second Lien Credit Agreement, dated as of March 11, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the Agent and each Lender from time to time party thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth therein;

WHEREAS, in connection with the Credit Agreement, Holdings, Borrower, Intermediate Parent, TDS Intermediate Parent, the Grantor and certain other related entities of the Borrower have executed and delivered that certain Intellectual Property Security Agreement, dated as of April [    ], 2013, in favor of the Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “IP Security Agreement”);

WHEREAS, pursuant to the IP Security Agreement, as security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranties, the Grantor assigned and pledged, to the Agent, its successors and assigns, for the benefit of the Secured Parties, and granted to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title or interest in, to and under any and all of the Collateral, including the Patents; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of the Agent and the Secured Parties, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the IP Security Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranties, the Grantor hereby assigns and pledges to the Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of the Grantor’s right, title and interest in, to and under the Patents (including, without limitation, those items listed on Schedule A hereto) (collectively, the “Patent Collateral”).

SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Agent in connection with the IP Security Agreement and is expressly subject to the terms and conditions thereof. The IP Security Agreement (and all rights and remedies of the Agent thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Intercreditor Agreements. Notwithstanding anything herein to the contrary, the lien and security interest granted to secure the Obligations and the exercise of any right or remedy by any Secured Party hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreements. It is hereby expressly provided that, without the prior written consent of the Administrative Agent, the Collateral Agent and the Required Lenders (except as contemplated pursuant to Section 2.14 of the Credit Agreement), no Loan Document may be amended or otherwise modified by virtue of the provisions of any Intercreditor Agreement to secure additional extensions of credit or add additional secured parties.

SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic email) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers as of the date first above written.

[GRANTOR]

By:
Name:
Title:

Accepted and Agreed:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Patents

EXHIBIT H

INTERCREDITOR AGREEMENT

Dated as of

April [    ], 2013,

among

UBS AG, STAMFORD BRANCH,

as First Priority Collateral Agent,

UBS AG, STAMFORD BRANCH,

as First Priority Administrative Agent,

CREDIT SUISSE AG,

as Second Priority Collateral Agent,

CREDIT SUISSE AG,

as Second Priority Administrative Agent,

TRAVELPORT LLC,

as the Borrower,

TRAVELPORT LIMITED,

as Holdings,

WALTONVILLE LIMITED,

as Intermediate Parent,

TDS INVESTOR (LUXEMBOURG) S.À R.L.,

as TDS Intermediate Parent,

and

CERTAIN SUBSIDIARIES OF HOLDINGS

IDENTIFIED HEREIN

i

8.4	Information Concerning Financial Condition of the Obligors and their Subsidiaries	28
8.5	Certain Successors	29
8.6	Application of Payments	29
8.7	Marshalling of Assets	29
8.8	No Purchase Option in Favor of Second Priority Secured Parties	29
8.9	Notices	29
8.10	Further Assurances	30
8.11	Governing Law	30
8.12	Binding on Successors and Assigns; No Third Party Beneficiaries	30
8.13	Specific Performance	30
8.14	Section Titles	31
8.15	Counterparts	31
8.16	Authorization	31
8.17	Effectiveness	31
8.18	Provisions Solely to Define Relative Rights	31
8.19	Exclusive Means of Exercising Rights under this Agreement	31
8.20	Right of First Priority Collateral Agent to Continue	32
8.21	Interpretation	32
8.22	Forum Selection and Consent to Jurisdiction	33
8.23	WAIVER OF RIGHT TO TRIAL BY JURY	33
8.24	No Contest	33

ii

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of April [    ], 2013, is among UBS AG, STAMFORD BRANCH, as collateral agent for the First Priority Secured Parties under the First Priority Documents referenced below (in such capacity, the “First Priority Collateral Agent”), UBS AG, STAMFORD BRANCH, as administrative agent under the First Priority Documents referenced below (in such capacity, the “First Priority Administrative Agent”), CREDIT SUISSE AG, as collateral agent for the Second Priority Secured Parties under the Second Priority Documents referenced below (in such capacity, the “Second Priority Collateral Agent”), CREDIT SUISSE AG, as administrative agent under the Second Priority Documents referenced below (in such capacity, the “Second Priority Administrative Agent”), TRAVELPORT LIMITED, a Bermuda company (“Holdings”), TRAVELPORT LLC, a Delaware corporation (the “Borrower”), and the other undersigned Obligors (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, the Borrower, the Person or Persons from time to time party thereto as lenders, the First Priority Administrative Agent, the First Priority Collateral Agent, Holdings and the other “Guarantors” specified therein previously entered into a Fifth Amended and Restated Credit Agreement, dated as of August 23, 2006, as amended and restated as of December 11, 2012 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “First Priority Credit Agreement”);

WHEREAS, the Obligors have granted to the First Priority Collateral Agent, for the benefit of the First Priority Secured Parties (as hereinafter defined), security interests in the Collateral (as hereinafter defined) as security for payment and performance of the First Priority Claims (as hereinafter defined);

WHEREAS, the Borrower, the Person or Persons from time to time party thereto as lenders, the Second Priority Administrative Agent, the Second Priority Collateral Agent, Holdings and the other “Guarantors” specified therein previously entered into a Second Lien Credit Agreement, dated as of March 11, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Second Priority Credit Agreement”);

WHEREAS, the Obligors will grant to the Second Priority Collateral Agent, for the benefit of the Second Priority Secured Parties (as hereinafter defined), security interests in the Collateral as security for payment and performance of the Second Priority Claims (as hereinafter defined); and

WHEREAS, it is a condition precedent to the initial funding under the Second Priority Credit Agreement that the First Priority Administrative Agent, the First Priority Collateral Agent, the Second Priority Administrative Agent, the Second Priority Collateral Agent, Holdings, the Borrower and the other Obligors signatory hereto execute and deliver this Agreement (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms indicated):

“Agreement” means this Intercreditor Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

“Bailment Collateral” is defined in Section 5.5.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. 101 et seq.).

“Borrower” is defined in the preamble.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, NY or the state where any of the First Priority Collateral Agent’s, the Second Priority Collateral Agent’s, the First Priority Administrative Agent’s or the Second Priority Administrative Agent’s office for notices pursuant to Section 8.9 is located.

“Collateral” means any property, real, personal or mixed, of any Obligor in which the First Priority Collateral Agent, any First Priority Secured Party, the Second Priority Collateral Agent or any Second Priority Secured Party has a security interest pursuant to any First Priority Collateral Document or Second Priority Collateral Document, as the case may be; provided that “Collateral” shall not include, for all purposes under this Agreement, the Tranche S Collateral Account (as defined in the First Priority Credit Agreement).

“Collateral Documents” means the First Priority Collateral Documents and the Second Priority Collateral Documents (and including, for sake of clarity, this Agreement).

“Comparable Collateral Document” means, in relation to any Collateral subject to any Lien created under any First Priority Collateral Document, the Second Priority Collateral Document that creates a Lien in the same Collateral, granted by the same Obligor, as applicable.

“Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.

“DIP Financing” is defined in Section 6.1.

“Discharge of First Priority Claims” means, except to the extent otherwise provided in Section 6.4, (a) payment in full in cash of (i) the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not such interest would be allowed in such Insolvency Proceeding) and premium, if any, on all Indebtedness outstanding under the First Priority Documents and, with respect to letters of credit

2

outstanding thereunder, if any, termination thereof or delivery of cash collateral or backstop letters of credit in respect thereof and for the full amount thereof (or such greater amount as may be required under the First Priority Documents) in compliance with such First Priority Documents, in each case after or concurrently with termination of all commitments to extend credit thereunder, and (ii) any other First Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, in each case other than obligations that constitute Unasserted Contingent Obligations at the time such principal and interest is paid; and (b) delivery by the First Priority Administrative Agent to the First Priority Collateral Agent (with copies to the Second Priority Administrative Agent and Second Priority Collateral Agent) of a written notice that the Discharge of First Priority Claims has occurred.

“Discharge of Second Priority Claims” means, except to the extent otherwise provided in the last sentence of Section 4.2 or in Section 6.4, (a) payment in full in cash of (i) the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not such interest would be allowed in such Insolvency Proceeding) and premium, if any, on all Indebtedness outstanding under the Second Priority Documents, after or concurrently with termination of all commitments to extend credit thereunder, and (ii) any other Second Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, in each case other than obligations that constitute Unasserted Contingent Obligations at the time such principal and interest is paid; and (b) delivery by the Second Priority Administrative Agent to the Second Priority Collateral Agent of a written notice that the Discharge of Second Priority Claims has occurred.

“First Lien Deficiency Claim” means that portion, if any, of the First Priority Claims that are unsecured claims under Section 506(a)(i) of the Bankruptcy Code, with such determination to be made based upon the value of all of the Collateral securing the First Priority Claims irrespective of whether the Obligor that has pledged such Collateral is a debtor in the Insolvency Proceeding.

“First Priority Administrative Agent” shall include, in addition to the First Priority Administrative Agent defined in the preamble, any successor thereto appointed by the requisite First Priority Secured Parties exercising substantially the same rights and powers.

“First Priority Claims” means (a) all First Priority Credit Agreement Obligations and (b) all other Indebtedness or other obligations of the Borrower or any other Obligor under any First Priority Document. First Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency Proceeding, accrue) after the commencement of an Insolvency Proceeding in accordance with and at the rate specified in the relevant First Priority Document, whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding. For the avoidance of any doubt, First Priority Claims shall include the fees, expenses, disbursements and indemnities of the First Priority Collateral Agent. To the extent any payment with respect to the First Priority Claims (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. Notwithstanding the foregoing, the term “First Priority Claims” shall not include (i)

3

the Second Priority Claims or (ii) any other Indebtedness or other obligations of the Borrower or any other Obligor if (A) the holders of such Indebtedness or other obligations, or an administrative agent, a collateral agent, a collateral trustee or a similar representative on their behalf, have agreed pursuant to an intercreditor agreement that the Liens securing such Indebtedness or other obligations are pari passu in priority with, or junior in priority to, the Second Priority Liens or (B) such Indebtedness or other obligations are unsecured pursuant to their terms.

“First Priority Collateral Agent” shall include, in addition to the First Priority Collateral Agent defined in the preamble, any successor thereto appointed by the requisite First Priority Secured Parties exercising substantially the same rights and powers.

“First Priority Collateral Documents” means collectively, the First Priority Security Agreement, any other “Collateral Document” (as defined in the First Priority Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted to secure (or perfect, preserve or maintain the security of) any First Priority Claim or under which rights or remedies with respect to such Liens are governed.

“First Priority Credit Agreement” is defined in the first recital; provided that the term “First Priority Credit Agreement” shall (a) also include any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original lenders or with an administrative agent or agents or other lenders, whether provided under the original First Priority Credit Agreement or any other credit or other agreement or indenture and whether entered into concurrently with or subsequent to the termination of the prior First Priority Credit Agreement), and (b) exclude (i) the Second Priority Documents and (ii) any other agreements, documents and instruments providing for, evidencing or otherwise relating to any Indebtedness or other obligations of the Borrower or any other Obligor if (A) the holders of such Indebtedness or other obligations, or an administrative agent, a collateral agent, a collateral trustee or a similar representative on their behalf, have agreed pursuant to an intercreditor agreement that the Liens securing such Indebtedness or other obligations are pari passu in priority with, or junior in priority to, the Second Priority Liens or (B) such Indebtedness or other obligations are unsecured pursuant to their terms.

“First Priority Credit Agreement Obligations” means all “Obligations” as defined in the First Priority Credit Agreement and all other Obligations under the First Priority Documents.

“First Priority Documents” means the First Priority Credit Agreement, the First Priority Collateral Documents, the other “Loan Documents” (as defined in the First Priority Credit Agreement), and each of the other agreements, documents and instruments providing for or evidencing any First Priority Claims, and any other related document or instrument executed or delivered pursuant to any of the foregoing at any time or otherwise evidencing any First Priority Claims thereunder, as any such document or instrument may be amended, supplemented, amended and restated or otherwise modified from time to time.

“First Priority Liens” means all Liens that secure the First Priority Claims.

4

“First Priority Secured Parties” means the “Secured Parties” as defined in the First Priority Credit Agreement.

“First Priority Security Agreement” means the Security Agreement, dated as of August 23, 2006, as amended and restated as of September 30, 2011, among Holdings, the Borrower, certain of their affiliates and the First Priority Collateral Agent, as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Holdings” is defined in the preamble.

“Indebtedness” means “Indebtedness” as defined in the First Priority Credit Agreement as in effect on the date hereof or as amended or otherwise modified from time to time to the extent permitted by this Agreement.

“Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Obligor as a debtor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Obligor as a debtor or with respect to any substantial part of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Obligor.

“Junior Priority Bankruptcy Payments” is defined in Section 6.2.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property).

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are inconsistent with or in contravention of the provisions of this Agreement, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Section 2 (including the Lien priorities of Section 2.1), the provisions of Section 4 or the provisions of Section 6.

“Obligations” means any and all obligations with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, damages, expense

5

reimbursement obligations (including, without limitation, reasonable and documented attorneys’ fees and expenses) or other liabilities payable under the documentation governing any Indebtedness and (c) any obligation to post cash collateral in respect of letters of credit and any other obligations.

“Obligors” means Holdings, the Borrower and each of their Subsidiaries that is obligated under any First Priority Document or Second Priority Document.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan Distribution” is defined in Section 6.8.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency Proceeding.

“Recovery” is defined in Section 6.4.

“Second Lien Deficiency Claim” means that portion, if any, of the Second Priority Claims that are unsecured claims under Section 506(a)(i) of the Bankruptcy Code, with such determination to be made based upon the value of all of the Collateral securing the Second Priority Claims irrespective of whether the Obligor that has pledged such Collateral is a debtor in the Insolvency Proceeding.

“Second Priority Administrative Agent” shall include, in addition to the Second Priority Administrative Agent defined in the preamble, any successor thereto appointed by the requisite Second Priority Secured Parties exercising substantially the same rights and powers.

“Second Priority Claims” means (a) all Second Priority Credit Agreement Obligations and (b) all other Indebtedness or other obligations of the Borrower or any other Obligor under any Second Priority Document. Second Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency Proceeding, accrue) after the commencement of an Insolvency Proceeding in accordance with and at the rate specified in the relevant Second Priority Document, whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding. For the avoidance of any doubt, Second Priority Claims shall include the fees, expenses, disbursements and indemnities of the Second Priority Collateral Agent. To the extent any payment with respect to the Second Priority Claims (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Collateral Agent” shall include, in addition to the Second Priority Collateral Agent defined in the preamble, any successor thereto appointed by the requisite Second Priority Secured Parties exercising substantially the same rights and powers.

6

“Second Priority Collateral Documents” means collectively, the Second Priority Security Agreement, any other “Collateral Document” (as defined in the Second Priority Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted to secure (or perfect, preserve or maintain the security of) any Second Priority Claim or under which rights or remedies with respect to such Liens are governed.

“Second Priority Credit Agreement” is defined in the third recital; provided that the term “Second Priority Credit Agreement” shall (a) also include any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original lenders or with an administrative agent or agents or other lenders, whether provided under the original Second Priority Credit Agreement or any other credit or other agreement or indenture and whether entered into concurrently with or subsequent to the termination of the prior Second Priority Credit Agreement), and (b) exclude the First Priority Documents.

“Second Priority Credit Agreement Obligations” means all “Obligations” as defined in the Second Priority Credit Agreement and all other Obligations under the Second Priority Documents.

“Second Priority Documents” means the Second Priority Credit Agreement, the Second Priority Collateral Documents, the other “Loan Documents” (as defined in the Second Priority Credit Agreement), and each of the other agreements, documents and instruments providing for or evidencing any Second Priority Claims, and any other related document or instrument executed or delivered pursuant to any of the foregoing at any time or otherwise evidencing any Second Priority Claims thereunder, as any such document or instrument may be amended, supplemented, amended and restated or otherwise modified from time to time.

“Second Priority Liens” means all Liens that secure the Second Priority Claims.

“Second Priority Secured Parties” means the “Secured Parties” as defined in the Second Priority Credit Agreement.

“Second Priority Security Agreement” means the Second Lien Security Agreement, dated as of April [    ], 2013, among Holdings, the Borrower, certain of their affiliates and the Second Priority Collateral Agent, as the same may be amended, supplemented, amended and restated, replaced or otherwise modified from time to time.

“Secured Parties” means collectively, the First Priority Secured Parties and the Second Priority Secured Parties.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

7

“Turnover Proceeds” is defined in Section 6.11.

“Unasserted Contingent Obligations” means, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (a) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness and (b) contingent reimbursement obligations in respect of amounts that may be drawn under letters of credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Use of Cash Collateral” is defined in Section 6.1.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, document or other writing herein shall be construed as referring to such agreement, document or other writing as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns to the extent that such successors and assigns are permitted pursuant to the applicable agreement, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and general intangibles, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretation promulgated thereunder and (h) underscored references to Sections or clauses shall refer to those portions of this Agreement, and any underscored references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

Section 2. Lien Priorities.

2.1 Relative Priorities. Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Lien granted to the First Priority Collateral Agent, the Second Priority Collateral Agent, any First Priority Secured Party, any Second Priority Secured Party or any other Person on the Collateral (including, in each case, irrespective of whether any such Lien is granted, or secures obligations relating to the period, before or after the commencement of any Insolvency Proceeding) and notwithstanding (i) any provision of the UCC

8

or any other applicable law or the Second Priority Documents, or any defect or deficiency in, or failure to attach or perfect any aspect or portion of any First Priority Lien, to the contrary, (ii) the fact that any First Priority Lien may have been subordinated, voided, avoided, set aside, invalidated or lapsed or (iii) any other circumstance whatsoever, including a circumstance that might be a defense available to, or a discharge of, a Grantor in respect of a First Priority Claim or a Second Priority Claim or any holder of such claims, each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby agrees that: (A) any Lien on the Collateral securing any First Priority Claim now or hereafter held by the First Priority Secured Parties shall be senior in priority in all respects to any Lien on the Collateral securing the Second Priority Claims; and (B) any Lien on the Collateral now or hereafter securing any Second Priority Claim regardless of how or when acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in priority in all respects to all Liens on the Collateral securing the First Priority Claims. All Liens on the Collateral securing the First Priority Claims shall be and remain first in priority in all respects to all Liens on the Collateral securing the Second Priority Claims for all purposes, whether or not such First Priority Liens are subordinated to any Lien securing any other obligation of any Obligor.

2.2 Prohibition on Contesting Liens. Each of the First Priority Collateral Agent and the First Priority Administrative Agent, on behalf of itself and the other First Priority Secured Parties, and each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support, directly or indirectly, any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity, perfection or enforceability of (a) the First Priority Claims or any Lien held by the First Priority Secured Parties in the Collateral securing the First Priority Claims or (b) the Second Priority Claims or any Lien held by the Second Priority Secured Parties in the Collateral securing the Second Priority Claims, as the case may be.

2.3 No New Liens. So long as the Discharge of First Priority Claims has not occurred, the parties hereto agree that no Obligor shall (a) grant or permit any Lien on any asset or property to secure any Second Priority Claim unless it has granted Liens on such asset or property to secure the First Priority Claims; or (b) grant or permit any additional Lien on any asset to secure any First Priority Claim unless it has granted a Lien on such asset to secure the Second Priority Claims; provided that no Liens on the Tranche S Collateral Account (as defined in the First Priority Credit Agreement) to secure any Second Priority Claim shall be required or permitted hereunder. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Collateral Agent, the First Priority Administrative Agent and/or the First Priority Secured Parties, each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that any amount received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Nature of First Priority Obligations. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, acknowledges that a portion of the First Priority Claims are revolving in nature

9

and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed without affecting the lien subordination or other provisions of this Agreement.

Section 3. Enforcement.

3.1 Exercise of Remedies.

(a) (i) So long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, none of the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party will (and each such Person hereby waives any right to) (A) exercise or seek to exercise any rights or remedies (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Priority Administrative Agent, the Second Priority Collateral Agent or any such Second Priority Secured Party is a party and including the exercise of any right to direct or provide direction or orders with respect to the Collateral or to any account bank, securities intermediary or any other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts) with respect to any Collateral, (B) institute any action or proceeding with respect to such rights or remedies, including any action of foreclosure, any exercise of any right under any control agreement in respect of a deposit account, securities account, security entitlement or other investment property constituting Collateral (including, without limitation, any right to direct or provide direction or orders with respect to the Collateral or to any account bank, securities intermediary or other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts), or any bailee’s letter or similar agreement or arrangement to which the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party is a party, (C) exercise any other rights or remedies relating to the Collateral under the Second Priority Documents or otherwise, (D) contest, protest or object to any foreclosure proceeding or other action brought by the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party or (E) object to the forbearance by the First Priority Collateral Agent, the First Priority Administrative Agent or any First Priority Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any right or remedy relating to the Collateral; and (ii) so long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the First Priority Collateral Agent, the First Priority Administrative Agent and the other First Priority Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including the exercise of any right of setoff, any right to credit bid or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Priority Collateral Agent or any other Second Priority Secured Party is a party and including the exercise of any right to direct or provide direction or orders with respect to the Collateral or to any account bank, securities intermediary or any other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts), refrain from enforcing or exercising remedies, make determinations in connection with any enforcement of rights and remedies regarding release or disposition of, or restrictions

10

with respect to, the Collateral, and otherwise enforce the rights and remedies of a secured creditor under the UCC and the bankruptcy laws of any applicable jurisdiction without the consent of or any consultation with the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party; provided that with respect to clauses (i) and (ii) above, (1) in any Insolvency Proceeding commenced by or against any Obligor, any Second Priority Secured Party may file a claim or statement of interest with respect to the Second Priority Claims, (2) the Second Priority Collateral Agent may take any action not adverse to the Liens on the Collateral securing the First Priority Claims or the rights of the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party to exercise remedies in respect thereof in order to establish, preserve, or perfect its rights in the Collateral, (3) any Second Priority Secured Party shall be entitled to (u) file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the Second Priority Claims, including any claim secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (v) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Obligors arising under the Bankruptcy Code (including exercising the right, if any, to file an involuntary petition against any Obligor), any similar law or any applicable non-bankruptcy law, in each case to the extent not inconsistent with the other terms of this Agreement (it being understood that no Second Priority Secured Party shall be entitled to assert any right or interest of an unsecured creditor (or otherwise) that they would not be entitled to assert hereunder as a secured creditor, and, specifically, that no Second Priority Secured Party shall be entitled to assert any right or interest of an unsecured creditor (or otherwise), of any kind or nature, in respect of any Use of Cash Collateral, DIP Financing or sale of any assets of an Obligor, in each case to which holders of a majority of First Priority Claims have consented), (w) exercise any rights and remedies as an unsecured creditor against the Borrower or any other Obligor in accordance with the Second Priority Documents and applicable law, in each case to the extent not inconsistent with the other terms of this Agreement (it being understood that no Second Priority Secured Party shall be entitled to assert any right or interest of an unsecured creditor (or otherwise) that they would not be entitled to assert hereunder as a secured creditor) and excluding the filing of pleadings, objections, motions or agreements covered by the preceding clause (v), (x) bid (but only for cash, and not by way of credit bid or otherwise) for or purchase (but only for cash, and not by way of credit bid or otherwise) Collateral at any private or judicial foreclosure upon such Collateral initiated by any secured party in respect thereof, (y) file any notice of or vote any claim in any Insolvency Proceeding of any Obligor but solely in accordance with Section 6.7 and (z) file any proof of claim and other filings, appear and be heard on any matter in connection therewith and make any arguments and motions that are, in each case, not inconsistent with the other terms of this Agreement, with respect to the Second Priority Claims and the Collateral (it being understood that no Second Priority Secured Party shall be entitled to assert any right or interest of an unsecured creditor (or otherwise) that they would not be entitled to assert hereunder as a secured creditor) and excluding the filing of pleadings, objections, motions or agreements covered by the preceding clause (v), (4) nothing herein shall be construed to limit or impair in any way the right of any Second Priority Secured Party to receive any remaining Collateral and proceeds of Collateral after the Discharge of First Priority Claims has occurred and (5) in the event any Second Priority Secured Party, or an administrative agent, a collateral agent, a collateral trustee or a similar representative on its behalf, shall be a party to

11

any intercreditor agreement (other than this Agreement) with any other holders of Indebtedness or other obligations of the Borrower or any other Obligor, such Second Priority Secured Party may seek performance by the other parties to such intercreditor agreement of their obligations thereunder and may institute any action or proceeding, and take any other action, in furtherance thereof or otherwise exercise its rights and remedies thereunder, in each case to the extent not adverse to the Liens on the Collateral securing the First Priority Claims or the rights of the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party. In exercising rights and remedies with respect to the Collateral, the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party may enforce the provisions of the First Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion except that, following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, the Second Priority Collateral Agent, the Second Priority Administrative Agent or the other Second Priority Secured Parties may enforce the provisions of the Second Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by the First Priority Collateral Agent, the First Priority Administrative Agent and the other First Priority Secured Parties (or, following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, the Second Priority Collateral Agent, the Second Priority Administrative Agent and the other Second Priority Secured Parties) to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured party under the UCC of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

(b) (i) Until the Discharge of First Priority Claims has occurred, each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that it will not, in connection with the exercise of any right or remedy (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party is a party) with respect to any Collateral (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived until after the Discharge of First Priority Claims any right to) take or receive any Collateral or any proceeds of any Collateral; provided that in the event any Second Priority Secured Party, or an administrative agent, a collateral agent, a collateral trustee or a similar representative on its behalf, shall be a party to any intercreditor agreement (other than this Agreement) with any other holders of Indebtedness or other obligations of the Borrower or any other Obligor, such Second Priority Secured Party may receive any Collateral or any proceeds of any Collateral pursuant to the turnover provisions of such intercreditor agreement (it being understood and agreed that any such Collateral or proceeds shall be subject to Section 4.2).

(ii) Without limiting the generality of the foregoing clause (i), unless and until the Discharge of First Priority Claims has occurred, except as expressly provided in the proviso in Section 3.1(a), the sole right of the Second Priority Administrative Agent, the Second Priority Collateral Agent and the other Second Priority Secured Parties as secured parties with respect to the Collateral is to hold a perfected Lien on the Collateral pursuant to the Second Priority Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Priority Claims has occurred.

12

(c) Each of the Obligors agrees that it will not, and will not permit any of its Subsidiaries to, in connection with the exercise of any right or remedy with respect to any Collateral by the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party, transfer, deliver or pay, as applicable, to the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party, any Collateral or any proceeds of Collateral unless and until the Discharge of First Priority Claims has occurred.

(d) (i) Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that the Second Priority Secured Parties will not (and instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to) take any action (other than as provided in Section 3.1(a)) that would hinder or cause to delay any exercise of remedies undertaken by the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party under the First Priority Documents as secured parties in respect of any Collateral, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise.

(ii) Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby irrevocably, absolutely and unconditionally waives any and all rights it or the Second Priority Secured Parties may have as a junior lien creditor or otherwise (whether arising under the UCC or any other law) to object to the manner (including by judicial foreclosure, non-judicial foreclosure, strict foreclosure or otherwise) in which the First Priority Collateral Agent, the First Priority Administrative Agent or the other holders of First Priority Claims seek to enforce the Liens granted in any of the Collateral, except that there shall be no waiver of the obligation, if any, of the First Priority Collateral Agent or the First Priority Administrative Agent to dispose of the Collateral in a “commercially reasonable” manner within the meaning of any applicable UCC.

(e) Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Priority Collateral Documents or any other Second Priority Document (other than this Agreement) is intended to restrict in any way the rights and remedies of the First Priority Collateral Agent, the First Priority Administrative Agent or the First Priority Secured Parties with respect to the Collateral as set forth in this Agreement and the First Priority Documents.

3.2 Cooperation. Subject to the proviso in Section 3.1(a), each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that, unless and until the Discharge of First Priority Claims has occurred, it will not, and shall be deemed to have waived any right to, commence, or join with any Person in commencing any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any Second Priority Document.

13

3.3 Notices of Default. Each of the First Priority Collateral Agent, the Second Priority Collateral Agent, the First Priority Administrative Agent and the Second Priority Administrative Agent will provide such information as it may have to the others as the others may from time to time reasonably request concerning the status of the exercise of any enforcement action against the Collateral, and each of the First Priority Collateral Agent, the Second Priority Collateral Agent, the First Priority Administrative Agent and the Second Priority Administrative Agent shall be available on a reasonable basis during normal business hours to review with each other alternatives available in exercising such rights; provided that the failure of any of them to do any of the foregoing shall not affect the relative priorities of the First Priority Liens or the Second Priority Liens as provided herein or the validity or effectiveness of any notice or demand as against any Obligor. The Obligors hereby consent and agree to each of the First Priority Collateral Agent, the Second Priority Collateral Agent, the First Priority Administrative Agent and the Second Priority Administrative Agent providing any such information to the other and to such actions by any of them and waives any right or claim against any of them arising as a result of such information or actions.

Section 4. Payments.

4.1 Application of Proceeds.

(a) As long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the cash proceeds of Collateral received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies shall, after payment of all outstanding fees, expenses (including reasonable fees and expenses of counsel), disbursements and indemnities of the First Priority Collateral Agent, be delivered by the First Priority Collateral Agent to the First Priority Administrative Agent for application against the First Priority Claims in such order as the First Priority Administrative Agent may determine in its sole discretion and in accordance with the First Priority Documents until the Discharge of First Priority Claims has occurred. Upon the Discharge of First Priority Claims, (i) the First Priority Administrative Agent shall promptly deliver to the First Priority Collateral Agent (with copies to the Second Priority Collateral Agent and the Second Priority Administrative Agent) a written notice stating that the Discharge of First Priority Claims has occurred and (ii) promptly following receipt of such notice referred to in clause (i), the First Priority Collateral Agent or First Priority Administrative Agent, as applicable, shall deliver at the joint and several cost of the Obligors, to the Second Priority Collateral Agent for distribution to the Second Priority Administrative Agent for the benefit of the Second Priority Secured Parties (or as may otherwise have been agreed by the Second Priority Secured Parties) any proceeds of Collateral held by it in the same form as received, with any necessary endorsement or as a court of competent jurisdiction may otherwise direct.

(b) Following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the cash proceeds of Collateral received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies shall, after payment of all outstanding fees, expenses (including reasonable fees and expenses of counsel), disbursements and indemnities of the Second Priority Collateral Agent, be delivered by the Second Priority Collateral Agent to the Second Priority Administrative Agent for application

14

against the Second Priority Claims in such order as is specified in the Second Priority Documents (or for such other application as may otherwise have been agreed by the Second Priority Secured Parties) until the Discharge of Second Priority Claims has occurred.

4.2 Payments Over. Except as expressly provided in Section 6.8, so long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3(a)) received by the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement or any distribution received on account of or by virtue of any Lien on the Collateral in any Insolvency Proceeding (including any distribution on account of or otherwise by virtue of any Lien on the Collateral under any Plan of Reorganization) shall be segregated and held in trust and forthwith paid over to the First Priority Collateral Agent for the benefit of the First Priority Secured Parties in the same form as received, with any necessary endorsement, or as a court of competent jurisdiction may otherwise direct. The First Priority Collateral Agent is hereby authorized to make any such endorsement as agent for the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable until the Discharge of First Priority Claims has occurred. For the avoidance of doubt, the Second Priority Claims shall not be reduced or satisfied by any amounts or distributions required to be paid over to the First Priority Collateral Agent, the First Priority Administrative Agent or otherwise for the benefit of the First Priority Secured Parties, in each case, pursuant hereto (including this Section 4.2 and Sections 6.6 and 6.11).

Section 5. Other Agreements.

5.1 Releases.

(a) If, in connection with (i) the exercise of any remedies by the First Priority Collateral Agent or any other First Priority Secured Party in respect of the Collateral provided for in Section 3.1, including any sale, lease, exchange, transfer or other disposition of any such Collateral, or (ii) any sale, lease, exchange, transfer or other disposition of any Collateral (other than to another Obligor) permitted under the terms of the First Priority Documents and the Second Priority Documents (in each case, as in effect on the date hereof), the First Priority Collateral Agent, on behalf of itself and the other First Priority Secured Parties, releases any of its Liens on any part of the Collateral, the Lien of the Second Priority Collateral Agent for the benefit of the Second Priority Secured Parties on such Collateral (but not on any proceeds of such Collateral not required to be paid to the First Priority Secured Parties for application to the First Priority Claims) shall be automatically and unconditionally released with no further consent or action of any Person, and each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, shall promptly execute and deliver, at the joint and several expense of the Obligors, to the First Priority Collateral Agent and the First Priority Administrative Agent and the Obligors such termination statements, releases and other documents as the First Priority Collateral Agent, the First Priority Administrative Agent and the Obligors (in the case of the Obligors, to the extent permitted by the First Priority Documents) may reasonably request to effectively confirm such release at the joint and several expense of the Obligors.

(b) Until the Discharge of First Priority Claims occurs, each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby irrevocably constitutes and appoints the First Priority Collateral Agent and any officer or agent of the First Priority Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Person or in the First Priority Collateral Agent’s own name, from time to time in the First Priority Collateral Agent’s discretion (as directed by the First Priority Administrative Agent in writing), for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all releases, documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any financing statements, mortgage releases, intellectual property releases, endorsements or other instruments of transfer or release.

15

5.2 Insurance.

(a) Unless and until the Discharge of First Priority Claims has occurred, the First Priority Collateral Agent, the First Priority Administrative Agent and the other holders of the First Priority Claims shall have the sole and exclusive right, subject to the rights of the Obligors under the First Priority Documents, to adjust settlement for any award under any insurance policy relating to an insured loss in respect of Collateral and to approve any award granted in any condemnation or similar proceeding affecting the Collateral. Following the Discharge of First Priority Claims and until such time that the Discharge of Second Priority Claims has occurred, the Second Priority Collateral Agent, the Second Priority Administrative Agent and the other holders of the Second Priority Claims shall have the sole and exclusive right, subject to the rights of the Obligors under the Second Priority Documents, to adjust settlement for any award under any insurance policy relating to an insured loss relating to the Collateral and to approve any award granted in any condemnation or similar proceeding affecting the Collateral.

(b) Unless and until the Discharge of First Priority Claims has occurred, all proceeds of any such insurance policy and any such award if in respect to the Collateral shall, after payment of all outstanding fees, expenses (including reasonable fees and expenses of counsel), disbursements and indemnities of the First Priority Collateral Agent, be delivered by the First Priority Collateral Agent to the First Priority Administrative Agent for the benefit of the First Priority Secured Parties to the extent required under the First Priority Credit Agreement and pursuant to the terms of the First Priority Documents; and thereafter, following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, and after payment of all outstanding fees, expenses (including reasonable fees and expenses of counsel), disbursements and indemnities of the Second Priority Collateral Agent, be delivered by the Second Priority Collateral Agent to the Second Priority Administrative Agent for the benefit of the Second Priority Secured Parties to the extent required under the applicable Second Priority Documents; and finally, to the owner of the subject property or as a court of competent jurisdiction may otherwise direct.

(c) Unless the Discharge of First Priority Claims has occurred, if the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment thereunder in contravention of this Agreement, it shall pay such proceeds, award or payment over to the First Priority Collateral Agent in accordance with Section 4.2.

16

5.3 Amendments to Second Priority Documents, etc.

(a) Unless and until the Discharge of First Priority Claims has occurred, without the prior written consent of the First Priority Administrative Agent (and the First Priority Collateral Agent, to the extent an amendment, supplement or modification would affect its respective rights, protections or obligations), no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be inconsistent with any of the terms of this Agreement or the First Priority Documents.

(b) Each of the Second Priority Administrative Agent and the Second Priority Collateral Agent agrees that each Second Priority Collateral Document granting a Lien on any Collateral entered into on or after the date hereof shall include the following language (or similar language satisfactory to the First Priority Administrative Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Priority Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Priority Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of April [    ], 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Intercreditor Agreement”), among UBS AG, Stamford Branch, in its capacity as First Priority Collateral Agent, UBS AG, Stamford Branch, in its capacity as First Priority Administrative Agent, Credit Suisse AG, in its capacity as Second Priority Collateral Agent, Credit Suisse AG, in its capacity as Second Priority Administrative Agent, and the other parties thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(c) Unless and until the Discharge of First Priority Claims has occurred, in the event the First Priority Collateral Agent or the First Priority Administrative Agent enters into any amendment, waiver or consent in respect of any First Priority Collateral Document for the purpose of adding to, or deleting from, or waiving or consenting to any departure from any provision of, any First Priority Collateral Document or changing in any manner the rights of the First Priority Collateral Agent, the First Priority Administrative Agent, the other First Priority Secured Parties or the Obligors thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Collateral Document without the consent of the Second Priority Collateral Agent, the Second Priority Administrative Agent or the Second Priority Secured Parties and without any action by any of them or any Obligor; provided that (i) no such amendment, waiver or consent shall have the effect of (A) removing assets subject to the Lien of the Second Priority Collateral Documents, except to the extent that a

17

release of such Lien is permitted by Section 5.1 and provided there is a corresponding release of the Lien securing the First Priority Claims, (B) imposing duties or adding liabilities on the Second Priority Collateral Agent or any other Second Priority Secured Party without its consent or (C) permitting other Liens on the Collateral which are prohibited under the terms of the Second Priority Documents or Section 6, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Collateral Agent or any other Second Priority Secured Party (and not the First Priority Secured Parties in a like or similar manner) shall not apply to the Second Priority Collateral Documents without the consent of the Second Priority Collateral Agent (acting at the written direction of the Second Priority Administrative Agent (itself acting at the written direction of the requisite Second Priority Secured Parties in accordance with the Second Priority Credit Agreement)), and (iii) notice of such amendment, waiver or consent shall have been given by the First Priority Administrative Agent to the Second Priority Collateral Agent (unless it is the same Person as the First Priority Collateral Agent), within 10 Business Days after the effective date thereof; provided, further, that (x) nothing contained in this clause (c) shall impair the rights of the First Priority Collateral Agent, the First Priority Administrative Agent and the holders of First Priority Claims, or the obligations and agreements of the Second Priority Collateral Agent and the other Second Priority Secured Parties, under Sections 3 and 5.1 and (y) the First Priority Collateral Documents and the Second Priority Collateral Documents may, without the consent of any Second Priority Secured Party, be amended or modified pursuant to this Section 5.3(c) to secure additional extensions of credit and add additional secured creditors as long as such amendments or modifications do not violate the express provisions of any Second Priority Document.

(d) The First Priority Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Priority Credit Agreement may be refinanced, in each case, without notice to, or the consent of, the Second Priority Collateral Agent or the other Second Priority Secured Parties, and in each case subject to the terms hereof, all without affecting the lien subordination or other provisions of this Agreement.

(e) Without the written consent of the First Priority Administrative Agent, none of the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party will be entitled to agree (and none of them will agree) to any amendment to, or modification of, or consent to any waiver of departure from, the Second Priority Documents, whether in a refinancing or otherwise, that is prohibited by or in contravention of the First Priority Documents as in effect on the date hereof or this Agreement.

(f) Unless and until the Discharge of First Priority Claims has occurred, the Second Priority Secured Parties shall not consent to the release of any Second Priority Lien on any Collateral without the written consent of the First Priority Administrative Agent, except for releases in connection with the Discharge of Second Priority Claims (or a refinancing thereof) to the extent permitted under the First Priority Credit Agreement or with respect to such Collateral for which the First Priority Lien is also released.

5.4 Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Secured Parties may exercise rights and remedies as unsecured creditors against the Obligors in accordance with the terms of the Second Priority Documents and applicable law only to the extent set forth in the proviso of Section 3.1(a). Nothing in this

18

Agreement shall prohibit the receipt by any Second Priority Secured Party of any payment of interest and principal on the Second Priority Claims, together with any reimbursable fees and expenses and other amounts (including premiums, if any) due in respect thereof, so long as such receipt is not (a) the direct or indirect result of the exercise by any Second Priority Secured Party of rights and remedies as a secured creditor in respect of the Second Priority Claims or enforcement of any Second Priority Lien, in either case in contravention of this Agreement, or (b) a distribution in any Insolvency Proceeding on account of or otherwise by virtue of any Second Priority Lien (including any distribution on account of or otherwise by virtue of any Lien on the Collateral under any Plan of Reorganization), other than as permitted by Section 6.8. In the event that any Second Priority Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of the Second Priority Claims, such judgment lien shall be subject to the terms of this Agreement (including in relation to the First Priority Liens and the First Priority Claims and including in relation to the Second Priority Liens and the Second Priority Claims) to the same extent as the other Liens securing the Second Priority Claims (created pursuant to the Second Priority Collateral Documents) are subject to the terms of this Agreement. Nothing in this Agreement modifies any right or remedy the holders of First Priority Claims or, after the Discharge of First Priority Claims has occurred, the holders of Second Priority Claims may have with respect to the Collateral.

5.5 Bailee and Agent for Perfection. The First Priority Collateral Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or control over Collateral pursuant to any of the First Priority Collateral Documents (any such Collateral, as updated from time to time in accordance with the relevant Collateral Document, the “Bailment Collateral”), such possession or control is also held as a bailee and agent for perfection for, on behalf of and for the benefit of, the Second Priority Collateral Agent (as collateral agent for the Second Priority Secured Parties), such bailment and agency for perfection being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC, and in each case solely to the extent required to perfect and enforce their security interests in such Bailment Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Collateral Agent, the First Priority Administrative Agent or any First Priority Secured Party (or any third party acting on their behalf) with respect to such Bailment Collateral or provide the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party with any rights with respect to such Bailment Collateral beyond those specified in this Agreement or the Second Priority Collateral Documents (it being understood that the First Priority Collateral Agent’s duty under this Section 5.5 shall be limited solely to holding or controlling any such Collateral as bailee and agent for perfection); provided that promptly following the Discharge of First Priority Claims, the First Priority Collateral Agent (upon the written direction of the First Priority Administrative Agent) shall deliver to the Second Priority Collateral Agent, at the Obligors’ joint and several cost and expense, any Bailment Collateral held in its possession, together with any necessary endorsements, or direct and deliver such Bailment Collateral as a court of competent jurisdiction may otherwise direct.

19

Section 6. Insolvency Proceedings.

6.1 Finance and Sale Issues.

(a) Until the Discharge of First Priority Claims has occurred, if any Obligor shall be subject to any Insolvency Proceeding and the First Priority Administrative Agent shall desire to permit the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) under Section 363 of the Bankruptcy Code (“Use of Cash Collateral”) or to permit an Obligor to obtain financing, whether from the First Priority Secured Parties, any other Person, or any combination thereof, under Section 364 of the Bankruptcy Code (“DIP Financing”), then each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that (i) it shall not be entitled to raise (and will not raise), but instead shall be deemed to have otherwise irrevocably, absolutely, and unconditionally waived any right to raise, any objection to such Use of Cash Collateral or DIP Financing (and instead will be deemed to have consented to such Use of Cash Collateral or DIP Financing), (ii) it shall not be entitled to request (and will not request) adequate protection or any other relief in connection therewith (except as expressly agreed by the First Priority Administrative Agent or to the extent permitted by Section 6.2), and (iii) to the extent the First Priority Liens are junior in priority to or pari passu in priority with Liens granted in connection with such Use of Cash Collateral or such DIP Financing (including adequate protection Liens), the Second Priority Liens in the Collateral shall be maintained as junior in priority to the First Priority Liens as contemplated hereunder and to such Liens granted in connection with such Use of Cash Collateral or such DIP Financing on the same basis as the Second Priority Liens are junior in priority to the First Priority Liens under this Agreement. Without limiting the other provisions of this Agreement, nothing in this Section 6.1(a) is intended to limit the ability of the First Priority Secured Parties or the Second Priority Secured Parties to participate in, support, or object to any Use of Cash Collateral or DIP Financing that does not involve the Collateral. Each of the Lenders (as defined in the Second Priority Credit Agreement) agrees that none of them shall offer to provide, administer or syndicate any DIP Financing to any Obligor unless (A) the application of the proceeds of such DIP Financing would result in the Discharge of the First Priority Claims or (B) consented to by the First Priority Administrative Agent.

(b) Until the Discharge of First Priority Claims has occurred, the Second Priority Secured Parties, in any Insolvency Proceeding, shall not be entitled to oppose (and shall not oppose) (i) any sale or disposition of any assets of any of the Obligors or (ii) any procedure governing sale or disposition of any assets of any of the Obligors, in each case that is supported by the First Priority Administrative Agent, and the Second Priority Secured Parties will be deemed to have consented under Section 363 of the Bankruptcy Code to any sale, and any procedure for sale (and in each case any motion in support hereof), supported by the First Priority Administrative Agent and to have released (and to have consented to the release of) their Liens in such assets so long as and to the extent that (A) the First Priority Secured Parties shall have likewise released their Liens and (B) the First Priority Liens and the Second Priority Liens shall attach to the proceeds of any Collateral sold or disposed of in the priorities set forth herein. For the avoidance of doubt, and without limitation of the generality of the foregoing, in any Insolvency Proceeding, the Second Priority Secured Parties irrevocably waive any right to object to any sale, or any procedure for sale, or any motion for sale or for bid procedures regarding the sale, of any Collateral under Section 363 of the Bankruptcy Code on the grounds of inadequate time for marketing of such asset, inopportune time for sale of such asset (based on market conditions or otherwise), inadequate purchase price/value to be received for such asset, or any expense reimbursement, break-up fee or other condition or covenant contained in any stalking horse bid for such asset.

20

6.2 Adequate Protection. If and only if directed to do so by Second Priority Secured Parties holding at least a majority of the principal amount of the Second Priority Claims, the Second Priority Administrative Agent or the Second Priority Collateral Agent, on behalf of itself and the Second Priority Secured Parties, may seek or request adequate protection in the form of a Lien on any additional collateral as to which the First Priority Secured Parties have received adequate protection in the form of a Lien (including by way of objecting to any DIP Financing that does not provide for such Lien), which Lien will be junior in priority to the First Priority Liens (including any adequate protection Lien in favor of the First Priority Secured Parties) and any Lien securing such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Claims are junior in priority to the First Priority Liens under this Agreement and subject in all respects to the release obligations set forth in this Agreement, including in Sections 5.1 and 6.1. If the Second Priority Secured Parties are granted post-petition interest and/or adequate protection payments in an Insolvency Proceeding (“Junior Priority Bankruptcy Payments”), such amounts shall be deemed Collateral, shall be turned over to the First Priority Collateral Agent in accordance with Section 4.2 (or, following the Discharge of First Priority Claims and prior to the Discharge of Second Priority Claims, to the Second Priority Collateral Agent) and shall be applied according to the terms thereof (regardless of whether or not any order of a bankruptcy court authorizing and/or directing any Junior Priority Bankruptcy Payments shall expressly provide for such direct payment to the First Priority Collateral Agent or the Second Priority Collateral Agent, as applicable).

6.3 No Waiver. Subject to Section 3.1(a), nothing contained herein shall prohibit or in any way limit the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Documents or otherwise. Following the Discharge of First Priority Claims, nothing contained herein shall prohibit or in any way limit the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party from objecting in any Insolvency Proceeding.

6.4 Reinstatement. If, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the First Priority Claims previously made shall be rescinded for any reason whatsoever (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law) (a “Recovery”), then the First Priority Claims shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. If any Second Priority Secured Party is required in any Insolvency Proceeding or otherwise to turn over all or part of any payment with respect to the Second Priority Claims, then the Second Priority Claims shall be reinstated to the extent of such turnover.

21

6.5 Post-Petition Interest. No Second Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party for allowance or payment in any Insolvency Proceeding of the First Priority Claims consisting of post-petition interest, fees or expenses to the extent of the value of any First Priority Lien on the Collateral, such value to be determined without regard to the existence of the Second Priority Liens on the Collateral.

6.6 Separate Grants of Security and Separate Classification. Each of the First Priority Collateral Agent and the First Priority Administrative Agent, on behalf of itself and the other First Priority Secured Parties, and each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, acknowledge and agree that:

(a) the grants of Liens pursuant to the First Priority Collateral Documents and the Second Priority Collateral Documents constitute two separate and distinct grants of Liens; and

(b) because of, among other things, their differing rights in the Collateral, the First Priority Claims and the Second Priority Claims are fundamentally different from one another and must be separately classified in any Plan of Reorganization proposed or confirmed in an Insolvency Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that, contrary to the intention of the parties, the claims of the First Priority Secured Parties and/or the Second Priority Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of first priority and second priority secured claims), then (i) each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of first priority and second priority secured claims against the Obligors in respect of the Collateral and (ii) the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the First Priority Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency Proceeding, and reimbursement of all fees and expenses of the First Priority Collateral Agent’s and the First Priority Administrative Agent’s respective attorneys, financial consultants, and other agents, before any distribution is made in respect of or by virtue of the Second Priority Liens, with each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby acknowledging and agreeing to turn over to the First Priority Collateral Agent amounts otherwise received or receivable by them in respect of or by virtue of the Second Priority Liens to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

6.7 Voting for Plan of Reorganization. The First Priority Secured Parties and the Second Priority Secured Parties, in each case in such capacity, shall be entitled to vote to accept or reject any Plan of Reorganization in connection with any Insolvency Proceeding so long as such Plan of Reorganization is a Conforming Plan of Reorganization and shall be entitled to vote to reject any such Plan of Reorganization that is a Non-Conforming Plan of Reorganization;

22

provided that each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that none of the Second Priority Secured Parties, in such capacity, shall be entitled to take any action or vote in any way that supports any Non-Conforming Plan of Reorganization or to object to a Plan of Reorganization to which the requisite holders of First Priority Claims have consented on the grounds that any sale of Collateral thereunder or pursuant thereto is for inadequate consideration, or that the sale process in respect thereof was inadequate. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization by any Second Priority Secured Party, in such capacity, shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the First Priority Administrative Agent shall be entitled (and hereby authorized by the Second Priority Secured Parties) to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any such Non-Conforming Plan of Reorganization withdrawn.

6.8 X Clause. Notwithstanding Section 4.2 or any other provision of this Agreement, regardless of whether a Discharge of First Priority Claims shall occur in connection with a confirmed Plan of Reorganization, the Second Priority Secured Parties shall be permitted to receive or retain any debt or equity securities or other obligations of the Obligors to be distributed to them under any such confirmed Plan of Reorganization on account of or otherwise by virtue of the Second Priority Liens on the Collateral (collectively, a “Plan Distribution”), so long as (a) any lien granted on the Collateral (or any other assets of an Obligor) to secure such Plan Distributions shall be junior in priority to any liens granted to secure any Plan Distribution to the First Priority Secured Parties under any such Plan of Reorganization on account of the First Priority Liens to the same extent as the Second Priority Liens are junior in priority to the First Priority Liens on the Collateral hereunder and such liens shall otherwise be subject to the terms and conditions of this Agreement (or an analogous agreement), and (b) any Plan Distribution received by a Second Priority Secured Party shall not be entitled to receive cash interest (but may accrue interest or contain pay-in-kind interest), any Plan Distribution may not be subject to amortization, redemption or other principal or preference paydown, in each case prior to the Discharge of First Priority Claims (including by way of full payment of any Plan Distribution received by the First Priority Secured Parties); provided, however, that, absent a Discharge of the First Priority Claims, any Plan Distribution received by a Second Priority Secured Party under a Plan of Reorganization which the class of First Priority Claims has voted to reject (and which was implemented despite such rejection), or which does not satisfy the criteria set forth in clauses (a) and (b) above, shall be turned over to the First Priority Administrative Agent in accordance with Section 4.2.

6.9 Determination of Distributions on Account of Lien on Collateral. For the purposes of this Agreement, including for the purposes of Sections 4.2, 5.4, and 6.8, there shall be a presumption that any distribution to or for the benefit of the Second Priority Secured Parties under any Plan of Reorganization for any Obligor shall be on account of or by virtue of the Second Priority Liens on the Collateral. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, shall have the burden of rebutting that presumption, and of proving the portion (if any) of any distribution under any Plan of Reorganization to, or for the benefit of, the Second Priority Secured Parties that does not consist of proceeds of (or is not otherwise on account of or by virtue of) such Lien on the Collateral, in each case by clear and convincing evidence.

23

6.10 Plan of Reorganization. Neither the Second Priority Administrative Agent nor any other Second Priority Secured Party will sponsor, fund or otherwise facilitate, or support or vote in favor of in an Insolvency Proceeding, any Plan of Reorganization that does not contemplate the payment in full, in cash of the First Priority Claims upon the effective date of such Plan of Reorganization unless the First Priority Administrative Agent shall have otherwise consented. Neither the Second Priority Administrative Agent nor any other Second Priority Secured Party will raise or support any objection to any Plan of Reorganization on the basis that the rate of interest payable on any Plan Distribution to the First Priority Secured Parties is excessive or over-compensatory.

6.11 Turnover Provisions. If, in connection with an Insolvency Proceeding, a First Lien Deficiency Claim exists and any Second Priority Secured Party receives a distribution (whether in cash or in-kind) solely on account of its Second Lien Deficiency Claim out of property not constituting Collateral or otherwise not subject to Section 4.2, 6.2 or 6.8 (such amount, the “Turnover Proceeds”), then such Second Priority Secured Party’s interest in such Turnover Proceeds shall be subject and subordinate to the First Lien Deficiency Claim until such First Lien Deficiency Claim shall have been paid in full, and, such Second Priority Secured Party shall segregate and hold in trust such Turnover Proceeds for the benefit of the First Priority Secured Parties and shall forthwith pay over such Turnover Proceeds in the form received to the First Priority Administrative Agent for application to the First Lien Deficiency Claim until the First Lien Deficiency Claim shall have been paid in full. The First Priority Secured Parties and the Second Priority Secured Parties agree that the foregoing shall not be deemed to restrict the Second Priority Secured Parties from acquiring or repaying and discharging in full (other than out of Turnover Proceeds) the First Lien Deficiency Claim. For the avoidance of doubt, nothing in this Section 6.11 shall otherwise impact the rights of the First Priority Secured Parties or the Second Priority Secured Parties to the Collateral, the proceeds of Collateral or any property or distribution contemplated by Section 4.2, 6.2 or 6.8.

Section 7. Reliance; Waivers; etc.

7.1 Reliance. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the Second Priority Secured Parties, acknowledges that the Second Priority Secured Parties have, independently and without reliance on the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Credit Agreement, any other applicable Second Priority Document, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit analysis decisions in taking or not taking any action under the Second Priority Credit Agreement, any such other Second Priority Document or this Agreement.

7.2 No Warranties or Liability. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the Second Priority Secured Parties, acknowledges and agrees that each of the First Priority Collateral Agent, the First Priority

24

Administrative Agent and the other holders of First Priority Claims have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Priority Documents or the ownership of any Collateral or the perfection or priority of any Lien thereon. The holders of First Priority Claims will be entitled to manage and supervise their respective loans and extensions of credit to the Obligors in accordance with applicable law and as they may otherwise, in their sole discretion, deem appropriate, and the holders of First Priority Claims may manage their loans and extensions of credit without regard to any right or interest that any Second Priority Secured Party may have in the Collateral or otherwise, except as otherwise provided in this Agreement. None of the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party shall have any duty to any Second Priority Secured Party to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreement with any Obligor (including the Second Priority Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) To the fullest extent permitted under applicable law, no right of the First Priority Collateral Agent, the First Priority Administrative Agent, the other First Priority Secured Parties or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any First Priority Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any of the First Priority Documents or the Second Priority Documents, regardless of any knowledge thereof which the First Priority Collateral Agent, the First Priority Administrative Agent or the other First Priority Secured Parties, or any of them, may have or be otherwise charged with. To the fullest extent permitted under applicable law, no right of the Second Priority Collateral Agent, the Second Priority Administrative Agent, the other Second Priority Secured Parties or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any Second Priority Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any of the Second Priority Documents, regardless of any knowledge thereof which the Second Priority Collateral Agent, the Second Priority Administrative Agent or the other Second Priority Secured Parties, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Obligors under the First Priority Documents), the First Priority Secured Parties and any of them may, to the fullest extent permitted under applicable law, at any time and from time to time, without the consent of, or notice to, any Second Priority Secured Party, without incurring any liability to any Second Priority Secured Party and without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Second Priority Secured Party is affected, impaired or extinguished thereby), do any one or more of the following:

(i) make loans and advances to any Obligor or issue, guaranty or obtain letters of credit for account of any Obligor or otherwise extend credit to any Obligor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

25

(ii) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any of the First Priority Claims or any First Priority Lien or guaranty thereof or any liability of the Obligors, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Priority Claims), without any restriction as to the amount, tenor or terms of any such increase or extension or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the holders of First Priority Claims, the First Priority Claims or any of the First Priority Documents;

(iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of any Obligor to the First Priority Secured Parties, or any liability incurred directly or indirectly in respect thereof;

(iv) settle or compromise any First Priority Claim or any other liability of any Obligor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sum by whomsoever paid and however realized to any liability (including the First Priority Claims) in any manner or order; and

(v) exercise or delay in or refrain from exercising any right or remedy against any Obligor or any security or any other Person, elect any remedy and otherwise deal freely with the Obligors and the Collateral and any security or any liability of any Obligor to the holders of First Priority Claims or any liability incurred directly or indirectly in respect thereof.

(c) Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, also agrees, to the fullest extent permitted under applicable law, that no First Priority Secured Party shall have any liability to any of them, and each of them, to the fullest extent permitted under applicable law, hereby waives any claim against any First Priority Secured Party, arising out of any action which such holders of First Priority Claims may take or permit or omit to take with respect to the foreclosure upon, or sale, liquidation or other disposition of, the Collateral. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that none of the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party shall have any duty to them, express or implied, fiduciary or otherwise, in respect of the maintenance or preservation of the Collateral, the First Priority Claims or otherwise.

(d) Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar right a junior secured creditor may have under applicable law.

26

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Priority Secured Parties and the Second Priority Secured Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Document or Second Priority Document or any setting aside or avoidance of any First Priority Lien or Second Priority Lien;

(b) any change in the time, manner or place of payment of, or in any other terms of, any First Priority Claim or Second Priority Claim, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Priority Documents or the Second Priority Documents;

(c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of any First Priority Claim or Second Priority Claim or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of any Obligor; or

(e) any other circumstance which otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of the First Priority Claims or Second Priority Claims or of any First Priority Secured Party or Second Priority Secured Party in respect of this Agreement.

Section 8. Miscellaneous.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Priority Documents and the Second Priority Documents, the provisions of this Agreement shall govern and control.

8.2 Continuing Nature of this Agreement. This Agreement shall continue to be effective until the Discharge of First Priority Claims shall have occurred. This is a continuing agreement of lien priority. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby irrevocably, absolutely, and unconditionally waives any right it may have under applicable law to revoke this Agreement or any provisions hereof.

8.3 Amendments; Waivers. No amendment, modification or waiver of any provision of this Agreement shall be deemed to be made unless the same shall be in writing signed by the First Priority Collateral Agent, the First Priority Administrative Agent, the Second Priority Collateral Agent and the Second Priority Administrative Agent and, subject to the final sentence of this Section 8.3, each Obligor and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. In the event the Second Priority Liens shall be subject to (or are proposed to be subject to) an intercreditor agreement (other than this Agreement) with holders of any other Indebtedness or other obligations of the Borrower or any other Obligor, pursuant to which the Second Priority Liens are (or shall be) junior in priority to, or pari passu in priority with, Liens securing such other Indebtedness or other obligations, then each of the First Priority Administrative Agent and

27

the First Priority Collateral Agent agrees to cooperate with the Second Priority Administrative Agent and the Second Priority Collateral Agent in effecting (and are hereby authorized to effect) such amendments or modifications to this Agreement as may be reasonably requested by the Second Priority Administrative Agent or the Second Priority Collateral Agent solely in order to eliminate any conflicting requirements between this Agreement and such other intercreditor agreement, but, in each case only if such amendments or modifications are reasonably acceptable to the First Priority Administrative Agent and the First Priority Collateral Agent. Notwithstanding the foregoing, no Obligor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes any amendment to such Obligor’s ability to cause additional obligations to constitute First Priority Claims or Second Priority Claims as such Obligor may designate).

8.4 Information Concerning Financial Condition of the Obligors and their Subsidiaries.

(a) Each of the First Priority Secured Parties and the Second Priority Secured Parties, as separate groups of secured creditors, shall be responsible for keeping themselves informed of (i) the financial condition of the Obligors and their Subsidiaries and all endorsers and/or guarantors of the First Priority Claims or the Second Priority Claims and (ii) all other circumstances bearing upon the risk of nonpayment of the First Priority Claims or the Second Priority Claims.

(b) None of the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party shall have any duty to advise the Second Priority Collateral Agent, the Second Priority Administrative Agent or any other Second Priority Secured Party of information known to it or them regarding such condition or any such circumstance or otherwise. In the event the First Priority Collateral Agent or the First Priority Administrative Agent or any other First Priority Secured Party undertakes at any time or from time to time to provide any such information to any Second Priority Secured Party, it or they shall be under no obligation (i) to provide any additional information or to provide any such information on any subsequent occasion, (ii) to undertake any investigation or (iii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.

(c) None of the Second Priority Collateral Agent, the Second Priority Administrative Agent or any other Second Priority Secured Party shall have any duty to advise the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party of information known to it or them regarding such condition or any such circumstance or otherwise. In the event the Second Priority Collateral Agent or the Second Priority Administrative Agent or any other Second Priority Secured Party undertakes at any time or from time to time to provide any such information to any First Priority Secured Party, it or they shall be under no obligation (i) to provide any additional information or to provide any such information on any subsequent occasion, (ii) to undertake any investigation or (iii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.

28

8.5 Certain Successors. Each successor First Priority Collateral Agent and Second Priority Collateral Agent shall execute and deliver a counterpart of and become a party to this Agreement (but the failure to execute such counterpart shall not diminish such Person’s obligations under this Agreement).

8.6 Application of Payments. All payments received by the holders of First Priority Claims may be applied, reversed and reapplied, in whole or in part, to such part of the First Priority Claims as the holders of First Priority Claims, in their sole discretion, deem appropriate. Following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, all payments received by the holders of Second Priority Claims may be applied, reversed and reapplied, in whole or in part, to such part of the Second Priority Claims as the holders of Second Priority Claims, as appropriate.

8.7 Marshalling of Assets. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers any Second Priority Secured Party may have at any time under applicable law or otherwise to have the Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the First Priority Liens or the Second Priority Liens.

8.8 No Purchase Option in Favor of Second Priority Secured Parties. Without in any manner limiting the other provisions of this Agreement (including as to the enforcement of the rights, powers and/or remedies of the First Priority Collateral Agent, the First Priority Administrative Agent or the other First Priority Secured Parties in and to the Collateral), nothing herein is intended to grant the Second Priority Secured Parties the option to purchase the aggregate amount (or any other portion) of the outstanding First Priority Claims, whether at par or at any other price or under any other terms or conditions.

8.9 Notices. (a) All notices to the First Priority Secured Parties permitted or required under this Agreement may be sent to the First Priority Administrative Agent at UBS AG, Stamford Branch, [677 Washington Boulevard, Stamford, Connecticut 06901, Attention of Banking Products Services (Fax No. (203) 719-3180), with a copy to the First Priority Collateral Agent at UBS AG, Stamford Branch, 677 Washington Boulevard, Stamford, Connecticut 06901, Attention of Banking Products Services (Fax No. (203) 719-3180). All notices to the Second Priority Secured Parties permitted or required under this Agreement may be sent to the Second Priority Administrative Agent at Credit Suisse AG, Eleven Madison Avenue, New York, New York 10010, Attention of Sean Portrait (Fax No. (212) 322-2291), with a copy to the Second Priority Collateral Agent at Credit Suisse AG, Eleven Madison Avenue, New York, New York 10010, Attention of Sean Portrait (Fax No. (212) 322-2291). All notices to the Obligors permitted or required under this Agreement may be sent to the Borrower at Travelport LLC, 300 Galleria Parkway, Atlanta, Georgia 30339, Attention of Chief Legal Officer (Fax No. (770) 563-7878).]1 Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission or other electronic means). All such written notices shall be mailed, faxed or delivered to the applicable

[1]	To be confirmed.

29

address, facsimile number or electronic mail address as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

8.10 Further Assurances. Each of the First Priority Administrative Agent, on behalf of itself and the other First Priority Secured Parties, the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, and each Obligor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any other party may reasonably request to effect the terms of this Agreement (including, in the case of the First Priority Administrative Agent and the Second Priority Administrative Agent, to direct the First Priority Collateral Agent and the Second Priority Collateral Agent to do the same). Each of Holdings and the Borrower shall cause each of its Subsidiaries that becomes an Obligor to execute and deliver a counterpart of and become a party to this Agreement.

8.11 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12 Binding on Successors and Assigns; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the First Priority Collateral Agent, the First Priority Administrative Agent, the other First Priority Secured Parties (including to the benefit of any successors to the First Priority Secured Parties by virtue of any refinancing), the Second Priority Collateral Agent, the Second Priority Administrative Agent, the other Second Priority Secured Parties (including to the benefit of any successors to the Second Priority Secured Parties by virtue of any refinancing), and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder. This Agreement shall be binding upon the Obligors and their successors and assigns; provided that no Obligor or any successor or assign thereof shall be entitled to enforce any provision of this Agreement (other than any provision hereof expressly preserving any right of any Obligor under any First Priority Document or Second Priority Document).

8.13 Specific Performance. Each of the First Priority Collateral Agent, the First Priority Administrative Agent, the Second Priority Collateral Agent and the Second Priority Administrative Agent may demand specific performance of this Agreement. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party (other than the defense that the obligation for which specific performance is being sought has been performed in accordance with this Agreement). Without limiting the generality of the foregoing or of the

30

other provisions of this Agreement, in seeking specific performance in any Insolvency Proceeding, the First Priority Collateral Agent and the First Priority Administrative Agent may seek such relief as if it were the “holder” of the claims of the Second Priority Secured Parties under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the Second Priority Secured Parties.

8.14 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

8.16 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties listed below. This Agreement shall be effective both before and after the commencement of any Insolvency Proceeding. Consistent with, but not in limitation of, the preceding sentence, each of the First Priority Collateral Agent and the First Priority Administrative Agent, on behalf of itself and the other First Priority Secured Parties, and each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. All references to any Obligor shall include any Obligor as debtor and debtor-in-possession and any receiver or trustee for such Obligor (as the case may be) in any Insolvency Proceeding.

8.18 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Priority Secured Parties and the Second Priority Secured Parties as separate groups of secured creditors. Neither the Borrower nor any other Obligor (including any Guarantor) or any other creditor thereof shall have any right hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Obligor, which are absolute and unconditional, to pay and perform the First Priority Claims and the other obligations under the First Priority Documents and the Second Priority Claims and the other obligations under the Second Priority Documents, in each case, in accordance with their terms. Each provision hereunder applicable to the First Priority Secured Parties and the Second Priority Secured Parties shall be applicable to, and binding upon them, solely in their respective capacities as such.

8.19 Exclusive Means of Exercising Rights under this Agreement. The First Priority Secured Parties shall be deemed to have irrevocably appointed the First Priority Administrative Agent as their exclusive agent hereunder. The Second Priority Secured Parties shall be deemed to have irrevocably appointed the Second Priority Administrative Agent as their exclusive agent

31

hereunder. Consistent with such appointment, (a) the First Priority Secured Parties further shall be deemed to have agreed that only the First Priority Administrative Agent (and not any individual claimholder or group of claimholders) as agent for the First Priority Secured Parties, or any of the First Priority Administrative Agent’s agents (including the First Priority Collateral Agent), shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement); provided that (i) First Priority Secured Parties holding obligations in respect of hedging agreements may exercise customary netting rights with respect thereto, (ii) cash collateral may be held pursuant to the terms of the First Priority Documents (including any relating to hedging agreements) and any such individual First Priority Secured Party may act against such cash collateral, and (iii) First Priority Secured Parties may exercise customary rights of setoff against depository or other accounts maintained with them; and (b) the Second Priority Secured Parties further shall be deemed to have agreed that only the Second Priority Administrative Agent (and not any individual claimholder or group of claimholders), as the agent of the Second Priority Secured Parties, or any of the Second Priority Administrative Agent’s agents (including the Second Priority Collateral Agent), shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement). Specifically, but without limiting the generality of the foregoing, each First Priority Secured Party or group of First Priority Secured Parties and each Second Priority Secured Party or group of Second Priority Secured Parties shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement), except solely as provided in the proviso in the immediately preceding sentence.

8.20 Right of First Priority Collateral Agent to Continue. Any Person serving as First Priority Collateral Agent shall be entitled to continue, including to continue to perform his, her or its rights, obligations and duties, as the First Priority Collateral Agent, notwithstanding whether any such Person has served or is serving as the Second Priority Collateral Agent. Without limiting the generality of the preceding sentence of this Section 8.20, any Person serving as First Priority Collateral Agent shall be entitled to continue to so serve in such capacity (including to continue to perform any of such First Priority Collateral Agent’s rights, obligations, and/or duties) even if any such Person has resigned as the Second Priority Collateral Agent, but such resignation has not become effective for any reason, including because a successor Second Priority Collateral Agent has not been appointed or has accepted such appointment, without any liability to any of the Second Priority Secured Parties by virtue of any such resignation and any of the circumstances relating in any manner whatsoever to such resignation.

8.21 Interpretation. This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, each of the First Priority Collateral Agent, the Second Priority Collateral Agent, the First Priority Administrative Agent, the Second Priority Administrative Agent and each Obligor and is the product of those Persons on behalf of themselves and the First Priority Secured Parties (in the case of the First Priority Administrative Agent) and the Second Priority Secured Parties (in the case of the Second Priority Administrative Agent). Accordingly, this Agreement’s provisions shall not be construed against, or in favor of,

32

any party or other Person merely by virtue of the extent of that party or other Person’s involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provisions.

8.22 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED THERETO.

8.23 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.23 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

8.24 No Contest. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall contest, in an Insolvency Proceeding or otherwise, the enforceability of any provision of this Agreement.

[Signature Pages Follow]

33

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

UBS AG, STAMFORD BRANCH, as First Priority Collateral Agent

By:
Name:
Title:

UBS AG, STAMFORD BRANCH, as First Priority Administrative Agent

By:
Name:
Title:

[Additional Signature Pages Follow]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Second Priority Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Second Priority Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Additional Signature Page Follows]

Obligors:

TRAVELPORT LLC, as the Borrower

By:
Name:
Title:

TRAVELPORT LIMITED, as Holdings

By:
Name:
Title:

WALTONVILLE LIMITED

By:
Name:
Title:

TDS INVESTOR (LUXEMBOURG) S.À R.L.

By:
Name:
Title:

[EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO]

By:
Name:
Title:

EXHIBIT I

PARI PASSU SECOND LIEN INTERCREDITOR AGREEMENT

dated as of

April [    ], 2013

among

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the 2016 Notes Collateral Agent,

CREDIT SUISSE AG,

as the Term Loan Collateral Agent,

each Additional Collateral Agent from time to time party hereto,

TRAVELPORT LLC,

as the Company,

TRAVELPORT LIMITED,

as Holdings,

WALTONVILLE LIMITED,

as Intermediate Parent,

TDS INVESTOR (LUXEMBOURG) S.À R.L.,

as TDS Intermediate Parent,

and

CERTAIN SUBSIDIARIES OF HOLDINGS IDENTIFIED HEREIN

-i-

This PARI PASSU SECOND LIEN INTERCREDITOR AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of April [     ], 2013, among WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the 2016 Notes Secured Parties (in such capacity and together with its successors in such capacity, the “2016 Notes Collateral Agent”), CREDIT SUISSE AG, as collateral agent for the Term Loan Secured Parties (in such capacity and together with its successors in such capacity, the “Term Loan Collateral Agent”), each Additional Collateral Agent from time to time party hereto for the Additional Second Lien Secured Parties of the Series with respect to which it is acting in such capacity, TRAVELPORT LIMITED, a Bermuda company (“Holdings”), TRAVELPORT LLC, a Delaware corporation (the “Company”), and the other undersigned Obligors (as hereinafter defined). Capitalized terms used herein but not defined in this introductory paragraph have the meanings set forth in Section 1.01 below.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the 2016 Notes Collateral Agent (for itself and on behalf of the 2016 Notes Secured Parties), the Term Loan Collateral Agent (for itself and on behalf of the Term Loan Secured Parties) and each Additional Collateral Agent (for itself and on behalf of the Second Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Construction; Certain Defined Terms.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the Subsidiaries of such Person unless express reference is made to such Subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) It is the intention of the Second Lien Secured Parties of each Series that the holders of the Second Lien Obligations of such Series (and not the Second Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Second Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Second Lien Obligations), (y) any of the Second Lien Obligations of such Series does not have an enforceable security interest in any of the Collateral securing any other Series of Second Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Second Lien Obligations and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) on a basis ranking prior to the security interest of such Series of Second Lien Obligations but junior to the security interest of any other Series of Second Lien Obligations or (ii) the existence of any Collateral for any other Series of Second Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Second Lien Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Second Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Second Lien Obligations, and the rights of the holders of such Series of Second Lien Obligations (including the right to receive distributions in respect of such Series of Second Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Second Lien Obligations subject to such Impairment. Additionally, in the event the Second Lien Obligations of any Series are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code), any reference to such Second Lien Obligations or the Secured Credit Documents governing such Second Lien Obligations shall refer to such obligations or such documents as so modified.

(c) As used in this Agreement, the following terms have the meanings specified below:

“2016 Notes” means the Series B Second Priority Secured Notes due 2016 of the Company issued pursuant to the 2016 Notes Indenture, as amended, restated, supplemented or otherwise modified from time to time.

“2016 Notes Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“2016 Notes Documents” means the 2016 Notes Indenture, the 2016 Notes issued thereunder, the 2016 Notes Security Agreement and any security documents and other operative documents evidencing or governing the indebtedness thereunder, and the liens securing such indebtedness, including any agreement entered into for the purpose of securing the 2016 Notes Obligations.

“2016 Notes Indenture” means that certain Indenture dated as of November 30, 2011, among the Company, as issuer, the other Grantors identified therein, as guarantors, and Wells Fargo Bank, National Association, as trustee and as the 2016 Notes Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“2016 Notes Obligations” means all Obligations in respect of the 2016 Notes or arising under the 2016 Note Documents or any of them, including all fees and expenses of the 2016 Notes Collateral Agent thereunder.

“2016 Notes Secured Parties” means the 2016 Notes Collateral Agent and the other holders of the 2016 Notes Obligations.

“2016 Notes Security Agreement” means the Second Lien Security Agreement, dated as of September 30, 2011, as amended by Amendment No. 1, dated as of May 7, 2012, among the Grantors identified therein and the 2016 Notes Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Additional Collateral Agent” has the meaning assigned to such term in Article VI.

“Additional Second Lien Credit Documents” means the indentures or other agreements under which Additional Second Lien Obligations of any Series are issued or incurred and all other notes, instruments, agreements and other documents evidencing or governing Additional Second Lien Obligations of such Series or providing any guarantee, Lien or other right in respect thereof.

2

“Additional Second Lien Obligations” means all Obligations of the Company and the other Grantors that shall have been designated as such pursuant to Article VI.

“Additional Second Lien Secured Parties” means the holders of any Additional Second Lien Obligations and any agents or trustees for such holders.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Collateral Agent” means (i) until the earlier of (x) the Discharge of Term Loan Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Term Loan Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Term Loan Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Major Non-Controlling Collateral Agent.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Capital Stock” means, (i) in the case of a corporation, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Collateral” means all assets and properties subject to Liens created pursuant to any Second Lien Credit Document to secure one or more Series of Second Lien Obligations.

“Collateral Agent” means (i) in the case of any Term Loan Obligations or the Term Loan Secured Parties, the Term Loan Collateral Agent, (ii) in the case of the 2016 Notes Obligations or the 2016 Notes Secured Parties, the 2016 Notes Collateral Agent and (iii) in the case of any Series of Additional Second Lien Obligations or Additional Second Lien Secured Parties that become subject to this Agreement after the date hereof, the Additional Collateral Agent for such Series.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.

“Controlling Secured Parties” means, at any time with respect to any Shared Collateral, the Series of Second Lien Secured Parties whose Collateral Agent is the Applicable Collateral Agent for such Shared Collateral at such time.

“Credit Suisse” has the meaning assigned to such term in Section 5.14.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

3

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Second Lien Obligations, the date on which such Series of Second Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Term Loan Obligations” means, with respect to any Shared Collateral, the Discharge of the Term Loan Obligations with respect to such Shared Collateral; provided that the Discharge of Term Loan Obligations shall not be deemed to have occurred in connection with a Refinancing of such Term Loan Obligations with additional Second Lien Obligations secured by such Shared Collateral under an Other Second Lien Agreement which has been designated in writing by the Administrative Agent (under the Term Loan Agreement so Refinanced) to each other Collateral Agent as the “Term Loan Agreement” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Second Lien Credit Document.

“Grantors” means the Company, Holdings and each Subsidiary of Holdings that has granted a security interest pursuant to any Second Lien Credit Document to secure any Series of Second Lien Obligations.

“Holdings” means Travelport Limited, a company incorporated under the laws of Bermuda.

“Impairment” has the meaning assigned to such term in Section 1.01(b).

“Insolvency or Liquidation Proceeding” means: (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding or private or judicial foreclosure with respect to any Grantor or with respect to all or any material part of its assets (other than any liquidation, dissolution, reorganization, winding up or similar organizational change of any Subsidiary of Holdings permitted by the Secured Credit Documents), (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than any liquidation, dissolution, reorganization or winding up of any Subsidiary of Holdings permitted by the Secured Credit Documents) or (d) any material assignment for the benefit of creditors or any other marshalling of all or any material part of the assets and liabilities of any Grantor.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means each document, substantially in the form of Exhibit A hereto, required to be delivered by an Additional Collateral Agent pursuant to Article VI of this Agreement in order to create a Series of Additional Second Lien Obligations or a Refinancing of any Series of Second Lien Obligations and to add Additional Second Lien Secured Parties hereunder.

“Lien” means any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

4

“Major Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, the Collateral Agent of the Series of Other Second Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Other Second Lien Obligations with respect to such Shared Collateral at such time.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Conforming Plan of Reorganization” any Plan of Reorganization whose provisions are inconsistent with or in contravention of the provisions of this Agreement, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Sections 2.01, 2.02 and 2.05 hereof.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Collateral Agent that is not the Applicable Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date which is 360 days (throughout which 360 day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (i) an Event of Default (under and as defined in any Other Second Lien Credit Documents under which such Non-Controlling Collateral Agent is the Collateral Agent) and (ii) each other Collateral Agent’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (x) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an Event of Default (under and as defined in any Other Second Lien Credit Document under which such Non-Controlling Collateral Agent is the Collateral Agent) has occurred and is continuing and (y) the Second Lien Obligations of the Series with respect to which such Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other Second Lien Credit Documents; provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Applicable Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, at any time with respect to any Shared Collateral, the Second Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral at such time.

“Obligations” means with respect to any indebtedness, all obligations (whether absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

5

“Obligors” means Holdings, the Company and each of their Subsidiaries that is obligated under any 2016 Note Document or Second Lien Credit Document.

“Other Second Lien Credit Documents” means each of (i) the 2016 Notes Documents and (ii) the Additional Second Lien Credit Documents.

“Other Second Lien Obligations” means (i) the 2016 Notes Obligations and (ii) each Series of Additional Second Lien Obligations.

“Other Second Lien Secured Party” means (i) the 2016 Notes Secured Parties and (ii) the Additional Second Lien Secured Parties with respect to each Series of Additional Second Lien Obligations.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Possessory Collateral” means any Shared Collateral in the possession or control of any Collateral Agent (or its agents or bailees), to the extent that possession or control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meaning assigned to them in the New York UCC.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to amend, restate, supplement, waive, replace (whether or not upon termination, and whether with the original parties or otherwise), restructure, repay, refund, refinance or otherwise modify from time to time (including by means of any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the obligations under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof). “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Credit Documents” means (i) the Term Loan Documents and (ii) the Other Second Lien Credit Documents.

“Second Lien Obligations” means, collectively, (i) the Term Loan Obligations and (ii) each Series of Other Second Lien Obligations.

“Second Lien Secured Parties” means (i) the Term Loan Secured Parties and (ii) the Other Second Lien Secured Parties with respect to each Series of Other Second Lien Obligations.

“Series” means (a) with respect to the Second Lien Secured Parties, each of (i) the Term Loan Secured Parties (in their capacities as such), (ii) the 2016 Notes Secured Parties (in their capacity as such) and (iii) the Additional Second Lien Secured Parties that become subject to this Agreement after the date

6

hereof that are represented by an Additional Collateral Agent (in its capacity as such for such Additional Second Lien Secured Parties) and (b) with respect to any Second Lien Obligations, each of (i) the Term Loan Obligations, (ii) the 2016 Notes Obligations and (iii) the Additional Second Lien Obligations incurred pursuant to any Additional Second Lien Credit Document, which pursuant to any Joinder Agreement, are to be represented hereunder by an Additional Collateral Agent (in its capacity as such for such Additional Second Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Second Lien Obligations (or the applicable Collateral Agent on behalf of such holders) hold a valid and perfected security interest or Lien at such time. If more than two Series of Second Lien Obligations are outstanding at any time and the holders of less than all Series of Second Lien Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Second Lien Obligations that hold a valid and perfected security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest or Lien in such Collateral at such time.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Term Loan Collateral Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Term Loan Agreement” means that certain Second Lien Credit Agreement, dated as of March 11, 2013, among the Company, as borrower, certain of the Grantors identified therein, as guarantors, the lending institutions from time to time party thereto as lenders and Credit Suisse AG, as the administrative agent and as the Term Loan Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Term Loan Documents” means the Term Loan Agreement, the Term Loan Security Agreement and any security documents and other operative documents evidencing or governing the indebtedness thereunder, and the liens securing such indebtedness, including any agreement entered into for the purpose of securing the Term Loan Obligations.

“Term Loan Obligations” means all Obligations arising under the Term Loan Documents or any of them, including all fees and expenses of the Term Loan Collateral Agent thereunder.

“Term Loan Secured Parties” means the Term Loan Collateral Agent and the other holders of the Term Loan Obligations.

7

“Term Loan Security Agreement” means the Second Lien Security Agreement, dated as of April [    ], 2013, among the Grantors identified therein and the Term Loan Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Second Lien Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing, and the Applicable Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor, or any Second Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Second Lien Secured Party (or received by the Applicable Collateral Agent or any Second Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral) and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Second Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied by the Applicable Collateral Agent in the order specified below:

FIRST, to the payment of all amounts owing to each Collateral Agent including all fees owed to them in connection with such collection or sale or otherwise in connection with this Agreement, any Second Lien Credit Document or any of the Second Lien Obligations and all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agents hereunder or under any other Second Lien Credit Document and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Second Lien Credit Document;

SECOND, to the payment in full of the Second Lien Obligations (the amounts so applied to be distributed among the Second Lien Secured Parties pro rata in accordance with the respective amounts of the Second Lien Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Second Lien Secured Party and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) has a lien or security interest that is junior in priority to the security interest of any Series of Second Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Second Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Second Lien Obligations with respect to which such Impairment exists.

8

(b) It is acknowledged that the Second Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Second Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Second Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each Second Lien Secured Party hereby agrees that the Liens securing each Series of Second Lien Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, (i) notwithstanding Section 2.01, only the Applicable Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). No Non-Controlling Collateral Agent shall, and no Non-Controlling Secured Party shall instruct any Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, Shared Collateral (including with respect to any intercreditor agreement with respect to Shared Collateral), whether under any Second Lien Credit Document, applicable law or otherwise, it being agreed that only the Applicable Collateral Agent, acting in accordance with the Second Lien Credit Documents of the Controlling Secured Parties (including, without limitation, acting at the direction of the requisite Controlling Secured Parties in accordance with the applicable Second Lien Credit Documents), shall be entitled to take any such actions or exercise any remedies with respect to Shared Collateral at such time.

(b) Notwithstanding the equal priority of the Liens, the Applicable Collateral Agent may deal with the Shared Collateral as if such Applicable Collateral Agent had a senior and exclusive Lien on such Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent or the Controlling Secured Parties or any other exercise by the Applicable Collateral Agent or the Controlling Secured Parties of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Collateral Agent to do so.

(c) The Applicable Collateral Agent shall have the exclusive right on behalf of all Second Lien Secured Parties in any Insolvency or Liquidation Proceeding to credit bid for the Shared Collateral using all or a pro rata portion of the Second Lien Obligations as consideration so long as the equity and/or assets distributed to the Second Lien Secured Parties as a result of any such successful credit bid are distributed on pro rata basis. In any Insolvency or Liquidation Proceeding or other transaction involving the sale or other disposition of Shared Collateral, except as provided in the immediately preceding sentence, no Second Lien Secured Party may credit bid for Shared Collateral.

(d) The foregoing shall not be construed to limit the rights and priorities of any Second Lien Secured Party, or any Collateral Agent with respect to any Collateral not constituting Shared Collateral.

9

SECTION 2.03 No Interference; Payment Over.

(a) Each Second Lien Secured Party agrees that (i) it will not (and hereby waives any right to) challenge or question in any proceeding the validity or enforceability of any Second Lien Obligations of any Series or any Second Lien Credit Document or the validity, attachment, perfection or priority of any Lien under any Second Lien Credit Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Second Lien Secured Party from challenging or questioning the validity or enforceability of any Second Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Collateral Agent or any other Second Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Applicable Collateral Agent or any other Second Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Collateral Agent or any other Second Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of any Collateral Agent or any other Second Lien Secured Party shall be liable for any action taken or omitted to be taken by such Collateral Agent or other Second Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Collateral Agent or any other Second Lien Secured Party to enforce this Agreement.

(b) Each Second Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any Shared Collateral, pursuant to any Second Lien Credit Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Second Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Second Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed by the Applicable Collateral Agent in accordance with the provisions of Section 2.01(a).

SECTION 2.04 Automatic Release of Liens Upon Enforcement.

(a) If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Applicable Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Applicable Collateral Agent for the benefit of each Series of Second Lien Secured Parties upon such Shared Collateral will automatically be released and discharged

10

upon final conclusion of a foreclosure proceeding as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall remain subject to the Liens in favor of the Second Lien Secured Parties and shall be applied pursuant to Section 2.01.

(b) If, in connection with any sale, lease, exchange, transfer or other disposition of any Shared Collateral permitted under the terms of the Second Lien Credit Documents in effect on the date hereof, the Applicable Collateral Agent, on behalf of itself and the other Controlling Secured Parties, releases any of its Liens on any part of the Shared Collateral, the Lien of the Non-Controlling Secured Parties or the Non-Controlling Agents for the benefit of the Non-Controlling Secured Parties on such Shared Collateral (but not on any proceeds of such Shared Collateral) shall be automatically and unconditionally released with no further consent or action of any Person.

(c) Each Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section. Each Non-Controlling Agent, on behalf of itself and the other Non-Controlling Secured Parties it represents, hereby irrevocably constitutes and appoints the Applicable Collateral Agent and any officer or agent of the Applicable Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Person or in the Applicable Collateral Agent’s own name, from time to time in the Applicable Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section, to take any and all appropriate action and to execute any and all releases, documents and instruments which may be necessary to accomplish the purposes of this Section, including any financing statements, mortgage releases, intellectual property releases, endorsements or other instruments of transfer or release.

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against Holdings or any of its Subsidiaries.

(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Second Lien Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Collateral Agent shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Second Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Second Lien Obligations of the Controlling Secured Parties, each Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Second Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Second Lien Secured Parties (other than any Liens of the Second Lien

11

Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Second Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any Second Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the Second Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Second Lien Obligations, such amount is applied pursuant to Section 2.01(a), and (D) if any Second Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01(a); provided that the Second Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Second Lien Secured Parties of such Series or its Collateral Agent that shall not constitute Shared Collateral; and provided, further, that the Second Lien Secured Parties receiving adequate protection shall not object to any other Second Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such Second Lien Secured Parties in connection with a DIP Financing or use of cash collateral. As between the Term Loan Secured Parties, nothing in this Section 2.05(b) is intended to, or shall, supersede or modify the rights and obligations of the Term Loan Secured Parties set forth in Section 10.25(f) of the Term Loan Agreement.

(c) In any Insolvency or Liquidation Proceeding, none of the Non-Controlling Secured Parties or Non-Controlling Collateral Agents shall be entitled to oppose (or shall oppose) (i) any sale or disposition of any assets of any of the Grantors or (ii) any procedure governing the sale or disposition of any assets of any of the Grantors, in each case that is supported by the Applicable Collateral Agent, and the Non-Controlling Secured Parties and the Non-Controlling Collateral Agents will be deemed to have consented under Section 363 of the Bankruptcy Code to any sale, and any procedure for sale (and in each case any motion in support hereof), supported by the Applicable Collateral Agent and to have released (and to have consented to the release of) their Liens in such assets so long as and to the extent that (A) the Controlling Secured Parties shall have likewise released their Liens and (B) the Liens of the Second Lien Secured Parties shall attach to the proceeds of any Collateral sold or disposed of in the priorities set forth herein. For the avoidance of doubt, and without limitation of the generality of the foregoing, in any Insolvency or Liquidation Proceeding, the Non-Controlling Secured Parties irrevocably waive any right to object to any sale, or any procedure for sale, or any motion for sale or for bid procedures regarding the sale, of any Shared Collateral under Section 363 of the Bankruptcy Code on the grounds of inadequate time for marketing of such asset, inopportune time for sale of such asset (based on market conditions or otherwise), inadequate purchase price/value to be received for such asset, or any expense reimbursement, break-up fee or other condition or covenant contained in any stalking horse bid for such asset.

(d) Nothing contained herein shall prohibit or in any way limit the Applicable Collateral Agent, or any Controlling Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Non-Controlling Secured Party or Non-Controlling Collateral Agent, including the seeking by any Non-Controlling Secured Party of adequate protection or the asserting by any Non-Controlling Secured Party or Non-Controlling Collateral Agent of any of its rights and remedies under the Second Lien Credit Documents or otherwise.

(e) No Non-Controlling Secured Party shall oppose or seek to challenge any claim by the Applicable Collateral Agent or any Controlling Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of claims consisting of post-petition interest, fees or expenses to the extent of the value of any Lien on the Collateral.

12

(f) Each Series of Second Lien Secured Parties, in each case in such capacity, shall be entitled to vote to accept or reject any Plan of Reorganization in connection with any Insolvency or Liquidation Proceeding so long as such Plan of Reorganization is a Conforming Plan of Reorganization and shall be entitled to vote to reject any such Plan of Reorganization that is a Non-Conforming Plan of Reorganization; provided that each Non-Controlling Agent, on behalf of itself and the other Non-Controlling Secured Parties it represents, agrees that none of the Non-Controlling Secured Parties it represents, in such capacity, shall be entitled to take any action or vote in any way that supports any Non-Conforming Plan of Reorganization or to object to a Plan of Reorganization to which the requisite Controlling Secured Parties have consented on the grounds that any sale of Collateral thereunder or pursuant thereto is for inadequate consideration, or that the sale process in respect thereof was inadequate. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization by any Non-Controlling Secured Party, in such capacity, shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the Applicable Collateral Agent shall be entitled (and hereby authorized by the Non-Controlling Secured Parties) to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any such Non-Conforming Plan of Reorganization withdrawn.

(g) None of the Non-Controlling Collateral Agents or Non-Controlling Secured Parties will sponsor, fund or otherwise facilitate, or support or vote in favor of in an Insolvency or Liquidation Proceeding, any Plan of Reorganization that does not contemplate the payment in full, in cash of the Second Lien Obligations upon the effective date of such Plan of Reorganization unless the Applicable Collateral Agent shall have otherwise consented.

SECTION 2.06 Reinstatement. In the event that any of the Second Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Second Lien Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As between the Second Lien Secured Parties, the Applicable Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings. Subject to Section 2.10, the Second Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Second Lien Credit Document) of any Second Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Collateral Agent of the holders of any such Refinancing indebtedness (if not already a party hereto in such capacity) shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) Each Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession or control, as gratuitous bailee for the benefit of each other Second Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Second Lien Credit Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Second Lien Secured Party for purposes of perfecting the Lien held by such Second Lien Secured Parties therein.

13

ARTICLE III

Existence and Amounts of Liens and Obligations

Whenever the Applicable Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Second Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the Second Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Collateral Agent and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Applicable Collateral Agent shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Applicable Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Second Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

The Applicable Collateral Agent

SECTION 4.01 Appointment and Authority.

(a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Applicable Collateral Agent, except that each Applicable Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Applicable Collateral Agent shall be entitled, for the benefit of the Second Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Second Lien Credit Documents, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Second Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Collateral Agent or any other Second Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Second Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Second Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the

14

Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Second Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or any other Second Lien Secured Party of any other Series arising out of (i) any actions which any Collateral Agent or any Second Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Second Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Second Lien Credit Documents or any other agreement related thereto or to the collection of the Second Lien Obligations or the valuation, use, protection or release of any security for the Second Lien Obligations, (ii) any election by any Applicable Collateral Agent or any holders of Second Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, any Grantor, as debtor-in-possession.

SECTION 4.02 Rights as a Secured Party. The Person serving as the Applicable Collateral Agent hereunder shall have the same rights and powers in its capacity as a Second Lien Secured Party under any Series of Second Lien Obligations that it holds as any other Second Lien Secured Party of such Series and may exercise the same as though it were not the Applicable Collateral Agent and the term “Second Lien Secured Party” or “Second Lien Secured Parties” or (as applicable) “2016 Notes Secured Party,” “2016 Notes Secured Parties,” “Term Loan Secured Party,” “Term Loan Secured Parties,” “Additional Second Lien Secured Party,” “Additional Second Lien Secured Parties,” “Other Second Lien Secured Party” or “Other Second Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Collateral Agent hereunder in its individual capacity. Such Person and its affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary of a Grantor or other affiliate thereof as if such Person were not the Applicable Collateral Agent hereunder and without any duty to account therefor to any other Second Lien Secured Party.

SECTION 4.03 Exculpatory Provisions.

(a) No Collateral Agent shall have any duties or obligations under this Agreement except those expressly set forth herein. Without limiting the generality of the foregoing, each Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that such Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its affiliates that is communicated to or obtained by the entities serving as a Collateral Agent or any of its affiliates in any capacity;

15

(iv) shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement. Each Collateral Agent shall be deemed not to have knowledge of any default or Event of Default under any Series of Second Lien Obligations unless and until notice describing such default or Event of Default and referencing the applicable agreement is given to such Collateral Agent at the address provided in Section 5.01 by the Collateral Agent of such Second Lien Obligations or a Grantor;

(v) shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any Second Lien Credit Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance by any other Person of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Second Lien Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Second Lien Credit Documents, (5) the value or the sufficiency of any Collateral for any Series of Second Lien Obligations or (6) the satisfaction of any condition set forth in any Second Lien Credit Document, other than to confirm receipt of items expressly required to be delivered to such Collateral Agent;

(vi) shall not be required to expend, advance or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in any of the Second Lien Credit Documents or in the exercise of any of its rights or powers here-under or under any of the Second Lien Credit Documents unless it is indemnified to its satisfaction and the Collateral Agent shall have no liability to any person for any loss occasioned by any delay in taking or failure to take any such action while it is awaiting an indemnity satisfactory to it;

(vii) need not segregate money held in trust hereunder from other funds except to the extent required by law. No Collateral Agent shall be liable for interest on any money received by it hereunder except as otherwise agreed in writing; and

(viii) beyond the exercise of reasonable care in the custody thereof, no Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and no Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.

(b) Upon any payment or distribution of assets hereunder, the Collateral Agents and the Second Lien Secured Parties shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which an Insolvency or Liquidation Proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution in the Insolvency or Liquidation Proceeding, delivered to any Collateral Agent, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

16

(c) In the event that, following a foreclosure in respect of any Collateral, the Applicable Collateral Agent acquires title to any portion of such Collateral or takes any managerial action of any kind in regard thereto in order to carry out any fiduciary or trust obligation for the benefit of another, which may cause the Applicable Collateral Agent to be considered an “owner or operator” under the provisions of CERCLA or otherwise cause the Applicable Collateral Agent to incur liability under CERCLA or any other Federal, state or local law, the Applicable Collateral Agent reserves the right, instead of taking such action, to either resign as the Applicable Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

(d) The rights and protections of the Collateral Agents set forth herein shall also be applicable to each Collateral Agent in its roles as mortgagee, beneficiary, pledgee or any of its other roles (including as Collateral Agent) under the Second Lien Credit Documents.

SECTION 4.04 Reliance by Collateral Agents. Each Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Collateral Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Collateral Agent may consult with legal counsel (who may be counsel for the Company, a Collateral Agent or counsel of its choice), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05 Delegation of Duties. Any Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Second Lien Credit Document by or through any one or more sub-agents, delegates or attorneys-in-fact appointed by such Collateral Agent and shall not be responsible for acts or omissions of any such sub-agents, delegates or attorneys-in-fact appointed by it with due care. Any Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its respective affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the affiliates of any Collateral Agent and any such sub-agent.

It is the purpose of this Section that there shall be no violation of any law of any jurisdiction (including particularly the law of any sovereign state) denying or restricting the right of the Applicable Collateral Agent to transact business or bring legal proceedings in such jurisdiction. It is recognized that in case of litigation under this Agreement, and in particular in case of the enforcement thereof on default, or in the case the Applicable Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Applicable Collateral Agent or hold title to the proper-ties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Applicable Collateral Agent appoint an individual or institution as a collateral agent or agent. The following provisions of this Section are adopted to these ends.

In the event that the Applicable Collateral Agent appoints an additional individual or institution as a collateral agent or agent, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Agreement to be exercised by or

17

vested in or conveyed to the Applicable Collateral Agent with respect thereto shall be exercisable by and vest in such separate collateral agent or agent but only to the extent necessary to enable such collateral agent or agent to exercise such powers, rights and remedies.

SECTION 4.06 Non-Reliance on Collateral Agent and other Secured Parties. Each Second Lien Secured Party acknowledges that it has, independently and without reliance upon any Collateral Agent or any other Second Lien Secured Party or any of their affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Second Lien Credit Documents. Each Second Lien Secured Party also acknowledges that it will, independently and without reliance upon any Collateral Agent or any other Second Lien Secured Party or any of their affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Second Lien Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.07 Indemnity. The Company, failing which the other Grantors, shall reimburse the Applicable Collateral Agent (which, for purposes of this Section, shall include its officers, directors, employees, agents, delegates, counsel and any receiver appointed under this Agreement) upon request for all properly incurred, reasonable and documented out-of-pocket expenses incurred or made by it in connection with this Agreement. Such expenses shall include the properly incurred, reasonable and documented compensation and expenses, disbursements and advances of the Applicable Collateral Agent’s agents, delegates, counsel, accountants and experts and any receiver appointed by the Applicable Collateral Agent. The Grantors jointly and severally shall indemnify the Applicable Collateral Agent (which for purposes of this Section shall include its officers, directors, employees, agents delegates and counsel and any receiver appointed under this Agreement) against any and all loss, liability, claim, taxes, costs, damage or expense (including properly incurred, reasonable and documented attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of the Applicable Collateral Agent’s performance of its duties hereunder and under applicable law, including the costs and expenses of enforcing this Agreement and any Collateral hereunder and defending itself against or investigating any claim. The obligation to pay such amounts shall survive the payment in full or defeasance of the Second Lien Obligations or the removal or resignation of any such Applicable Collateral Agent. The Applicable Collateral Agent shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve any Grantor of its indemnity obligations hereunder. The Company may defend the claim and such Applicable Collateral Agent shall provide reasonable cooperation in the defense thereof. The Company or the other Grantors, as applicable, shall pay the properly incurred, reasonable and documented fees and expenses of one primary counsel (and, if reasonably necessary, one local counsel in each relevant jurisdiction) for the Applicable Collateral Agent. The Company and the other Grantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Applicable Collateral Agent through such Applicable Collateral Agent’s own willful misconduct or gross negligence. No provision of this Agreement require the Applicable Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction. The provisions of this Section 4.07 shall survive the termination of this Agreement or the resignation or removal of any Applicable Collateral Agent.

18

ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by facsimile, or sent to the e-mail address of the applicable recipient specified below (or the email address of a representative of the applicable recipient designated by such recipient from time to time to the parties hereto), as follows:

(a)	if to the Term Loan Collateral Agent, to it at:

Credit Suisse AG

Eleven Madison Avenue

New York, New York 10010

Attention: Sean Portrait

Facsimile: (212) 322-2291

E-mail: agency.loanops@creditsuisse.com

(b)	if to the 2016 Notes Collateral Agent, to it at:

Wells Fargo Bank, National Association

625 Marquette Avenue, 11th Floor

MAC N9311-115

Minneapolis, MN 55479

Attention: Corporate Trust Services – Travelport Administrator

Facsimile: (612) 667-2160

E-mail: Richard.h.prokosch@wellsfargo.com

(c) if to any Additional Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or email or on the date that is five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01.

SECTION 5.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this

19

Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Collateral Agent (and, to the extent any Grantor’s rights are adversely affected in any material respect, by the Company).

(c) Notwithstanding the foregoing, without the consent of any Second Lien Secured Party, any Additional Collateral Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Article VI and upon such execution and delivery, such Additional Collateral Agent and the Additional Second Lien Secured Parties and Additional Second Lien Obligations of the Series for which such Additional Collateral Agent is acting shall be subject to the terms hereof.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or PDF via electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. Signatures of the parties hereto transmitted by facsimile or PDF via electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 5.08 Submission to Jurisdiction; Waivers. Each Collateral Agent, on behalf of itself and the Second Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Second Lien Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the state and federal courts located in New York County and appellate courts from any thereof;

20

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Collateral Agent) at the address referred to in 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Second Lien Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Second Lien Credit Documents, the provisions of this Agreement shall control.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are intended solely for the purpose of defining the relative rights of the Second Lien Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.01(a), 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Term Loan Agreement or any Other Second Lien Agreements), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.01(a), 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Integration. This Agreement together with the other Second Lien Credit Documents represents the agreement of each of the Grantors and the Second Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent, any or any other Second Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Second Lien Credit Documents.

21

SECTION 5.14 Collateral Agents. It is understood and agreed that Credit Suisse AG (acting through such of its branches or affiliates as it may deem appropriate) (“Credit Suisse”), is entering into this Agreement in its capacity as collateral agent under the Term Loan Agreement, and the provisions of Article IX and Article X of the Term Loan Agreement applicable to Credit Suisse, as collateral agent thereunder shall also apply to Credit Suisse, as Term Loan Collateral Agent hereunder.

SECTION 5.15 Obligations of the Obligors. Each Obligor agrees that it shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any other party hereto may reasonably request to effect the terms of this Agreement. Each of Holdings and the Company shall cause each of its Subsidiaries that becomes an Obligor to execute and deliver a counterpart of and become a party to this Agreement.

ARTICLE VI

Additional Second Lien Obligations

The Company may, at any time and from time to time, subject to any limitations contained in the Second Lien Credit Documents in effect at such time, designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Company or any other Grantor that would, if such Liens were granted, constitute Shared Collateral as “Additional Second Lien Obligations” by delivering to each Collateral Agent at such time a certificate signed on behalf of the Company by the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company (an “Officer’s Certificate”):

(a) describing the indebtedness and other obligations being designated as Additional Second Lien Obligations, and including a statement of the maximum aggregate outstanding principal amount (and commitment, if applicable) of such indebtedness as of the date of such certificate;

(b) setting forth the Additional Second Lien Credit Documents under which such Additional Second Lien Obligations are issued or incurred or the guarantees of such Additional Second Lien Obligations are, or are to be, created, and attaching copies of such Additional Second Lien Credit Documents as each Grantor has executed and delivered to the Person that serves as the administrative agent, trustee or a similar representative for the holders of such Additional Second Lien Obligations (such Person being referred to as the “Additional Collateral Agent”) with respect to such Additional Second Lien Obligations on the closing date of such Additional Second Lien Obligations, certified as being true and complete by an Officers’ Certificate;

(c) identifying the Person that serves as the Additional Collateral Agent;

(d) certifying that the incurrence of such Additional Second Lien Obligations, the creation of the Liens securing such Additional Second Lien Obligations and the designation of such Additional Second Lien Obligations as “Additional Second Lien Obligations” hereunder do not violate or result in a default under any provision of any Second Lien Credit Documents in effect at such time;

(e) certifying that the Additional Second Lien Credit Documents authorize the Additional Collateral Agent to become a party hereto by executing and delivering a Joinder Agreement and provide that upon such execution and delivery, such Additional Second Lien Obligations and the holders thereof shall become subject to and bound by the provisions of this Agreement; and

22

(f) attaching a written opinion from legal counsel indicating that the incurrence of indebtedness and other obligations being designated as Additional Second Lien Obligations does not conflict with the 2016 Notes Indenture or the Term Loan Agreement.

(g) attaching a fully completed Joinder Agreement executed and delivered by the Additional Collateral Agent.

Upon the delivery of such certificate and the related attachments as provided above, the obligations designated in such notice as “Additional Second Lien Obligations” shall become Additional Second Lien Obligations for all purposes of this Agreement.

[Remainder of this page intentionally left blank.]

23

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CREDIT SUISSE AG, as Term Loan Collateral Agent

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as 2016 Notes Collateral Agent

By:
Name:
Title:

Signature Page to the Consent of the Company to the Pari Passu Second Lien Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Obligors

TRAVELPORT LLC, as the Company

By:
Name:
Title:

TRAVELPORT LIMITED, as Holdings

By:
Name:
Title:

WALTONVILLE LIMITED, as Intermediate Parent

By:
Name:
Title:

TDS INVESTOR (LUXEMBOURG) S.À R.L., as TDS Intermediate Parent

By:
Name:
Title:

25

GALILEO INTERNATIONAL TECHNOLOGY, LLC
GALILEO ASIA, LLC
GALILEO LATIN AMERICA, LLC
GALILEO TECHNOLOGIES LLC
OWW2, LLC
TRAVEL INDUSTRIES, INC.
TDS INVESTOR (LUXEMBOURG) S.À R.L.
TRAVELPORT FINANCE MANAGEMENT LLC
TRAVELPORT HOLDINGS, INC.
TRAVELPORT HOLDINGS, LLC
TRAVELPORT INC.
TRAVELPORT INTERNATIONAL SERVICES, INC.
TRAVELPORT INVESTOR LLC
TRAVELPORT OPERATIONS, INC.
TRAVELPORT NORTH AMERICA, INC.
TRAVELPORT SERVICES LLC
WALTONVILLE LIMITED
WORLDSPAN BBN HOLDINGS, LLC
WORLDSPAN DIGITAL HOLDINGS, LLC
WORLDSPAN IJET HOLDINGS, LLC
WORLDSPAN LLC
WORLDSPAN OPENTABLE HOLDINGS, LLC
WORLDSPAN S.A. HOLDINGS II, L.L.C.
WORLDSPAN SOUTH AMERICAN HOLDINGS LLC
WORLDSPAN STOREMAKER HOLDINGS, LLC
WORLDSPAN TECHNOLOGIES INC.
WORLDSPAN VIATOR HOLDINGS, LLC
WORLDSPAN XOL LLC
WS FINANCING CORP.

By:
Name:
Title:

TRAVELPORT, LP
By: TRAVELPORT HOLDINGS, LLC, as General Partner

By:
Name:
Title:

26

EXHIBIT A

[FORM OF] JOINDER AGREEMENT TO

PARI PASSU SECOND LIEN INTERCREDITOR AGREEMENT

Reference is made to the Pari Passu Intercreditor Agreement, dated as of April [    ], 2013, between Wells Fargo Bank, National Association, as 2016 Notes Collateral Agent and Credit Suisse AG, as Term Loan Collateral Agent (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The Company and the other Grantors propose to issue or incur “Additional Second Lien Obligations” designated by the Company as such in accordance with Article VI of the Intercreditor Agreement in an Officers’ Certificate delivered concurrently herewith to the Collateral Agents (the “Additional Second Lien Obligations”). The Person identified in the signature pages hereto as the “Additional Collateral Agent” (the “Additional Collateral Agent”) will serve as the collateral agent, trustee or a similar representative for the holders of the Additional Second Lien Obligations (the “Additional Second Lien Secured Parties”).

The Additional Collateral Agent wishes, in accordance with the provisions of the Intercreditor Agreement, to become a party to the Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Additional Second Lien Secured Parties, the rights and obligations of an “Additional Collateral Agent” and “Second Lien Secured Parties” thereunder.

Accordingly, the Additional Collateral Agent, for itself and on behalf of the Additional Second Lien Secured Parties for which it is acting, and the Company agree as follows, for the benefit of the existing Collateral Agents and the existing Second Lien Secured Parties:

1. Accession to the Intercreditor Agreement. The Additional Collateral Agent hereby (a) accedes and becomes a party to the Intercreditor Agreement as an “Additional Collateral Agent”, (b) agrees, for itself and on behalf of the Additional Second Lien Secured Parties, to all the terms and provisions of the Intercreditor Agreement and (c) acknowledges and agrees that (i) the Additional Second Lien Obligations and Liens on any Collateral securing the same shall be subject to the provisions of the Intercreditor Agreement and (ii) the Additional Collateral Agent and the Additional Second Lien Secured Parties shall have the rights and obligations specified under the Intercreditor Agreement with respect to a “Collateral Agent” and a “Second Lien Secured Party”, respectively, and shall be subject to and bound by the provisions of the Intercreditor Agreement.

2. Representations and Warranties of the Additional Collateral Agent. The Additional Collateral Agent represents and warrants to the existing Collateral Agents and the existing Second Lien Secured Parties that (a) it has full power and authority to enter into this Joinder Agreement, in its capacity as the Additional Collateral Agent, (b) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, and (c) the Additional Second Lien Credit Documents relating to the Additional Second Lien Obligations provide that, upon the Additional Collateral Agent’s execution and delivery of this Joinder Agreement, (i) the Additional Second Lien Obligations and Liens on any Collateral securing the same shall be subject to the provisions of the Intercreditor Agreement and (ii) the Additional Collateral Agent and the Additional Second Lien Secured Parties shall have the rights and obligations specified therefor under, and shall be subject to and bound by the provisions of, the Intercreditor Agreement.

3. Parties in Interest. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

4. Address of Additional Collateral Agent. The address of the Additional Collateral Agent in respect of the Additional Second Lien Obligations for purposes of all notices and other communications hereunder and under the Intercreditor Agreement is:

[                    ]

[                    ]

[                    ]

Attention: [                    ]

Facsimile: [                    ]

E-mail: [                    ]

5. Counterparts. This Joinder Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile or PDF via electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement. Signatures of the parties hereto transmitted by facsimile or PDF via electronic transmission shall be deemed to be their original signatures for all purposes.

6. Governing Law. THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the Additional Collateral Agent has caused this Joinder Agreement to be duly executed by its authorized representative, and the Company has caused the same to be accepted by its authorized representative, as of the day and year first above written.

[ADDITIONAL COLLATERAL AGENT]

By:
Name:
Title:

Acknowledged and agreed:

TRAVELPORT LLC

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as 2016 Notes Collateral Agent

By:
Name:
Title:

CREDIT SUISSE AG, as Term Loan Collateral Agent

By:
Name:
Title:

EXHIBIT J

TRANCHE 2 LENDER JOINDER AGREEMENT

Reference is made to the Second Lien Credit Agreement, dated as of March 11, 2013 (as amended, supplemented or otherwise modified prior to the Closing Date, the “Credit Agreement”), among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda, TRAVELPORT LLC, a Delaware corporation, WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar, TDS INVESTOR (LUXEMBOURG) S.À R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg, CREDIT SUISSE AG, as Administrative Agent and Collateral Agent, and each lender from time to time party thereto.

SECTION 1.01. Defined Terms. Capitalized terms not defined herein (including in the caption hereto) shall have the meanings ascribed to them in the Credit Agreement.

SECTION 1.02. Joinder. (a) By execution of this Tranche 2 Lender Joinder Agreement (this “Joinder”), the undersigned (the “Joining Party”) shall, on the date on which the conditions set forth in Section 1.04 have been satisfied (such date, the “Joinder Effective Date”), become a Lender of Tranche 2 Loans under the Credit Agreement in an amount of Tranche 2 Loans such Joining Party is entitled to receive pursuant to the Exchange Offers in respect of its Notes (as defined below).

(b) The Joining Party, by execution of this Joinder, hereby agrees to all the terms and provisions of the Credit Agreement applicable to it as a Tranche 2 Initial Lender as if such Joining Party has been a party to the Credit Agreement on the Effective Date.

SECTION 1.03. Representations and Warranties. By execution of this Joinder, the Joining Party hereby represents and warrants:

(a) that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms;

(b) that it has furnished (or, prior to the Closing Date, will furnish) to the Administrative Agent all information requested by it in connection with its determination that such Joining Party is eligible to become a Tranche 2 Initial Lender, including all documentation and other information requested by it in connection with “know your customer” and anti-money laundering rules and regulations;

(c) that set forth on Schedule A hereto, opposite the name of such Joining Party, is the amount of Series B Second Priority Senior Notes due 2016 (the “Notes”) tendered by such Joining Party in the Exchange Offers (and by accounts and/or sub-accounts that are commonly administered, advised or managed, or similarly affiliated with such Joining Party) and the individual Voluntary Offer Instruction Number (each , a “VOI Number”) corresponding to the tender of such notes through The Depository Trust Company’s Automated Tender Offer Program (e.g., “ATOP”).

SECTION 1.04. Conditions. The Joinder Effective Date is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

(a) The Administrative Agent shall have determined that the Joining Party is eligible to be a Tranche 2 Initial Lender under the Credit Agreement.

(b) The Administrative Agent shall have executed a counterpart signature page to this Joinder and delivered it to the Joining Party.

SECTION 1.04. Applicable Law. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 1.06. Counterparts. This Joinder may be executed in one or more counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Joinder by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 1.07. Headings. The Section headings used herein are for convenience of reference only, are not part of this Joinder and are not to affect the construction of, or to be taken into consideration in interpreting, this Joinder.

THE TRANCHE 2 LOANS UNDER THE CREDIT AGREEMENT ARE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME. BEGINNING NO LATER THAN 10 DAYS AFTER THE CLOSING DATE, THE LENDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH TRANCHE 2 LOANS BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE FOLLOWING ADDRESS: 300 GALLERIA PARKWAY, ATLANTA, GA 30339, ATTENTION OF CHIEF FINANCIAL OFFICER (FAX NO. (770) 563-7878)

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Joinder as of the day and year first above written.

TRAVELPORT LLC,

By
Name:
Title:

[Signature Page to Tranche 2 Lender Joinder Agreement]

SIGNATURE PAGE TO

JOINDER

TO THE CREDIT AGREEMENT OF

TRAVELPORT LLC

[NAME OF INSTITUTION]

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Date:

Name of Fund Manager (if any):

[Signature Page to Tranche 2 Lender Joinder Agreement]

Accepted and agreed:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Tranche 2 Lender Joinder Agreement]

Schedule A

	Amount of Notes Tendered[1]	VOI Numbers
[JOINING PARTY NAME][2]	$
$
$
$
$
$
$
$

[1]	Amount should be set forth prior to giving effect to the March 31, 2013 interest payments.
[2]	To include amounts of Notes tendered (and corresponding VOI Numbers) by the Joining Party and by all accounts and/or sub-accounts commonly administered, advised or managed, or similarly affiliated with the Joining Party.

SCHEDULE 1.01B — UNRESTRICTED SUBSIDIARIES

Entity
eNett International (Austria) GmbH
eNett International (Jersey) Limited
eNett International (Netherlands) BV
eNett International (NZ) Ltd
eNett International Pte. Ltd
eNett International (Singapore) Pte Ltd
eNett International (UK) Ltd.
eNett International USA, LLC
eNett Services Pte. Ltd.
PSP Corporation Pty Ltd
PSP-eNett Pty Ltd
Travel Service Fees Pty Ltd

SCHEDULE 2.01A — TRANCHE 1 COMMITMENTS

Tranche 1 Lender	Amount
Credit Suisse AG	$630,000,000

Total	$630,000,000

SCHEDULE 2.01B — TRANCHE 2 COMMITMENTS

[May be amended until 10 Business Days after Closing Date]

Tranche 2 Lender	Amount

SCHEDULE 4.01(a) — CERTAIN SECURITY INTERESTS AND GUARANTEES

•

Security Agreement, dated on or about the Closing Date, among Travelport LLC, Travelport Limited, Waltonville Limited, TDS Investor (Luxembourg) S.à r.l., certain other Subsidiaries of Holdings identified therein and Credit Suisse AG, as Collateral Agent

•

Intellectual Property Security Agreement, dated on or about the Closing Date, among Travelport LLC, Travelport Limited, Waltonville Limited, TDS Investor (Luxembourg) S.à r.l., certain other Subsidiaries of Holdings identified therein and Credit Suisse AG, as Collateral Agent

•

Guaranty, dated on or about the Closing Date, among Travelport Limited, Waltonville Limited, TDS Investor (Luxembourg) S.à r.l., certain other Subsidiaries of Holdings identified therein and Credit Suisse AG, as Collateral Agent

•	Share Charge, dated on or about the Closing Date, made by Travelport Limited in favor of Credit Suisse AG, as Collateral Agent, over the shares of Travelport (Bermuda) Ltd.

•	Mortgage of Shares of Waltonville Limited, dated on or about the Closing Date, between Holdings, as charger, Waltonville Limited and Credit Suisse AG, as Collateral Agent

•

Share Pledge Agreement, dated on or about the Closing Date, between Waltonville Limited, as pledgor, and Credit Suisse AG, as Collateral Agent, and in the presence of TDS Investor (Luxembourg) S.à r.l.

SCHEDULE 5.05 — CERTAIN LIABILITIES

None.

SCHEDULE 5.11(a) — ERISA COMPLIANCE

None.

SCHEDULE 5.12 — SUBSIDIARIES AND OTHER EQUITY INVESTMENTS

Entity	Jurisdiction of Incorporation or Formation	If not a Guarantor, Immaterial Subsidiary, Unrestricted Subsidiary or Excluded Subsidiary	Issued and Outstanding Equity Interests	Percentage Owned	Owner(s)	Pledged
4Oceans Limited (in liquidation)	United Kingdom	Immaterial Subsidiary	Auth: 12,950,000 Issued: 12,950,000	100%	Travelport Inc.	No
Bastion Surety Limited	United Kingdom	N/A	Auth: 900 Issued: 900	100%	Travelport Inc.	Yes
Cendant Hellas EPE (in liquidation)	Greece	Immaterial Subsidiary	Auth: 18,000 Issued: 600	100%	Galileo Nederland II B.V. – 6 shares, Travelport Global Distribution System B.V. – 594 shares	No
Coelis S.A.S.	France	Immaterial Subsidiary	Auth: 166,800 Issued: 10,425	100%	Sprice Pte. Ltd.	No
Covia Canada Partnership Corp.	Canada (Ontario)	Immaterial Subsidiary	100	100%	Travelport Inc.	Yes (65%)
eNett International (Austria) GmbH	Austria	Unrestricted Subsidiary	N/A	60%	eNett International (Netherlands) BV	No
eNett International (Jersey) Limited	Jersey	Unrestricted Subsidiary	Auth: Unlimited Issued: 27,636,363	60%	Travelport (Bermuda) Ltd. (55%) and PSP International PLC (45%)	No
eNett International (Netherlands) BV	Netherlands	Unrestricted Subsidiary	Auth: 900 Issued: 180	60%	eNett International (Jersey) Limited	No
eNett International (NZ) Ltd	New Zealand	Unrestricted Subsidiary	Auth: 1,000 Issued: 1,000	60%	eNett International Pte. Ltd	No
eNett International (Singapore) Pte Ltd	Singapore	Unrestricted Subsidiary	Auth: 1 Issued: 1	60%	eNett International (Jersey) Limited	No
eNett International (UK) Ltd.	United Kingdom	Unrestricted Subsidiary	Auth: 2 Issued: 2	60%	eNett International (Netherlands) BV	No
eNett International Pte. Ltd	Australia	Unrestricted Subsidiary	Auth: 102 Issued: 102	60%	PSP–eNett Pty Ltd	No

Entity	Jurisdiction of Incorporation or Formation	If not a Guarantor, Immaterial Subsidiary, Unrestricted Subsidiary or Excluded Subsidiary	Issued and Outstanding Equity Interests	Percentage Owned	Owner(s)	Pledged
eNett International USA, LLC	Delaware	Unrestricted Subsidiary	N/A	60%	eNett International (Netherlands) BV	No
eNett Services Pte. Ltd.	Singapore	Unrestricted Subsidiary	Auth: 1 Issued: 1	60%	eNett International (Jersey) Limited	No
Galileo Afrique Centrale (Cameroon) Sarl (in liquidation)	Cameroon	Excluded Subsidiary	Auth: 4,000,000 Issued: 800	100%	Galileo France SARL	No
Galileo Asia, LLC	Delaware	N/A	Auth: 1,000 Issued: 1,000 Membership	100%	Travelport (Luxembourg) S.à r.l.	Yes
Galileo Central West Africa (Senegal) SARL	Senegal	Excluded Subsidiary	Auth: 1,000,000 Issued: 100	100%	Galileo France S.à r.l.	No
Galileo Deutschland GmbH	Germany	Excluded Subsidiary	Auth: 51,129 Issued: 51,129	100%	The Galileo Company	No
Galileo España S.A.	Spain	Excluded Subsidiary	Auth: 10,000 Issued: 10,000	100%	The Galileo Company	No
Galileo France S.À RL	France	Excluded Subsidiary	Auth: 2,500 Issued: 2,500	100%	The Galileo Company	No
Galileo International B.V.	Netherlands	N/A	Auth: 900 Issued: 182	100%	Travelport Limited	Yes
Galileo International Technology, LLC	Delaware	N/A	Auth: 1,000 Issued: 100	100%	Travelport Investor (Luxembourg) Partnership S.E.C.S. Schaffhausen Branch	Yes
Galileo Latin America, L.L.C.	Delaware	N/A	100	100%	Travelport (Luxembourg) S.à r.l.	Yes
Galileo Malaysia Limited	Hong Kong	Immaterial Subsidiary	Auth: 1,000 Issued: 100	100%	Travelport (Luxembourg) S.à r.l.	No
Galileo Nederland II BV	Netherlands	Immaterial Subsidiary	Auth: 90,000 Issued: 180	100%	Travelport Global Distribution System B.V.	No
Galileo Portugal Limited	United Kingdom	Excluded Subsidiary	Auth: 100 Issued: 2	100%	The Galileo Company	No

Entity	Jurisdiction of Incorporation or Formation	If not a Guarantor, Immaterial Subsidiary, Unrestricted Subsidiary or Excluded Subsidiary	Issued and Outstanding Equity Interests	Percentage Owned	Owner(s)	Pledged
Galileo Technologies LLC	Delaware	N/A	Auth: 1,000 Issued: 100	100%	Travelport Inc.	Yes
Gate Pacific Limited	Mauritius	Immaterial Subsidiary	Auth: 1,000,000 Issued: 1,000,000	100%	Travelport (Luxembourg) S.à r.l.	No
GI Worldwide Holdings C.V.	Netherlands	N/A	N/A	100%	Galileo Technologies LLC – 10%, Travelport Inc. – 90%	Yes
GIW Holdings CV	Netherlands	N/A	Auth: unlimited Issued: 1	100%	GI Worldwide Holdings C.V. –99% Galileo Technologies, LLC – 1%	Yes
IGT Solutions Private Limited	India	Excluded Subsidiary	Auth: 17,000,000 Issued: 16,615,000	51%	Galileo Asia, LLC; Travelport, LP	No
OWW2, LLC	Delaware	N/A	100%	100%	TDS Investor (Luxembourg) S.à r.l.	Yes
PSP Corporation Pty Ltd	Australia	Unrestricted Subsidiary	Auth: 14,596,724 Issued: 14,596,724	60%	eNett International (Jersey) Limited	No
PSP-eNett Pty Ltd	Australia	Unrestricted Subsidiary	Auth: 8,315,790 Issued: 8,315,790	60%	PSP Corporation Pty Ltd	No
Southern Cross Distribution Services (NZ) Limited	New Zealand	N/A	50,000	100%	Southern Cross Distribution Systems Pty Ltd	Yes
Southern Cross Distribution Systems Pty Limited	Australia	N/A	15,000,000	100%	Galileo Technologies LLC	Yes
Sprice Pte Ltd	Singapore	Immaterial Subsidiary	Auth: 38,100,000 Issued: 16,220,000	100%	Travelport (Bermuda) Ltd.	No

Entity	Jurisdiction of Incorporation or Formation	If not a Guarantor, Immaterial Subsidiary, Unrestricted Subsidiary or Excluded Subsidiary	Issued and Outstanding Equity Interests	Percentage Owned	Owner(s)	Pledged
TDS Investor (Luxembourg) S.à r.l.	Luxembourg	N/A	Class A-F Total Auth: 1,139,184 or 189,864 each Class A-F Total Issued 1,139,184 or 189,864 each	100%	Waltonville Limited	Yes
The Galileo Company	United Kingdom	Excluded Subsidiary	Ordinary Auth: 240,000,000 Issued: 41,454,423	99%	GI Worldwide Holdings C.V.	No
Timas Limited	Ireland	Immaterial Subsidiary	Ordinary Auth: 500,000 Issued: 370,000 Ordinary A Auth: 20,000 Issued: 20,000	100%	Travelport Global Distribution System B.V.	No
TP Luxembourg S.A.R.L.	Luxembourg	Immaterial Subsidiary	Auth: 5,000 Issued: 5,000	100%	Travelport Jersey 3 Limited	No
Travel Industries, Inc.	Delaware	N/A	Auth: 1,000 Issued: 1,000	100%	Travelport Inc.	Yes
Travel Service Fees Pty Ltd	Australia	Unrestricted Subsidiary	Auth: 2 Issued: 2	60%	PSP Corporation Pty Ltd	No
Travelport (Bermuda) Ltd.	Bermuda	N/A	Auth: 12,000 Issued: 12,000	100%	Travelport Limited	Yes
Travelport (Cayman) Ltd.	Cayman	N/A	1	100%	Travelport (Bermuda) Ltd.	Yes
Travelport (Luxembourg) S.à r.l.	Luxembourg	N/A	Auth: 359,051 Issued: 359,051	100%	Travelport (Bermuda) Ltd.	Yes
Travelport (UK) Services Limited	United Kingdom	N/A	Auth: 1,000 Issued: 77	100%	Travelport Jersey 3 Limited	Yes
Travelport Andina SAS	Colombia	Immaterial Subsidiary	Auth: 4,000 Issued: 4,000	100%	Galileo Latin America, LLC	No
Travelport Argentina S.R.L.	Argentina	Immaterial Subsidiary	Auth: 1,000 Issued: 1,000	100%	Travelport, LP – 1%, Worldspan South American Holdings LLC – 99%	Yes (65%)

Entity	Jurisdiction of Incorporation or Formation	If not a Guarantor, Immaterial Subsidiary, Unrestricted Subsidiary or Excluded Subsidiary	Issued and Outstanding Equity Interests	Percentage Owned	Owner(s)	Pledged
Travelport Bahrain W.L.L.	Bahrain	Immaterial Subsidiary	Auth: 400 Issued: 400	100%	Galileo Nederland II B.V. (0.25%); Travelport Global Distribution System B.V. (99.75%)	No
Travelport Baltija Sia	Latvia	Immaterial Subsidiary	Auth: 2,000 Issued: 1,000	100%	Galileo Nederland II B.V.	No
Travelport Belgium N.V.	Belgium	Excluded Subsidiary	Auth: 61,500 Issued: 1,250	100%	Galileo France S.à r.l. (1%), The Galileo Company (99%)	No
Travelport Brasil Soluções em Viagens Ltda.	Brazil	N/A	Auth: 1,800,000 Issued: 1,800,000	100%	Galileo Latin America, LLC (99.99%); Travelport (Bermuda) Ltd. (0.01%)	Yes
Travelport Canada Distributors Systems, Inc.	Ontario, Canada	N/A	Auth: 1,000 Issued: 1	100%	Travelport (Luxembourg) S.à r.l.	Yes
Travelport Chile Limitada	Chile	Immaterial Subsidiary	Auth: 100 Issued: 100	100%	Galileo Latin America LLC (99%); Travelport (Bermuda) Ltd. (1%)	No
Travelport Cyprus Limited	Cyprus	Immaterial Subsidiary	Auth: 5,000 Issued: 1,000	100%	Travelport Global Distribution System B.V.	No
Travelport Denmark AS	Denmark	Immaterial Subsidiary	Auth: 10,000 Issued: 10,000	100%	Travelport Global Distribution System B.V.	No
Travelport Finance Limited	United Kingdom	N/A	Auth: 3,900,001 Issued: 3,900,001	100%	Travelport (Bermuda) Ltd.	Yes
Travelport Finance Management LLC	Delaware	N/A	Auth: 100 Issued: 100	100%	Travelport Investor LLC	Yes
Travelport Global Distribution System B.V.	Netherlands	N/A	Auth: 200 Issued: 40	100%	Travelport Investor (Luxembourg) Partnership S.E.C.S.	Yes

Entity	Jurisdiction of Incorporation or Formation	If not a Guarantor, Immaterial Subsidiary, Unrestricted Subsidiary or Excluded Subsidiary	Issued and Outstanding Equity Interests	Percentage Owned	Owner(s)	Pledged
Travelport Gulf LLC	Oman	Immaterial Subsidiary	Auth: 150,000 Issued: 150,000	100%	Travelport International Services, Inc. (99%); Worldspan Technologies, Inc. (1%)	Yes (65%)
Travelport Hellas Ypiresies Diethnon Taxiodiotikon pliroforien Monoprosepi Etakeia	Greece	N/A; however, equity interests are not pledged due to excessive costs	Auth: 983 Issued: 983	100%	Travelport Services Limited	No (excessive costs)
Travelport Holdings (UK) Limited	United Kingdom	N/A	Auth: 100 Issued: 100	100%	Travelport Limited	Yes
Travelport Holdings, Inc.	Delaware	N/A	Auth: 1,000 Issued: 100	100%	Travelport LLC	Yes
Travelport Holdings, LLC	Delaware	N/A	Auth: 100 Issued: 100	100%	Worldspan Technologies, Inc.	Yes
Travelport Hungary Kft	Hungary	Immaterial Subsidiary	Auth: 1 Issued: 1	100%	Travelport Global Distribution System B.V.	No
Travelport Inc.	Delaware	N/A	Auth: 1,000 Issued: 100	100%	Travelport LLC	Yes
Travelport International Limited	United Kingdom	N/A	Auth: 600,000 Issued: 440,000	100%	Travelport (Luxembourg) S.à r.l.	Yes
Travelport International Services, Inc.	Delaware	N/A	Auth: 1,000 Issued: 1,000	100%	Travelport Inc.	Yes
Travelport Investor (Luxembourg) Partnership S.E.C.S.	Luxembourg	N/A	Auth: 50 Issued: 50	100%	Travelport Investor (Luxembourg) S.à r.l. (general partner) Travelport, LP (limited partner)	Yes
Travelport Investor (Luxembourg) Partnership S.E.C.S. Schaffhausen Branch	Switzerland	Not a Guarantor - not a separate legal entity	N/A	100%	Travelport Investor (Luxembourg) Partnership S.E.C.S.	N/A

Entity	Jurisdiction of Incorporation or Formation	If not a Guarantor, Immaterial Subsidiary, Unrestricted Subsidiary or Excluded Subsidiary	Issued and Outstanding Equity Interests	Percentage Owned	Owner(s)	Pledged
Travelport Investor (Luxembourg) S.à r.l.	Luxembourg	N/A	Class A-F Total Auth: 265,470 or 44,245 each Class A-F Total Issued: 265,470 or 44,245 each	100%	Travelport (Luxembourg) S.à r.l.	Yes
Travelport Investor LLC	Delaware	N/A	Auth: 100 Issued: 100	100%	Travelport Holdings (UK) Limited	Yes
Travelport Italia S.R.L.	Italy	N/A	Auth: Unlimited Issued: 1,000,000	100%	Travelport (Luxembourg) S.à r.l.	Yes
Travelport Jersey 1 Limited	Jersey	Immaterial Subsidiary	Auth: 100,000 Issued: 353	100%	Travelport Inc.	Yes (65%)
Travelport Jersey 2 Limited	Jersey	N/A	Auth: 100,000 Issued: 104	100%	Travelport (Cayman) Ltd. – 50%; Travelport (Bermuda) Ltd. – 50%	Yes
Travelport Jersey 3 Limited	Jersey	N/A	Auth: 100,000 Issued: 4	100%	Travelport (Bermuda) Ltd.	Yes
Travelport Lebanon S.A.R.L.	Lebanon	Immaterial Subsidiary	Auth: 500 Issued: 500	100%	Travelport Global Distribution System B.V. (99.6%); Galileo Nederland II B.V. (0.2%); Travelport (Bermuda) Ltd. (0.2%)	No
Travelport LLC	Delaware	N/A	Auth: 1,000 Issued: 100	100%	TDS Investor (Luxembourg) S.à r.l.	Yes
Travelport Mexico S.A. de C.V.	Mexico	N/A	A: 50,000 B: 133,296,938	100%	Travelport, LP; Outside Counsel (1 share)	Yes

Entity	Jurisdiction of Incorporation or Formation	If not a Guarantor, Immaterial Subsidiary, Unrestricted Subsidiary or Excluded Subsidiary	Issued and Outstanding Equity Interests	Percentage Owned	Owner(s)	Pledged
Travelport North America, Inc.	Delaware	N/A	Auth: 3,000 Issued: 100	100%	Travelport Inc.	Yes
Travelport Norway AS	Norway	Immaterial Subsidiary	Auth: 200,000 Issued: 200,000	100%	Travelport Denmark AS	No
Travelport Operations, Inc.	Delaware	N/A	Auth: 1,000 Issued: 100	100%	Travelport Inc.	Yes
Travelport Peru S.R.L.	Peru	Immaterial Subsidiary	Auth: 2,636,510 Issued: 2,636,510	100%	Worldspan S.A. Holdings II LLC (10%); Worldspan South American Holdings LLC (90%)	Yes (65%)
Travelport Poland Sp z.o.o.	Poland	Immaterial Subsidiary	Auth: 10,108 Issued: 10,108	100%	Travelport Services Limited	No
Travelport Romania Services S.R.L.	Romania	Immaterial Subsidiary	Auth: 10 Issued: 10	100%	Travelport Services Limited	No
Travelport Saudi Arabia LLC	Saudi Arabia	Excluded Subsidiary	Auth: 500,000 Issued: 500,000	100%	Galileo Portugal Limited (10%); Timas Limited (90%)	No
Travelport Services Limited	United Kingdom	N/A	Auth: 5,000,000 Issued: 577,450	100%	Travelport, LP	Yes
Travelport Services LLC	Delaware	N/A	Auth: 100 Issued:100	100%	Travelport LLC	Yes
Travelport Southern Africa (Proprietary) Limited	South Africa	Immaterial Subsidiary	Auth: 1,000 Issued: 1	100%	Travelport Global Distribution System B.V.	No
Travelport Sweden AB	Sweden	N/A	Auth: 5,100 Issued: 5,100	100%	Travelport (Luxembourg) S.à r.l.	Yes
Travelport Switzerland AG	Switzerland	N/A	Auth: 200 Issued: 200	100%	Travelport Investor (Luxembourg) S.à r.l.	Yes
Travelport Taiwan Co. Limited	Taiwan	Immaterial Subsidiary	Auth: 1,000,000 Issued: 100,000	100%	Southern Cross Distribution Systems Pty. Ltd.	No

Entity	Jurisdiction of Incorporation or Formation	If not a Guarantor, Immaterial Subsidiary, Unrestricted Subsidiary or Excluded Subsidiary	Issued and Outstanding Equity Interests	Percentage Owned	Owner(s)	Pledged
Travelport Travel Germany Verwaltungs GmbH (in liquidation)	Germany	Immaterial Subsidiary	Auth: 25,000 Issued: 25,000	100%	Travelport (Luxembourg) S.à r.l..	No
Travelport Venezuela, C.V.	Venezuela	Immaterial Subsidiary	Auth: 74 Issued: 74	100%	Travelport (Luxembourg) S.à r.l.	No
Travelport, LP	Delaware	N/A	N/A	100%	99.996% – Travelport Holdings, LLC, 0.004% – Worldspan LLC	Yes
Waltonville Limited	Gibraltar	N/A	Auth: 2,100 Issued: 2,100	100%	Travelport Limited	Yes
WORLDSPAN BBN Holdings, LLC	California	N/A	Auth: 100 Issued: 100	100%	Travelport, LP	Yes
WORLDSPAN Digital Holdings, LLC	Delaware	N/A	Auth: 100 Issued: 100	100%	Travelport, LP	Yes
Worldspan Dutch Holdings B.V.	Netherlands	Immaterial Subsidiary	Auth: 2,000 Issued: 400	100%	Travelport Services Limited	No
WORLDSPAN IJET HOLDINGS, LLC	Delaware	N/A	Auth: 100 Issued: 100	100%	Travelport, LP	Yes
Worldspan LLC	Delaware	N/A	N/A	100%	Travelport Holdings, LLC	Yes
WORLDSPAN OPENTABLE HOLDINGS, LLC	Georgia	N/A	N/A	100%	Travelport, LP	Yes
WORLDSPAN S.A. HOLDINGS II, L.L.C.	Georgia	N/A	N/A	100%	Travelport, LP	Yes
Worldspan Services Chile Limitada	Chile	Immaterial Subsidiary	5,494,000 units belonging to WSAH 5,500 units belonging to Travelport, LP	100%	Worldspan South American Holdings LLC	Yes (65%)
Worldspan Services Costa Rica, SRL	Costa Rica	Immaterial Subsidiary	Auth: 10 Issued: 10	100%	Worldspan South American Holdings LLC	Yes (65%)

Entity	Jurisdiction of Incorporation or Formation	If not a Guarantor, Immaterial Subsidiary, Unrestricted Subsidiary or Excluded Subsidiary	Issued and Outstanding Equity Interests	Percentage Owned	Owner(s)	Pledged
Worldspan Services Hong Kong Limited (in liquidation)	Hong Kong	Immaterial Subsidiary	Auth: 1,000 Issued: 2	100%	Travelport Services Limited	No
Worldspan Services Singapore Pte Ltd.	Singapore	Immaterial Subsidiary	Auth: 2 Issued: 2	100%	Travelport International Limited	No
WORLDSPAN South American Holdings LLC	Georgia	N/A	N/A	100%	Travelport, LP	Yes
Worldspan StoreMaker Holdings, LLC	Delaware	N/A	N/A	100%	Travelport, LP	Yes
Worldspan Technologies Inc.	Delaware	N/A	100 shares	100%	Travelport Inc.	Yes
Worldspan Viator Holdings, LLC	Delaware	N/A	N/A	100%	Travelport, LP	Yes
WORLDSPAN XOL LLC	Georgia	N/A	N/A	100%	Travelport, LP	Yes
WS Financing Corp.	Delaware	N/A	100	100%	Travelport, LP	Yes

SCHEDULE 7.01(b) — EXISTING LIENS

None.

SCHEDULE 7.02(f) – EXISTING INVESTMENTS

Contemplated Investments

None.

Investments in existence as of the Closing Date:

Letters of Credit issued on behalf of Orbitz Worldwide, Inc. from time to time in an aggregate amount not exceeding $75 million.

Name of Person in whom Investment exists	Percentage of Ownership	Type of Ownership
Orbitz Worldwide, Inc.	approximately 46%	Stock Ownership
Uniglobe.com Inc.	833,333 shares	Stock Ownership
Passkey.com, Inc.	303,030 shares	Stock Ownership
Travelprice.com, Inc.	526,778 shares	Stock Ownership
SITA, Inc.	3,845,120 shares	Stock Ownership
ET-China Holdings Limited	2,105,489 shares	Stock Ownership
Bay Area Travel, Inc.	140,000 shares	Stock Ownership
Digital Travel.com, Inc.	31,152 Series A Convertible Preferred stock	Stock Ownership
IJet Travel Intelligence, Inc.	7,622 common stock 152,439 Series BP	Stock Ownership
Passkey.com, Inc.	143,939 Series D Convertible stock	Stock Ownership
The Storemaker.com Inc.	5,883 Preferred Stock 233,500 Series B Preferred stock 134,295 Series C Preferred stock	Stock Ownership
eNett International (Jersey) Limited	60%	Stock Ownership; By Contract
10Best.com, Inc.	50,000 shares	Stock Ownership

SCHEDULE 7.03(b) — EXISTING INDEBTEDNESS

None.

SCHEDULE 7.04(f) — PERMITTED SUBSIDIARY FUNDAMENTAL CHANGES

4Oceans Limited

SCHEDULE 7.05(k) — DISPOSITIONS

4Oceans Limited

SCHEDULE 7.05(m) — PERMITTED SUBSIDIARY DISPOSITIONS

None.

SCHEDULE 7.08 — TRANSACTIONS WITH AFFILIATES

None.

SCHEDULE 7.09 — EXISTING RESTRICTIONS

None.

SCHEDULE 10.02 — ADMINISTRATIVE AGENT’S OFFICE,

CERTAIN ADDRESSES FOR NOTICES

Administrative Agent

Credit Suisse AG

Eleven Madison Avenue, Floor 23

New York, NY 10010

Attention: Sean Portrait, Agency Manager

Telephone No.: (919) 994-6369

Facsimile No.: (212) 322-2291

Email: agency.loanops@creditsuisse.com

Bank Name: The Bank of New York

City and State: New York, NY

ABA Routing Number: 021 000 018

Account Name: CS Agency Cayman

Account Number: 890-0492-627

The Borrower

Travelport LLC

300 Galleria Parkway

Atlanta, Georgia

30339

Attn: Chief Legal Officer

Fax: (770) 563-7878

http://www.travelport.com/